                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-104283


The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus supplement is delivered. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 11, 2004

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 11, 2004)


                           $818,786,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2004-IQ7
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                       NATIONAL CONSUMER COOPERATIVE BANK
                                    NCB, FSB
                        STATE FARM LIFE INSURANCE COMPANY
                           WASHINGTON MUTUAL BANK, FA
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                            AS MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-IQ7
                                 ---------------
     Morgan Stanley Capital I Inc. is offering selected classes of its Series 2004-IQ7 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 128 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2004-IQ7 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by "institutional quality" whole loans.
                                 ---------------
     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-31 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.
                                 ---------------
     Characteristics of the certificates offered to you include:



               APPROXIMATE INITIAL          INITIAL            PASS-THROUGH         RATINGS
   CLASS       CERTIFICATE BALANCE     PASS-THROUGH RATE     RATE DESCRIPTION     (S&P/FITCH)
-----------   ---------------------   -------------------   ------------------   ------------
Class A-1          $ 86,000,000                 %                 Fixed             AAA/AAA
Class A-2          $ 70,000,000                 %                 Fixed             AAA/AAA
Class A-3          $ 53,000,000                 %                 Fixed             AAA/AAA
Class A-4          $550,453,000                 %                 WAC               AAA/AAA
Class B            $ 29,127,000                 %                 WAC                AA/AA
Class C            $ 22,654,000                 %                 WAC                 A/A
Class D            $  7,552,000                 %                 WAC                A-/A-

                                ---------------
     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about May 27, 2004. Morgan Stanley Capital I Inc. expects to receive from this offering
approximately $       , plus accrued interest from the cut-off date, before
deducting expenses payable by Morgan Stanley Capital I Inc.
                                ---------------

                                 MORGAN STANLEY
GOLDMAN, SACHS & CO.         RBS GREENWICH CAPITAL           WAMU CAPITAL CORP.
                                 May   , 2004

                         MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2004-IQ7
                      Georgraphic Overview of Mortgage Pool

IDAHO               NEBRASKA           MINNESOTA           ILLINOIS            WISCONSIN             INDIANA           NEW JERSEY
1 property          2 properties       1 property          4 properties        1 property            2 properties      4 properties
$11,931,893         $20,850,737        $6,282,768          $17,244,808         $5,421,909            $11,658,308       $21,841,752
1.4% of total       2.4% of total      0.7% of total       2.0% of total       0.6% of total         1.4% of total     2.5% of total


MICHIGAN            OHIO               PENNSYLVANIA        NEW YORK            MASSACHUSETTS         CONNECTICUT       KENTUCKY
1 property          2 properties       3 properties        65 properties       1 property            1 property        2 properties
$1,299,313          $13,550,000        $58,691,379         $310,214,402        $5,840,998            $3,900,000        $14,128,427
0.2% of total       1.6% of total      6.8% of total       35.9% of total      0.7% of total         0.5% of total     1.6% of total


DELAWARE            MARYLAND           VIRGINIA            SOUTH CAROLINA      GEORGIA               FLORIDA           WASHINGTON
2 properties        3 properties       3 properties        1 property          4 properties          3 properties      1 property
$18,734,977         $24,667,233        $20,077,106         $10,000,000         $26,472,065           $46,033,862       $8,311,687
2.2% of total       2.9% of total      2.3% of total       1.2% of total       3.1% of total         5.3% of total     1.0% of total


MISSOURI            TEXAS              ARIZONA             ALASKA              SOUTHERN CALIFORNIA   NEVADA
1 property          2 properties       3 properties        1 property          13 properties         1 property
$3,153,119          $45,028,156        $13,339,666         $2,386,203          $134,413,069          $7,541,814
0.4% of total       5.2% of total      1.5% of total       0.3% of total       15.6% of total        0.9% of total



<1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

[GRAPHIC OMITTED]
BEVERLY CENTER, Los Angeles, CA


[GRAPHIC OMITTED]
ALAMO QUARRY MARKET & QUARRY CROSSING, San Antonio, TX


[GRAPHIC OMITTED]
111 EIGHTH AVENUE, New York, NY


[GRAPHIC OMITTED]
SAN MARINO APARTMENTS, Naples, FL

[GRAPHIC OMITTED]
ROCKVALE SQUARE, Lancaster, PA


[GRAPHIC OMITTED]
315 HUDSON STREET, New York, NY


[GRAPHIC OMITTED]
SAUGUS STATION INDUSTRIAL CENTER, Santa Clarita, CA


[GRAPHIC OMITTED]
LONG BEACH PLAZA, Long Beach, NY


[GRAPHIC OMITTED]
SADORE LANE GARDENS, INC., Yonkers, NY


[GRAPHIC OMITTED]
LINDEN PLACE OFFICE BUILDING, Omaha, NE

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                             ---------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2004-IQ7 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                             ---------------------

     Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                             ---------------------

     Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ---------------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS


EXECUTIVE SUMMARY.................................S-7
SUMMARY OF PROSPECTUS SUPPLEMENT..................S-9
RISK FACTORS.....................................S-31
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-72
     General.....................................S-72
     Certificate Balances........................S-73
     Pass-Through Rates..........................S-74
     Distributions...............................S-76
         General.................................S-76
         The Available Distribution Amount.......S-77
         Application of the Available
            Distribution Amount .................S-77
         Distributions of Prepayment Premiums
            and Yield Maintenance Charges .......S-79
         Treatment of REO Properties.............S-80
         Appraisal Reductions....................S-81
         Subordination; Allocation of Losses
            and Certain Expenses ................S-81
         Prepayment Interest Shortfalls and
            Prepayment Interest Excesses ........S-83
     Optional Termination........................S-83
     Advances....................................S-84
         P&I Advances............................S-84
         Servicing Advances......................S-85
         Reimbursement of Advances...............S-86
         Nonrecoverable Advances.................S-87
     Reports to Certificateholders; Available
         Information ............................S-87
         Paying Agent Reports....................S-87
         Other Information.......................S-89
         Book-Entry Certificates.................S-90
     Example of Distributions....................S-90
     The Trustee, Fiscal Agent, Paying Agent,
         Certificate Registrar and
         Authenticating Agent ...................S-91
         The Trustee, Paying Agent, Certificate
         Registrar and Authenticating Agent .....S-91
         The Fiscal Agent........................S-92
     Expected Final Distribution Date; Rated
         Final Distribution Date ................S-92
     Amendments to the Pooling and Servicing
         Agreement ..............................S-92
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS....S-94
     General.....................................S-94
     Pass-Through Rates..........................S-94
     Rate and Timing of Principal Payments.......S-94
     Unpaid Distributable Certificate Interest...S-96
     Losses and Shortfalls.......................S-96
     Relevant Factors............................S-96
     Weighted Average Life.......................S-97
DESCRIPTION OF THE MORTGAGE POOL................S-100
     General....................................S-100
     Material Terms and Characteristics of the
         Mortgage Loans........................ S-100
         Mortgage Rates; Calculations of
           Interest ............................S-100
         Property Types.........................S-100
         Property Location......................S-101
         Due Dates..............................S-101
         Amortization...........................S-101
         Prepayment Restrictions................S-102
         Non-Recourse Obligations...............S-103
         "Due-on-Sale" and "Due-on-Encumbrance"
            Provisions .........................S-103
         Subordinate and Other Financing........S-104
         Additional Collateral..................S-106
     The ARD Loans..............................S-106
     The Beverly Center Pari Passu Loan.........S-106
         Beverly Center Intercreditor
            Agreements .........................S-107
         Certain Rights to Consult with and
            Direct the CSFB 2004-C1 Special
            Servicer ...........................S-109
         Purchase Option........................S-112
     The 111 Eighth Avenue Pari Passu Loan......S-113
     The Rockvale Square Mortgage Loan..........S-115
     The Alamo Quarry Market & Quarry Crossing
         Pari Passu Loan .......................S-116
     The Coligny Plaza Mortgage Loan............S-117
     Assessments of Property Value and
         Condition..............................S-118
         Appraisals.............................S-118
         Environmental Assessments..............S-118
         Property Condition Assessments.........S-119
         Seismic Review Process.................S-119
         Zoning and Building Code Compliance....S-120
     Environmental Insurance....................S-120
     Additional Mortgage Loan Information.......S-120
     Standard Hazard Insurance..................S-122
     The Sellers................................S-123
         Morgan Stanley Mortgage Capital Inc....S-123
         National Consumer Cooperative Bank.....S-123
         NCB, FSB...............................S-123
         State Farm Life Insurance Company......S-123
         Washington Mutual Bank, FA.............S-123

         Nationwide Life Insurance Company......S-124
         Principal Commercial Funding, LLC......S-124
         Teachers Insurance and Annuity
            Association of America .............S-124
     Sale of the Mortgage Loans.................S-125
     Representations and Warranties.............S-125
     Repurchases and Other Remedies.............S-127
     Changes In Mortgage Pool Characteristics...S-128
SERVICING OF THE MORTGAGE LOANS.................S-128
     General....................................S-128
     Servicing of Certain Mortgage Loans with
         Other Financing .......................S-130
         General................................S-130
         Rights of the Holders of the Beverly
            Center Subordinate Notes ...........S-131
         Rights of the Holder of the 111 Eighth
            Avenue B Notes .....................S-131
         Rights of the Holder of the Rockvale
            Square B Note ......................S-134
         Rights of the Holder of the Coligny
            Plaza B Note .......................S-136
         Successor Servicing Agreements.........S-138
     The Master Servicers.......................S-138
         Master Servicers.......................S-138
         Master Servicer Compensation...........S-139
     Events of Default..........................S-139
     The Special Servicers......................S-140
         Special Servicers......................S-140
         Special Servicer Compensation..........S-141
         Termination of Special Servicer........S-142
     The Operating Adviser......................S-142
     Mortgage Loan Modifications................S-143
     Sale of Defaulted Mortgage Loans...........S-144
     Foreclosures...............................S-145
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........S-146
     General....................................S-146
     Original Issue Discount and Premium........S-147
     Additional Considerations..................S-148
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.....S-148
     New York...................................S-149
CERTAIN ERISA CONSIDERATIONS....................S-149
     Plan Assets................................S-149
     Special Exemption Applicable to the
        Offered Certificates ...................S-150
     Insurance Company General Accounts.........S-151
     General Investment Considerations..........S-151
LEGAL INVESTMENT................................S-152
USE OF PROCEEDS.................................S-152
PLAN OF DISTRIBUTION............................S-152
LEGAL MATTERS...................................S-153
RATINGS.........................................S-153
GLOSSARY OF TERMS...............................S-155
SCHEDULE A - RATES USED IN DETERMINATION OF
     CLASS X PASS-THROUGH RATES ..................A-1
SCHEDULE B - COMPONENT NOTIONAL AMOUNT............B-1
APPENDIX I - MORTGAGE POOL INFORMATION (TABLES)...I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE
     MORTGAGE LOANS .............................II-1
APPENDIX III - SIGNIFICANT LOAN SUMMARIES.......III-1
APPENDIX IV - TERM SHEET.........................IV-1
APPENDIX V - FORM OF STATEMENT TO
     CERTIFICATEHOLDERS ..........................V-1

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                              CERTIFICATE STRUCTURE
------------------------------------------------------------------------------------------------------------------------

                               APPROXIMATE      APPROXIMATE                     APPROXIMATE
                                 INITIAL          INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                   CERTIFICATE      PASS-THROUGH       RATINGS         TOTAL        AVERAGE       WINDOW
CREDIT SUPPORT     CLASS         BALANCE            RATE         (S&P/FITCH)    CERTIFICATES  LIFE (YRS.)    (MONTHS)
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.000%        Class A-1      $86,000,000         ___%           AAA/AAA         9.97%           3.03       1 - 61
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.000%        Class A-2      $70,000,000         ___%           AAA/AAA         8.11%           5.95       61 - 81
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.000%        Class A-3      $53,000,000         ___%           AAA/AAA         6.14%           7.73      81 - 108
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
  12.000%        Class A-4     $550,453,000         ___%           AAA/AAA         63.78%          9.69      108 - 120
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   8.625%         Class B       $29,127,000         ___%            AA/AA          3.38%           9.97      120 - 120
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   6.000%         Class C       $22,654,000         ___%             A/A           2.62%           9.97      120 - 120
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   5.125%         Class D        $7,552,000         ___%            A-/A-          0.88%          10.04      120 - 127
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   4.125%         Class E        $8,630,000         ___%          BBB+/BBB+        1.00%          11.59      127 - 153
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   3.500%         Class F        $5,394,000         ___%           BBB/BBB         0.63%          13.39      153 - 169
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
   3.000%         Class G        $4,315,000         ___%          BBB-/BBB-        0.50%          14.40      169 - 174
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class H-O      $25,890,652         ----            ----            ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class X-1         ----             ----           AAA/AAA          ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class X-2         ----             ----           AAA/AAA          ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------
     ----        Class X-Y         ----             ----           AAA/AAA          ----          ----         ----
--------------- ------------ ----------------- --------------- ---------------- ------------- ------------- ------------

o The notional amount of the Class X-1 Certificates initially will be $863,015,652, the notional amount of the Class X-2 Certificates initially will be $___________ and the notional amount of the Class X-Y Certificates initially will be $___________.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2 and Class A-3 Certificates are fixed at their respective per annum rates set forth above. The pass-through rates for the Class A-4, Class B, Class C and Class D Certificates will each accrue interest at (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans, (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates,
     (iii) payment in full on the "anticipated repayment date" or stated maturity date of each underlying mortgage loan, and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

       [ ]   Offered certificates.

       [X]   Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley
                                            Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust.
                                            The trust's assets will primarily be 128 mortgage loans secured by first mortgage liens on 128 commercial and multifamily properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2004-IQ7.

MORTGAGE POOL.............................  The mortgage pool consists of 128 mortgage loans with an aggregate principal balance of all mortgage loans as of May 1, 2004, of approximately $863,015,652, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of May 1, 2004, the balances of the mortgage loans in the mortgage pool ranged from approximately $123,414 to approximately $61,000,000 and the mortgage loans had an approximate average balance of
                                            $6,742,310.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust 2004-IQ7.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICERS..........................  Wells Fargo Bank, National Association will act as general master servicer with respect to all of the mortgage loans in the trust, other than the Non-Trust Serviced Pari Passu Loans and other than the mortgage loans sold to us by National Consumer Cooperative Bank and
                                            NCB, FSB (the "NCB Mortgage Loans"). NCB, FSB will act as master servicer with respect to the NCB Mortgage Loans.

SPECIAL SERVICERS.........................  Midland Loan Services, Inc. will act as general special servicer with respect to all of the mortgage loans in the trust, other than the residential cooperative mortgage loans and the Non-Trust Serviced Pari
                                            Passu Loans. National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans.

PRIMARY SERVICERS.........................  Washington Mutual Bank, FA, with respect to those mortgage loans sold to us by Washington Mutual Bank, FA, Nationwide Life Insurance
                                            Company, with respect to those mortgage loans sold to us by Nationwide
                                            Life Insurance Company, and Principal Global Investors, LLC with respect to those mortgage loans sold to us by Principal Commercial
                                            Funding, LLC.

                                      S-9

TRUSTEE...................................  LaSalle Bank National Association, a national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and affiliate of the Trustee.

PAYING AGENT..............................  LaSalle Bank National Association, which will also act as the certificate registrar. See "Description of the Offered
                                            Certificates--The Trustee, Fiscal Agent, Paying Agent, Certificate
                                            Registrar and Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be Citigroup
                                            Alternative Investments LLC.

                                            With respect to Mortgage Loan No. 1, the holders of the related C Note will initially be entitled to exercise certain rights of the operating adviser. With respect to Mortgage Loan No. 2, the holders of the related B Notes, jointly, will initially be entitled to exercise certain rights of the operating adviser. With respect to Mortgage Loan
                                            Nos. 3 and 22, the holders of the related B Notes will initially be entitled to exercise certain rights of the operating adviser. See
                                            "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans
                                            with Other Financing" in this prospectus supplement.

                                            The operating adviser will not have any rights with respect to any
                                            Non-Trust Serviced Pari Passu Loan under any Other Pooling and
                                            Servicing Agreement, as more fully discussed in this prospectus supplement.

SELLERS...................................  Morgan Stanley Mortgage Capital Inc., as to 16 mortgage loans, representing 39.2% of the initial outstanding pool balance.

                                            NCB, FSB, as to 59 mortgage loans, representing 16.5% of the initial outstanding pool balance.

                                            State Farm Life Insurance Company, as to 16 mortgage loans, representing 11.4% of the initial outstanding pool balance.

                                            Washington Mutual Bank, FA, as to 10 mortgage loans, representing 8.8%
                                            of the initial outstanding pool balance.

                                            Nationwide Life Insurance Company, as to 9 mortgage loans, representing 8.3% of the initial outstanding pool balance.

                                            Principal Commercial Funding, LLC, as to 12 mortgage loans, representing 7.6% of the initial outstanding pool balance.

                                            Teachers Insurance and Annuity Association of America, as to 5
                                            mortgage loans, representing 6.3% of the initial outstanding pool balance.

                                            National Consumer Cooperative Bank, as to 1 mortgage loan, representing 1.9% of the initial outstanding pool balance.

                                      S-10

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich
                                            Capital Markets, Inc. and WaMu Capital Corp.



CUT-OFF DATE..............................  May 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in May 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on
                                            May 1, 2004, not the actual day on which such scheduled payments are due.

CLOSING DATE..............................  On or about May 27, 2004.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in June 2004 (or if the 15th is not a business day, the next succeeding business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                            ------------------ -------------------------
EXPECTED FINAL DISTRIBUTION DATES.........      Class A-1            June 15, 2009
                                            ------------------ -------------------------
                                                Class A-2          February 15, 2011
                                            ------------------ -------------------------
                                                Class A-3            May 15, 2013
                                            ------------------ -------------------------
                                                Class A-4            May 15, 2014
                                            ------------------ -------------------------
                                                 Class B             May 15, 2014
                                            ------------------ -------------------------
                                                 Class C             May 15, 2014
                                            ------------------ -------------------------
                                                 Class D             May 15, 2014
                                            ------------------ -------------------------

                                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date in
                                            June 2038.


                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Capital I Inc. is offering the following 7 classes of its Series 2004-IQ7 Commercial Mortgage Pass-Through Certificates:


                                            o    Class A-l

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-4

                                            o    Class B

                                            o    Class C

                                            o    Class D


                                            The entire series will consist of a total of 24 classes, the following
                                            17 of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class X-Y, Class E,

                                      S-11


                                            Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
                                            N, Class O, Class EI, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                                            ------------------ --------------------
                                                Class A-1          $86,000,000
                                            ------------------ --------------------
                                                Class A-2          $70,000,000
                                            ------------------ --------------------
                                                Class A-3          $53,000,000
                                            ------------------ --------------------
                                                Class A-4         $550,453,000
                                            ------------------ --------------------
                                                 Class B           $29,127,000
                                            ------------------ --------------------
                                                 Class C           $22,654,000
                                            ------------------ --------------------
                                                 Class D            $7,552,000
                                            ------------------ --------------------

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1 Certificates, the Class X-2 Certificates and the Class
                                            X-Y Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the
                                            Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the
                                            Class X-1, Class X-2, Class X-Y, Class EI, Class R-I, Class R-II and
                                            Class R-III Certificates) outstanding from time to time.

                                            The notional amount of the Class X-2 Certificates at any time on or before the distribution date occurring in May 2011 will be an amount equal to the then outstanding aggregate notional amount of the Class
                                            A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class
                                            E, Class F, Class G, Class H, Class J and Class K components. After the distribution date occurring in May 2011, the notional amount of the Class X-2 Certificates will be equal to zero.

                                            As of any distribution date, the notional amount of the Class A-1,
                                            Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E,
                                            Class F, Class G, Class H, Class J and Class K components will generally be equal to the lesser of (i) the certificate balance of the corresponding class of certificates as of such date (taking into account any distributions of principal made on, and any realized losses allocated to, such classes of certificates) and (ii) the amount specified for such component and such distribution date on Schedule B to this prospectus supplement.

                                            The notional amount of the Class X-Y Certificates will be equal to the total principal balance of certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement.

                                            Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any class of certificates (other than the Class X-1, Class X-2, Class X-Y, Class
                                            EI, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be


                                      S-12

                                            reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any component and any class of certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above, to the extent that such distribution or allocation of losses reduces the principal balance of the related class of certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2
                                            Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in May 2011.

                                            The notional amount of the Class X-Y Certificates will be reduced on each distribution date by collections and advances of principal on certain residential cooperative mortgage loans identified on Appendix
                                            II to this prospectus supplement and losses on those residential cooperative mortgage loans previously allocated to the
                                            Certificateholders.

                                            Upon initial issuance, the aggregate notional amounts of the Class X-1
                                            Certificates, Class X-2 Certificates and Class X-Y Certificates will be $863,015,652, $___________ and $____________, respectively, subject in each case to a permitted variance of plus or minus 5%. The notional amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such certificate and does not represent the right to receive any distributions of principal.

PASS-THROUGH RATES........................  Your  certificates  will  accrue  interest  at an  annual  rate  called a pass-through  rate.  The following  table lists the initial  pass-through rates for each class of offered certificates:

                                             ------------------------------- --------------------------------------
                                                       Class A-1                         ___% (Fixed)
                                             ------------------------------- --------------------------------------
                                                       Class A-2                         ___% (Fixed)
                                             ------------------------------- --------------------------------------
                                                       Class A-3                         ___% (Fixed)
                                             ------------------------------- --------------------------------------
                                                       Class A-4                          ___% (WAC)
                                             ------------------------------- --------------------------------------
                                                        Class B                           ___% (WAC)
                                             ------------------------------- --------------------------------------
                                                        Class C                           ___% (WAC)
                                             ------------------------------- --------------------------------------
                                                        Class D                           ___% (WAC)
                                             ------------------------------- --------------------------------------

                                             Interest on your certificates will be calculated on the basis of a
                                             360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                             The pass-through rates for the Class A-1, Class A-2 and Class A-3
                                             Certificates are fixed at their respective per annum rates set forth above. The pass-through rates for the Class A-4, Class B, Class C and
                                             Class D Certificates will each accrue interest at (i) a fixed rate,
                                             (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero.

                                             The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately ___% per annum.

                                             The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-1 Strip
                                             Rates at which interest accrues from time to time on the respective components of the

                                      S-13

                                             total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates.
                                             In general, the certificate balance of each class of Principal Balance
                                             Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before
                                             May 2011, and any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable "Class X-1 Strip Rate" will be calculated as follows:

                                             o    if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1
                                                  Strip Rate will equal the excess, if any, of (a) the Weighted Average
                                                  Net Mortgage Rate for such distribution date, over (b) the greater of
                                                  (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such class of
                                                  Principal Balance Certificates;

                                             o    if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                  Certificates, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                                  such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates;

                                             o    if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
                                                  the Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution

                                      S-14

                                             date for such class of Principal Balance Certificates; and

                                             o    if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance
                                                  Certificates, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
                                                  such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates.

                                             For any distribution date occurring after May 2011, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the
                                             Weighted Average Net Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal
                                             Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

                                             The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately ___% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in May 2011 will equal the weighted average of the respective Class X-2 Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class
                                             X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates.
                                             If all or a designated portion of the certificate balance of any class of
                                             Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the
                                             Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2
                                             Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before
                                             May 2011, and any particular component of the total notional amount of the
                                             Class X-2 Certificates immediately prior to the related distribution date, the applicable "Class X-2 Strip Rate" will equal the excess, if any, of:

                                             o    the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such distribution date, over

                                             o    the pass-through rate for such distribution date for the class of
                                                  Principal Balance Certificates whose certificate balance, or a designated portion thereof, comprises such component.

                                             Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                             The pass-through rate applicable to the Class X-Y Certificates for the initial distribution date will equal approximately ___% per annum.

                                             The pass-through rate applicable to the Class X-Y Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-Y Strip Rates of the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement). For each distribution date after the initial distribution date, the "Class X-Y Strip Rate" for each of those residential cooperative mortgage loans will equal:

                                             o    the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee and trustee fee are calculated, minus

                                             o    ___% per annum;

                                             provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each
                                             1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30.

                                             Under no circumstances will the Class X-Y Strip Rate be less than zero.

                                             The pass-through rates for the Class E, Class F and Class G Certificates will be equal to (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) a rate equal to the Weighted
                                             Average Net Mortgage Rate or (iv) a rate equal to the Weighted Average Net
                                             Mortgage Rate less a specified percentage. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class M,
                                             Class N and Class O Certificates will, at all times, be equal to the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

                                             The "Weighted Average Net Mortgage Rate" for a particular distribution date is a weighted average of the interest rates on the mortgage loans (which interest rates, with respect to the residential cooperative mortgage loans included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), are reduced by any applicable Class X-Y Strip Rates) minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate related to such mortgage loans. The relevant weighting is based upon the respective scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the Weighted Average Net Mortgage Rate, the mortgage loan interest rates of such mortgage loans will not reflect any default interest rate. The mortgage loan interest rates of such mortgage loans will also be determined without regard to any loan term modifications agreed to by the applicable special servicer or resulting from any


                                      S-16


                                             borrower's bankruptcy or insolvency. In addition, for purposes of calculating the Weighted Average Net Mortgage Rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS........................   On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                                  Step l/Class A and Class X: To interest on Classes A-1, A-2, A-3, A-4,
                                             X-1, X-2 and X-Y, pro rata, in accordance with their interest entitlements.

                                                  Step 2/Class A: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, (ii) second, to the Class
                                             A-2 Certificates, until the Class A-2 Certificates are reduced to zero,
                                             (iii) third, to the Class A-3 Certificates, until the Class A-3
                                             Certificates are reduced to zero and (iv) fourth, to the Class A-4
                                             Certificates, until the Class A-4 Certificates are reduced to zero. If the principal amount of each class of principal balance certificates other than
                                             Classes A-1, A-2, A-3 and A-4 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1, A-2, A-3 and A-4, pro rata, in accordance with their principal balances.

                                                  Step 3/Class A and Class X: To reimburse Classes A-1, A-2, A-3 and A-4 and, with respect to interest only, Classes X-1, X-2 and X-Y, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                                  Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                  Step 5/Class C: To Class C as follows: (a) to interest on Class C in the amount of its interest entitlement; (b) to principal on Class C in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class C for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                  Step 6/Class D: To Class D as follows: (a) to interest on Class D in the amount of its interest entitlement; (b) to principal on Class D in the amount of its principal entitlement until its principal balance is


                                      S-17


                                             reduced to zero; and (c) to reimburse Class D for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                  Step 7/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing agreement.

                                             Each Certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                             Certificates--Distributions" in this prospectus supplement.



B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS.........................   A description of the interest entitlement payable to each class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than 1 full month's interest at the pass-through rate on your certificate's principal balance.
                                             In addition, the right of each master servicer, each special servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

                                             The Class X Certificates will not be entitled to principal distributions.
                                             The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                                             o    the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the Pooling and Servicing Agreement)
                                                  during the related collection period;

                                             o    all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                             o    the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on
                                                  "real estate owned"; and

                                             o    the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

                                             subject, however, to the adjustments described in this prospectus supplement. See the definition of "Principal Distribution Amount" in the
                                             "Glossary of Terms."

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES..................   The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the
                                             Class X-1, Class X-2 and Class X-Y Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in
                                             this prospectus supplement.

SUBORDINATION

A.   GENERAL..............................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

                                                             ----------------------------------------
                                                                Class A-1, Class A-2, Class A-3,
                                                              Class A-4, Class X-1*, Class X-2* and
                                                                           Class X-Y*
                                                             ----------------------------------------

                                                             ----------------------------------------
                                                                             Class B
                                                             ----------------------------------------

                                                             ----------------------------------------
                                                                             Class C
                                                             ----------------------------------------

                                                             ----------------------------------------
                                                                             Class D
                                                             ----------------------------------------

                                                             ----------------------------------------
                                                                           Classes E-O
                                                             ----------------------------------------

                    `                        NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER OF
                                             OFFERED CERTIFICATES.

                                             * Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1, Class X-2 or Class X-Y
                                             Certificates. However, any mortgage loan losses allocated to any class of principal balance certificates will reduce the notional amount of the Class
                                             X-1 Certificates, any mortgage loan losses allocated to any component included in the calculation of the notional amount of the Class X-2
                                             Certificates in that period will reduce the notional amount of the Class
                                             X-2 Certificates and any realized loan losses of principal with respect to the residential cooperative mortgage loans included in the calculation of the notional amount of the Class X-Y Certificates (as identified on
                                             Appendix II to this prospectus supplement) in that period will reduce the notional amount of the Class X-Y Certificates.

B.   SHORTFALLS IN AVAILABLE FUNDS........   The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

                                             o    shortfalls resulting from compensation which each special servicer is entitled to receive;

                                      S-19

                                             o    shortfalls resulting from interest on advances made by each master servicer, each special servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower (or, in the case of advances made with respect to the Pari Passu Loans, the portion of such amounts, if any, that is allocable to the trust); and

                                             o    shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                             Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by each master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.

                             INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL..............................   All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in May 2004 have been deemed received on May 1,
                                             2004.

B.   PRINCIPAL BALANCES...................   The trust's primary assets will be 128 mortgage loans with an aggregate principal balance as of May 1, 2004 of approximately $863,015,652. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of May 1, 2004, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $123,414 to approximately $61,000,000 and the mortgage loans had an approximate average balance of $6,742,310.



C.   FEE SIMPLE/LEASEHOLD.................   121 mortgaged properties, securing mortgage loans representing 86.5% of the initial outstanding pool balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 2 mortgaged properties, securing mortgage loans representing 1.0% of the initial outstanding pool balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leased fee interest in such mortgaged properties. 5 mortgaged properties, securing mortgage loans representing 12.5% of the initial outstanding pool balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

D.   PROPERTY TYPES.......................   The following tables show how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                             --------------------------- --------------------- ---------------------
                                                                            PERCENTAGE OF      NUMBER OF MORTGAGED
                                                                         INITIAL OUTSTANDING    PROPERTIES IN THE
                                                   PROPERTY TYPE             POOL BALANCE         MORTGAGE POOL
                                             --------------------------- --------------------- ---------------------
                                             Retail..................            46.2%                  39
                                             --------------------------- --------------------- ---------------------
                                             Multifamily(1)..........            21.2%                  61
                                             --------------------------- --------------------- ---------------------
                                             Office..................            17.4%                  10
                                             --------------------------- --------------------- ---------------------
                                             Mixed Use...............             8.5%                   8
                                             --------------------------- --------------------- ---------------------
                                             Industrial..............             6.6%                  10
                                             --------------------------- --------------------- ---------------------

                                            (1)  Includes 57 residential cooperative properties, representing 16.7% of the initial outstanding pool balance.

E.   PROPERTY LOCATION....................  The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the 5 states with the highest concentrations of mortgaged properties, are as described in the tables below:


                                                                        PROPERTY LOCATION

                                             ------------------------ ----------------------- ---------------------

                                                                      PERCENTAGE OF INITIAL   NUMBER OF MORTGAGED
                                                                         OUTSTANDING POOL      PROPERTIES IN THE
                                                      STATE                  BALANCE             MORTGAGE POOL
                                             ------------------------ ----------------------- ---------------------
                                             New York                         35.9%                    65
                                             ------------------------ ----------------------- ---------------------
                                             California                       15.6%                    13
                                             ------------------------ ----------------------- ---------------------
                                             Pennsylvania                      6.8%                     3
                                             ------------------------ ----------------------- ---------------------
                                             Florida                           5.3%                     3
                                             ------------------------ ----------------------- ---------------------
                                             Texas                             5.2%                     2
                                             ------------------------ ----------------------- ---------------------

                                             The remaining mortgaged properties are located throughout 22 other states.
                                             None of these states has a concentration of mortgaged properties that represents security for more than 3.1% of the initial outstanding pool balance.

F.   OTHER MORTGAGE LOAN
     FEATURES.............................   As of May 1, 2004, the mortgage loans had the following characteristics:

                                             o    The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

                                             o    4 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The 3 largest groups represent 4.0%, 4.0% and 3.0%, respectively, of the initial outstanding pool balance. See Appendix II attached hereto.

                                             o    17 of the mortgaged properties securing mortgage loans, representing
                                                  9.4% of the initial outstanding pool balance, are each leased to a single tenant.

                                             o    All of the mortgage loans bear interest at fixed rates.

                                      S-21

                                             o    No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for such loans).



G.   BALLOON LOANS/ARD LOANS..............   As of May 1, 2004, the mortgage loans had the following additional characteristics:

                                             o    108 of the mortgage loans, representing 93.4% of the initial outstanding pool balance, are "balloon loans" (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as applicable. Of these 108 mortgage loans:

                                                  o    3 mortgage loans, representing 5.6% of the initial outstanding pool balance, are hyperamortizing loans which provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These loans are
                                                       structured this way to encourage the borrowers to repay the loan in full by the specified date (which is prior to the loan's stated maturity date) upon which these increases occur.

                                             o    The remaining 20 mortgage loans, representing 6.6% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

H.   INTEREST ONLY LOANS..................   As of May 1,  2004,  the  mortgage  loans  had the  following  additional characteristics:

                                             o    4 mortgage loans, representing 1.3% of the initial outstanding pool balance, provide for monthly payments of interest only for their entire term.

                                             o    9 mortgage loans, representing 23.7% of the initial outstanding pool balance, provides for monthly payments of interest only for a portion of its term and then provides for the monthly payment of principal and interest over its remaining term.

                                             o    1 mortgage loan, representing 0.9% of the initial outstanding pool balance, provides for monthly payments of principal and interest for a portion of its term and then provides for the monthly payment of interest only over its remaining term.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...........................   As of May 1,  2004,  each  of the  mortgage  loans  restricted  voluntary principal prepayments in one of the following ways:

                                             o    58 mortgage loans, representing 69.2% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940,

                                      S-22

                                                  subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

                                             o    16 mortgage loans, representing 13.1% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                             o    29 mortgage loans, representing 7.4% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 2.0% of the amount prepaid.

                                             o    8 mortgage loans, representing 3.8% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

                                             o    4 mortgage loans, representing 2.9% of the initial outstanding pool balance, have either no lockout period or the lockout period has expired and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

                                             o    6 mortgage loans, representing 1.6% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 3.0%, 2.0% or 1.0% of the amount prepaid, depending upon the time of prepayment.

                                             o    2 mortgage loans, representing 1.1% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

                                             o    3 mortgage loans, representing 0.6% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 5.0%, 4.0%, 3.0%, 2.0%
                                                  or 1.0% of the amount prepaid, depending upon the time of prepayment.

                                             o    1 mortgage loan, representing 0.3% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal

                                      S-23

                                                  prepayment if accompanied by a prepayment premium equal to 1.0% of the amount prepaid.

                                             o    1 mortgage loan, representing 0.1% of the Initial Pool Balance, has no lockout period and the loan permits voluntary principal prepayment at any time if accompanied by a prepayment premium equal to 5.0%, 4.5%,
                                                  4.0%, 3.5%, 3.0%, 2.5%, 2.0%, 1.5% or 1.0% of the amount prepaid, depending upon the date of prepayment.

                                             Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to
                                             Appendix II for more details about the various yield maintenance formulas.

                                             With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                             o    3 mortgage loans, representing 1.7% of the initial outstanding pool balance, contain holdback reserves of up to $150,000, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions relating to tenant occupancy and certain work items set forth in the related mortgage loan documents do not take place prior to a specified date. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

                                             o    2 mortgage loans, representing 2.1% of the initial outstanding pool balance, allow the release of a portion of the collateral for such mortgage loan if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

                                             o    4 mortgage loans, representing 2.2% of the initial outstanding pool balance, permit voluntary prepayments on a date other than the related due date without the payment of interest to the next due date.

                                             See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES................  As of May 1, 2004, the mortgage loans had the following additional characteristics:

         i.   MORTGAGE INTEREST
              RATES                         Mortgage interest rates ranging from 4.560% per annum to 8.875% per annum, and a weighted average mortgage interest rate of 5.521% per annum;

         ii.  REMAINING TERMS               Remaining terms to scheduled maturity ranging from 56 months to 239 months, and a weighted average remaining term to scheduled maturity of 120 months;

                                      S-24

         iii. REMAINING
              AMORTIZATION TERMS            Remaining amortization terms ranging from 56 months to 537 months, and a weighted average remaining amortization term of 340 months;

         iv.  LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as described in this prospectus supplement, ranging from 0.9% to 79.0%, and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 55.9%;

                                            For 123 mortgage loans, representing 97.7% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal conducted after November 1, 2002.
                                            With respect to 57 of the mortgage loans described in the previous sentence, representing 16.7% of the initial outstanding pool balance, which mortgage loans are secured by residential cooperative properties, such estimates of value were calculated based on the market value of the real property as if operated as a residential cooperative.

                                            For 5 mortgage loans, representing 2.3% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third-party market study, conducted on or after November 1, 2002, to the underwritten net operating income of the mortgaged property.

                                            For detailed methodologies, see "Description of the Mortgage
                                            Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement.

         v.   DEBT SERVICE COVERAGE
              RATIOS                        Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.06x to 63.97x, and a weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, of 2.82x. Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.............................  Subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee or fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments for mortgage loans for which it is acting as master servicer, other than for the 111 Eighth Avenue Pari Passu Loan. With respect to the
                                            111 Eighth Avenue Pari Passu Loan, the 2004-GG1 Master Servicer is
                                            obligated to make such advances pursuant to the 2004-GG1 Pooling and
                                            Servicing Agreement and, if each of the 2004-GG1 Master Servicer fails to make any such advance (other than based on a determination that such advance will not be recoverable out of collections on the 111 Eighth Avenue
                                            A/B Loan), the applicable master servicer (and the trustee or fiscal agent, if applicable), if it has received information sufficient to determine recoverability from the 2004-GG1 Master Servicer, will be required to make such advance. None of the master servicers, the trustee or the fiscal agent will be required to advance


                                      S-25

                                            (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii)
                                            any additional interest accrued as a result of any rate increase after an anticipated repayment date, (iv) excess interest, (v) balloon payments or
                                            (vi) payments on any Serviced Companion Loan or Non-Trust Serviced
                                            Companion Loan. If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee or fiscal agent, if applicable) will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due on those mortgage loans for which it is acting as master servicer.

                                            If a P&I Advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee on those mortgage loans for which it is acting as master servicer.

                                            For an REO Property, subject to a recoverability determination described in this prospectus supplement, each master servicer (or the trustee or fiscal agent, if applicable) will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan (other than for the 111 Eighth Avenue Pari Passu Loan) had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.


B.   SERVICING ADVANCES...................  Subject to a recoverability determination described in this prospectus supplement, the master servicers, the trustee and the fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents; provided, however, that none of the master servicers, the trustee or the fiscal agent will be required to make servicing advances with respect to the Non-Trust Serviced Pari Passu Loans.
                                            In addition, each special servicer may, but is not required to, make servicing advances on an emergency basis. With respect to each Non-Trust
                                            Serviced Pari Passu Loan, the related Other Master Servicer and the related
                                            Other Trustee (and, if applicable, the related Other Fiscal Agent) will be required to make servicing advances, subject to a recoverability determination substantially similar to the recoverability determination described in this prospectus supplement.

C.   INTEREST ON ADVANCES.................  All advances made by the master servicers, the special servicers, the trustee or the fiscal agent will accrue interest at a rate equal to the
                                            "prime rate" as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of such applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

                                      S-26

D.   BACK-UP ADVANCES.....................  Pursuant to the requirements of the pooling and servicing agreement, if either master servicer fails to make a required advance, the trustee will be required to make the advance and, if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations and with the same rights of the applicable master servicer.

E.   RECOVERABILITY.......................  None of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any advance if the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent reasonably determines that such advance would not be recoverable in accordance with the servicing standard (or, in the case of the trustee or the fiscal agent, its good faith business judgment), and the trustee and the fiscal agent may rely on any such determination made by the applicable master servicer or special servicer.

                                            If the general master servicer receives written notice by any Other Master
                                            Servicer that such Other Master Servicer has determined, with respect to the related Non-Trust Serviced Companion Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then none of the general master servicer, the trustee or the fiscal agent will be permitted to make any additional P&I Advances with respect to the related Non-Trust Serviced Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I
                                            Advances with respect to such Non-Trust Serviced Pari Passu Loan if the general master servicer has consulted with the Other Master Servicer and they agree that circumstances with respect to such Non-Trust Serviced Loan
                                            Pair have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance.
                                            Notwithstanding the foregoing, the general master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a Nonrecoverable
                                            Advance. Once such a determination is made by the general master servicer or the general master servicer receives written notice of such determination by the Other Master Servicer, the general master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to such Non-Trust Serviced
                                            Pari Passu Loan. Notwithstanding the foregoing, the 2004-GG1 Master
                                            Servicer is responsible for making P&I Advances with respect to the 111
                                            Eighth Avenue Pari Passu Loan and any determination that such advance would not be nonrecoverable will be conclusive and binding upon the applicable master servicer, the trustee and the fiscal agent.

                                            With respect to each Non-Trust Serviced Pari Passu Loan, neither the related Other Master Servicer nor the related Other Trustee (and, if applicable, the Other Fiscal Agent) will make a servicing advance if it makes a determination substantially similar to the determination set forth in the second preceding paragraph.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT............  The occurrence of certain adverse events affecting a mortgage loan will require the applicable special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the

                                      S-27

                                            value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement, provided, however, in the case of a Non-Trust Serviced Pari Passu Loan, an appraisal reduction will be created by the appraisal or other valuation obtained by the related
                                            Other Special Servicer pursuant to the applicable Other Pooling and
                                            Servicing Agreement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                            See "Description of the Offered Certificates--Advances" in this prospectus supplement.

NON-TRUST SERVICED
PARI PASSU LOANS..........................  Each of the Beverly Center Pari Passu Loan, the 111 Eighth Avenue Pari
                                            Passu Loan and the Alamo Quarry Market & Quarry Crossing Pari Passu Loan
                                            will be serviced by the applicable Other Master Servicer and the applicable
                                            Other Special Servicer, pursuant to the terms of the applicable Other
                                            Pooling and Servicing Agreement. See "Description of the Mortgage Pool--The
                                            Beverly Center Pari Passu Loan," "--The 111 Eighth Avenue Pari Passu Loan"
                                            and "--The Alamo Quarry Market & Quarry Crossing Pari Passu Loan" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

                                            ------------------------ -------------------
                                                                          RATINGS
                                                     CLASS               S&P/FITCH
                                            ------------------------ -------------------
                                            Class A-1                     AAA/AAA
                                            ------------------------ -------------------
                                            Class A-2                     AAA/AAA
                                            ------------------------ -------------------
                                            Class A-3                     AAA/AAA
                                            ------------------------ -------------------
                                            Class A-4                     AAA/AAA
                                            ------------------------ -------------------
                                            Class B                        AA/AA
                                            ------------------------ -------------------
                                            Class C                         A/A
                                            ------------------------ -------------------
                                            Class D                        A-/A-
                                            ------------------------ -------------------

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 3% of the initial outstanding pool balance, the holders of a majority of the controlling class, each of the master servicers, each of the special servicers and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any


                                      S-28

                                            mortgage loan, at the price specified in this prospectus supplement.
                                            Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

                                            If any party above, other than NCB, FSB as the master servicer of the NCB
                                            Mortgage Loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be offered in minimum denominations of $25,000. The Class B, Class C and Class
                                            D Certificates will be offered in minimum denominations of $100,000.
                                            Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name.
                                            You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository
                                            Trust Company, Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o    The Depository Trust Company in the United States; or

                                            o    Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                            All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The
                                            Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company,
                                            Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits"--REMIC I, REMIC II and
                                            REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will

                                      S-29

                                            qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes. o Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o    We anticipate that the offered certificates will be treated as having been issued [at a premium] for federal income tax purposes.

                                            See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I OF
THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended.

                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.


YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE LOANS                    Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or
                                            insurer. Accordingly, the sources for repayment of your
                                            certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be
                                            nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related
                                            mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these
                                            persons. If a default occurs, the lender's remedies
                                            generally are limited to foreclosing against the specific
                                            properties and other assets that have been pledged to secure the mortgage loan. Such remedies may be insufficient to
                                            provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or
                                            anticipated repayment date is primarily dependent on the
                                            sufficiency of the net operating income of the related
                                            mortgaged property. Payment of the balloon payment of a
                                            mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged
                                            property for an amount sufficient to repay the mortgage
                                            loan.

                                            In limited circumstances, Morgan Stanley Mortgage Capital
                                            Inc., National Consumer Cooperative Bank, NCB, FSB, State
                                            Farm Life Insurance Company, Washington Mutual Bank, FA,
                                            Nationwide Life Insurance Company, Principal Commercial
                                            Funding, LLC and Teachers Insurance and Annuity Association
                                            of America, each as a seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its
                                            representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a
                                            financial position to effect a repurchase or substitution.
                                            The representations and warranties address certain
                                            characteristics of the mortgage loans and mortgaged
                                            properties as of the date of issuance of the certificates.
                                            They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.


                                      S-31

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of
                                            income-producing commercial and multifamily properties.
                                            Commercial lending is generally thought to expose a lender to greater risk than one- to four-family residential lending because, among other things, it typically involves larger
                                            loans.

                                            120 mortgage loans, representing 94.1% of the initial
                                            outstanding pool balance, were originated within 12 months prior to the cut-off date. Consequently, these mortgage
                                            loans do not have a long standing payment history.

                                            The repayment of a commercial mortgage loan is typically
                                            dependent upon the ability of the applicable property to
                                            produce cash flow. Even the liquidation value of a
                                            commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                            Repayment of loans secured by residential cooperative
                                            properties typically depend upon the payments received by
                                            the cooperative corporation from its tenants/shareholders.

                                            The net operating income, cash flow and property value of
                                            the mortgaged properties may be adversely affected, among
                                            other things, by any one or more of the following factors:

                                            o    the age, design and construction quality of the
                                                 property;

                                            o    perceptions regarding the safety, convenience and
                                                 attractiveness of the property;

                                            o    the proximity and attractiveness of competing
                                                 properties;

                                            o    the adequacy of the property's management and
                                                 maintenance;

                                            o    increases in operating expenses at the property and in
                                                 relation to competing properties;

                                            o    an increase in the capital expenditures needed to
                                                 maintain the property or make improvements;

                                            o    the dependence upon a single tenant, or a concentration
                                                 of tenants in a particular business or industry;

                                            o    a decline in the financial condition of a major tenant;

                                            o    the lack of operating history in the case of a newly
                                                 built or renovated mortgaged property;

                                      S-32

                                            o    an increase in vacancy rates; and

                                            o    a decline in rental rates as leases are renewed or
                                                 entered into with new tenants.

                                            Other factors are more general in nature, such as:

                                            o    national, regional or local economic conditions
                                                 (including plant closings, military base closings,
                                                 industry slowdowns and unemployment rates);

                                            o    local real estate conditions (such as an oversupply of
                                                 competing properties, rental space or multifamily
                                                 housing);

                                            o    demographic factors;

                                            o    decreases in consumer confidence;

                                            o    changes in consumer tastes and preferences; and

                                            o    retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an unsuccessful property to an
                                                 alternative use;

                                            o    new construction in the same market as the mortgaged
                                                 property;

                                            o    rent control and stabilization laws;

                                            o    the number and diversity of tenants;

                                            o    the rate at which new rentals occur; and

                                            o    the property's operating leverage (which is the
                                                 percentage of total property expenses in relation to
                                                 revenue), the ratio of fixed operating expenses to
                                                 those that vary with revenues, and the level of capital
                                                 expenditures required to maintain the property and to
                                                 retain or replace tenants.

                                            A decline in the real estate market or in the financial
                                            condition of a major tenant will tend to have a more
                                            immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or
                                            month-to-month leases) and may lead to higher rates of
                                            delinquency or defaults under mortgage loans secured by such properties.

SEASONED MORTGAGE LOANS SECURED BY
OLDER MORTGAGED PROPERTIES PRESENT
ADDITIONAL RISKS OF REPAYMENT               8 mortgage loans, representing 5.9% of the initial
                                            outstanding pool balance are not newly originated and have been outstanding for 12 or more months prior to May 1, 2004.
                                            The weighted average period that the aforementioned mortgage loans have been outstanding is 3 years. While seasoned
                                            mortgage loans generally have the benefit of established
                                            payment histories, there are a number of risks associated
                                            with seasoned mortgage loans that are not present, or
                                            present to a lesser degree, with more recently originated
                                            mortgage loans. For example,

                                            o    property values and the surrounding neighborhood may
                                                 have changed since origination;

                                            o    origination standards at the time the mortgage loan was
                                                 originated may have been different than current
                                                 origination standards;

                                            o    the market for any related business may have changed
                                                 from the time the mortgage loan was originated;

                                            o    the current financial performance of the related
                                                 borrower, its business, or the related mortgaged
                                                 property in general, may be different than at
                                                 origination; and

                                            o    the environmental and engineering characteristics of
                                                 the mortgaged property or improvements may have changed.

                                            Among other things, such factors make it difficult to
                                            estimate the current value of the related mortgaged
                                            property, and estimated values of mortgaged properties
                                            discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be
                                            accurate in the case of particular mortgaged properties.

LIMITED OPERATING HISTORY                   The properties securing certain of the mortgage loans are
                                            newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that the properties will perform as anticipated.

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties may not be readily
                                            convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                            o    converting commercial properties to alternate uses or
                                                 converting single-tenant commercial properties to
                                                 multi-tenant properties generally requires substantial
                                                 capital expenditures; and

                                            o    zoning or other restrictions also may prevent
                                                 alternative uses.

                                            The liquidation value of a mortgaged property not readily
                                            convertible to an alternative use may be substantially less than would be the case if the mortgaged property were
                                            readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation

                                      S-34

                                            value were obtained, less funds would be available for
                                            distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING INCOME          Various factors may adversely affect the value of the
                                            mortgaged properties without affecting the properties'
                                            current net operating income. These factors include, among others:

                                            o    changes in the local, regional or national economy;

                                            o    changes in governmental regulations, fiscal policy,
                                                 zoning or tax laws;

                                            o    potential environmental legislation or liabilities or
                                                 other legal liabilities;

                                            o    proximity and attractiveness of competing properties;

                                            o    new construction of competing properties in the same
                                                 market;

                                            o    convertibility of a property to an alternative use;

                                            o    the availability of refinancing; and

                                            o    changes in interest rate levels.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                                  On September 11, 2001, the United States was subjected to
                                            multiple terrorist attacks, resulting in the loss of many
                                            lives and massive property damage and destruction in New
                                            York City, the Washington D.C. area and Pennsylvania. In
                                            addition, on March 19, 2003 the government of the United
                                            States implemented full scale military operations against
                                            Iraq. The government of the United States has stated that it is likely that future acts of terrorism may take place. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on
                                            financial markets is not yet known but could include, among other things, increased volatility in the price of
                                            securities, including the certificates.

                                            It is uncertain what effects the aftermath of the recent
                                            military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States
                                            Government and others, including additional military action, will have on: (a) United States and world financial markets,
                                            (b) local, regional and national economies, (c) real estate markets across the United States, (d) particular business
                                            segments, including those that are important to the
                                            performance of the mortgaged properties that secure the
                                            pooled mortgage loans and/or (e) insurance costs and the
                                            availability of insurance coverage for terrorist acts,
                                            particularly for large mortgaged properties, which could
                                            adversely affect the cash flow at such mortgaged properties.
                                            In particular, the decrease in air travel may have a
                                            negative effect on certain of the mortgaged properties,
                                            including hotel mortgaged properties and those mortgaged
                                            properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a
                                            result, the

                                      S-35

                                          ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES             A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a
                                          significant portion of the cash flow available to the borrower to pay its obligations to the lender. 17 of the mortgaged
                                          properties, representing 9.4% of the initial outstanding pool balance, are leased to single tenants, and with respect to 1 of those mortgage loans, representing 0.4% of the initial
                                          outstanding pool balance, the sole tenant is related to the borrower.

                                          Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease.
                                          This is so because:

                                          o    the financial effect of the absence of rental income may be severe;

                                          o    more time may be required to re-lease the space; and

                                          o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                          In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

                                          For further information with respect to tenant concentrations, see Appendix II.

LOST RENT AND OTHER COSTS INVOLVED
IN LEASING MORTGAGED PROPERTIES
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                              If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow
                                          available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                          Repayment of mortgage loans secured by retail, office and
                                          industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.
                                          Certain tenants at the retail properties, including




                                      S-36

                                          without limitation anchor tenants, may have the right to
                                          terminate their leases if certain other tenants are not
                                          operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 22 of the mortgaged properties, representing approximately 40.8% of the initial outstanding pool balance (excluding multifamily and certain other property types), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant
                                          improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur
                                          substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

BORROWER CONCENTRATION INCREASES THE
RISK OF LOSS AND COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES             The effect of mortgage pool loan losses will be more severe:

                                          o    if the pool is comprised of a small number of loans, each
                                               with a relatively large principal amount; or

                                          o    if the losses relate to loans that account for a
                                               disproportionately large percentage of the aggregate
                                               principal balance of all mortgage loans.

                                          4 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the 3 largest groups in the mortgage pool represent 4.0%, 4.0% and 3.0%, respectively, of the initial outstanding pool balance.

                                          The largest mortgage loan in the mortgage pool represents 7.1% of the initial outstanding pool balance. The second largest mortgage loan in the mortgage pool represents 7.0% of the initial
                                          outstanding pool balance. The third largest mortgage loan in the mortgage pool represents 6.1% of the initial outstanding pool balance. Each of the other mortgage loans represents less than
                                          4.6% of the initial outstanding pool balance.

PROPERTY TYPE CONCENTRATION INCREASES
THE RISK OF LOSS AND COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES             A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular
                                          industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                          o    retail properties represent 46.2%;

                                      S-37

                                          o    multifamily properties represent 21.2% (of which 57
                                               residential cooperative properties represent 16.7%);

                                          o    office properties represent 17.4%;

                                          o    mixed use properties represent 8.5%; and

                                          o    industrial properties represent 6.6%.

GEOGRAPHIC CONCENTRATION MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                         Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal
                                          policies--also may adversely affect those mortgaged properties.

                                          The mortgaged properties are located throughout 27 states. In particular, investors should note that mortgage loans
                                          representing 15.6% of the initial outstanding pool balance are secured by mortgaged properties located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance
                                          (such as earthquakes) than properties located in other parts of the country. None of the mortgaged properties have a seismic engineering report which indicates probable maximum loss to the related improvements in excess of 20%. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                          Mortgage loans representing 35.9%, 15.6%, 6.8%, 5.3% and 5.2% of the initial outstanding pool balance are secured by mortgaged properties located in New York, California, Pennsylvania, Florida and Texas, respectively, and concentrations of mortgaged
                                          properties, in each case, representing no more than 3.1% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL
PROPERTIES                                39 of the mortgaged properties, securing 46.2% of the initial outstanding pool balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be
                                          adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and

                                      S-38

                                          sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.

                                          An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. 38 of the mortgaged properties, securing 45.5% of the initial outstanding pool balance, are properties considered by the applicable seller to be occupied by or adjacent to one or more anchor tenants.

                                          The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                          o    an anchor store's failure to renew its lease;

                                          o    termination of an anchor store's lease;

                                          o    the bankruptcy or economic decline of an anchor store or
                                               self-owned anchor or the parent company thereof; or

                                          o    the cessation of the business of an anchor store at the
                                               shopping center, even if, as a tenant, it continues to pay rent.

                                          Certain anchor stores or other tenants have leases under which it is permitted to cease operations and/or terminate its lease, offset its rent, reduce its rent or pay percentage rent rather than a set rent if such tenant fails to satisfy certain business objectives, if another tenant ceases operation or if certain other events occur.

                                          Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF MULTIFAMILY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF MULTIFAMILY
PROPERTIES                                61 of the mortgaged properties, representing 21.2% of the initial outstanding pool balance, are multifamily properties (including
                                          57 residential cooperative properties).

                                          A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                          o    the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                          o    the location of the property;

                                          o    the ability of management to provide adequate maintenance
                                               and insurance;

                                          o    the types of services and amenities provided at the
                                               property;

                                          o    the property's reputation;

                                          o    the level of mortgage interest rates and income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                                          o    the presence of competing properties;

                                          o    adverse local or national economic conditions which may
                                               limit the rent that may be charged and which may result in increased vacancies;

                                          o    the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular
                                               business);

                                          o    state and local regulations (which may limit the ability to increase rents); and

                                          o    government assistance/rent subsidy programs (which may
                                               influence tenant mobility).

A LARGE CONCENTRATION OF RESIDENTIAL
COOPERATIVE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
RESIDENTIAL COOPERATIVE PROPERTIES        57 of the mortgaged properties, securing 16.7% of the initial outstanding pool balance, are residential cooperative properties.
                                          Various factors may adversely affect the economic performance of residential cooperative properties, which could adversely affect payments on your certificates, including:

                                          o    the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and
                                               stabilization laws;

                                      S-40

                                          o    the primary dependence of a borrower upon maintenance
                                               payments and any rental income from units or commercial
                                               areas to meet debt service obligations;

                                          o    the concentration of shares relating to occupied rental
                                               units of the sponsor, owner or investor after conversion
                                               from rental housing, which may result in an inability to
                                               meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

                                          o    the failure of a borrower to qualify for favorable tax
                                               treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

                                          o    that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at such
                                               rental property could be subject to rent control,
                                               stabilization and tenants' rights laws, at below market
                                               rents, which may affect rental income levels and the
                                               marketability and sale proceeds of the rental property as a whole.

                                          A residential cooperative building and the land under the
                                          building are owned or leased by a non-profit residential
                                          cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or
                                          occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the
                                          cooperative corporation's mortgage loan payments, real property taxes, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

                                          In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into 2 or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the
                                          non-profit cooperative corporation. In instances where an
                                          apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may
                                          constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the

                                      S-41

                                          non-profit cooperative corporation but rather will be the
                                          responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all
                                          condominium unit owners of common charges assessed by the
                                          condominium board of managers. 2 cooperative properties, securing
                                          0.5% of the initial outstanding pool balance, have been converted to the condominium form of ownership.


A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE
PROPERTIES                                10 of the mortgaged properties, securing 17.4% of the initial outstanding pool balance, are office properties.

                                          A large number of factors may affect the value of these office properties, including:

                                          o    the quality of an office building's tenants;

                                          o    the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry
                                               (e.g. technology and internet companies that have
                                               experienced or may in the future experience circumstances
                                               that make their businesses volatile);

                                          o    the physical attributes of the building in relation to
                                               competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain
                                               amenities, such as sophisticated building systems;

                                          o    the desirability of the area as a business location;

                                          o    the strength and nature of the local economy (including
                                               labor costs and quality, tax environment and quality of life for employees); and

                                          o    the suitability of a space for re-leasing without
                                               significant build-out costs.

                                          Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                          Included in the office properties referenced above are 2 medical office properties, which secure approximately 1.2% of the initial outstanding pool balance. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on
                                          reimbursements for patient fees from private or
                                          government-sponsored insurers and issues related to reimbursement
                                          (ranging from non payment to delays in payment) from such
                                          insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of
                                          competing medical office properties.

                                      S-42

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL
PROPERTIES                                10 of the mortgaged properties, securing 6.6% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                          o    reduced demand for industrial space because of a decline in a particular industry segment;

                                          o    increased supply of competing industrial space because of
                                               relative ease in constructing buildings of this type;

                                          o    a property becoming functionally obsolete;

                                          o    insufficient supply of labor to meet demand;

                                          o    changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional
                                               highways;

                                          o    location of the property in relation to access to
                                               transportation;

                                          o    suitability for a particular tenant;

                                          o    building design and adaptability;

                                          o    a change in the proximity of supply sources; and

                                          o    environmental hazards.


LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES             Leasehold interests under ground leases secure 5 of the mortgaged properties, representing 12.5% of the initial outstanding pool balance.

                                          Leasehold mortgage loans are subject to certain risks not
                                          associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
                                          "mortgageable" ground lease.

                                          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent
                                          otherwise payable under the lease for the term of the lease
                                          (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers

                                      S-43

                                          are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
                                          In such circumstances, a lease could be terminated
                                          notwithstanding lender protection provisions contained therein or in the mortgage.

                                          Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

TENANCIES IN COMMON MAY
HINDER RECOVERY                           Two or more borrowers own the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common
                                          proportionally. As a result, if a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment and the amount recoverable upon the related mortgage loan may be substantially reduced. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. In addition, the
                                          tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common
                                          borrower and the guarantor if a tenant-in-common files for bankruptcy. There can be no assurance that a bankruptcy
                                          proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES         Certain tenants at some of the mortgaged properties may have been or may in the future become a party to a bankruptcy proceeding.
                                          The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of 1 year, or 15%, not to exceed

                                      S-44

                                          3 years, of the remaining term of such lease. The actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS THAT
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES             Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or
                                          adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of
                                          asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs,
                                          property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the
                                          properties.

                                          The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong
                                          potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                          In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an
                                          environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                      In general, in connection with the origination of the mortgage loans, environmental site assessments were prepared for the related mortgaged properties. In all cases where such
                                          environmental site assessments were prepared, the minimum
                                          standard required for such environmental site assessments was generally a Phase I type of environmental site assessment. Phase
                                          I environmental site assessments generally include a site
                                          inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include
                                          sampling and laboratory analysis.

                                          With respect to the mortgaged properties for which environmental site assessments (or updates of previous assessments), were prepared on or after November 1, 2002 which secure mortgage loans representing 97.7% of the initial outstanding pool balance, the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or
                                          circumstance affecting such mortgaged property that was not disclosed in such assessment.

                                      S-45

                                          With respect to the mortgaged properties for which environmental site assessments were prepared prior to November 1, 2002 or for which no environmental site assessments exist which secure mortgage loans, representing 2.3% of the initial outstanding pool balance, the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

                                          o    no hazardous material is present on such mortgaged property such that (a) the value of such mortgaged property is
                                               materially and adversely affected or (b) under applicable
                                               federal, state or local law, (i) such hazardous material
                                               could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property
                                               before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such
                                               hazardous material could (upon action by the appropriate
                                               governmental authorities) subject the owner of such
                                               mortgaged property, or the holders of a security interest
                                               therein, to liability for the cost of eliminating such
                                               hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the
                                               mortgaged property; and

                                          o    such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to
                                               hazardous materials or environmental hazards, any
                                               noncompliance with such laws does not have a material
                                               adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's
                                               knowledge, the related borrower or any current tenant
                                               thereon, has received any notice of violation or potential violation of any such law.

                                          The environmental assessments generally did not disclose the presence or risk of environmental contamination that is
                                          considered materially adverse to the interests of the holders of the certificates and the value of the mortgage loan; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, establish a reserve fund at the origination of the mortgage loan, and/or take other actions necessary to address such adverse conditions.
                                          We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

                                          With respect to certain residential cooperative properties, relating to mortgage loans in the amount of $350,000 or less and sold to the trust by NCB, FSB representing 0.2% of the initial outstanding pool balance, ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.


                                          Some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain
                                          circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                          In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although, in general, the mortgaged
                                          properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may
                                          specifically exclude losses due to mold.

                                          With respect to 1 mortgaged property, securing 0.6% of the initial outstanding pool balance, the related seller has obtained an environmental insurance policy covering certain environmental matters with respect to the related mortgaged property, which policy will be assigned to the trust. An environmental site assessment may not have been performed with respect to such mortgaged property covered by an environmental insurance policy.

                                          Before either special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this
                                          requirement may effectively preclude foreclosure until a
                                          satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is
                                          accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to the certificateholders.

                                      S-47


IF A BORROWER IS UNABLE TO REPAY ITS
LOAN ON ITS MATURITY DATE, YOU MAY
EXPERIENCE A LOSS                         108 of the mortgage loans, representing 93.4% of the initial outstanding pool balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                          "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective
                                          anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because the borrower's ability to repay the loan on its anticipated repayment date or maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                          o    the availability of, and competition for, credit for
                                               commercial real estate projects;

                                          o    prevailing interest rates;

                                          o    the fair market value of the related mortgaged property;

                                          o    the borrower's equity in the related mortgaged property;

                                          o    the borrower's financial condition;

                                          o    the operating history and occupancy level of the mortgaged property;

                                          o    tax laws; and

                                          o    prevailing general and regional economic conditions.

                                          The availability of funds in the credit markets fluctuates over time.

                                          None of the sellers or their respective affiliates are under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE
THE CASH FLOW AVAILABLE TO THE
MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                              Mortgage Loan No. 1, described under "Description of the Mortgage
                                          Pool--The Beverly Center Pari Passu Loan," which represents 7.1%
                                          of the initial outstanding pool balance, is comprised of one out of a total of seven pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures two subordinate notes. The remaining pari passu notes and the subordinate notes are not included in the trust.

                                          Mortgage Loan No. 2 described under "Description of the Mortgage
                                          Pool--The 111 Eighth Avenue Pari Passu Loan," which represents
                                          7.0% of the initial outstanding pool balance, is comprised of one out of a total of seven pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan.
                                          Such mortgaged

                                      S-48

                                          property also secures two subordinate notes. The
                                          remaining pari passu notes and the subordinate notes are not included in the trust.

                                          In addition, with respect to such mortgage loan, in connection with the syndication of limited partnership interests and
                                          non-managing member interests in upper-tier entities, the loan documents permit liens to be placed upon the right to receive subscription payments, capital contributions and other
                                          distributions of such limited partnership interests and
                                          non-managing member interests; provided that such liens (or the foreclosure thereon) may not affect the control or management of the related borrower or its managing member.

                                          Mortgage Loan No. 3 described under "Description of the Mortgage
                                          Pool--The Rockvale Square Mortgage Loan," which represents 6.1%
                                          of the initial outstanding pool balance, is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The subordinate note is not included in the trust.

                                          Mortgage Loan No. 4, described under "Description of the Mortgage
                                          Pool--The Alamo Quarry Market & Quarry Crossing Pari Passu Loan,"
                                          which represents 4.6% of the initial outstanding pool balance, is comprised of two out of a total of four pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining pari passu notes are not included in the trust.

                                          Mortgage Loan No. 22 described under "Description of the Mortgage
                                          Pool--The Coligny Plaza Mortgage Loan," which represents 1.2% of the initial outstanding pool balance, is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note and a subordinate line of credit held by the related
                                          borrower. The subordinate note is not included in the trust.

                                          Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

                                          40 mortgage loans, representing 17.9% of the initial outstanding pool balance, currently have additional subordinate financing in place which is secured by a subordinate lien on the mortgaged property related to such mortgage loan. This figure does not include the four mortgage loans referenced above (identified as
                                          Mortgage Loan Nos. 1, 2, 3 and 22 on Appendix II to this
                                          prospectus supplement), representing 21.3% of the initial
                                          outstanding pool balance, which have one or more subordinate notes.

                                          2 mortgage loans, which are not secured by a residential
                                          cooperative property, representing 2.3% of the initial
                                          outstanding pool balance, currently have additional subordinate unsecured financing in place.

                                      S-49

                                          3 mortgage loans, which are not secured by a residential
                                          cooperative property, representing 4.6% of the initial
                                          outstanding pool balance, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.

                                          In general, the mortgage loans permit or do not prohibit
                                          additional financing that is not secured by the mortgaged
                                          property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not
                                          prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust, which represent 16.7% of the initial outstanding pool balance, do not require the borrowers to be special purpose entities.

                                          The borrowers under 43 mortgage loans, which collectively
                                          represent 14.4% of the initial outstanding pool balance, and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured
                                          subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain
                                          thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the
                                          subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain
                                          conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis
                                          (based on the Value Co-op Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total
                                          subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the
                                          aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

                                          The borrower or equity holders of the related borrower under 2 mortgage loans, representing 2.3% of the initial outstanding pool balance, currently have mezzanine financing in place. The
                                          mezzanine financing in place with respect to such mortgage loans is further described under "Description of the Mortgage
                                          Pool--Material Terms and Characteristics of the Mortgage
                                          Loans--Subordinate and Other Financing" in this prospectus supplement.

                                                   S-50

                                          2 mortgage loans, which are not secured by residential
                                          cooperative properties, representing 2.4% of the initial
                                          outstanding pool balance, specifically permit an equity holder of the related borrower to incur future mezzanine debt.

                                          Because certain mortgage loans permit a third party to hold debt secured by a pledge of equity interest in a related borrower, neither the sellers nor we will make any representation as to whether a third party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                          When a borrower, or its owners, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at
                                          maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                          Additionally, if the borrower, or its owners, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay
                                          enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                          Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged
                                          property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                          For further information with respect to subordinate and other financing, see Appendix II.


                                                   S-51

BANKRUPTCY PROCEEDINGS RELATING TO A
BORROWER CAN RESULT IN DISSOLUTION
OF THE BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT REPAYMENT
OF THE RELATED MORTGAGE LOAN              Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:


                                          o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                          o  reduce monthly payments due under a mortgage loan;

                                          o  change the rate of interest due on a mortgage loan; or

                                          o  otherwise alter the terms of the mortgage loan, including the repayment schedule.

                                          Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                          The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal
                                          proceedings necessary to resolve these issues can be time
                                          consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock box
                                          arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be
                                          substantially less than the amount owed.

                                          A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the
                                          dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

                                                   S-52

CERTAIN OF THE MORTGAGE LOANS WERE
NOT SPECIFICALLY ORIGINATED
FOR SECURITIZATION                        Certain of the mortgage loans were not originated specifically for securitization, and generally those mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to such mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes,
                                          insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under such mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE LIKELY
TO FILE BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                      While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of such borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity
                                          (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, such borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the
                                          borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is
                                          intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.
                                          Therefore, the borrowers described above may be more likely to file bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                          o  responding to changes in the local market;

                                          o  planning and implementing the rental structure;

                                          o  operating the property and providing building services;


                                                   S-53

                                          o  managing operating expenses; and

                                          o  assuring that maintenance and capital improvements are carried out in a timely fashion.

                                          Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                          A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                          We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY
NOT BE ENFORCEABLE                        Provisions prohibiting prepayment during a lockout period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.
                                          Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be
                                          enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                          Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the
                                          certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES             The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the lender. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and
                                          maintaining the mortgaged property.

                                                   S-54

THE ABSENCE OF RESERVES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                         Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which such reserves were
                                          established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for such items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for such items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                      Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                          o  a title insurer will have the ability to pay title insurance claims made upon it;

                                          o  the title insurer will maintain its present financial
                                             strength; or

                                          o  a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES             Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for
                                          distributions on your certificates. At origination of the
                                          mortgage loans, the sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government
                                          officials, title policy endorsements, appraisals, zoning
                                          consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                          Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or


                                                   S-55


                                          noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the
                                          mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                          Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the
                                          mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES      From time to time, there may be condemnations pending or
                                          threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial
                                          condemnation may have a material adverse effect on the continued
                                          use of the affected mortgaged property, or on an affected
                                          borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the
                                          occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES             The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism)
                                          or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                                   S-56

                                          Moreover, if reconstruction or major repairs are required
                                          following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                          As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                          In light of the September 11, 2001 terrorist attacks in New York
                                          City, the Washington, D.C. area and Pennsylvania, the
                                          comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was
                                          enacted, which established the Terrorism Insurance Program. The
                                          Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2004 (with a potential to extend to December 31, 2005), will provide some financial
                                          assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States
                                          Government.

                                          The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an
                                          applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                          Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk"
                                          policies. By September 1, 2004, the Secretary of the Treasury
                                          will determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26,
                                          2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                                          There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.
                                          Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                          To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such


                                                   S-57

                                          insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                          Certain of the mortgage loans may be secured by mortgaged
                                          properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of
                                          terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE           The loan documents for each mortgage loan generally require that
                                          (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the greater of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The
                                          determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the
                                          requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the
                                          insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                          Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a
                                          specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES             Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related
                                          borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged
                                          property's insurable risks.


                                                   S-58

PROPERTY INSPECTIONS AND ENGINEERING
REPORTS MAY NOT REFLECT ALL CONDITIONS
THAT REQUIRE REPAIR ON THE PROPERTY       Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as
                                          structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                                          With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after
                                          November 1, 2002, relating to mortgaged properties securing 97.4%
                                          of the initial outstanding pool balance, the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

                                          With respect to the mortgaged properties for which property inspection or engineering reports were prepared prior to November
                                          1, 2002 or for which no property inspection or engineering reports exists representing 2.6% of the initial outstanding pool balance, the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established), in each case, so as not to materially and adversely affect its value as security for the related mortgage loan.

                                          We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was identified, such condition generally has been or is required to be remedied to the related seller's satisfaction or funds as deemed necessary by such seller, or the related engineering consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES               In general, in connection with the origination or sale to us of each of the mortgage loans, the related mortgaged property was appraised or a market study was performed. The resulting
                                          estimated property values represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The person performing the appraisal or market analysis may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. There is no assurance that the appraisal or market study values
                                          indicated accurately


                                                   S-59

                                          reflect past, present or future market values of the mortgaged properties.

                                          For 123 of the mortgage loans, representing 97.7% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology described in this prospectus
                                          supplement based on an estimate of value from a third-party appraisal conducted on or after November 1, 2002.

                                          For 5 of the mortgage loans, representing 2.3% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology described in this prospectus
                                          supplement based on valuations determined by applying a
                                          capitalization rate obtained from an updated third party market study to the underwritten net operating income of the mortgaged property conducted on or after November 1, 2002.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                              As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased
                                          concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of
                                          certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal is paid to the certificates with the highest payment priority until such classes have been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                         As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J,
                                          Class H, Class G, Class F, Class E, Class D, Class C and Class B
                                          Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-2, Class A-3 and Class
                                          A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                         If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net


                                                   S-60
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                                          income from operations other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The applicable special servicer may permit the trust to earn such above described "net income from foreclosure property"
                                          but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain
                                          jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the offered
                                          certificates.

CROSS-COLLATERALIZATION OF GROUPS OF
MORTGAGE LOANS COULD LEAD TO REDUCED
PAYMENTS ON YOUR CERTIFICATES             The mortgage pool includes 1 group of mortgage loans, which represents 0.7% of the initial outstanding pool balance, under which an aggregate amount of indebtedness is evidenced by
                                          multiple obligations that are cross-defaulted and
                                          cross-collateralized among a single mortgaged property.

                                          Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by
                                          creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.
                                          Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:

                                          o  such borrower entity was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

                                          o  such borrower entity did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged
                                             property or properties to be encumbered by a lien benefiting the other borrowers.

                                          Among other things, a legal challenge to the granting of the liens may focus on:

                                          o  the benefits realized by such borrower entity from the
                                             respective mortgage loan proceeds as compared to the value of its respective property; and

                                          o  the overall cross-collateralization.

                                          If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future


                                                   S-61
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                                          indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES             Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged
                                          properties located in states where these "one action" rules apply
                                          (and where non-judicial foreclosure is permitted) before
                                          foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES      4 groups of mortgage loans, the 3 largest of which represent
                                          4.0%, 4.0% and 3.0%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                          The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For
                                          example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged
                                          properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy
                                          petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                      In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions.
                                          Accordingly, if a mortgaged property is located in such a
                                          jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a

                                                   S-62
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                                          further decline in value if such tenants' leases were terminated.
                                          This is particularly likely if such tenants were paying
                                          above-market rents or could not be replaced.

                                          Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a
                                          mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains
                                          provisions inconsistent with the mortgage, for example,
                                          provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage. Certain mortgaged properties are leased to tenants under leases that provide such tenant with an option to purchase the related mortgaged property or a right of first refusal to purchase the related mortgaged property.

LITIGATION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES             There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES ACT
COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                         Under the Americans with Disabilities Act of 1990, public
                                          accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act.
                                          In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE AN
ADVERSE EFFECT ON YOUR CERTIFICATES       Conflicts between various Certificateholders. Each special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans for which it is responsible. The operating adviser will have the right to replace a special servicer upon satisfaction of certain conditions set forth in the pooling and servicing
                                          agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class,
                                          outstanding from time to time (or, in certain cases with respect to Mortgage Loan No. 1, the holder of the related B Note or C
                                          Note, and in certain cases with respect to Mortgage Loan Nos. 2,
                                          3 and 22, the holder of the related B Note or

                                                   S-63
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                                          B Notes, jointly); such holders may have interests in conflict with those of some or all of the certificateholders. In addition, the operating adviser (or the holder of such B Note(s) and/or C
                                          Note) will have the right to approve the determination of
                                          customarily acceptable costs with respect to insurance coverage and the right to advise the special servicers with respect to certain actions of the special servicers and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class (or the holder of such B
                                          Note(s) and/or C Note), without any liability to any
                                          certificateholder. For instance, the holders of certificates of the controlling class (or the holder of such B Note(s) or C Note)
                                          might desire to mitigate the potential for loss to that class or such holder from a troubled mortgage loan by deferring
                                          enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                          The master servicers, any primary servicer, the special servicers or an affiliate of any of them may hold subordinate notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicers, a primary servicer and the special
                                          servicers may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and each primary servicing agreement provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any
                                          certificates by the master servicers, the primary servicers or the special servicers, as applicable. The initial operating adviser will be Citigroup Alternative Investments LLC. The initial special servicers will be Midland Loan Services, Inc.
                                          and, with respect to the residential cooperative mortgage loans,
                                          National Consumer Cooperative Bank.

                                          In addition, the controlling class with respect to each Non-Trust
                                          Serviced Pari Passu Loan is the most subordinate class of
                                          certificates in another securitization. The operating adviser will have no rights with respect to such mortgage loans other than the right to receive certain information. In addition, with respect to the Beverly Center A/B/C Loan and the 111 Eighth
                                          Avenue A/B Loan, the rights of the controlling class of each such other securitization initially will be exercised by the holder(s)
                                          of the related B Note(s) or C Note, as applicable. See
                                          "Description of the Mortgage Pool--The Beverly Center Pari Passu
                                          Loan" and "--The 111 Eighth Avenue Pari Passu Loan" and
                                          "Servicing of the Mortgage Loans--Servicing of Certain Mortgage
                                          Loans with Other Financing--Rights of the Holders of the Beverly
                                          Center Subordinate Notes" and "--Rights of the Holders of the 111
                                          Eighth Avenue B Notes" in this prospectus supplement.

                                          Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties.
                                          Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. As such, the property manager at a mortgaged property may make decisions that may have an adverse effect on the mortgaged property or on your certificates.


                                                   S-64

                                          Conflicts between the trust and sellers. The activities of the sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class, the seller, as part of the holders of the controlling class, would have the ability to influence certain actions of the special servicers under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                          The primary servicers for certain of the mortgage loans will be
                                          Washington Mutual Bank, FA, Nationwide Life Insurance Company and
                                          Principal Global Investors, LLC or affiliates thereof, who either are, or are affiliates of, loan sellers. The master servicer responsible for servicing the mortgage loans other than the NCB
                                          Mortgage Loans will delegate many of its servicing obligations to such primary servicers pursuant to certain primary servicing agreements. Under such circumstances, the primary servicers because they are, or are affiliated with, sellers, may have interests that conflict with the interests of the holders of the certificates.

                                          In addition, the B Notes, the C Note and/or the mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates thereof.
                                          The holders of such B Notes, C Note or mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                          Conflicts between Certificateholders, holders of other interests and the Other Master Servicer and/or the Other Special Servicer.
                                          Each Non-Trust Serviced Pari Passu Loan will be serviced and administered pursuant to the applicable Other Pooling and
                                          Servicing Agreement, each of which provides for servicing
                                          arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Consequently, the Non-Trust
                                          Serviced Pari Passu Loans will not be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. In addition, certain of the legal and/or beneficial owners of the
                                          Non-Trust Serviced Companion Loans secured by the mortgaged property relating to the applicable Non-Trust Serviced Pari Passu
                                          Loans, directly or through representatives, has certain rights under the applicable Other Pooling and Servicing Agreement and the related intercreditor agreement that affect the Non-Trust
                                          Serviced Pari Passu Loans and the Non-Trust Serviced Companion
                                          Loans, including with respect to the servicing thereof and the appointment of an Other Special Servicer with respect thereto.
                                          Those legal and/or beneficial owners may have interests that conflict with your interests. In addition, the holders of the related B Notes and C Note have certain rights under the related intercreditor agreements, including, in certain cases, with respect to the servicing thereof and/or the appointment of an
                                          Other Special Servicer with respect thereto. Such holders of the related B Notes and C Note may have interests that conflict with your interests.


                                                   S-65
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PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES            The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's material breach of representations and warranties or material defects in a mortgage loan's documentation. In addition, certain of the mortgage loans require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans.

                                          The investment performance of your certificates may vary
                                          materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                          Voluntary prepayments under some of the mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                          o  the terms of the mortgage loans;

                                          o  the length of any prepayment lockout period;

                                          o  the level of prevailing interest rates;

                                          o  the availability of mortgage credit;

                                          o  the applicable yield maintenance charges or prepayment premiums and the ability of a master servicer, a primary servicer or a special servicer to enforce the related provisions;

                                          o  the failure to meet requirements for release of
                                             escrows/reserves that result in a prepayment;

                                          o  the occurrence of casualties or natural disasters; and

                                          o  economic, demographic, tax or legal factors.

                                          With respect to 4 mortgage loans, representing 2.2% of the initial outstanding pool balance, voluntary prepayments are permitted on a date other than the related due date without the payment of interest to the next due date. If a related borrower prepays all or a portion of a


                                                   S-66

                                          mortgage loan on a date other than the related due date, there could be a shortfall in payments on the certificates due to such prepayment.

                                          3 mortgage loans, representing 1.7% of the initial outstanding pool balance, contain holdback reserves of up to $150,000, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions relating to tenant occupancy and certain work items set forth in the related mortgage loan documents do not take place prior to a specified date. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

                                          2 mortgage loans, representing 2.1% of the initial outstanding pool balance, allow the release of a portion of the collateral for such mortgage loan if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

                                          For further information concerning certain of the foregoing provisions, see the footnotes to Appendix II.

                                          Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable.
                                          Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates. Similarly, certain of the holders of the B Notes, the C Note and mezzanine debt have the right to purchase the related mortgage loans from the trust upon the occurrence of certain events (including a default), which will result in payment to holders of the certificates with the same effect as if the mortgage loan had been prepaid in full, except that no yield maintenance charge or prepayment premium will be payable.

                                          Although all of the mortgage loans have protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i)
                                          borrowers will refrain from fully prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium,
                                          (ii) involuntary prepayments or repurchases will not occur or
                                          (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                                          In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges.
                                          This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal
                                          interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as

                                                    S-67
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                                          described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

RELEASE OF COLLATERAL                     Notwithstanding the prepayment restrictions described herein, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II hereto. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See Appendix II attached hereto for further details regarding the various release
                                          provisions.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
YOU PURCHASE THE CERTIFICATE AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE         The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                          o  the interest rate for such certificate;

                                          o  the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such
                                             certificate;

                                          o  the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                          o  the rate and timing of any reimbursement of either master servicer, either special servicer, the trustee or fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances and interest thereon or advances remaining
                                             unreimbursed on a modified mortgage loan on the date of such modification;

                                          o  the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in a master servicer's compensation as described in this prospectus supplement;

                                          o  the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                          o  the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn,
                                             distributed on such certificate.

                                                    S-68

                                            In addition, any change in the weighted average life of a
                                            certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be
                                            unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions
                                            resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                         The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered
                                          certificates:

                                          o  the aggregate amount of distributions on them;

                                          o  their yields to maturity;

                                          o  their rates of principal payments; and

                                          o  their weighted average lives.

                                          The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier
                                          alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K,
                                          Class J, Class H, Class G, Class F, Class E, Class D, Class C and
                                          Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be
                                          allocated to the Class A-1, Class A-2, Class A-3 and Class A-4
                                          Certificates, pro rata, and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                                          If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a
                                          particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding
                                          certificate balance of such class.

                                          If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your
                                          certificates occurs, the greater the effect on your yield to maturity.

                                          Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                          Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                                    S-69

                                          Furthermore, if P&I Advances and/or Servicing Advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL SERVICERS,
THE TRUSTEE AND THE FISCAL
AGENT MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENTS ON YOUR CERTIFICATES      To the extent described in this prospectus supplement, the master servicers, the special servicers, the trustee or the fiscal agent will be entitled to receive interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan; however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges paid by the borrower in
                                          connection with the mortgage loan (or, in the case of advances made with respect to the Pari Passu Loans, the portion of such amounts, if any, that is allocable to the trust) or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by a special servicer, and that special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of
                                          certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to a special servicer may result in shortfalls in amounts otherwise
                                          distributable on the certificates.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS                            In the event of the insolvency of any seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                          Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a

                                                    S-70

                                          position. Even if actions seeking such results were not
                                          successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY EFFECT PAYMENTS ON
YOUR CERTIFICATES                         Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley & Co. Incorporated,
                                          Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu
                                          Capital Corp. each currently intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the
                                          certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A WEIGHTED
AVERAGE COUPON RATE ENTAIL RISKS
WHICH MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                      The interest rates on certain of the certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate (and, with respect to the residential cooperative mortgage loans included in the notional amount of the
                                          Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), net of the related Class X-Y Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage
                                          Rate." Any class of certificates which is either fully or
                                          partially based upon the Weighted Average Net Mortgage Rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                          In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with
                                          relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the Weighted Average Net Mortgage Rate may have the effect of reducing the interest rate of your
                                          certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2004-IQ7 Commercial Mortgage Pass-Through Certificates will be issued on or about May 27, 2004 pursuant to a Pooling and Servicing Agreement to be dated as of May 1, 2004, among Morgan Stanley Capital I Inc., the master servicers, the special servicers, the trustee and the fiscal agent.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o a security interest in any "government securities" as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

     o certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on or about May 27, 2004 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of 24 classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

     o the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class EI Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Offered Certificates--Reports to Certificateholders; Available Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                     INITIAL AGGREGATE       APPROXIMATE PERCENT            RATINGS                APPROXIMATE
     CLASS          CERTIFICATE BALANCE    OF INITIAL POOL BALANCE        (S&P/FITCH)            CREDIT SUPPORT
---------------     -------------------    -----------------------        -----------            --------------
Class A-1               $86,000,000                   9.97%                 AAA/AAA                   12.000%
Class A-2               $70,000,000                   8.11%                 AAA/AAA                   12.000%
Class A-3               $53,000,000                   6.14%                 AAA/AAA                   12.000%
Class A-4              $550,453,000                  63.78%                 AAA/AAA                   12.000%
Class B                 $29,127,000                   3.38%                  AA/AA                     8.625%
Class C                 $22,654,000                   2.62%                   A/A                      6.000%
Class D                  $7,552,000                   0.88%                  A-/A-                     5.125%

     The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time.

     The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in May 2011 will be an amount equal to the then outstanding aggregate Notional Amount of the Class A-1, Class A-2,

Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K components. After the Distribution Date occurring in May 2011, the Notional Amount of the Class X-2 Certificates will be equal to zero. As of any Distribution Date, the Notional Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K components will generally be equal to the lesser of
(i) the Certificate Balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any Realized Losses allocated to, such Classes of Certificates) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates.

     The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates to a balance that is lower that the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in May 2011.

     The Notional Amount of the Class X-Y Certificates will be equal to the total principal balance of certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement. The Notional Amount of the Class X-Y Certificates will be reduced on each Distribution Date by collections and advances of principal on certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement previously distributed, and Realized Losses and Expense Losses on those residential cooperative mortgage loans previously allocated to the Certificateholders.

     Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates will be $863,015,652, $__________ and $__________, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2 and Class A-3 Certificates for each Distribution Date will be equal to ___%, ___%, ___% and ___% per annum, respectively. The Pass-Through Rates for the Class A-4, Class B, Class C and Class D Certificates will each accrue interest at (i) a fixed rate,
(ii) a fixed rate subject to a cap at the weighted average net mortgage rate or
(iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero. The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before May 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
          (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after May 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in May 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before

May 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The pass-through rate applicable to the Class X-Y Certificates for the initial distribution date will equal approximately ___% per annum.

     The pass-through rate applicable to the Class X-Y certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X-Y Strip Rates of the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement). For each distribution date after the initial distribution date, the "Class X-Y Strip Rate" for each of those residential cooperative mortgage loans will equal the difference of:

     o the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee and trustee fee are calculated, minus

     o    ___% per annum;

provided, that if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30.

     Under no circumstances will the Class X-Y Strip Rate be less than zero.

     The pass-through rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates will be equal to (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) a rate equal to the Weighted Average Net Mortgage Rate or (iv) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in June 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such class.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2 and Class X-Y Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

          (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

          (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

          (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 and Class A-2 Certificates;

          (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

          (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

          (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (viii) upon payment in full of the aggregate Certificate Balances of the Class A Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

          (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

          (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A or Class B Certificates;

          (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

          (xiii) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B or Class C Certificates;

          (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate; and

          (xvi) to make payments to the holders of the private certificates (other than the Class X-1, Class X-2 and Class X-Y Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

     o first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such class is reduced to zero; and

     o second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such classes, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1, Class X-2 and Class X-Y Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1, Class X-2 and Class X-Y Certificates and Residual Certificates, in alphabetical order of class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 the Pass-Through Rate of such class of certificates.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI Certificates (regardless of whether the Certificate Balance of such class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical class designation -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period (other than with respect to any Serviced Companion
Loan) will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates representing principal payments on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

     On any Distribution Date following the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period (other than with respect to any Serviced Companion Loan) will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described above will be distributed to the holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in ___________ ____, ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in ___________ ____, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

     Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any residential cooperative mortgage loan included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be distributed pro rata as follows: (a) the amount of such Yield Maintenance Charges that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal ___% will be distributed as set forth above, and (b) the amount of such Yield Maintenance Charges actually payable during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class X-Y Certificates. In addition, notwithstanding the foregoing, Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, allocable between such classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class X-Y Certificates.

     Prepayment Premiums and Yield Maintenance Charges collected with respect to any Serviced Companion Loan will be payable to the holders of such Serviced Companion Loan in accordance with the related intercreditor agreements.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by the special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months. MAI appraisals and internal valuations with respect to the Non-Trust Serviced Pari Passu Loans will be obtained by the Other Special Servicer, pursuant to the terms of the related Other Pooling and Servicing Agreement.

     As a result of such MAI appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than a Non-Trust Serviced Pari Passu
Loan) is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce a master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

     Each Non-Trust Serviced Pari Passu Loan is subject to provisions in the applicable Other Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the applicable Other Pooling and Servicing Agreement in respect of a Non-Trust Serviced Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in respect of the applicable mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances" below and "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan," "--The 111 Eighth Avenue Pari Passu Loan" and "--The Alamo Quarry Market & Quarry Crossing Pari Passu Loan" in this prospectus supplement.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pro rata and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-Y Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     As described in greater detail under "--Advances--Reimbursement of Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Accounts in the collection period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such class which, together with interest thereon compounded monthly at 1/12 the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to each Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated in accordance with the related Other Pooling and Servicing Agreement. Any additional trust expenses allocated to a Non-Trust Serviced Pari Passu Loan under the applicable Other Pooling and Servicing Agreement will be paid out of collections on, and other proceeds of, such Non-Trust Serviced Pari Passu Loan and, if such funds are insufficient, out of general collections in the Certificate Account.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) for a Distribution Date will be allocated to each class of certificates (other than the Class X-Y Certificates), pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date (without taking into account any Accrued Certificate Interest payable to the holders of the Class X-Y Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon.

     The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, each of the master servicers, the special servicers and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 3% of the Initial Pool Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     If any party above, other than NCB, FSB as the master servicer of the NCB Mortgage Loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the paying agent, the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, each master servicer will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer (except for the 111 Eighth Avenue Pari Passu Loan, unless the 2004-GG1 Master Servicer fails to do so for reasons other than nonrecoverability), unless such master servicer or the applicable special servicer, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard, that the amount so advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o the amount required to be advanced by such master servicer without giving effect to this sentence; and

     o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Trust Serviced Pari Passu Loan, the portion of the Appraisal Reduction that is allocable to such Non-Trust Serviced Pari Passu Loan) and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

     In addition, the master servicers, the trustee and the fiscal agent will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or
(ii) make any P&I Advances on the 111 Eighth Avenue Pari Passu Loan other than as set forth above, or any Serviced Companion Loan or Non-Trust Serviced Companion Loan.

     The 2004-GG1 Master Servicer is obligated to make Advances with respect to the 111 Eighth Avenue Pari Passu Loan to the extent set forth in the 2004-GG1 Pooling and Servicing Agreement. Such Advances will be made on generally the same terms and conditions described above. The master servicer will be required to make any P&I Advance with respect to the 111 Eighth Avenue Pari Passu Loan that the 2004-GG1 Master Servicer is required but fails to make, unless the 2004-GG1 Master Servicer or the master servicer under the Pooling and Servicing Agreement has determined that such advance would not be recoverable from collections on the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loan, as applicable. The 2004-GG1 Master Servicer will be entitled to reimbursement from those collections, with interest, for advances made by it with respect to the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loan, as the case may be, on an equal and pro rata basis. The amount of those advances may be reduced based on an appraisal performed by the 2004-GG1 Special Servicer, which reduction will be calculated with respect to the 111 Eighth Avenue Pari Passu Loan, in a manner substantially similar to the calculation described in the second preceding paragraph.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     Each master servicer will be entitled to interest on P&I Advances for which they are responsible, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on the pro rata portion of servicing advances made by the Other Master Servicer, Other Trustee or Other Fiscal Agent, as applicable, in respect of any Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the Other Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under "--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date). In no event will such master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicers, the special servicers, the trustee and the fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, in each case subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties (other than REO Properties with respect to Non-Trust Serviced Pari Passu Loans), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o other costs and expenses necessary to maintain, manage or operate such REO Property.

     Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders and, in the case of a Serviced Loan Pair, the holder of the Serviced Companion Loan, as a collective whole, such master servicer is required to pay such amounts from amounts in the related Certificate Account.

     The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan, a Serviced Companion Loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, a Serviced Companion Loan) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such Certificate Account, from the other Certificate Account) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an advance determined to be a nonrecoverable advance), the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

     In general, none of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to the Non-Trust Serviced Pari Passu Loans under the Pooling and Servicing Agreement. Those advances will be made by the applicable Other Master Servicer, Other Special Servicer, Other Trustee or Other Fiscal Agent in accordance with the applicable Other Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to a Non-Trust Serviced Loan Pair under the applicable Other Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in such Other Pooling and Servicing Agreement, including in the event of a nonrecoverability determination by such Other Master Servicer, from general collections on all mortgage loans (up to the Non-Trust Serviced Pari Passu Loan's pro rata portion of such Servicing Advance).

     Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Accounts allocable to principal during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Accounts that represent principal on the mortgage loans, net of any nonrecoverable advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by any master servicer, any special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, and is required to be accompanied by an officer's certificate delivered to the trustee, the fiscal agent, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating Agencies, the paying agent and us (and, in the case of a Servicing Advance with respect to a Serviced Loan Pair, as applicable, the holder of any related Serviced Companion Loan) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or special servicer's determination of nonrecoverability (or, with respect to any P&I Advances on a Non-Trust Serviced Pari Passu Loan, the determination of nonrecoverability of the master servicer of the other commercial mortgage securitization into which the related Non-Trust Serviced Companion Loan has been deposited) will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and fiscal agent will be entitled to rely conclusively on any determination by such master servicer (or, with respect to a Non-Trust Serviced Pari Passu Loan, any determination by the master servicer of the other commercial mortgage securitization into which the related Non-Trust Serviced Companion Loan has been deposited) or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

     If the general master servicer receives written notice by any Other Master Servicer that such Other Master Servicer has determined, with respect to the related Non-Trust Serviced Companion Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then none of the general master servicer, the trustee or the fiscal agent will be permitted to make any additional P&I Advances with respect to the related Non-Trust Serviced Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to such Non-Trust Serviced Pari Passu Loan if the general master servicer has consulted with the Other Master Servicer and they agree that circumstances with respect to such Non-Trust Serviced Loan Pair have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. Notwithstanding the foregoing, the general master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the general master servicer or the general master servicer receives written notice of such determination by the Other Master Servicer, the general master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to such Non-Trust Serviced Pari Passu Loan.

     With respect to each Non-Trust Serviced Pari Passu Loan, neither the related Other Master Servicer nor the related Other Trustee will make a servicing advance if it makes a determination of recoverability substantially similar to the determination of recoverability set forth in the second preceding paragraph, in accordance with the related Other Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

               (ii) the amount of such distribution to holders of each class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

               (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

               (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                    (A) delinquent 30 to 59 days,

                    (B) delinquent 60 to 89 days,

                    (C) delinquent 90 days or more,

                    (D) as to which foreclosure proceedings have been commenced,
               or

                    (E) as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

               (vi) as of the related Determination Date:

                    (A) as to any REO Property sold during the related
               Collection Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

                    (B) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

               (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

               (ix) the Pass-Through Rate applicable to each class of REMIC Regular Certificates for such Distribution Date;

               (x) the aggregate amount of servicing fees paid to the master servicers, the Primary Servicers, the special servicers and the holders of the rights to Excess Servicing Fees;

               (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses;

               (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers, the trustee and the fiscal agent;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

               (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

          (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call (714) 238-6700. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicers are required to deliver the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicers and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent,
(iii) any Phase I Environmental Report or engineering report prepared, market study conducted or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent, or with respect to the mortgage file, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a Serviced Companion Loan, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

     o all officer's certificates delivered to the paying agent since the Closing Date;

     o all accountants' reports delivered to the paying agent since the Closing Date;

     o    the mortgage loan files;

     o the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

     o the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties) and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

     o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

     o any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicers, the special servicers, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in May 2004:

     The close of business on:
     May 1, 2004                (A) Cut-off Date.
     May 28, 2004               (B) Record Date for all classes of certificates.
     May 2-June 8 or June 9     (C) The Collection Period. Each master servicer
                                    receives Scheduled Payments due after the
                                    Cut-off Date and any Principal Prepayments
                                    made after the Cut-off Date and on or prior
                                    to June 8 or, with respect to the NCB
                                    Mortgage Loans, June 9.
     June 8 or June 9           (D) Determination Date (5 Business Days or, with
                                    respect to the NCB Mortgage Loans, 4
                                    Business Days prior to the Distribution
                                    Date).
     June 14                    (E) Master Servicer Remittance Date (1 Business
                                    Day prior to the Distribution Date).
     June 15                    (F) Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

               (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

               (B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

               (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

               (D) Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

               (E) Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

               (F) The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

     LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, is rated not less than "A+" by S&P and "A1" by Moody's, unless the fiscal agent has a long-term unsecured debt rating that is at least "A2" by Moody's and "A+" by S&P, in which case the trustee's long-term unsecured debt will be permitted to be rated not less than "A3" by Moody's and "A" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-IQ7. As of December 31, 2003 the trustee had assets of approximately $61 billion. See "Description Of The Agreements--Duties of the Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and "Description Of The Agreements--Resignation and Removal of the Trustee" in the prospectus.

     LaSalle Bank National Association will also serve as the paying agent (in such capacity, the "paying agent"). In addition, LaSalle Bank National Association will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). As compensation for the performance of its duties as trustee, paying agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of December 31, 2003, the fiscal agent had consolidated assets of approximately $705 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

     The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in June 2038.

     The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

     o to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o adversely affect in any material respect the interests of the Holders of the certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all certificates affected thereby;

     o significantly change the activities of the trust, without the consent of the Holders of certificates representing more than 50% of all the voting rights;

     o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

     o no such amendment may eliminate the master servicers', the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

     o adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of a Serviced Companion Loan without first obtaining the written consent of the holder of such Serviced Companion Loan, as the case may be.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate (and, in addition, with respect to the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), net of the related Class X-Y Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates and the Class X-Y Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by a special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Accounts of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such class; provided that Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class X-1, Class X-2 and Class X-Y Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be borne by the holders of each class of certificates (other than the Class X-Y Certificates), pro rata in each case reducing interest otherwise payable thereon. Net Aggregate Prepayment Interest Shortfalls arising in respect of the residential cooperative mortgage loans included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement) will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%          25%        50%        75%        100%
---------------------------------      ------      ------     ------     ------      ------
Closing Date                            100%        100%       100%        100%       100%
May 2005                                 87%         86%        85%         83%        78%
May 2006                                 72%         69%        67%         65%        63%
May 2007                                 54%         50%        48%         46%        46%
May 2008                                 36%         31%        29%         28%        28%
May 2009                                  1%          0%         0%          0%         0%
May 2010                                  0%          0%         0%          0%         0%
Weighted average life (years)           3.03        2.88       2.79        2.73       2.64


                PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%          25%        50%        75%        100%
---------------------------------      ------      ------     ------     ------      ------
Closing Date                            100%        100%       100%        100%       100%
May 2005                                100%        100%       100%        100%       100%
May 2006                                100%        100%       100%        100%       100%
May 2007                                100%        100%       100%        100%       100%
May 2008                                100%        100%       100%        100%       100%
May 2009                                100%         94%        92%         91%        80%
May 2010                                 64%         56%        53%         50%        30%
May 2011                                  0%          0%         0%          0%         0%
Weighted average life (years)           5.95        5.82       5.78        5.77       5.70


                PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%          25%        50%        75%        100%
---------------------------------      ------      ------     ------     ------      ------
Closing Date                            100%        100%       100%        100%       100%
May 2005                                100%        100%       100%        100%       100%
May 2006                                100%        100%       100%        100%       100%
May 2007                                100%        100%       100%        100%       100%
May 2008                                100%        100%       100%        100%       100%
May 2009                                100%        100%       100%        100%       100%
May 2010                                100%        100%       100%        100%       100%
May 2011                                 72%         62%        61%         60%        60%
May 2012                                 38%         28%        26%         26%        17%
May 2013                                  0%          0%         0%          0%         0%
Weighted average life (years)           7.73        7.49       7.45        7.43       7.34


                PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%          25%        50%        75%        100%
---------------------------------      ------      ------     ------     ------      ------
Closing Date                            100%        100%       100%        100%       100%
May 2005                                100%        100%       100%        100%       100%
May 2006                                100%        100%       100%        100%       100%
May 2007                                100%        100%       100%        100%       100%
May 2008                                100%        100%       100%        100%       100%
May 2009                                100%        100%       100%        100%       100%
May 2010                                100%        100%       100%        100%       100%
May 2011                                100%        100%       100%        100%       100%
May 2012                                100%        100%       100%        100%       100%
May 2013                                 96%         92%        90%         87%        78%
May 2014                                  0%          0%         0%          0%         0%
Weighted average life (years)           9.69        9.64       9.60        9.55       9.31

                PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%          25%        50%        75%        100%
---------------------------------      ------      ------     ------     ------      ------
Closing Date                            100%        100%       100%        100%       100%
May 2005                                100%        100%       100%        100%       100%
May 2006                                100%        100%       100%        100%       100%
May 2007                                100%        100%       100%        100%       100%
May 2008                                100%        100%       100%        100%       100%
May 2009                                100%        100%       100%        100%       100%
May 2010                                100%        100%       100%        100%       100%
May 2011                                100%        100%       100%        100%       100%
May 2012                                100%        100%       100%        100%       100%
May 2013                                100%        100%       100%        100%       100%
May 2014                                  0%          0%         0%          0%         0%
Weighted average life (years)           9.97        9.97       9.95        9.92       9.72


                PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%          25%        50%        75%        100%
---------------------------------      ------      ------     ------     ------      ------
Closing Date                            100%        100%       100%        100%       100%
May 2005                                100%        100%       100%        100%       100%
May 2006                                100%        100%       100%        100%       100%
May 2007                                100%        100%       100%        100%       100%
May 2008                                100%        100%       100%        100%       100%
May 2009                                100%        100%       100%        100%       100%
May 2010                                100%        100%       100%        100%       100%
May 2011                                100%        100%       100%        100%       100%
May 2012                                100%        100%       100%        100%       100%
May 2013                                100%        100%       100%        100%       100%
May 2014                                  0%          0%         0%          0%         0%
Weighted average life (years)           9.97        9.97       9.97        9.97       9.72


                PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%          25%        50%        75%        100%
---------------------------------      ------      ------     ------     ------      ------
Closing Date                            100%        100%       100%        100%       100%
May 2005                                100%        100%       100%        100%       100%
May 2006                                100%        100%       100%        100%       100%
May 2007                                100%        100%       100%        100%       100%
May 2008                                100%        100%       100%        100%       100%
May 2009                                100%        100%       100%        100%       100%
May 2010                                100%        100%       100%        100%       100%
May 2011                                100%        100%       100%        100%       100%
May 2012                                100%        100%       100%        100%       100%
May 2013                                100%        100%       100%        100%       100%
May 2014                                 26%         26%        26%         26%        26%
May 2015                                  0%          0%         0%          0%         0%
Weighted average life (years)          10.04       10.04      10.04       10.04       9.88

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 128 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $863,015,652, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $123,414 to $61,000,000, and the mortgage loans have an average Cut-off Date Balance of $6,742,310.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between March 16, 1978 and April 26, 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

     121 mortgaged properties, securing mortgage loans representing 86.5% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 2 mortgaged properties, securing mortgage loans representing 1.0% of the initial outstanding pool balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leased fee interest in such mortgaged properties. 5 mortgaged properties, securing mortgage loans representing 12.5% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 74 mortgage loans, representing 73.1% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 54 of the mortgage loans, representing 26.9% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o Retail - 39 of the mortgaged properties, which secure 46.2% of the Initial Pool Balance, are retail properties;

     o Multifamily - 61 of the mortgaged properties, which secure 21.2% of the Initial Pool Balance, are multifamily properties (including 57 residential cooperative properties which secure 16.7% of the Initial Pool Balance);

     o Office - 10 of the mortgaged properties, which secure 17.4% of the Initial Pool Balance, are office properties;

     o Mixed Use - 8 of the mortgaged properties, which secures 8.5% of the Initial Pool Balance, are mixed use properties; and

     o Industrial - 10 of the mortgaged properties, which secure 6.6% of the Initial Pool Balance, are industrial properties.

     Property Location

     The following 5 states contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California, Pennsylvania, Florida and Texas:

     o 65 mortgaged properties, representing security for 35.9% of the Initial Pool Balance, are located in New York;

     o 13 mortgaged properties, representing security for 15.6% of the Initial Pool Balance, are located in California;

     o 3 mortgaged properties, representing security for 6.8% of the Initial Pool Balance, are located in Pennsylvania;

     o 3 mortgaged properties, representing security for 5.3% of the Initial Pool Balance, are located in Florida; and

     o 2 mortgaged properties, representing security for 5.2% of the Initial Pool Balance, are located in Texas.

     Due Dates

     115 of the mortgage loans, representing 77.3% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. 1 mortgage loan, representing 0.9% of the Initial Pool Balance, has a Due Date on the second day of each calendar month. 4 of the mortgage loans, representing 2.4% of the Initial Pool Balance, have Due Dates on the fifth day of each calendar month. 1 mortgage loan, representing 4.6% of the Initial Pool Balance, has a Due Date on the eighth day of each calendar month. 1 mortgage loan, representing 1.4% of the Initial Pool Balance, has a Due Date on the ninth day of each calendar month. 5 of the mortgage loans, representing 6.3% of the Initial Pool Balance, have Due Dates on the 10th day of each calendar month. 1 mortgage loan, representing 7.1% of the Initial Pool Balance, has a Due Dates on the 11th day of each calendar month. The mortgage loans either have no grace period or have various grace periods of 5, 9 and 10 days, but in all cases the mortgage loans are required to be paid, taking into account any grace periods, by not later than the 11th day of each calendar month.

     Amortization

     The mortgage loans have the following amortization features:

     o 108 of the mortgage loans, representing 93.4% of the Initial Pool Balance, are Balloon Loans. 3 of these mortgage loans, representing 5.6% of the Initial Pool Balance, are ARD Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o The 20 remaining mortgage loans, representing 6.6% of the Initial Pool Balance, are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

     o 58 mortgage loans, representing 69.2% of the Initial Pool Balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval and obtaining the release of the mortgaged property from the lien of the mortgage.

     o 16 mortgage loans, representing 13.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     o 29 mortgage loans, representing 7.4% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 2.0% of the amount prepaid.

     o 8 mortgage loans, representing 3.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

     o 4 mortgage loans, representing 2.9% of the Initial Pool Balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

     o 6 mortgage loans, representing 1.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 3.0%, 2.0% or 1.0% of the amount prepaid, depending upon the time of prepayment.

     o 2 mortgage loans, representing 1.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     o 3 mortgage loans, representing 0.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 5.0%, 4.0%, 3.0%, 2.0% or 1.0% of the amount prepaid, depending upon the date of prepayment.

     o 1 mortgage loan, representing 0.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium equal to 1.0% of the amount prepaid.

     o 1 mortgage loan, representing 0.1% of the Initial Pool Balance, has no lockout period and the loan permits voluntary principal prepayment at any time if accompanied by a prepayment premium equal to 5.0%, 4.5%, 4.0%, 3.5%, 3.0%, 2.5%, 2.0%, 1.5% or 1.0% of the amount prepaid, depending upon the date of prepayment.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

     With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

     o 3 mortgage loans, representing 1.7% of the Initial Pool Balance, contain holdback reserves of up to $150,000, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions relating to tenant occupancy and certain work items set forth in the related mortgage loan documents do not take place prior to a specified date. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

     o 2 mortgage loans, representing 2.1% of the Initial Pool Balance, allow the release of a portion of the collateral for such mortgage loan if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

     o 4 mortgage loans, representing 2.2% of the Initial Pool Balance, permit voluntary prepayments on a date other than the related due date without the payment of interest to the next due date.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans and Serviced Companion Loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans and Serviced Companion Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan or Serviced Companion Loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan or Serviced Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

     Subordinate and Other Financing

     The Beverly Center Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 1), representing 7.1% of the Initial Pool Balance, is currently comprised of one out of a total of seven pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures two subordinate notes, of which one subordinate note is senior to the other subordinate note. The remaining six pari passu notes and the two subordinate notes are not included in the trust.

     The 111 Eighth Avenue Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 2), representing 7.0% of the Initial Pool Balance, currently is comprised of one out of a total of seven pari passu notes, each of which is secured by the mortgaged property related to such loan. Such mortgaged property also secures two subordinate notes. The remaining six pari passu notes and the two subordinate notes are not included in the trust.

     In addition, with respect to the 111 Eighth Avenue Pari Passu Loan, in connection with the syndication of limited partnership interests and non-managing member interests in upper-tier entities, the loan documents permit liens to be placed upon the right to receive subscription payments, capital contributions and other distributions of such limited partnership interests and non-managing member interests; provided that such liens (or the foreclosure thereon) may not affect the control or management of the related borrower or its managing member.

     The Rockvale Square Mortgage Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 3), representing 6.1% of the Initial Pool Balance, currently is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The subordinate note is not included in the trust.

     The Alamo Quarry Market & Quarry Crossing Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 4), representing 4.6% of the Initial Pool Balance, currently is comprised of two out of a total of four pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining two pari passu notes are not included in the trust.

     The Coligny Plaza Center Mortgage Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 22), representing 1.2% of the Initial Pool Balance, currently is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note and a subordinate line of credit held by the related borrower. The subordinate note is not included in the trust.

     Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     40 mortgage loans, representing 17.9% of the Initial Pool Balance, currently have additional subordinate financing in place which is secured by a subordinate lien on the mortgaged property related to such mortgage loan. This figure does not include the four mortgage loans referenced above (identified as Mortgage Loan Nos. 1, 2, 3 and 22 on Appendix II to this prospectus supplement), representing 21.3% of the Initial Pool Balance, which have one or more subordinate notes.

     2 mortgage loans, representing 2.3% of the Initial Pool Balance, which are not secured by a residential cooperative property, currently have additional subordinate unsecured financing in place.

     3 mortgage loans, representing 4.6% of the Initial Pool Balance, which is not secured by a residential cooperative property, permits the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust, which represent 16.7% of the Initial Pool Balance, do not require the borrowers to be special purpose entities.

     The borrowers under 43 mortgage loans, which collectively represent 14.4% of the Initial Pool Balance and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     The borrower or equity holders of the related borrower under 2 mortgage loans, representing 2.3% of the Initial Pool Balance, currently have mezzanine financing in place.

     With respect to Loan No. 17 (the "Waldbaums Whitestone Mortgage Loan"), representing 1.4% of the Initial Pool Balance, a mezzanine loan in the aggregate original principal amount not to exceed $23,000,000 (a portion of which in an amount not to exceed $16,000,000 is referred to as the "A Mezzanine Loan" and a portion of which in an amount not to exceed $2,000,000 is referred to as the "B Mezzanine Loan" and, collectively, the "Waldbaums Whitestone Mezzanine Loan") is secured by, among other things, a pledge of (i) the equity interests in the owner of the borrower under the Waldbaums Whitestone Mortgage Loan and (ii) the equity interests of six other borrowers under other mortgage loans that are not included in the trust. Subject to certain conditions set forth in the mezzanine loan documents, the mezzanine lender may advance the mezzanine borrower an additional $5,000,000. The A Mezzanine Loan amount allocated to the equity interests of the borrower under the Waldbaums Whitestone Mortgage Loan is $1,647,000 and the B Mezzanine Loan amount allocated to the equity interests of the borrower under the Waldbaums Whitestone Mezzanine Loan is $164,450, with the balance of the A Mezzanine Loan and B Mezzanine Loan allocated to the equity interests of the borrowers under the six other mortgage loans not included in the trust. Interest accrues on the A Mezzanine Loan at a per annum rate equal to 16.0%. No interest accrues on the B Mezzanine Loan. The A Mezzanine Loan matures on February 27, 2007, and the B Mezzanine Loan matures on February 27, 2016.

     With respect to Loan No. 34, (the "Park Summit Office Building Mortgage Loan"), representing 0.9% of the Initial Pool Balance, a mezzanine loan in the initial principal amount of $2,295,000 is secured by a pledge of the equity interests in related borrower (the "Park Summit Office Building Mezzanine Loan"). Interest accrues on the outstanding balance of the Park Summit Office Building Mezzanine Loan at a per annum rate equal to 20.000%. The maturity date of the Park Summit Office Building Mezzanine Loan is March 31, 2006, with one twelve-month extension option.

     In connection with each of the mezzanine loans, each of the mezzanine lenders has executed an intercreditor agreement with the related mortgagee that provides, among other things, that (a) the mezzanine loan is not secured by a lien on the related mortgaged property, (b) the mezzanine loan is generally subordinate in lien, security interest and right of payment to the related mortgage loan, (c) without the prior written consent of the mezzanine lender, the loan documents with respect to the related mortgage loan will not be modified or amended in certain material respects, (d) the mezzanine lender has the right to cure certain defaults with respect to the related mortgage loan within certain time limits, and (e) with respect to the Waldbaums Whitestone Mezzanine Loan only, the mezzanine lender has the right to purchase such mortgage loan if such mortgage loan has been accelerated, any enforcement action has been commenced and is continuing or such mortgage loan is a Specially Serviced Mortgage Loan as a result of an event of default thereunder for a purchase price equal to the outstanding principal balance thereof, all accrued interest and other amounts due thereon (excluding any prepayment or yield maintenance fees and any late charges and default interest accruing in respect of any default on account of which the mezzanine lender has effected a timely cure), any advances made by the mortgagee and any interest thereon, and all costs and expenses related to the enforcement of the terms of such mortgage loan.

     2 mortgage loans, representing 2.4% of the Initial Pool Balance, which are not secured by residential cooperative properties, specifically permit an equity holder of the related borrower to incur future mezzanine debt.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

THE ARD LOANS

     3 of the mortgage loans, representing in the aggregate approximately 5.6% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

THE BEVERLY CENTER PARI PASSU LOAN

     Mortgage Loan No. 1 (referred to herein as the "Beverly Center Pari Passu Loan") is comprised of a note with an original principal balance of $61,000,000, representing approximately 7.1% of the Initial Pool Balance, and is secured by a mortgaged property on a pari passu basis with six other notes with an aggregate original principal balance of $306,500,000 (the "Beverly Center Companion Loans") that are not included in the trust. One of the Beverly Center Companion Loans is owned by the trust established pursuant to the CSFB 2004-C1 Pooling and Servicing Agreement. The other Beverly Center Companion Loans are held by Column Financial, Inc. or Morgan Stanley Mortgage Capital Inc. The holders of the Beverly Center Companion Loans may sell or transfer each Beverly Center Companion Loan at any time subject to compliance with the requirements of the related intercreditor agreement. The Beverly Center Companion Loans have the same interest rate, maturity date and amortization term as the Beverly Center Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Beverly Center Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans.

     In addition, with respect to the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans, the mortgage on the related mortgaged property also secures two subordinate notes which had an original principal balance of $20,000,000 (the "Beverly Center B Note") and $21,000,000 (the "Beverly Center C Note and, together with the Beverly Center B Note, the "Beverly Center Subordinate Notes"), respectively, of which the Beverly Center C Note is subordinate to the Beverly Center B Note. The Beverly Center B Note initially will be held by Landesbank Hessen-Thuringen Girozentrale, which holder may sell or transfer the Beverly Center B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Beverly Center C Note initially will be held by Hartford Life Insurance Company, which holder may sell or transfer the Beverly Center C Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Beverly Center Subordinate Notes are not included in the trust. The Beverly Center Pari Passu Loan together with the Beverly Center Companion Loans are referred to herein as the "Beverly Center Senior Loan." The Beverly Center Pari Passu Loan together with the Beverly Center Companion Loans and the Beverly Center Subordinate Notes are collectively referred to herein as the "Beverly Center A/B/C Loan."

     The Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes will be serviced pursuant to the provisions of the CSFB 2004-C1 Pooling and Servicing Agreement. The CSFB 2004-C1 Master Servicer will make Servicing Advances in respect of the mortgaged property securing the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes, but will make advances of principal and interest only in respect of the related Beverly Center Companion Loan that is an asset of the trust created under the CSFB 2004-C1 Pooling and Servicing Agreement. The CSFB 2004-C1 Master Servicer will remit collections on the Beverly Center Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the Beverly Center Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the CSFB 2004-C1 Pooling and Servicing Agreement, the servicing and administration of the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the CSFB 2004-C1 Pooling and Servicing Agreement, taking into consideration the subordinate nature of the Beverly Center Subordinate Notes.

     The initial holder of the Beverly Center Pari Passu Loan and the holder of the Beverly Center Companion Loans entered into an intercreditor agreement (the "Beverly Center Senior Notes Intercreditor Agreement"). The initial holder of the Beverly Center Senior Loan, the initial holder of the Beverly Center B Note and the initial holder of the Beverly Center C Note entered into an A, B and C notes agreement among noteholders (the "Beverly Center A/B/C Intercreditor Agreement" and, together with the Beverly Center Senior Notes Intercreditor Agreement, the "Beverly Center Intercreditor Agreements").

     Beverly Center Intercreditor Agreements

     The Beverly Center Intercreditor Agreements collectively provide, among other things, for the application of payments among the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans.

     If no monetary event of default, and no non-monetary event of default as to which the Beverly Center A/B/C Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center A/B/C Loan (net of various payments and reimbursements to third parties, including the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer, the CSFB 2004-C1 Trustee, the applicable master servicer, the applicable special servicer and/or the trustee for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans will each receive, on a pari passu basis with each other, an amount equal to a pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center A/B/C Loan) of all scheduled payments and prepayments of principal of the Beverly Center A/B/C Loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Subordinate Notes receive any such payments; and (b) the holder of the Beverly Center B Note will receive an amount equal to a pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center A/B/C Loan) of all scheduled payments and prepayments of principal of the Beverly Center A/B/C Loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C Note receives any such payments.

     If a monetary event of default, or a non-monetary event of default as to which the Beverly Center A/B/C Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center A/B/C Loan (net of various payments and reimbursements to third parties, including the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer, the CSFB 2004-C1 Trustee, the applicable master servicer, the applicable special servicer and/or the trustee for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans will each receive, on a pari passu basis with each other, an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Subordinate Notes receive any such payments; and (b) the holder of the Beverly Center B Note will receive an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C Note receives any such payments.

     Following the payment of all interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) and principal due with respect to the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans as contemplated by the preceding two paragraphs, any remaining amounts available for distribution to the holders of such mortgage loans will be applied as follows: first, on a pro rata and pari passu basis, as default interest on the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans; second, as default interest on the Beverly Center B Note; third, as default interest on the Beverly Center C Note; fourth, on a pro rata and pari passu basis, as prepayment consideration on the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes; fifth, on a pro rata and pari passu basis, as late payment charges on the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes; and last, for such other purposes as are contemplated by the Beverly Center A/B/C Intercreditor Agreement.

     The Beverly Center A/B/C Intercreditor Agreement also entitles a particular holder or group of holders of mortgage loans comprising the Beverly Center A/B/C Loan (the "Beverly Center Controlling Holder(s)") to exercise, directly or through a representative, certain rights and powers with respect to the Beverly Center A/B/C Loan. Under the Beverly Center Intercreditor Agreements, when read together, the "Beverly Center Controlling Holder(s)" will be:

     o the Holder of the Beverly Center C Note, but only for so long as (a) an amount generally equal to the unpaid principal balance of the Beverly Center C Note, net of the portion of any amount of an Appraisal Reduction with respect to the Beverly Center A/B/C Loan that is allocable to the Beverly Center C Note, is greater than or equal to
          (b) 25% of the initial unpaid principal balance of the Beverly Center C Note;

     o the Holder of the Beverly Center B Note, but only for so long as (a) the Holder of the Beverly Center C Note is no longer the Beverly Center Controlling Holder and (b)(i) an amount generally equal to the unpaid principal balance of the Beverly Center B Note, net of the portion of any amount of an Appraisal Reduction with respect to the Beverly Center A/B/C Loan that is allocable to the Beverly Center B Note, is greater than or equal to (ii) 25% of the initial unpaid principal balance of the Beverly Center B Note; or

     o the holders (acting together) of such mortgage loans comprising the Beverly Center Senior Loan that, as of the relevant time, represent more than 50% of the total outstanding principal balance of the entire Beverly Center Senior Loan, but only if neither of the holders of the Beverly Center Subordinate Notes is the Beverly Center Controlling Holder.

     Pursuant to the Beverly Center Intercreditor Agreements, when read together, the Beverly Center Controlling Holder(s) will be entitled to--

     o replace the CSFB 2004-C1 Special Servicer, with or without cause, solely in respect of the Beverly Center A/B/C Loan; and

     o direct the CSFB 2004-C1 Special Servicer with respect to various servicing matters involving the Beverly Center A/B/C Loan;

provided that any holder of a mortgage loan comprising the Beverly Center A/B/C Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center Pari Passu Loan, that designee will be the Operating Adviser. In addition, the Operating Adviser can replace the CSFB 2004-C1 Special Servicer, with or without cause, except that the Operating Adviser cannot replace any special servicer appointed with respect to the Beverly Center A/B/C Loan by the Beverly Center Controlling Holder(s). The Beverly Center Subordinate Notes may be securitized. Any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of a Beverly Center Subordinate Note. It is expected that each Beverly Center Companion Loan will be securitized. Any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of the particular securitized Beverly Center Companion Loan.

     In addition, also pursuant to the Beverly Center Intercreditor Agreements, when read together, each holder of a mortgage loan comprising the Beverly Center Senior Loan will be entitled to--

     o consult with (but, except as contemplated by the prior paragraph and as described below, not direct) the CSFB 2004-C1 Special Servicer with respect to various servicing matters involving the Beverly Center A/B/C Loan; and

     o purchase the other mortgage loans comprising the Beverly Center Senior Loan under various default scenarios.

     Furthermore, pursuant to the Beverly Center A/B/C Intercreditor Agreement, each holder of a Beverly Center Subordinate Note will be entitled to--

     o consult with (but, except as contemplated by the second preceding paragraph, not direct) CSFB 2004-C1 Special Servicer with respect to various servicing matters involving the Beverly Center A/B/C Loan;

     o purchase all the more senior mortgage loans comprising the Beverly Center A/B/C Loan, including the Beverly Center Pari Passu Loan, under various default scenarios; and

     o cure defaults with respect to all the more senior mortgage loans comprising the Beverly Center A/B/C Loan, including the Beverly Center Pari Passu Loan.

     Certain Rights to Consult with and Direct the CSFB 2004-C1 Special Servicer

     The Operating Adviser and the holders of the Beverly Center Companion Loans (or their designees) will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, any of the following actions, to contact and consult with the CSFB 2004-C1 Special Servicer regarding that action:

     o any modification or waiver of a monetary term of the Beverly Center A/B/C Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on any mortgage loan comprising the Beverly Center A/B/C Loan or the monthly debt service payment or prepayment consideration payable on any mortgage loan comprising the Beverly Center A/B/C Loan or a deferral or forgiveness of interest on or principal of any mortgage loan comprising the Beverly Center A/B/C Loan or a modification of any other monetary term of any mortgage loan comprising the Beverly Center A/B/C Loan relating to the timing or amount of any payment of principal and interest (other than default interest);

     o any modification of, or waiver with respect to, the Beverly Center A/B/C Loan that would result in a discounted payoff of any mortgage loan comprising the Beverly Center A/B/C Loan;

     o any foreclosure upon or comparable transfer (which may include acquisition of an REO property) of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

     o any sale of the related mortgaged property, including as an REO property;

     o any release of the related borrower or any guarantor from liability with respect to the Beverly Center A/B/C Loan;

     o any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any action to bring the related mortgaged property, including as an REO property, into compliance with environmental laws;

     o any substitution or release of collateral for the Beverly Center A/B/C Loan, except as permitted by the related loan documents;

     o any transfer of the related mortgaged property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related loan documents;

     o any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

     o the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     o any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     o any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related loan documents);

     o the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related loan documents;

     o any waiver of amounts required to be deposited into escrow or reserve accounts under the related loan documents, or any modification or amendment to any of the related loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the related loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

     o the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Beverly Center A/B/C Loan (instead of rebuilding the related mortgaged property), if such repayment would not result in the payment in full of all amounts due and payable to the Beverly Center Controlling Holder(s); and

     o any approval of an annual budget of the related borrower, to the extent lender's approval is provided for under the related loan documents;

provided that, unless the Operating Adviser and the holders of the Beverly Center Companion Loans (or their designees) are acting as, or as a part of, the Beverly Center Controlling Holder, the CSFB 2004-C1 Special Servicer will not be required to follow any advice of any such party with respect to any of the foregoing actions or otherwise. In general, the CSFB 2004-C1 Special Servicer will not be permitted to take any of the foregoing actions with respect to the Beverly Center A/B/C Loan or any related REO Property as to which the Beverly Center Controlling Holder(s) has/have objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action.

     In addition, the CSFB 2004-C1 Master Servicer or the CSFB 2004-C1 Special Servicer, as applicable, will be required to consult with the Beverly Center Controlling Holder(s) at any time with respect to proposals to take any significant action with respect to the Beverly Center A/B/C Loan or the related mortgaged property and to consider alternative actions recommended by the Beverly Center Controlling Holder(s) in connection with (i) any adoption or implementation of a business plan submitted by the related borrower with respect to the related mortgaged property, (ii) the execution or renewal of any lease (if a lender approval is provided for in the applicable mortgage loan documents), (iii) the release of any escrow held in conjunction with the Beverly Center A/B/C Loan to the related borrower not expressly required by the related mortgage loan documents or under applicable law, (iv) material alterations on the related mortgaged property, if approval by the lender is required by the related mortgage loan documents, (v) material change in any ancillary mortgage loan documents, or (vi) the waiver of any notice provisions related to prepayment.

     With respect to any proposed action requiring consultation with or approval of the Beverly Center Controlling Holder(s) as described above, the CSFB 2004-C1 Master Servicer or the CSFB 2004-C1 Special Servicer, as applicable, must prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable servicer made that determination, and must provide to the Beverly Center Controlling Holder(s) copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the Beverly Center Controlling Holder(s), then the CSFB 2004-C1 Master Servicer or the CSFB 2004-C1 Special Servicer, as applicable, must propose an alternate action (based on any counter-proposals received from the Beverly Center Controlling Holder(s), to the extent such counter-proposal is consistent with the next paragraph, or, if no such counter-proposal is received, then based on any alternate course of action that the applicable servicer may deem appropriate) until the approval of the Beverly Center Controlling Holder(s) is obtained; provided that, if the applicable servicer and the Beverly Center Controlling Holder(s) do not agree on a proposed course of action within 60 days after the date on which the CSFB 2004-C1 Master Servicer or the CSFB 2004-C1 Special Servicer, as applicable, first proposed a course of action, then such servicer must take such action as it deems appropriate in accordance with the servicing standard under the CSFB 2004-C1 Pooling and Servicing Agreement.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Beverly Center Controlling Holder(s), as contemplated above, may (and the applicable servicer is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the CSFB 2004-C1 Pooling and Servicing Agreement or violate the REMIC provisions of the Code or violate any other provisions of the CSFB 2004-C1 Pooling and Servicing Agreement or any provisions of the Beverly Center A/B/C Intercreditor Agreement.

     In addition, the Beverly Center Intercreditor Agreements provides the holders of the respective mortgage loans comprising the Beverly Center Senior Loan with additional non-binding consultation rights to those described above.

     Purchase Option

     If any event of default with respect to an obligation of the related borrower to pay money due under the Beverly Center A/B/C Loan, or any non-monetary event of default as to which the Beverly Center A/B/C Loan becomes specially serviced, has occurred, then each holder of a Beverly Center Subordinate Note may purchase the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (i) the cure of the subject event of default, (ii) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the related mortgaged property,
(iii) modification of the related mortgage loan documents in accordance with the CSFB 2004-C1 Pooling and Servicing Agreement (subject to the approval rights of the Beverly Center Controlling Holder(s)) and (d) the date that is 90 days after the holder of such Beverly Center Subordinate Note has been notified of the subject event of default. In the case of the Beverly Center Pari Passu Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued interest thereon (exclusive of default interest), plus any related unreimbursed servicing advances, plus any interest payable on related advances, plus any related special servicing compensation payable under the CSFB 2004-C1 Pooling and Servicing Agreement.

     Prior to entering into any modification of the Beverly Center A/B/C Loan that would materially affect the monetary terms of the Beverly Center A/B/C Loan, the CSFB 2004-C1 Special Servicer or CSFB 2004-C1 Master Servicer, as applicable, must provide the trust fund, as holder of the Beverly Center Pari Passu Loan, and the holders of the Beverly Center Companion Loans with notice thereof and with all information that the CSFB 2004-C1 Special Servicer or CSFB 2004-C1 Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Operating Adviser (as designee of the trust as holder of the Beverly Center Pari Passu Loan) and each holder of a Beverly Center Companion Loan will each have the right to purchase the other mortgage loans comprising the Beverly Center Senior Loan. In the case of the Beverly Center Pari Passu Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Beverly Center Pari Passu Loan (exclusive of any applicable liquidation fee). The foregoing purchase option on the part of any particular party will generally terminate within five business days of receipt of the materials described in the first sentence of this paragraph. In the event that any party entitled to do so elects to exercise such purchase option, that party will be required to purchase all the other mortgage loans that comprise the Beverly Center Senior Loan and deliver the applicable purchase price to the CSFB 2004-C1 Master Servicer within three business days after the end of the five-business-day period referred to in the preceding sentence.

     Under the CSFB 2004-C1 Pooling and Servicing Agreement and the Beverly Center Senior Notes Intercreditor Agreement, and subject to the purchase rights of the holder of any Beverly Center Subordinate Note, if any monetary event of default with respect to the Beverly Center A/B/C Loan has occurred, or the Beverly Center A/B/C Loan is being specially serviced as a result of a bankruptcy, foreclosure or similar proceeding with respect to the related borrower, the Operating Adviser and each holder of one or more of the Beverly Center Companion Loans (or its designee) may purchase the other mortgage loans comprising the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (i) the cure of such subject event of default, (ii) the Beverly Center A/B/C Loan no longer being specially serviced as a result of such borrower bankruptcy or (iii) the consummation of a foreclosure, sale, sale by power of sale or delivery of deed in lieu of foreclosure of the related mortgaged property. In the case of the Beverly Center Pari Passu Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Beverly Center Pari Passu Loan (exclusive of any applicable liquidation fee). Upon the delivery of the required notice to the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer and any other appropriate party or parties, the relevant party exercising the purchase option is required to purchase such mortgage loans at the relevant purchase price, on a date not less than five business days nor more than 10 business days after the date of the required notice, which will be established by the CSFB 2004-C1 Special Servicer or the selling lender. The right of any party to purchase a mortgage loan that is part of the Beverly Center Senior Loan under the first sentence of this paragraph will terminate at such time as that mortgage loan is liquidated, is converted to REO Property or ceases to be specially serviced.

     Any purchase of Beverly Center Companion Loans by the Operating Adviser as described in the preceding two paragraphs would be for its own account and with its own funds.

THE 111 EIGHTH AVENUE PARI PASSU LOAN

     Mortgage Loan No. 2 (referred to herein as the "111 Eighth Avenue Pari Passu Loan") is comprised of a note with an outstanding principal balance of $60,000,000, representing approximately 7.0% of the Initial Pool Balance, and is secured by a mortgaged property on a pari passu basis with six other notes, which had an aggregate principal balance of $390,000,000 (the "111 Eighth Avenue Companion Loans") that are not included in the trust. One of the 111 Eighth Avenue Companion Loans with an outstanding principal balance of $149,500,000 is owned by the trust established pursuant to the 2004-GG1 Pooling and Servicing Agreement. The other 111 Eighth Avenue Companion Loans are owned by Morgan Stanley Mortgage Capital Inc. or Greenwich Capital Financial Products, Inc. The 111 Eighth Avenue Companion Loans have the same interest rate, maturity date and amortization term as the 111 Eighth Avenue Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 111 Eighth Avenue Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans.

     In addition, with respect to the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans, the mortgage on the related mortgaged property also secures two subordinate notes (the "111 Eighth Avenue B Notes"), which had an aggregate outstanding principal balance of $50,000,000. One of the 111 Eighth Avenue B Notes (the "111 Eighth Avenue B-1 Note") with an outstanding principal balance of $25,000,000 is owned by the trust established pursuant to the 2004-GG1 Pooling and Servicing Agreement. The other 111 Eighth Avenue B Note (the "111 Eighth Avenue B2 Note") will initially be jointly held by Greenwich Capital Financial Products, Inc. and Morgan Stanley Mortgage Capital Inc., which holders may sell or transfer such 111 Eighth Avenue B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The 111 Eighth Avenue B Notes are not included in the trust.

     The 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes will be serviced pursuant to the provisions of the 2004-GG1 Pooling and Servicing Agreement. The 2004-GG1 Master Servicer will make Servicing Advances in respect of the mortgaged property securing the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes and P&I Advances in respect of the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans. To the extent the 2004-GG1 Master Servicer fails to make a P&I Advance with respect to the 111 Eighth Avenue Pair Passu Loan, the master servicer will make such advance in accordance with the terms of the Pooling and Servicing Agreement. The 2004-GG1 Master Servicer will remit collections on the 111 Eighth Avenue Pari Passu Loan to, or on behalf of, the trust. Under the 2004-GG1 Pooling and Servicing Agreement, the servicing and administration of the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2004-GG1 Pooling and Servicing Agreement, taking into consideration the subordinate nature of the 111 Eighth Avenue B Notes.

     The holders of the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes entered into an intercreditor agreement. That intercreditor agreement generally provides, among other things, for the following:

     o the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the 111 Eighth Avenue Pari Passu Loan and/or the 111 Eighth Avenue Companion Loans (in each case, subject to the rights of the 2004-GG1 Master Servicer, the related 2004-GG1 Special Servicer, the 2004-GG1 Depositor, the 2004-GG1 Trustee, the 2004-GG1 Fiscal Agent and any party making back-up advances for any such party) to payments and reimbursements pursuant to and in accordance with the terms of the 2004-GG1 Pooling and Servicing Agreement) will be applied to the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o prior to either (i) a monetary event of default with respect to the 111 Eighth Avenue A/B Loan or (ii) a material non-monetary event of default with respect to the 111 Eighth Avenue A/B Loan, each of the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans will receive interest due and its pro rata share of principal with respect to such 111 Eighth Avenue Pari Passu Loan or 111 Eighth Avenue Companion Loan prior to payment of interest due and the pro rata share of principal with respect to the 111 Eighth Avenue B Notes and subsequent to the events described in clauses (i) and (ii) above, each of the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans are senior in right of payment to the 111 Eighth Avenue B Notes, such that all amounts received in respect of the 111 Eighth Avenue A/B Loan will be used to pay interest on the 111 Eighth Avenue Pari Passu Loan and 111 Eighth Avenue Companion Loans, then to pay principal of the 111 Eighth Avenue Pari Passu Loan and 111 Eighth Avenue Companion Loans until their principal balance is reduced to zero, then to pay interest on the 111 Eighth Avenue B Notes, then to pay principal of the 111 Eighth Avenue B Notes until their principal balance is reduced to zero;

     o the 2004-GG1 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the 111 Eighth Avenue A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans or the 111 Eighth Avenue B Notes will be effected in accordance with the 2004-GG1 Pooling and Servicing Agreement); and

     o the transfer of the ownership of more than 49% of any of the 111 Eighth Avenue Companion Loans or the 111 Eighth Avenue B Notes to any person or entity, other than to specified types of entities, which include institutional lenders, investment companies and affiliates thereof exceeding a minimum net worth requirement and trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited absent confirmation from the related rating agencies.

     In addition, the intercreditor agreement provides for the following with respect to advances on the 111 Eighth Avenue A/B Loan:

     o if the 2004-GG1 Master Servicer, the master servicer (in connection with any back-up P&I Advance) or the master servicer of any 111 Eighth Avenue Companion Loan (in connection with any back-up P&I Advance) determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a "nonrecoverable advance," in accordance with the related pooling and servicing agreement, such servicer shall provide the other servicers written notice of such determination within two business days after such determination was made and upon such notice, no servicer or any other party under the 2004-GG1 Pooling and Servicing Agreement, the Pooling and Servicing Agreement or any pooling and servicing agreement with respect to a 111 Eighth Avenue Companion Loan may make any additional P&I Advances with respect to the 111 Eighth Avenue A/B Loan until all such servicers have consulted and agreed that circumstances with respect to the 111 Eighth Avenue A/B Loan have changed such that a proposed future P&I Advance would not be a "nonrecoverable advance" in accordance with the related pooling and servicing agreement;

     o if any P&I Advance for the 111 Eighth Avenue Pari Passu Loan or any 111 Eighth Avenue Companion Loan becomes a "nonrecoverable advance" in accordance with the 2004-GG1 Pooling and Servicing Agreement, the Pooling and Servicing Agreement or any other pooling and servicing agreement with respect to a 111 Eighth Avenue Companion Loan, then each related servicer is required to reimburse the advancing servicer (or other party providing a back-up advance), as the case may be, out of general funds in the related collection account (or equivalent account) established under the 2004-GG1 Pooling and Servicing Agreement, the Pooling and Servicing Agreement or any other pooling and servicing agreement with respect to a 111 Eighth Avenue Companion Loan, as applicable, for such amounts in respect of the related 111 Eighth Avenue Pari Passu Loan or 111 Eighth Avenue Companion Loan; and

     o if any Servicing Advance for the 111 Eighth Avenue A/B Loan made in accordance with the 2004-GG1 Pooling and Servicing Agreement becomes a "nonrecoverable advance" in accordance with the 2004-GG1 Pooling and Servicing Agreement, then the master servicer and the master servicer with respect to each 111 Eighth Avenue Companion Loan that has been securitized will reimburse the 2004-GG1 Master Servicer (or the 2004-GG1 Special Servicer, the 2004-GG1 Trustee or the 2004-GG1 Fiscal Agent, as applicable) out of general funds in the collection account (or equivalent account) for its pro rata share (based on the principal balance of the 111 Eighth Avenue Pari Passu Loan and each 111 Eighth Avenue

          Companion Loan) of such "nonrecoverable advance" and to the extent that such amounts are insufficient to cover the whole "nonrecoverable advance," the master servicer and the master servicer with respect to each 111 Eighth Avenue Companion Loan will reimburse the 2004-GG1 Master Servicer (or the 2004-GG1 Special Servicer, the 2004-GG1 Trustee or the 2004-GG1 Fiscal Agent, as applicable) out of general funds in the collection account (or equivalent account), for the remainder of such "nonrecoverable advance"; provided that the allocation of such reimbursements among the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans will be as nearly as possible pro rata (based on the principal balance of the 111 Eighth Avenue Pari Passu Loan and each 111 Eighth Avenue Companion Loan).

     The holders of the 111 Eighth Avenue B Notes have certain rights with respect to the servicing of the 111 Eighth Avenue A/B Loan. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holders of the 111 Eighth Avenue B Notes" in this prospectus supplement.

     If an event of default on the part of the 2004-GG1 Master Servicer affects the 111 Eighth Avenue Pari Passu Loan, a 111 Eighth Avenue Companion Loan or a 111 Eighth Avenue B Note and the 2004-GG1 Master Servicer is not otherwise terminated pursuant to the 2004-GG1 Pooling and Servicing Agreement, the 2004-GG1 Trustee, at the direction of the Operating Adviser, the holder of a 111 Eighth Avenue Companion Loan or the holder of a 111 Eighth Avenue B Note (which, with respect to the 111 Eighth Avenue B-1 Note, may be a majority in balance of a class of certificates issued pursuant to the 2004-GG1 Pooling and Servicing Agreement), will be required to direct the 2004-GG1 Master Servicer to appoint a sub-servicer that will be responsible for servicing the 111 Eighth Avenue A/B Loan.

THE ROCKVALE SQUARE MORTGAGE LOAN

     With respect to Mortgage Loan No. 3, (the "Rockvale Square Mortgage Loan"), the mortgage on the related mortgaged property also secures a subordinated note (the "Rockvale Square B Note" and, together with the Rockvale Square Mortgage Loan, the "Rockvale Square A/B Loan"), which had an original principal balance of $53,000,000, representing approximately 6.1% of the initial pool balance. The Rockvale Square B Note will initially be held by Morgan Stanley Mortgage Capital Inc., which holder may sell or transfer the Rockvale Center B Note at any time subject to compliance with the requirements of the related intercreditor agreement.

     The holder of the Rockvale Square Mortgage Loan has entered into an intercreditor agreement with the holder of the Rockvale Square B Note. The intercreditor agreement provides for the following:

     o the right of the holder of the Rockvale Square B Note to receive scheduled payments of principal and interest is subordinate to the rights of the holder of the Rockvale Square Mortgage Loan to receive scheduled payments of principal and interest;

     o the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Rockvale Square A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Rockvale Square Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement);

     o prior to the occurrence of a monetary event of default or a material non-monetary event of default (taking into account the applicable cure periods for such defaults as set forth in the related intercreditor agreement), the holder of the Rockvale Square Mortgage Loan and the holder of the Rockvale Square B Note will be entitled to receive their scheduled payments of principal and interest on a pro rata basis;

     o upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, the holder of the Rockvale Square B Note will not be entitled to receive payments of principal and interest until the holder of the Rockvale Square Mortgage Loan receives all of its accrued and scheduled interest and outstanding principal in full; and

     o the transfer of the Rockvale Square B Note to any person or entity is generally prohibited, other than to institutional lenders and investment funds and their affiliates, exceeding a minimum net worth requirement or (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates.

     Under the Pooling and Servicing Agreement, the servicing and administration of the Rockvale Square Mortgage Loan and the Rockvale Square B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

     The holder of the Rockvale Square B Note has certain rights with respect to the servicing of the Rockvale Square A/B Loan. See "Servicing of the Mortgage Loans-Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the Rockvale Square B Note" in this prospectus supplement.

THE ALAMO QUARRY MARKET & QUARRY CROSSING PARI PASSU LOAN

     Mortgage Loan No. 4 (referred to herein as the "Alamo Quarry Market & Quarry Crossing Pari Passu Loan") is comprised of two notes, with an aggregate original principal balance of $40,000,000, representing approximately 4.6% of the Initial Pool Balance, and is secured by a mortgaged property on a pari passu basis with two other notes, with an aggregate original principal balance of $69,000,000 (the "Alamo Quarry Market & Quarry Crossing Companion Loans"), that are not included in the trust. The Alamo Quarry Market & Quarry Crossing Companion Loans are owned by the trust fund established pursuant to the 2004-HQ3 Pooling and Servicing Agreement. The Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans.

     The Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans will be serviced pursuant to the provisions of the 2004-HQ3 Pooling and Servicing Agreement. The 2004-HQ3 Master Servicer will make Servicing Advances in respect of the mortgaged property securing the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans, but will make advances of principal and interest only in respect of the Alamo Quarry Market & Quarry Crossing Companion Loans. The 2004-HQ3 Master Servicer will remit collections on the Alamo Quarry Market & Quarry Crossing Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the 2004-HQ3 Pooling and Servicing Agreement, the servicing and administration of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2004-HQ3 Pooling and Servicing Agreement.

     The holders of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other;

     o the 2004-HQ3 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans will be effected in accordance with the 2004-HQ3 Pooling and Servicing Agreement);

     o all payments, proceeds and other recoveries on or in respect of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and/or the Alamo Quarry Market & Quarry Crossing Companion Loans (in each case, subject to the rights of the 2004-HQ3 Master Servicer, the 2004-HQ3 Special Servicer, the 2004-HQ3 Depositor, the 2004-HQ3 Trustee or the 2004-HQ3 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2004-HQ3 Pooling and Servicing Agreement and the rights of the applicable master servicer, the special servicer, the trustee and the fiscal agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Alamo Quarry Market & Quarry Crossing Companion Loans to any person or entity is generally prohibited, other than (i) to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the 2004-HQ3 Pooling and Servicing Agreement, if the Alamo Quarry Market & Quarry Crossing Companion Loans are subject to a fair value purchase option, then any holder of that option will be required to purchase the Alamo Quarry Market & Quarry Crossing Pari Passu Loan from the trust in connection with the exercise of that option.

     Under the 2004-HQ3 Pooling and Servicing Agreement, the servicing and administration of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2004-HQ3 Pooling and Servicing Agreement.

THE COLIGNY PLAZA MORTGAGE LOAN

     With respect to Mortgage Loan No. 22 (the "Coligny Plaza Mortgage Loan"), the mortgage on the related mortgaged property also secures a subordinated note (the "Coligny Plaza B Note" and, together with the Coligny Plaza Mortgage Loan, the "Coligny Plaza A/B Loan"), which has an aggregate outstanding principal balance of $10,000,000, representing approximately 1.2% of the Initial Pool Balance. The Coligny Plaza B Note is owned by the related seller and is not an asset of the trust.

     The holder of the Coligny Plaza Mortgage Loan has entered into an intercreditor agreement with the holder of the Coligny Plaza B Note. The intercreditor agreement provides for the following:

     o the right of the holder of the Coligny Plaza B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holder of the Coligny Plaza Mortgage Loan to receive scheduled payments of principal and interest;

     o the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Coligny Plaza A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Coligny Plaza Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement) and the trustee, or the applicable master servicer or special servicer on its behalf, has the exclusive right to exercise remedies with respect to the Coligny Plaza A/B Loan, including, without limitation, seeking foreclosure;

     o prior to the occurrence of a monetary event of default or material non-monetary event of default (taking into account the applicable cure period for such defaults as set forth in the related intercreditor agreement), the holder of the Coligny Plaza Mortgage Loan and the holder of the Coligny Plaza B Note will be entitled to receive its scheduled payments of principal and interest on a pro rata basis;

     o upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, the holder of the Coligny Plaza B Note will not be entitled to receive payments of principal and interest until the holder of the Coligny Plaza Mortgage Loan receives all its accrued scheduled interest and outstanding principal in full; and

     o the transfer of the ownership of the Coligny Plaza B Note to any person or entity is generally prohibited, other than to (i) institutional lenders and investment funds and their affiliates thereof, exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the

          Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

     Under the Pooling and Servicing Agreement, the servicing and administration of the Coligny Plaza Mortgage Loan and the Coligny Plaza B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

     The holder of the Coligny Plaza B Note has certain rights with respect to the servicing of the Coligny Plaza A/B Loan. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the Coligny Plaza B Note" in this prospectus supplement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised or a market study was conducted by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal or market study was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals and market studies sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

     o The loan-to-value ratios for 123 mortgage loans, representing 97.7% of the Initial Pool Balance, were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals conducted on or after November 1, 2002.

     o With respect to 57 of those mortgage loans described in the previous bullet, representing 16.7% of the Initial Pool Balance, which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative.

     o For 5 of the mortgage loans, representing 2.3% of the Initial Pool Balance, the loan-to-value ratios were calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study, conducted on or after November 1, 2002, to the underwritten net operating income of the mortgaged property.

     Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after November 1, 2002, which secure mortgage loans representing 97.7% of the Initial Pool Balance, the related seller has represented to us that, as of the Cut-off Date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     With respect to the mortgaged properties for which environmental site assessments were prepared prior to November 1, 2002 or for which no environmental site assessments exist, which secure mortgage loans representing 2.3% of the Initial Pool Balance, the related seller has represented to us that, as of the Cut-off Date and subject to certain specified exceptions:

     o    no hazardous material is present on such mortgaged property such that
          (a) the value of such mortgaged property is materially and adversely affected or (b) under applicable federal, state or local law, (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

     o such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates and the value of the mortgage loans; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions.

     With respect to certain residential cooperative properties, relating to mortgage loans in the amount of $350,000 or less and sold to the trust by NCB, FSB representing 0.2% of the Initial Pool Balance, ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

     Property Condition Assessments

     Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after November 1, 2002, which secure mortgage loans representing 97.4% of the Initial Pool Balance, the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan. With respect to the mortgaged properties, for which property inspection or engineering reports were prepared prior to November 1, 2002 or for which no property inspection or engineering report exists, which secure mortgage loans representing 2.6% of the Initial Pool Balance, the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established), in each case, so as not to materially and adversely affect its value as security for the related mortgage loan. In those cases where a material and adverse property condition was identified, such property condition generally has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     With respect to 1 mortgaged property, securing 0.6% of the Initial Pool Balance, the related seller has obtained, and there will be assigned to the trust, an environmental policy covering certain environmental matters with respect to the related mortgaged property. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

          (i) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Implied DSCR" are references to "Implied Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 8% fixed constant and based on the outstanding unpaid principal balance at the time of recalculation (with respect to Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" or "Implied DSCR" or "Implied Debt Service Coverage Ratio" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (a) with respect to Mortgage Loan Nos. 1, 2 and 4, the aggregate indebtedness evidenced by the Non-Trust Serviced Pari Passu Loan and each related Non-Trust Serviced Companion Loan and (b) with respect to Mortgage Loan Nos. 1, 2, 5, 14, 20, 24, 25, 26, 37 and 38, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (ii) In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, other than the residential cooperative mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties. The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

          (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, market study, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

          (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects, with respect to Mortgage Loan Nos. 1, 2 and 4, the aggregate indebtedness evidenced by the Non-Trust Serviced Pari Passu Loan and each related Non-Trust Serviced Companion Loan. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative.

          (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined (i) using a third-party appraisal or (ii) by applying a capitalization rate obtained from an updated third party market study to the net operating income of the mortgaged property, as described above under "--Assessments of Property Value and Condition--Appraisals."

          (vii) No representation is made that any such value would approximate either the value that would be determined in a current appraisal or market study of the related mortgaged property or the amount that would be realized upon a sale.

          (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

STANDARD HAZARD INSURANCE

     Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance and the cost thereof, subject to a determination of recoverability, will be a Servicing Advance. Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. None of the master servicers or the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the Operating Adviser as set forth in the Pooling and Servicing Agreement.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" and "--Certain Other Risks Related to Casualty and Casualty Insurance" in this prospectus supplement.

THE SELLERS

     Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc. ("MSMC"), a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036.

     National Consumer Cooperative Bank

     National Consumer Cooperative Bank was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, National Consumer Cooperative Bank was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers.

     National Consumer Cooperative Bank and its affiliates have originated over $4.0 billion in commercial and multifamily loans and securitized over $3.2 billion of such originations in 29 public securitization transactions.

     NCB, FSB

     NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

     NCB, FSB, together with its affiliates and parent, National Consumer Cooperative Bank, have originated over $4.0 billion in commercial and multifamily loans and securitized over $3.2 billion of such originations in 29 public securitization transactions.

     State Farm Life Insurance Company

     State Farm Life Insurance Company ("State Farm") is a wholly owned subsidiary of State Farm Mutual Automobile Insurance Company ("State Farm Mutual"), with its corporate headquarters at One State Farm Plaza, Bloomington, Illinois 61710. State Farm Mutual was founded in 1922 and State Farm was formed in 1929.

     State Farm Mutual offers a broad range of insurance and financial service products through its subsidiaries, including auto, health, life and homeowner's insurance, as well as variable annuities, mutual funds, and banking products. State Farm Mutual and its affiliates collectively have invested assets under management in excess of $135.0 billion, with State Farm contributing approximately $31.0 billion of the total.

     The Mortgage and Real Estate Division of State Farm Mutual's Investment Department underwrote the commercial mortgage loans being sold by State Farm in this transaction. The Mortgage and Real Estate Division is responsible for the origination and servicing of State Farm's $4.3 billion commercial mortgage loan portfolio. State Farm has averaged approximately $600 million in mortgage originations per year over the past five years. State Farm's financial strength is rated "AA" by S&P, "AA+" by Fitch and "A++" by A.M. Best Company.

     Washington Mutual Bank, FA

     With a history dating back to 1889, Washington Mutual Bank, FA is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At December 31, 2003, Washington Mutual, Inc. and its subsidiaries, including Washington Mutual Bank, FA and WaMu Capital Corp., one of the underwriters, had consolidated assets of $275.18 billion. Washington Mutual, Inc. currently operates more than 2,400 consumer banking, mortgage lending, commercial banking and financial services offices throughout the nation. The Commercial Real Estate division of Washington Mutual Bank, FA provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties.

     Washington Mutual Bank, FA originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the Primary Servicer with respect to those mortgage loans.

     Nationwide Life Insurance Company

     Nationwide Life Insurance Company ("Nationwide Life") is a leading provider of life insurance and retirement savings products in the United States and is a wholly owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide"). Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans, other investment products sold to institutions, life insurance and an advisory services program. Nationwide Life markets its products through a diverse distribution network, including independent broker/dealers, wirehouse and regional firms, financial institutions, pension plan administrators, life insurance specialists, certified public accounting firms and the following affiliated producers: Nationwide Retirement Solutions, TBG Financial, Nationwide Provident agents and Nationwide agents.

     Nationwide, as a whole, is one of the largest diversified financial and insurance services providers in the United States. Nationwide is a Fortune 500 organization with assets of approximately $147.9 billion (unaudited) as of December 31, 2003.

     Nationwide's Real Estate Investment Department originated $2.7 billion in commercial mortgage loans in 2003 and has averaged over $1.8 billion in originations per year over the past five years. The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $10.5 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants. Nationwide Life also is the Primary Servicer with respect to the Nationwide Life mortgage loans.

     Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-."

     Principal Commercial Funding, LLC

     Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Commercial Funding, LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801 Grand Avenue, Des Moines, Iowa 50392.

     Teachers Insurance and Annuity Association of America

     Teachers Insurance and Annuity Association of America ("TIAA") is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA was established in 1918 by the Carnegie Foundation for the U.S. Advancement of Teaching. TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA currently holds top ratings from all four leading insurance company ratings agencies: A.M. Best Co., Fitch, Moody's and S&P (these ratings of TIAA as an insurance company do not apply to the TIAA Real Estate Account).

     The TIAA mortgage loans in this transaction were acquired by TIAA from GMAC Commercial Mortgage Corporation ("GMAC") pursuant to a program under which GMAC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, GMAC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by GMAC under loan documents prepared by counsel retained by GMAC and simultaneously assigned to and purchased by TIAA.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee; provided, however, that with respect to each Non-Trust Serviced Pari Passu Loan, the related seller is obligated to deliver the original mortgage note, and copies of the other documents included in the definition of "Mortgage File."

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan (other than any Non-Trust Serviced Pari Passu Loan) and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

     The mortgagee of record with respect to any Non-Trust Serviced Loan Pair will be the applicable Other Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

     (8) the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And Engineering Reports May Not Reflect All Conditions That Require Repair On The Property";

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk Factors--Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates";

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

     (18) to the seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property
          (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder;
          (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan;

     (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

     (21) at origination, the mortgage loans complied with all federal, state and local statutes and regulations.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or

     o at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

     o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Each master servicer and special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans) and the Serviced Companion Loans in accordance with the Servicing Standard. The applicable Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of such Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Trust Serviced Pari Passu Loans, the servicing and administration of which will instead be governed by the applicable Other Pooling and Servicing Agreement. The servicing standard for each Non-Trust Serviced Loan Pair under the related Other Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each master servicer and special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the classes of certificates. Any master servicer, any special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

     Any such interest of a master servicer, a special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or a special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans that are not NCB Mortgage Loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds for mortgage loans for which the master servicers or special servicers are acting as master servicer and special servicer, respectively.

     Any master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee and the paying agent, provided that:

     o a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and Servicing Agreement. If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of such special servicer.

     The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Neither master servicer will have any responsibility for the performance of either special servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement.

     The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool (other than the Non-Trust Serviced Pari Passu Loans). However, the special servicers will be responsible for servicing and administering any Specially Serviced Mortgage Loans for which they are acting as special servicer.

     Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the Non-Trust Serviced Pari Passu Loans under the applicable Other Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicers and the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, in addition to collections on, and other proceeds of, the mortgage loans, if and to the extent that the matter relates to any Serviced Companion Loan, the amount allocable to such Serviced Companion Loan out of collections on, and other proceeds of, such Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans, the Serviced Companion Loans or the certificates other than any loss, liability or expense incurred by reason of such master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement. In addition, under the Pooling and Servicing Agreement, each Other Master Servicer and Other Special Servicer is entitled to indemnification from the trust against the trust's pro rata share of any loss, liability and expense incurred in connection with any legal action or claim relating to the related Other Pooling and Servicing Agreement and the related Non-Trust Serviced Pari Passu Loan, other than any losses incurred by reason of such Other Master Servicer's or Other Special Servicer's, as applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the applicable Other Pooling and Servicing Agreement.

     With respect to each Non-Trust Serviced Pari Passu Loan, the applicable Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement).

SERVICING OF CERTAIN MORTGAGE LOANS WITH OTHER FINANCING

     General

     The Beverly Center Pari Passu Loan, the Beverly Center Companion Loans, the Beverly Center B Note and the Beverly Center C Note and any related REO Property are being serviced under the CSFB 2004-C1 Pooling and Servicing Agreement. The 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes and any related REO Property are being serviced under the 2004-GG1 Pooling and Servicing Agreement. The Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans and any related REO Property are being serviced under the 2004-HQ3 Pooling and Servicing Agreement (and, together with the CSFB 2004-C1 Pooling and Servicing Agreement and the 2004-GG1 Pooling and Servicing Agreement, the "Other Pooling and Servicing Agreements"). These agreements provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the Other Pooling and Servicing Agreements are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.

     Servicing Advances and remittances of collections with respect to each Non-Trust Serviced Pari Passu Loan will be made pursuant to the applicable Other Pooling and Servicing Agreement by the related Other Master Servicer under such Other Pooling and Servicing Agreement.

     Rights of the Holders of the Beverly Center Subordinate Notes

     The holders of the Beverly Center Subordinate Notes have certain rights under the CSFB 2004-C1 Pooling and Servicing Agreement and Beverly Center Intercreditor Agreements.

     Any holder of a Beverly Center Subordinate Note that is also the Beverly Center Controlling Holder will have the right to cure defaults with respect to the Beverly Center Senior Loan; provided that the subject cure must be completed, in the case of a monetary default, within five business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the holders of the Beverly Center Senior Loan to the contrary, the right to cure a monetary default or non-monetary default will be limited to six cure events over the life of the Beverly Center A/B/C Loan and no single cure event may exceed three consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the holder of a Beverly Center Subordinate Note elects to cure a default that can be cured by the payment of money, that party is required to make such payment to the CSFB 2004-C1 Master Servicer. The CSFB 2004-C1 Master Servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the trust established by the CSFB 2004-C1 Pooling and Servicing Agreement. The right of the curing party to be reimbursed for any such payment of money in connection with the cure of a default (including the reimbursement by the curing party of a previous advance and interest thereon made by the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer or the CSFB 2004-C1 Trustee) will be subordinate to the payment of all interest (other than default interest) and principal due with respect to the Beverly Center Senior Loan.

     The holders of the Beverly Center Subordinate Notes have certain additional rights, including the right to the purchase the Beverly Center Senior Loan and rights concerning the administration and servicing of the Beverly Center A/B/C Loan. See "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan--Beverly Center Intercreditor Agreements" and "--Certain Rights to Consult with and Direct the CSFB 2004-C1 Special Servicer" in this prospectus supplement.

     Rights of the Holder of the 111 Eighth Avenue B Notes

     The holders of the 111 Eighth Avenue B Notes have certain rights under the 2004-GG1 Pooling and Servicing Agreement and the related intercreditor agreement, including, among others, the following:

     Certain Consent Rights of Holders of the 111 Eighth Avenue B Notes. The related intercreditor agreement provides that neither the 2004-GG1 Master Servicer nor the 2004-GG1 Special Servicer will be permitted to take any of the following proposed actions with respect to the 111 Eighth Avenue A/B Loan unless and until either the 2004-GG1 Master Servicer or the 2004-GG1 Special Servicer, as applicable, has notified the "directing holder" under the intercreditor agreement in writing of such proposed actions and the directing holder has not objected in writing within 10 business days after receipt of said notice and having been provided with all reasonably requested information with respect to the proposed actions; provided, however, that the directing holder will be deemed to have approved such request if it fails to respond within such period:

     o any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the related mortgaged property and the other collateral securing the 111 Eighth Avenue A/B Loan if they come into and continue in default;

     o any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the 111 Eighth Avenue A/B Loan;

     o any proposed or actual sale of the mortgaged property after it becomes an "administered REO property" as defined in the 2004-GG1 Pooling and Servicing Agreement (other than in connection with a termination of the trust created pursuant to the 2004-GG1 Pooling and Servicing Agreement) for less than the "purchase price" as defined in the 2004-GG1 Pooling and Servicing Agreement;

     o    any acceptance of a discounted payoff of the 111 Eighth Avenue A/B
          Loan;

     o any determination to bring the mortgaged property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property;

     o any material release of collateral for the 111 Eighth Avenue A/B Loan or any release of a borrower (other than in accordance with the terms of (with no material discretion by the mortgagee), or upon satisfaction of, the 111 Eighth Avenue A/B Loan);

     o any acceptance of substitute or additional collateral for the 111 Eighth Avenue A/B Loan (other than in accordance with the terms of the 111 Eighth Avenue A/B Loan (with no material discretion by the mortgagee));

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance of an assumption agreement releasing a borrower or guarantor from liability under the 111 Eighth Avenue A/B Loan;

     o    any acceptance of a change in the property management company;

     o any determination by the 2004-GG1 Master Servicer, or any successor master servicer that a "servicing transfer event" (as defined in the 2004-GG1 Pooling and Servicing Agreement) which is based on an imminent default or a non-monetary covenant default has occurred with respect to the 111 Eighth Avenue A/B Loan;

     o certain extensions by the 2004-GG1 Master Servicer, or any successor master servicer of the maturity date of the 111 Eighth Avenue A/B Loan when it is a non-specially serviced mortgage loan pursuant to the relevant provision of the 2004-GG1 Pooling and Servicing Agreement;

     o certain extensions by the 2004-GG1 Special Servicer, or any successor special servicer of the maturity date of the 111 Eighth Avenue A/B Loan when it is a specially serviced mortgage loan pursuant to the relevant provision of the 2004-GG1 Pooling and Servicing Agreement;

     o any adoption or approval of a plan of bankruptcy or reorganization with respect to the borrower; and

     o the approval of a material capital expenditure that requires the approval of the mortgagee under the related loan documents.

     The holders of the 111 Eighth Avenue B Notes (which, with respect to the 111 Eighth Avenue B-1 Note, may be a majority in balance of a class of certificates issued pursuant to the 2004-GG1 Pooling and Servicing Agreement) will, jointly, be the directing holder under the related intercreditor agreement, unless the then initial aggregate principal balance of the 111 Eighth Avenue B Notes, minus the sum of (i) any principal payments allocated to and received on the 111 Eighth Avenue B Notes, (ii) the amount of any appraisal reductions allocable to the 111 Eighth Avenue A/B Loan allocated to the 111 Eighth Avenue B Notes and (iii) any "realized losses" (as defined in the 2004-GG1 Pooling and Servicing Agreement) on the 111 Eighth Avenue A/B Loan allocated to the 111 Eighth Avenue B Notes, is less than 25% of the initial aggregate principal balance of the 111 Eighth Avenue B Notes. For so long as the holders of the 111 Eighth Avenue B Notes are the directing holder, if such parties are unable to agree with respect to any course of action, a third party operating adviser will make a final determination with respect to the proposed course of action and the time period in which a determination must be made may be extended to provide additional time to such third party operating adviser. At any time the holders of the 111 Eighth Avenue B Notes are no longer the directing holder under the related intercreditor agreement, the rights described in the previous paragraph will shift to the then controlling class under the 2004-GG1 Pooling and Servicing Agreement.

     Notwithstanding the foregoing, in the event that the 2004-GG1 Master Servicer or the 2004-GG1 Special Servicer, as the case may be, determines in accordance with the servicing standard set forth in the 2004-GG1 Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the holders of the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes

(as a collective whole), the 2004-GG1 Master Servicer or the 2004-GG1 Special Servicer, as the case may be, may take any such action without waiting for the directing holder's response.

     In addition to the rights to consent as set forth in the third preceding paragraph, the 2004-GG1 Special Servicer is required to consult, on a non-binding basis, with the holder of greater than 50% of the interests in any of the 111 Eighth Avenue Pari Passu Loan, any 111 Eighth Avenue Companion Loan or any 111 Eighth Avenue B Note not held by the directing holder (excluding any interest held by the related borrower or an affiliate) with respect to (i) the items set forth in the third preceding paragraph and (ii) with respect to any other items as to which the 2004-GG1 Master Servicer or the 2004-GG1 Special Servicer is required to consult the directing holder under the 2004-GG1 Pooling and Servicing Agreement to the extent such party may be affected thereby. With respect to any such items, the 2004-GG1 Special Servicer is required to deliver notice to such party at the same time notice is delivered to the directing holder and such party will have the opportunity to consult with the 2004-GG1 Special Servicer for a period of 10 business days from the date of notice thereof. However, in the event the 2004-GG1 Special Servicer determines in accordance with the servicing standard set forth in the 2004-GG1 Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the holders of the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes (as a collective whole), the 2004-GG1 Special Servicer may take any actions without waiting for such party's response.

     Notwithstanding the foregoing, no advice, direction or objection from or by the directing holder or any other party, as contemplated above, may (and the 2004-GG1 Master Servicer and the 2004-GG1 Special Servicer will ignore and act without regard to any such advice, direction or objection that the 2004-GG1 Master Servicer or the 2004-GG1 Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the 2004-GG1 Master Servicer or the 2004-GG1 Special Servicer to violate applicable law, any provision of the intercreditor agreement, the related loan documents or the 2004-GG1 Pooling and Servicing Agreement (including any REMIC provisions and the 2004-GG1 Special Servicer's obligation to act in accordance with the servicing standard set forth therein), expose the 2004-GG1 Master Servicer, the 2004-GG1 Special Servicer, the 2004-GG1 Trustee, the 2004-GG1 Fiscal Agent or their officers, directors, employees or agents to any material claim, suit or liability, or materially expand the scope of the 2004-GG1 Master Servicer's or the 2004-GG1 Special Servicer's responsibilities under the 2004-GG1 Pooling and Servicing Agreement.

     Additional Rights of the Holders of the 111 Eighth Avenue B Notes. In addition to the foregoing, each of the holders of the 111 Eighth Avenue B Notes have the option:

     o to cure a monetary default within 10 days after the expiration of any related grace period or to cure a non-monetary default (other than a bankruptcy of the related borrower) within 30 days after the expiration of any related grace period as long as such party is diligently proceeding with such cure, in each case subject to reimbursement of all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the holder of the 111 Eighth Avenue Pari Passu Loan or any 111 Eighth Avenue Companion Loan during the period from the time of such default until such cure is effected and, with respect to the cure of a monetary default, subject to certain time and occurrence limitations; and

     o to purchase the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans (in whole but not in part) in the event that any payment of principal or interest on the 111 Eighth Avenue A/B Loan becomes 90 days or more delinquent, the 111 Eighth Avenue A/B Loan has been accelerated, the principal balance of the 111 Eighth Avenue A/B Loan is not paid at maturity, the 111 Eighth Avenue A/B Loan is a specially serviced mortgage loan (and the 111 Eighth Avenue A/B Loan is either in default or a default with respect thereto is reasonably foreseeable) or the borrower files a petition for bankruptcy. The purchase price will generally equal the outstanding principal balance of the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the 111 Eighth Avenue A/B Loan, together with accrued and unpaid interest thereon, and any other additional expenses allocable to the 111 Eighth Avenue A/B Loan pursuant to the 2004-GG1 Pooling and Servicing Agreement.

     Transfer of Special Servicing of the 111 Eighth Avenue A/B Loan. Pursuant to the 2004-GG1 Pooling and Servicing Agreement, the holder of certificates representing a majority interest in a designated controlling class of the certificates issued pursuant to the 2004-GG1 Pooling and Servicing Agreement will have the right to replace the 2004-GG1 Special Servicer without cause; however, if a control appraisal event has not occurred, such replacement must be approved in writing by each holder of a 111 Eighth Avenue B Note (which, with respect to the 111 Eighth Avenue B-1 Note, may be a majority in balance of a class of certificates issued pursuant to the 2004-GG1 Pooling and Servicing Agreement).

     In addition, if a control appraisal event has not occurred, upon an event of default of the 2004-GG1 Special Servicer, if the special servicer is not otherwise terminated, either holder of a 111 Eighth Avenue B Note (which, with respect to the 111 Eighth Avenue B-1 Note, may be a majority in balance of a class of certificates issued pursuant to the 2004-GG1 Pooling and Servicing Agreement) may terminate the 2004-GG1 Special Servicer and replace the 2004-GG1 Special Servicer with a special servicer that has been approved in writing by the holders of both 111 Eighth Avenue B Notes. Any replacement special servicer appointed as provided in this paragraph may be replaced as provided in the preceding paragraph.

     Rights of the Holder of the Rockvale Square B Note

     The holder of the Rockvale Square B Note has certain rights under the Pooling and Servicing Agreement, including, among others, the following:

     Option to Cure Defaults Under the Rockvale Square A/B Loan. The holder of the Rockvale Square B Note has the option to cure a default of the related borrower, with respect to monetary defaults, within five business days of receipt of notice thereof, and with respect to non-monetary defaults, within (i) 30 days of receipt of notice thereof or (ii) such shorter time period as is set forth in the related mortgage loan documents plus five business days, provided that the holder of the Rockvale Square B Note may not cure more than two successive identical defaults within any one year period. In addition, the holder of the Rockvale Square B Note's right to cure is limited to three instances during the term of the Rockvale Square Mortgage Loan.

     Option to Purchase the Rockvale Square Mortgage Loan. Upon the occurrence and continuance of an event of default, the holder of the Rockvale Square B Note may purchase the Rockvale Square Mortgage Loan. The purchase price will generally equal the outstanding principal balance of the Rockvale Square Mortgage Loan, together with accrued and unpaid interest, applicable prepayment premiums and certain other expenses. The holder of the Rockvale Square B Note is required to pay all reasonable out-of-pocket costs and expenses of the holder of the Rockvale Square Mortgage Loan (and any servicer or trustee on its behalf) in connection with such purchase.

     Certain Consent Rights of the Holder of the Rockvale Square B Note. The related intercreditor agreement provides for delivery to the holder of the Rockvale Square B Note of certain reports by the Special Servicer on a monthly basis upon the Rockvale Square Mortgage Loan becoming a Specially Serviced Mortgage Loan.

     Prior to the occurrence of a "threshold event" with respect to the Rockvale Square A/B Loan, if the reports from the special servicer recommend any of the following actions:

     o any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the related mortgaged property;

     o any modification of a monetary term (other than an extension of the original maturity date of the Rockvale Square A/B Loan for two years or less) of the Rockvale Square A/B Loan, including any acceptance of a discounted payoff;

     o any release of collateral for the Rockvale Square A/B Loan (other than in accordance with the original terms of, or upon satisfaction of, the Rockvale Square A/B Loan); or

     o any acceptance of an assumption agreement, or other actions having the effect of, releasing the borrower from liability under the Rockvale Square A/B Loan,

then, such action may not be implemented unless the holder of the Rockvale Square B Note has approved such action in accordance with the related intercreditor agreement or the Pooling and Servicing Agreement).

     A "threshold event" will occur when the original Rockvale Square B Note principal balance (less the sum of (x) any payments of principal received on the Rockvale Square B Note (whether as principal payments or otherwise), (y) any appraisal reduction amounts allocated to the Rockvale Square B Note and (z) any realized losses allocated to the Rockvale Square B Note) is less than 25% of the original Rockvale Square B Note principal balance.

     In addition, provided a "threshold event" has not occurred and is not continuing (and regardless of whether the Rockvale Square A/B Loan is a Specially Serviced Mortgage Loan) the master servicer or special servicer, as applicable, may not (i) approve any replacement of the property manager in connection with a transfer and assumption of the Rockvale Square A/B Loan pursuant to the related loan documents (to the extent such approval is required thereunder and provided the proposed replacement property manager is an entity other than PA Outlet Management Company) or (ii) approve a transfer and assumption of the Rockvale Square A/B Loan pursuant to the related loan documents, unless and until it has notified the holder of the Rockvale Square B
Note in writing and the holder of the Rockvale Square B Note has not objected in writing within 10 business days of having been notified thereof.

     Additional Rights of Holder of the Rockvale Square B Note. The holder of the Rockvale Square B Note shall have consultation rights with respect to the following actions proposed by the special servicer (although the advice or direction of the holder of the Rockvale Square B Note may be rejected):

     o any modification of, or waiver with respect to, the Rockvale Square A/B Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Rockvale Square A/B Loan or a modification or waiver of any other monetary term of the Rockvale Square A/B Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents or a modification or waiver of any provision of the Rockvale Square A/B Loan which restricts the borrower thereunder or its equity owners from incurring additional indebtedness;

     o any modification of, or waiver with respect to, the Rockvale Square A/B Loan that would result in a discounted pay-off of the Rockvale Square A/B Loan;

     o any foreclosure upon or comparable conversion of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

     o any proposed sale of REO Property that is related to the Rockvale Square A/B Loan (other than in connection with the termination of any trust created pursuant to the terms of the Pooling and Servicing Agreement) for less than a certain purchase price;

     o any determination to bring the related mortgaged property securing the Rockvale Square A/B Loan into compliance with applicable environmental laws;

     o any release of collateral for the Rockvale Square A/B Loan, and/or any acceptance of substitute or additional collateral for the Rockvale Square A/B Loan (other than in accordance with the terms of the related loan documents);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     o any release of the related borrower or any guarantor with respect to the Rockvale Square A/B Loan from liability with respect to the Rockvale Square A/B Loan.

     Notwithstanding any of the consent or consultation rights of the holder of the Rockvale Square B Note, neither the master servicer nor the special servicer, as applicable, will be required to comply with any advice, consultation or objection provided by the holder of the Rockvale Square B Note if such advice, consultation or objection would (i) require or cause it to violate any applicable law, (ii) be inconsistent with the servicing standard,
(iii) require or cause it to violate the provisions of the related intercreditor agreement or the Pooling and Servicing Agreement, as applicable, relating to the REMIC provisions, (iv) require or cause it to violate any other provisions of the related intercreditor agreement or the Pooling and Servicing Agreement, as applicable, (v) require or cause it to violate the terms of the Rockvale Square A/B Loan or any of the related loan documents, (vi) expose any mortgage loan seller or any party to the Pooling and Servicing Agreement, or their affiliates, officers, directors, employees or agents to any liability or (vii) materially expand the scope of any servicer's responsibilities under the Pooling and Servicing Agreement.

     Appointment of Special Servicer. In addition to the foregoing, the holder of the Rockvale Square B Note has retained the right, in accordance with the related intercreditor agreement, to appoint the special servicer in connection with the Rockvale Square Mortgage Loan for so long as a "threshold event" has not occurred; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates. Prior to any such appointment, the general special servicer shall act as the special servicer for such mortgage loan.

     Rights of the Holder of the Coligny Plaza B Note

     The holder of the Coligny Plaza B Note has certain rights under the Pooling and Servicing Agreement, including, among others, the following:

     Option to Cure Defaults Under the Coligny Plaza A/B Loan. The holder of the Coligny Plaza B Note has the option to cure a default of the related borrower with respect to the Coligny Plaza A/B Loan (i) in the case of a default involving the failure to make any payment of any amount due on the related loan within 5 days after the expiration of any grace period or (ii) in the case of a default not involving the payment of any amount due on the related loan within 20 days after the expiration of any grace period. Unless and until the holder of the Coligny Plaza B Note fails to cure (or cause the cure of) any default within the applicable cure period, the applicable master servicer and the applicable special servicer will not be permitted to treat such default as such for purpose of transferring the Coligny Plaza A/B Loan to special servicing, for the purpose of modifying, accelerating or foreclosing on the Coligny Plaza B Note or for any other purpose.

     Option to Purchase the Coligny Plaza Mortgage Loan. The holder of the Coligny Plaza B Note has the option of purchasing the Coligny Plaza Mortgage Loan (a) during any cure period for which the holder of the Coligny Plaza B Note is entitled to make, but has not made, a cure payment or other cure, (b) at any time after an event of default has occurred (or is reasonably foreseeable) or
(c) within 30 days following the date that related mortgaged property becomes an REO Property. The purchase price will generally equal either the outstanding principal balance of the Coligny Plaza Mortgage Loan, together with accrued and unpaid interest thereon or the fair market value of the Coligny Plaza Mortgage Loan in connection with the exercise of the Option, as described under "--Sale of Defaulted Mortgage Loans" in this prospectus supplement, with respect to the Coligny Plaza Mortgage Loan. The right of the holder of the Coligny Plaza B Note to purchase the Coligny Plaza Mortgage Loan will automatically terminate: (i) with respect to the purchase option described in clause (a) above, upon the expiration of the applicable cure period; (ii) with respect to the purchase option described in clause (b) above, within ninety (90) days of delivery to the holder of the Coligny Plaza B Note of written notice of an event of default (or reasonably foreseeable event of default) covered by clause (b) above; and (iii) with respect to a purchase option described in clause (c) above, thirty-one (31) days following the date that the mortgaged property becomes REO Property.

     Right to Exercise the Rights and Powers granted to the Operating Adviser under the Pooling and Servicing Agreement with Respect to the Coligny Plaza A/B Loan. For so long as (x) the Coligny Plaza A/B Loan is serviced under the Pooling and Servicing Agreement and (y) the holder of the Coligny Plaza B Note is the "controlling holder" under the related intercreditor agreement, the holder of the Coligny Plaza B Note will be entitled to exercise (with respect to the Coligny Plaza A/B Loan only) the rights and powers granted to the operating adviser under the Pooling and Servicing Agreement; provided, if (a) the original Coligny Plaza B Note principal balance (less the sum of: (i) any payments of principal received on Coligny Plaza B Note (whether as prepayments or otherwise), (ii) any appraisal reduction amount allocated to the Coligny Plaza B
Note in accordance with the terms of the Pooling and Servicing Agreement, and
(iii) any realized loss allocated to the Coligny Plaza B Note) is less than (b) 25% of the original related B Note principal balance as reduced by any payments of principal received on the Coligny Plaza B Note (whether as prepayments or otherwise), then the "controlling holder" will be the trust, until such time as the related Mortgage Loan has been repaid in full (or until such time as the amount computed under clause (a) is at least equal to the amount computed in clause (b).

     Additional Rights of Holder of the Coligny Plaza B Note. Pursuant to the related intercreditor agreement, for so long as the holder of the Coligny Plaza B Note is the "controlling holder" under the related intercreditor agreement (as described above), such holder may advise the applicable master servicer with respect to the related loan (if it does not constitute a Specially Serviced Mortgage Loan) and may advise the applicable special servicer with respect to the related loan (if it constitutes a Specially Serviced Mortgage Loan), with respect to the following actions of the applicable master servicer, primary servicer or applicable special servicer, as applicable, and none of the applicable master servicer, primary servicer or the applicable special servicer will be permitted to take any of the following actions with respect to the Coligny Plaza A/B Loan unless and until that servicer has notified the holder of the Coligny Plaza B Note in writing and such holder has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the applicable master servicer or applicable special servicer, as applicable, within such ten (10) business day period, then the holder of the Coligny Plaza B Note will be deemed to have been given its approval):

     o any proposed foreclosure upon or comparable conversion or any other enforcement action under the related loan documents (which may include acquisition of an REO Property) of the ownership of properties securing the related mortgage loan;

     o any proposed modification of a monetary term of the related mortgage loan or forgiveness of interest or principal or acceptance of a discounted payoff, or of any non-monetary term of the related mortgage loan;

     o any proposed sale of the related mortgaged property after it becomes REO Property (other than upon termination of the trust pursuant to the Pooling and Servicing Agreement);

     o any determination to bring the related mortgaged property after it becomes REO Property into compliance with environmental laws or to otherwise address hazardous materials located at the related mortgaged property or an REO Property;

     o any approval of the incurrence of additional indebtedness secured by the related mortgaged property, if approval is required by the loan documents;

     o any acceptance of substitute or additional collateral for the related mortgage loan (other than in accordance with the terms of the related loan documents) or any release of collateral for the related mortgage loan (other than in accordance with the terms of the loan documents or upon satisfaction of the related mortgage loan);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the related mortgage loan; and

     o any acceptance of an assumption agreement releasing the related borrower, a guarantor or an indemnitor from liability under the related loan documents (other than in accordance with the terms of the loan documents).

     Notwithstanding the foregoing, if the applicable master servicer, primary servicer or applicable special servicer, as applicable, determines that immediate action with respect to a waiver of a non-monetary term as described in the second bullet above or any action as described in the fourth bullet above is necessary to protect the interests of the Certificateholders and the holder of the Coligny Plaza B Note (as a collective whole), then the applicable master servicer, primary servicer or applicable special servicer, as applicable, may take any such action without waiting for the response of the holder of the Coligny Plaza B Note. With respect to the second bullet above, the holder of the Coligny Plaza B Note shall have the right to consent or approve any action that relates solely to the holder of the Coligny Plaza B Note, provided that such action does not have any economic impact on the Certificateholders.

     Notwithstanding the foregoing, no advice, direction or objection from the holders of the Coligny Plaza B Note, as contemplated by the Pooling and Servicing Agreement, may (and the applicable master servicer, primary servicer and applicable special servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the applicable master servicer, primary servicer or applicable special servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the applicable master servicer or applicable special servicer to violate any provision of the Pooling and Servicing Agreement or the terms of the related loan documents, including the applicable master servicer's, the primary servicer's and applicable special servicer's obligation to act in accordance with the Servicing Standard. The applicable special servicer will not be obligated to seek approval from the holder of the Coligny Plaza B Note as contemplated above, for any actions to be taken by the applicable special servicer if (i) the applicable special servicer has, as described above, notified the holder of the Coligny Plaza B Note in writing of various actions that the applicable special servicer proposes to take and (ii) for 60 days following the first such notice, the holder of the Coligny Plaza B Note has failed to approve all of those proposed actions and has failed to suggest any alternative actions that the applicable special servicer considers to be consistent with the Servicing Standard. The holder of the Coligny Plaza B Note may exercise any of its rights under the Pooling and Servicing Agreement, including the provisions described above, through its designated representative.

     Appointment of Special Servicer. In addition, the holder of the Coligny Plaza B Note has retained the right in accordance with the related intercreditor agreement to appoint the special servicer of the Coligny Plaza A/B Loan and any related REO Property; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates. Prior to any such appointment, the general special servicer shall act as the special servicer for such mortgage loan.

     Successor Servicing Agreements

     Generally, if any Non-Trust Serviced Companion Loan that is currently an asset of the trust established by the applicable Other Pooling and Servicing Agreement no longer is subject to such Other Pooling and Servicing Agreement, then the related Non-Trust Serviced Pari Passu Loan, as applicable, will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the related Other Master Servicer and, if applicable, the related Other Special Servicer on terms substantially similar to those in such Other Pooling and Servicing Agreement, unless such Other Master Servicer, such Other Special Servicer and the holders of the Non-Trust Serviced Loan Pair otherwise agree. Entry into any Successor Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2004-IQ7 Certificates, the certificates issued pursuant to the applicable Other Pooling and Servicing Agreement and any other certificates evidencing a direct beneficial ownership interest in the applicable Non-Trust Serviced Loan Pair of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

THE MASTER SERVICERS

     Master Servicers

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans and other than the NCB, FSB Mortgage Loans) and the Serviced Companion Loans pursuant to the Pooling and Servicing Agreement. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. As of March 31, 2004, Wells Fargo was responsible for servicing approximately 6,607 commercial and multifamily mortgage loans, totaling approximately $44.08 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth herein concerning Wells Fargo, as master servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     NCB, FSB will be responsible for servicing the NCB Mortgage Loans pursuant to the Pooling and Servicing Agreement. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the mortgage loan sellers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

     As of March 31, 2004, NCB, FSB was servicing a portfolio with a total principal balance of approximately $3.3 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $3.0 billion of commercial and residential cooperative real estate assets representing 25 securitization transactions.

     The information set forth herein concerning NCB, FSB has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Master Servicer Compensation

     Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of the mortgage loans and Serviced Companion Loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in their Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans and Serviced Companion Loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by such master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans and Serviced Companion Loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans and Serviced Companion Loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the master servicer will be entitled to 100% of assumption fees with respect thereto). The special servicer will generally be entitled to approve assumptions.

     In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default, the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

     Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed a master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

     However, if either master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement (which rights will be subject to the continuation of the respective Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICERS

     Special Servicers

     Midland Loan Services, Inc. will initially be appointed as general special servicer of the mortgage loans in the trust fund (other than Non-Trust Serviced Pari Passu Loans and other than the residential cooperative mortgage loans), the Serviced Companion Loans and any related foreclosure properties.

     Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     As of March 31, 2004, Midland was servicing approximately 13,941 commercial and multifamily loans with a principal balance of approximately $86.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,171 of such loans, with a total principal balance of approximately $63.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2004, Midland was named the special servicer in approximately 83 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $48.0 billion. With respect to such transactions as of such date, Midland was administering approximately 132 assets with an outstanding principal balance of approximately $947.0 million.

     The information set forth herein concerning Midland Loan Services, Inc., as general special servicer, has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     National Consumer Cooperative Bank will act as special servicer of the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. National Consumer Cooperative Bank was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatives. By Congressional amendments in 1981, National Consumer Cooperative Bank was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It is one of the mortgage loan sellers and, further, wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     As of March 31, 2004, National Consumer Cooperative Bank and its affiliates were servicing a portfolio with a total principal balance of approximately $3.3 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $3.0 billion of commercial and residential cooperative real estate assets representing 25 securitization transactions, for which National Consumer Cooperative Bank or an affiliate is master servicer and/or special servicer.

     The information set forth herein concerning National Consumer Cooperative Bank has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Special Servicer Compensation

     Each special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     Each special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to each master servicer.

     In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans for which it is acting as special servicer (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans for which it is acting as special servicer.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of certain actions of each special servicer, subject to the limitations described in this prospectus supplement.

     If a Non-Trust Serviced Pari Passu Loan becomes specially serviced under the related Other Pooling and Servicing Agreement, the Other Special Servicer will be entitled to similar compensation pursuant to such Other Pooling and Servicing Agreement. If funds received in respect of a Non-Trust Serviced Loan Pair are insufficient to pay such compensation to the Other Special Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Certificate Account. The special servicer is not entitled to the foregoing fees with respect to any Non-Trust Serviced Pari Passu Loans.

     Termination of Special Servicer

     The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.

     In addition to the termination of a special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right (except with respect to the Non-Trust Serviced Pari Passu Loans) to receive notification from each of the special servicers in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

     o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

     o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws; o any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o    any acceptance of a discounted payoff;

     o any waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

     o    any acceptance of an assumption agreement;

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

     o any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

     Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     In the case of the Rockvale Square A/B Loan, all rights of the Operating Adviser will initially be exercised by the holder of the related B Note. See "--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the Rockvale Square B Note" above. In the case of the Coligny Plaza A/B Loan, all rights of the Operating Adviser will initially be exercised by the holder of the related B Note. See "--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the Coligny Plaza B Note" above.

     The Operating Adviser will not be entitled to exercise the rights set forth above with respect to any Non-Trust Serviced Pari Passu Loan. Similar rights will be exercised by the operating adviser or similar person appointed by the related controlling class under the related Other Pooling and Servicing Agreement; provided, however, that with respect to each of the Beverly Center A/B/C Loan and the 111 Eighth Avenue A/B Loan, such rights will be initially exercised by the holder of the related B Notes or C Note (either independently or jointly), as applicable, and then by the controlling class under the CSFB 2004-C1 Pooling and Servicing Agreement or the 2004-GG1 Pooling and Servicing Agreement, as applicable. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holders of the Beverly Center Subordinate Notes" and "--Rights of the Holders of the 111 Eighth Avenue B Notes" in this prospectus supplement. The Operating Adviser will not have any rights under any Other Pooling and Servicing Agreement.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, each master servicer may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

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     Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

     o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or if the related mortgage loan is part of a Serviced Companion Loan, increase the recovery to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will a special servicer be permitted to:

     o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     Modifications with respect to any Non-Trust Serviced Pari Passu Loans will be made subject to and in accordance with the terms of the applicable Other Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any seller with respect to each mortgage loan it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c) the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance

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with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of such special servicer incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement or (v) has been purchased by the holder of the related B Note or C Note or the holder of any related mezzanine debt, in each case pursuant to the related intercreditor agreement.

     Notwithstanding the foregoing, the Option will not apply to any Non-Trust Serviced Pari Passu Loan. The CSFB 2004-C1 Pooling and Servicing Agreement provides for a comparable fair value call option for the Beverly Center Pari Passu Loan, and anyone exercising the right to purchase the Beverly Center Companion Loans under the CSFB 2004-C1 Pooling and Servicing Agreement must also purchase the Beverly Center Pari Passu Loan from the trust. The 2004-HQ3 Pooling and Servicing Agreement provides for a comparable fair value call option for the Alamo Quarry Market & Quarry Crossing Pari Passu Loan, and anyone exercising the right to purchase the Alamo Quarry Market & Quarry Crossing Companion Loan under the 2004-HQ3 Pooling and Servicing Agreement must also purchase the Alamo Quarry Market & Quarry Crossing Pari Passu Loan from the trust. In addition, the Option is subject to the rights of each of the holders of a B Note or C Note, as applicable, with respect to the related mortgage loan, and the rights of the holder of the mezzanine debt, with respect to the Waldbaums Whitestone Mortgage Loan, to purchase such mortgage loan. See "--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holders of the Beverly Center Subordinate Notes," "--Rights of the Holders of the 111 Eighth Avenue B Notes," "--Rights of the Holder of the Rockvale Square B Note" and "--Rights of the Holder of the Coligny Plaza B Note" above and "Description of the Mortgage Pool--Material Terms and Characteristics of the Mortgage Loans--Subordinate and Other Financing" in this prospectus supplement.

FORECLOSURES

     Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements; provided, however, with respect to the mortgaged property of a Non-Trust Serviced Pari Passu Loan, all such actions shall be taken by the related Other Special Servicer in accordance with the applicable Other Pooling and Servicing Agreement.

     If any mortgaged property (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan) is acquired as described in the preceding paragraph, the applicable special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Loan, for the holder thereof) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan), the Pooling and Servicing Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC I, REMIC II and REMIC III), other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o the accuracy of all representations made with respect to the mortgage loans;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof;

     o the Other Pooling and Servicing Agreements related to each Non-Trust Serviced Pari Passu Loan are administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in REMIC I in the case of the Class R-I Certificates, the sole class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole class of "residual interests" in REMIC III, in the case of the Class R-III Certificates; (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI Certificates will represent beneficial ownership of the assets of the grantor trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a "financial asset securitization investment trust," and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property or other property described in Section 7701(a)(19)(C) of the Code (initially 21.2% of the Initial Pool Balance). However, if 95% or more of the related REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     It is anticipated that the offered certificates will [not] be treated as having been issued with original issue discount for federal income tax reporting purposes. Moreover, it is anticipated that the offered certificates will be issued at a premium. Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates-- Premium" in the prospectus.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates-- Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 35.9% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

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NEW YORK

     New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to certain of the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002 41) set forth the following 5 general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

     o the trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer, any person responsible for servicing a Non-Trust Serviced Loan Pair and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc. expects that the second general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent or either master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

       UNDERWRITERS                      CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4     CLASS B     CLASS C      CLASS D
--------------------------------------   ---------    ---------    ---------    ---------     -------     -------      -------
Morgan Stanley & Co. Incorporated ....  $__________  $__________  $__________  $__________  $__________  $__________ $__________
Goldman, Sachs & Co. .................  $__________  $__________  $__________  $__________  $__________  $__________ $__________
Greenwich Capital Markets, Inc. ......  $__________  $__________  $__________  $__________  $__________  $__________ $__________
WaMu Capital Corp. ...................  $__________  $__________  $__________  $__________  $__________  $__________ $__________
TOTAL ................................  $__________  $__________  $__________  $__________  $__________  $__________ $__________


     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $_____________, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about May 27, 2004, which is the ________ business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

     The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for NCB, FSB and National Consumer Cooperative Bank by Bryan Cave, LLP, New York, New York, for State Farm Life Insurance Company by Winston & Strawn LLP, Chicago, Illinois, for Washington Mutual Bank, FA by Sidley Austin Brown & Wood LLP, New York, New York, for Nationwide Life Insurance Company, by Thacher Proffitt & Wood LLP, New York, New York, for Principal Commercial Funding, LLC by Dechert LLP, New York, New York, and for Teachers Insurance and Annuity Association of America by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Fitch.

                           CLASS               S&P     FITCH
               ---------------------------     ---     -----
               Class A-1..................     AAA      AAA
               Class A-2..................     AAA      AAA
               Class A-3..................     AAA      AAA
               Class A-4..................     AAA      AAA
               Class B....................     AA       AA
               Class C....................      A        A
               Class D....................     A-       A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan

(other than the residential cooperative mortgage loans) that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this "Glossary of Terms" apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee, the Trustee Fee and, in the case of each Non-Trust Serviced Pari Passu Loan, the related Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Alamo Quarry Market & Quarry Crossing Companion Loan" means the loan which is secured on a pari passu basis with the Alamo Quarry Market & Quarry Crossing Pari Passu Loan pursuant to the related mortgage. The Alamo Quarry Market & Quarry Crossing Companion Loan is not a "mortgage loan."

     "Alamo Quarry Market & Quarry Crossing Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 4, which is secured on a pari passu basis with the Alamo Quarry Market & Quarry Crossing Companion Loan pursuant to the related mortgage.

     "Alamo Quarry Market & Quarry Crossing Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan as defined in the 2004-HQ3 Pooling and Servicing Agreement.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the applicable master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan or any Serviced Loan Pair, not later than the earliest of the following:

     o the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan or any Serviced Loan Pair if such delinquency remains uncured;

     o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

     o the effective date of any modification to a Money Term of a mortgage loan or any Serviced Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

     o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal for any mortgage loan or Serviced Loan Pair, including a mortgage loan or Serviced Loan Pair as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

         the sum of:

     o the Scheduled Principal Balance of such mortgage loan or Serviced Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

     o to the extent not previously advanced by a master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan or Serviced Loan Pair;

     o all related unreimbursed Advances and interest on such Advances at the Advance Rate (and, in the case of each Serviced Loan Pair, all unreimbursed advances of principal and interest made with respect to the related Serviced Companion Loans by the master servicers of the securitizations that hold each such Serviced Companion Loans, if any, and interest on such advances, at the rate required by the related pooling and servicing agreement); and

     o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

     o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan or Serviced Loan Pair that is cross-collateralized with any other mortgage loan or Serviced Loan Pair, the value of each mortgaged property that is security for each mortgage loan or Serviced Loan Pair in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan or Serviced Loan Pair, shall be taken into account when calculating such Appraisal Reduction.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

     o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the Authenticating Agent.

     "Available Distribution Amount" means in general, for any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

     o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee, the paying agent and the fiscal agent, as compensation or in reimbursement of outstanding Advances);

     o    amounts deposited in the Distribution Account in error; and

     o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into each Interest Reserve Account;

     (2) to the extent not already included in clause (1), any P&I Advances made, any advances of principal and interest made by the 2004-GG1 Master Servicer in respect of the 111 Eighth Avenue Pari Passu Loan and any Compensating Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the first business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution Account on the Master Servicer Remittance Date occurring in such month any such Scheduled Payment (including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the Distribution Date occurring in the applicable month.

     "B Note" means the Beverly Center B Note, the 111 Eighth Avenue B Notes, the Rockvale Square B Note and the Coligny Plaza B Note, as applicable.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to a Balloon Loan and any Serviced Companion Loan meeting the requirements of the definition of Balloon Loans other than that it is not included in the trust, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "Beverly Center A/B/C Loan" means the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans, the Beverly Center B Note and the Beverly Center C Note.

     "Beverly Center A/B/C Intercreditor Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan" in this prospectus supplement.

     "Beverly Center B Note" means, with respect to the Beverly Center A/B/C Loan, one of the related subordinate notes, which is not included in the trust and which is subordinated in right of payment to the Beverly Center A/B/C Loan to the extent set forth in the applicable intercreditor agreement. The Beverly Center B Note is not a "mortgage loan."

     "Beverly Center C Note" means, with respect to the Beverly Center A/B/C Loan, one of the related subordinate notes which is not included in the trust and which is subordinated in right of payment to the Beverly Center A/B/C Loan and the Beverly Center B Note to the extent set forth in the applicable intercreditor agreement. The Beverly Center C Note is not a "mortgage loan."

     "Beverly Center Companion Loans" mean one or more loans secured on a pari passu basis with the Beverly Center Pari Passu Loan pursuant to the related mortgage. The Beverly Center Companion Loans are not "mortgage loans."

     "Beverly Center Controlling Holder(s)" has the meaning assigned to that term under the "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan--Beverly Center Intercreditor Agreements" in this prospectus supplement.

     "Beverly Center Intercreditor Agreements" has the meaning assigned to that term under "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan" in this prospectus supplement.

     "Beverly Center Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 1, which is secured on a pari passu basis with the Beverly Center Companion Loans and on a senior basis with the Beverly Center B Note and the Beverly Center C Note pursuant to the related mortgage.

     "Beverly Center Pari Passu Loan Servicing Fee Rate" means the master servicing fee rate or primary servicing fee rate payable with respect to the Beverly Center Pari Passu Loan pursuant to the CSFB 2004-C1 Pooling and Servicing Agreement.

     "Beverly Center Senior Notes Intercreditor Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan" in this prospectus supplement.

     "Beverly Center Senior Loan" means the Beverly Center Pari Passu Loan, together with the Beverly Center Companion Loans.

     "Beverly Center Subordinate Notes" means the Beverly Center B Note and the Beverly Center C Note.

     "C Note" means the Beverly Center C Note.

     "Certificate Account" means one or more separate accounts established and maintained by each master servicer, any Primary Servicer or any sub-servicer on behalf of either master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, collectively.

     "Class X Certificates" means the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates, collectively.

     "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

     "Closing Date" means on or about May 27, 2004.

     "Coligny Plaza A/B Loan" means the Coligny Plaza Mortgage Loan and the Coligny Plaza B Note.

     "Coligny Plaza B Note" means, with respect to the Coligny Plaza Mortgage Loan, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the Coligny Plaza Mortgage Loan to the extent set forth in the applicable intercreditor agreement. The Coligny Plaza B
Note is not a "mortgage loan."

     "Coligny Plaza Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 22, which is secured on a senior basis with the Coligny Plaza B Note pursuant to the related mortgage.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by such master servicer but not including any Specially Serviced Mortgage Loan or any Non-Trust Serviced Pari Passu Loan) resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, C Note, Non-Trust Serviced Companion Loan or Serviced Companion Loan) or (y) to the extent that such master servicer did not apply the proceeds thereof in accordance with the terms of the related mortgage loan documents, involuntary Principal Payments, during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer (but not including any Specially Serviced Mortgage Loan or any Non-Trust Serviced Pari Passu Loan) resulting from Principal Prepayments on such mortgage loans during the same Collection Period; but such Compensating Interest shall not exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan, and with respect to the mortgaged property securing any Non-Trust Serviced Pari Passu Loan only the portion of such amounts payable to the holder of such Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "CSFB 2004-C1 Depositor" means the "Depositor" under the CSFB 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Credit Suisse First Boston Mortgage Securities Corp.

     "CSFB 2004-C1 Master Servicer" means the "Master Servicer No. 1" under the CSFB 2004-C1 Pooling and Servicing Agreement, with respect to the Beverly Center A/B/C Loan, which as of the date hereof is Midland Loan Services, Inc.

     "CSFB 2004-C1 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of March 11, 2004 among the CSFB 2004-C1 Depositor, the CSFB 2004-C1 Master Servicer, NCB, FSB, as a master servicer, KeyCorp Real Estate Capital Markets, Inc., as a master servicer, the CSFB 2004-C1 Special Servicer, National Consumer Bank Cooperative Bank, as a special servicer, the CSFB 2004-C1 Trustee and the CSFB 2004-C1 Fiscal Agent, pursuant to which the CSFB Commercial Mortgage Pass-Through Certificates, Series 2004-C1, were issued.

     "CSFB 2004-C1 Special Servicer" means the "Special Servicer No. 1" under the CSFB 2004-C1 Pooling and Servicing Agreement, with respect to the Beverly Center A/B/C Loan, which as of the date hereof is Lennar Partners, Inc.

     "CSFB 2004-C1 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the CSFB 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     "Cut-off Date" means May 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in May 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2004, not the actual day which such scheduled payments are due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the NCB Mortgage Loans, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date or (b) with respect to any Distribution Date and any of the NCB Mortgage Loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o any Net Aggregate Prepayment Interest Shortfalls allocated to such class; and

     o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date; and

o if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to a master servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement;

     o any failure by such master servicer to make a required deposit to the applicable Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer that is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

     o such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o the trustee shall receive written notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

     o such master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to a Serviced Loan Pair, a prepayment in full had been made with respect to each mortgage loan or Serviced Companion Loan in such Serviced Loan Pair) on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to the master servicers or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp., as amended.

     "Expense Losses" means, among other things:

     o any interest paid to the master servicers, the special servicers, the trustee or the fiscal agent in respect of unreimbursed Advances;

     o all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

     o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the

          Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;

     o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower; and

     o with respect to each Non-Trust Serviced Pari Passu Loan, without duplication, the pro rata portion of each of the foregoing items, as such expenses are incurred by the trust formed pursuant to the related Other Pooling and Servicing Agreement or the parties thereto.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act, as amended (42 U.S.C.ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

     "Implied Debt Service Coverage Ratio" or "Implied DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to debt service payable based on a 8% fixed constant.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $863,015,652.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or Serviced Loan Pair including, with respect to a mortgaged property securing a Non-Trust Serviced Loan Pair, any portion of such amounts payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement and (ii) with respect to the mortgaged property securing a Serviced Loan Pair, any portion of such amounts payable to the holders of the loans included in such Serviced Loan Pair, excluding, in each case, any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that each master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in each Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicers, the master servicers, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "Liquidation Fee" means, generally, 1.00% (with respect to a Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) of the related Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation Proceeds or Insurance Proceeds received by the trust (other than Liquidation Proceeds received in connection with any Non-Trust-Serviced Pari Passu Loan, except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a Material Breach or a Material Document Defect); provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such seller and due to a special servicer if repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or any Serviced Loan Pair or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan). With respect to any Non-Trust Serviced Loan Pair, the Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which (a) the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans or (b) the Other Master Servicers are entitled in compensation for servicing the Non-Trust Serviced Pari Passu Loans, as applicable.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

     o    when relevant, the related ground lease or a copy thereof;

     o when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the 128 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $863,015,652, which may vary by up to 5%.

     "NCB Mortgage Loans" means the mortgage loans that were originated or purchased by NCB, FSB and National Consumer Cooperative Bank and sold by NCB, FSB and National Consumer Cooperative Bank, respectively, to the depositor pursuant to the related mortgage loan purchase agreements.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date and each master servicer, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan that is included in the Notional Amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), the Class X-Y Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

     o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

     o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2005) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan or Serviced Companion Loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Non-Trust Serviced Companion Loan" means the Beverly Center Companion Loans, the 111 Eighth Avenue Companion Loans and the Alamo Quarry Market & Quarry Crossing Companion Loans.

     "Non-Trust Serviced Loan Pair" means (i) the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans, the Beverly Center B Note and the Beverly Center C Note, (ii) the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes and (iii) the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans.

     "Non-Trust Serviced Pari Passu Loan" means the Beverly Center Pari Passu Loan, the 111 Eighth Avenue Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Pari Passu Loan.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based, with respect to the Class X-1 and Class X-2 Certificates, upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time or the notional principal amount of any component thereof and, with respect to the Class X-Y Certificates, upon the outstanding principal balance of those residential cooperative mortgage loans that have, in each case, a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicer fee and trustee fee are calculated) in excess of ___% per annum.

     "NWAC Rate"- See "Weighted Average Net Mortgage Rate."

     "111 Eighth Avenue A/B Loan" means the 111 Eighth Avenue Pari Passu Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes.

     "111 Eighth Avenue B Note" means each of the 111 Eighth Avenue B-1 Note and the 111 Eighth Avenue B-2 Note.

     "111 Eighth Avenue B-1 Note," with respect to the mortgage loan designated as Mortgage Loan No. 2, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans and pari passu in right of payment with the 111 Eighth Avenue B-2 Note, to the extent set forth in the applicable intercreditor agreement. The 111 Eighth Avenue B-1 Note is not a "mortgage loan."

     "111 Eighth Avenue B-2 Note," with respect to the mortgage loan designated as Mortgage Loan No. 2, the subordinate note, which is not included in the trust and which is subordinated in right of payment to the 111 Eighth Avenue Pari Passu Loan and the 111 Eighth Avenue Companion Loans and pari passu in right of payment with the 111 Eighth Avenue B-1 Note, to the extent set forth in the applicable intercreditor agreement. The 111 Eighth Avenue B-2 Note is not a "mortgage loan."

     "111 Eighth Avenue Companion Loans" means one or more loans secured on a pari passu basis with the 111 Eighth Avenue Pari Passu Loan pursuant to the related mortgage. The 111 Eighth Avenue Companion Loans are not "mortgage loans."

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     "111 Eighth Avenue Pari Passu Loan" means the mortgage loan designated as
Mortgage Loan No. 2, which is secured on a pari passu basis with the 111 Eighth Avenue Companion Loans and on a senior basis with the 111 Eighth Avenue B Notes pursuant to the related mortgage.

     "111 Eighth Avenue Pari Passu Loan Servicing Fee Rate" means the master servicing fee rate or primary servicing fee rate payable with respect to the 111 Eighth Avenue Pari Passu Loan pursuant to the 2004-GG1 Pooling and Servicing Agreement.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans," in this prospectus supplement.

     "Other Master Servicer" means the CSFB 2004-C1 Master Servicer, the 2004-GG1 Master Servicer or the 2004-HQ3 Master Servicer, as applicable.

     "Other Pooling and Servicing Agreement" means the CSFB 2004-C1 Pooling and Servicing Agreement, the 2004-GG1 Pooling and Servicing Agreement or the 2004-HQ3 Pooling and Servicing Agreement, as applicable.

     "Other Special Servicer" means the CSFB 2004-C1 Special Servicer, the 2004-GG1 Special Servicer or the 2004-HQ3 Special Servicer, as applicable.

     "Other Trustee" means the CSFB 2004-C1 Trustee, the 2004-GG1 Trustee or the 2004-HQ3 Trustee, as applicable.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Default Interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the applicable master servicer must, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance in an amount equal to such Scheduled Payment (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

     "Pari Passu Loan Servicing Fee Rate" means the Beverly Center Pari Passu Loan Servicing Fee Rate, the 111 Eighth Avenue Pari Passu Loan Servicing Fee Rate and/or the Alamo Quarry Crossing & Quarry Market Pari Passu Loan Servicing Fee Rate, as applicable.

     "Park Summit Office Building Mezzanine Loan" means the loan made to each of the equity holders of the Park Summit Office Building Mortgage Loan borrower, each of which has pledged its equity interest (totaling 100% in the aggregate) in such borrower as collateral for such loan.

     "Park Summit Office Building Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 34.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 1, 2004, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer with respect to the mortgage loans other than the NCB Mortgage Loans, NCB, FSB, as master servicer with respect to the NCB Mortgage Loans, Midland Loan Services, Inc., as general special servicer with respect to the mortgage loans, other than the residential cooperative mortgage loans, National Consumer Cooperative Bank, as special servicer with respect to the residential cooperative mortgage loans, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a mortgage loan) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the amount of any Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee Fee, in the case of any Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith pursuant to the applicable Other Pooling and Servicing Agreement and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a mortgage loan) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, any servicing fee payable in connection with any related Non-Trust Serviced Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), the applicable Class X-Y Strip Rate, on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

     o the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans that are included in the notional amount of the Class X-Y Certificates (as identified on Appendix II to this prospectus supplement), the applicable Class X-Y Strip Rate, through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "Primary Servicer" means any of Washington Mutual Bank, FA, Nationwide Life Insurance Company and Principal Global Investors, LLC and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

     o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Loan or its successor REO Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; and

     o all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of any Serviced Companion Loan) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Loan or its successor REO Mortgage Loan) during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

     The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

     o if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the collection period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

     o if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal on the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan (other than the mortgage loans secured by residential cooperative properties) that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means S&P and Fitch.

     "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by a special servicer (or in the case of a Non-Trust Serviced Pari Passu Loan, the applicable Other Special Servicer) or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates on the distribution date for that collection period.

     In the case of the Rockvale A/B Loan and the Coligny Plaza A/B Loan, Realized Losses will be allocated first to the related B Note (up to the principal balance thereof) and then to the related mortgage loan. In the case of the Beverly Center A/B/C Loan, Realized Losses will be allocated first to the related C Note (up to the principal balance thereof), then to the related B Note (up to the principal balance thereof), and then pro rata among the related Beverly Center Pari Passu Loan and the related Beverly Center Companion Loans according to their respective principal balances and in accordance with the CSFB 2004-C1 Pooling and Servicing Agreement. In the case of the 111 Eighth Avenue A/B Loan, Realized Losses will be allocated first to the related B Notes (up to their respective principal balances thereof), and then pro rata among the related 111 Eighth Avenue Pari Passu Loan and the related 111 Eighth Avenue Companion Loans according to their respective principal balances and in accordance with the 2004-GG1 Pooling and Servicing Agreement.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan or Serviced Loan Pair that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan or Serviced Loan Pair as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Trust Serviced Loan Pair (if the related Other Special Servicer has foreclosed upon the mortgaged property securing the related Non-Trust Serviced Pari Passu Loan), the REO Income shall include only the portion of such net income that is paid to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "Rockvale Square A/B Loan" means the Rockvale Square Mortgage Loan and the Rockvale Square B Note.

     "Rockvale Square B Note" means, with respect to the Rockvale Square Mortgage Loan, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the Rockvale Square Mortgage Loan to the extent set forth in the applicable intercreditor agreement. The Rockvale Square is not a "mortgage loan."

     "Rockvale Square Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 3, which is secured on a senior basis with the Rockvale Square B Note pursuant to the related mortgage.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or Serviced Companion Loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

     o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan or Serviced Companion Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

     o the principal portion of any Realized Loss incurred in respect of such mortgage loan or Serviced Companion Loan during any preceding Collection Period.

     "Serviced Companion Loan" means the Rockvale Square B Note and the Coligny Plaza B Note.

     "Serviced Loan Pair" means the Rockvale Square A/B Loan and the Coligny Plaza A/B Loan.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan and/or (if applicable) the related Serviced Companion Loan for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means the higher of the following standards of care:

     o in the same general manner in which, and with the same care, skill, prudence and diligence with which, the applicable master servicer, any Primary Servicer or the applicable special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicer servicing mortgage loans which are similar to the mortgage loans (or the Serviced Companion Loans) and to the maximization of the net present value of the mortgage loans; or

     o the care, skill, prudence and diligence the applicable master servicer, the applicable Primary Servicer or the applicable special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans (or the Serviced Companion Loans), giving due consideration to the maximization of the net present value of the mortgage loans, but in either case without regard to:

     o any other relationship that the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer, Morgan Stanley Capital I Inc. or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan Stanley Capital I Inc. or the seller;

     o the ownership of any certificate by the applicable master servicer, any sub-servicer, any Primary Servicer, the applicable special servicer or any affiliate of any of them;

     o the applicable master servicer's obligation to make Advances or to incur servicing expenses with respect to the mortgage loans (so long as such Advances and expenses are not determined to be nonrecoverable);

     o the applicable master servicer's, the applicable special servicer's, any Primary Servicer's or any sub-servicers' right to receive compensation for its services or with respect to any particular transaction;

     o the ownership or servicing or management for others by the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer of any other mortgage loans or property;

     o any obligation of the applicable master servicer or the applicable special servicer or an affiliate thereof to pay any indemnity with respect to any repurchase obligation;

     o any option to purchase any mortgage loan or Serviced Companion Loan it may have; or

     o the ownership of any junior indebtedness by the applicable master servicer or the applicable special servicer or any affiliate with respect to the borrower or any affiliate thereof with respect to any mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or Serviced Companion Loan to become a Specially Serviced Mortgage Loan.

     "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

     o any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

     o any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure, provided that such cure period may not exceed 90 days;

     o any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

     o such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates; or

     o such special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means any mortgage loan (other than any Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which:

     o a Balloon Payment is past due, and the applicable master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan or Serviced Companion Loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and
          (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o to the applicable master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o the applicable master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer, materially and adversely affects the interests of the Certificateholders or the holders of such Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

     o the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o in the judgment of the applicable master servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Loan Pair.

     "Structuring Assumptions" means the following assumptions:

     o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

     o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

     o    the closing date for the sale of the certificates is May 27, 2004;

     o distributions on the certificates are made on the 15th day of each month, commencing in June 2004;

     o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the trust does not experience any Expense Losses;

     o no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

     o    each ARD Loan pays in full on its Anticipated Repayment Date;

     o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

     o no holder of a B Note or a C Note or mezzanine lender exercises its option to purchase any mortgage loan.

     "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, and the Class O Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "2004-GG1 Depositor" means the "Depositor" under the 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is Greenwich Capital Commercial Funding Corp.

     "2004-GG1 Fiscal Agent" means the "Fiscal Agent" under the 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "2004-GG1 Master Servicer" means the "Master Servicer" under the 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

     "2004-GG1 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of May 10, 2004 by and among the 2004-GG1 Depositor, the 2004-GG1 Master Servicer, the 2004-GG1 Special Servicer, the 2004-GG1 Trustee and the 2004-GG1 Fiscal Agent, pursuant to which the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1 Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, were issued.

     "2004-GG1 Special Servicer" means the "Special Servicer" under the 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     "2004-GG1 Trustee" means the "Trustee" under the 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "2004-HQ3 Depositor" means the "Depositor" under the 2004-HQ3 Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I Inc.

     "2004-HQ3 Fiscal Agent" means the "Fiscal Agent" under the 2004-HQ3 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "2004-HQ3 Master Servicer" means the "Master Servicer" under the 2004-HQ3 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

     "2004-HQ3 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of March 1, 2004 by and among the 2004-HQ3 Depositor, the 2004-HQ3 Master Servicer, the 2004-HQ3 Special Servicer and the 2004-HQ3 Trustee, pursuant to which the Morgan Stanley Capital I Inc., Series 2004-HQ3 Mortgage Pass-Through Certificates were issued.

     "2004-HQ3 Special Servicer" means the "Special Servicer" under the 2004-HQ3 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     "2004-HQ3 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the 2004-HQ3 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of
(a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp.

     "Underwriting Agreement" means that agreement, dated May ___, 2004, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp.

     "Unpaid Interest" means, on any Distribution Date with respect to any class of certificates, other than the Residual Certificates and the Class EI Certificates, the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative.

     "Waldbaums Whitestone Mezzanine Loan" means the loan made to the equity holder of the Waldbaums Whitestone Mortgage Loan borrower, which has pledged, among other things, a 100% equity interest in such borrower as collateral for such loan.

     "Waldbaums Whitestone Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 17.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan with a principal balance of less than $20,000,000, equal to 1.00% and payable with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more, equal to 0.75% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   SCHEDULE A
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates


         06/15/2004      _______%                02/15/2008      _______%
         07/15/2004      _______%                03/15/2008      _______%
         08/15/2004      _______%                04/15/2008      _______%
         09/15/2004      _______%                05/15/2008      _______%
         10/15/2004      _______%                06/15/2008      _______%
         11/15/2004      _______%                07/15/2008      _______%
         12/15/2004      _______%                08/15/2008      _______%
         01/15/2005      _______%                09/15/2008      _______%
         02/15/2005      _______%                10/15/2008      _______%
         03/15/2005      _______%                11/15/2008      _______%
         04/15/2005      _______%                12/15/2008      _______%
         05/15/2005      _______%                01/15/2009      _______%
         06/15/2005      _______%                02/15/2009      _______%
         07/15/2005      _______%                03/15/2009      _______%
         09/15/2005      _______%                04/15/2009      _______%
         10/15/2005      _______%                05/15/2009      _______%
         11/15/2005      _______%                06/15/2009      _______%
         12/15/2005      _______%                07/15/2009      _______%
         01/15/2006      _______%                08/15/2009      _______%
         02/15/2006      _______%                09/15/2009      _______%
         03/15/2006      _______%                10/15/2009      _______%
         04/15/2006      _______%                11/15/2009      _______%
         05/15/2006      _______%                12/15/2009      _______%
         06/15/2006      _______%                01/15/2010      _______%
         07/15/2006      _______%                02/15/2010      _______%
         08/15/2006      _______%                03/15/2010      _______%
         09/15/2006      _______%                04/15/2010      _______%
         10/15/2006      _______%                05/15/2010      _______%
         11/15/2006      _______%                06/15/2010      _______%
         12/15/2006      _______%                07/15/2010      _______%
         01/15/2007      _______%                08/15/2010      _______%
         02/15/2007      _______%                09/15/2010      _______%
         03/15/2007      _______%                10/15/2010      _______%
         04/15/2007      _______%                11/15/2010      _______%
         05/15/2007      _______%                12/15/2010      _______%
         06/15/2007      _______%                01/15/2011      _______%
         07/15/2007      _______%                02/15/2011      _______%
         08/15/2007      _______%                03/15/2011      _______%
         09/15/2007      _______%                04/15/2011      _______%
         10/15/2007      _______%                05/15/2011      _______%
         11/15/2007      _______%
         12/15/2007      _______%
         01/15/2008      _______%

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                    SCHEDULE B

                                            Component Notional Amount


DISTRIBUTION DATES (INCLUSIVE)   CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS B     CLASS C     CLASS D     CLASS E
------------------------------   ---------    ---------    ---------    ---------    -------     -------     -------     -------
____________ to ____________     $________   $_________   $_________   $_________   $________   $________   $________   $_______

____________ to ____________     $________   $_________   $_________   $_________   $________   $________   $________   $_______

____________ to ____________     $________   $_________   $_________   $_________   $________   $________   $________   $_______

____________ to ____________     $________   $_________   $_________   $_________   $________   $________   $________   $_______

____________ to ____________     $________   $_________   $_________   $_________   $________   $________   $________   $_______

____________ to ____________     $________   $_________   $_________   $_________   $________   $________   $________   $_______

____________ to ____________     $________   $_________   $_________   $_________   $________   $________   $________   $_______




DISTRIBUTION DATES (INCLUSIVE)      CLASS F     CLASS G    CLASS H    CLASS J    CLASS K
------------------------------      -------     -------    -------    -------    -------
____________ to ____________       $________   $_______   $_______   $_______   $_______

____________ to ____________       $________   $_______   $_______   $_______   $_______

____________ to ____________       $________   $_______   $_______   $_______   $_______

____________ to ____________       $________   $_______   $_______   $_______   $_______

____________ to ____________       $________   $_______   $_______   $_______   $_______

____________ to ____________       $________   $_______   $_______   $_______   $_______

____________ to ____________       $________   $_______   $_______   $_______   $_______


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------

                                                                             PERCENT BY                WEIGHTED
                                                       AGGREGATE              AGGREGATE                 AVERAGE
                               NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
LOAN SELLER               MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
----------------------------------------------------------------------------------------------------------------------------
MSMC                                  16             338,431,613                   39.2                   5.503
NCCB and NCB, FSB                     60             158,480,115                   18.4                   5.599
State Farm                            16              98,810,449                   11.4                   5.759
WaMu                                  10              75,760,150                    8.8                   5.236
Nationwide                             9              71,293,727                    8.3                   5.558
Principal                             12              65,850,853                    7.6                   5.642
TIAA                                   5              54,388,745                    6.3                   5.179
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                               128            $863,015,652                  100.0%                  5.521%
============================================================================================================================


------------------------------------------------------------------------------------------------------------

                            WEIGHTED                                       WEIGHTED                WEIGHTED
                             AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                           REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
LOAN SELLER               TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
------------------------------------------------------------------------------------------------------------
MSMC                             115                    1.85                   65.3                    54.4
NCCB and NCB, FSB                139                    7.54                   20.2                    16.0
State Farm                       125                    1.47                   62.2                    40.2
WaMu                             114                    2.06                   49.8                    41.5
Nationwide                       118                    1.60                   68.3                    50.8
Principal                        119                    1.55                   66.5                    53.9
TIAA                             103                    1.73                   69.9                    61.4
------------------------------------------------------------------------------------------------------------
TOTAL:                           120                    2.82x                  55.9%                   44.7%
============================================================================================================



CUT-OFF DATE BALANCES

----------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY                WEIGHTED
                                                             AGGREGATE              AGGREGATE                 AVERAGE
                                     NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
CUT-OFF DATE BALANCE ($)        MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
----------------------------------------------------------------------------------------------------------------------------------
<= 2,500,000                                46              53,685,273                    6.2                   5.871
2,500,001 - 5,000,000                       28             101,556,327                   11.8                   5.688
5,000,001 - 7,500,000                       23             140,407,403                   16.3                   5.652
7,500,001 - 10,000,000                      11              95,633,315                   11.1                   5.620
10,000,001 - 12,500,000                      4              47,461,633                    5.5                   5.277
12,500,001 - 15,000,000                      4              54,088,795                    6.3                   5.248
15,000,001 - 17,500,000                      3              47,838,221                    5.5                   5.532
17,500,001 - 20,000,000                      1              18,000,737                    2.1                   5.330
20,000,001 - 30,000,000                      4              90,587,801                   10.5                   5.246
30,000,001 - 40,000,000                      1              39,835,545                    4.6                   5.670
50,000,001 - 60,000,000                      2             112,920,602                   13.1                   5.618
60,000,001 - 70,000,000                      1              61,000,000                    7.1                   5.090
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                     128            $863,015,652                  100.0%                  5.521%
==================================================================================================================================



------------------------------------------------------------------------------------------------------------------

                                  WEIGHTED                                       WEIGHTED                WEIGHTED
                                   AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                 REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
CUT-OFF DATE BALANCE ($)        TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
------------------------------------------------------------------------------------------------------------------
<= 2,500,000                           127                    9.65                   24.1                    17.3
2,500,001 - 5,000,000                  138                    3.79                   42.8                    24.8
5,000,001 - 7,500,000                  118                    2.11                   57.9                    45.8
7,500,001 - 10,000,000                 106                    1.88                   61.5                    52.1
10,000,001 - 12,500,000                108                    1.78                   64.6                    55.5
12,500,001 - 15,000,000                 92                    1.50                   66.0                    57.6
15,000,001 - 17,500,000                156                    5.62                   31.5                    21.9
17,500,001 - 20,000,000                174                    1.50                   72.0                    50.2
20,000,001 - 30,000,000                113                    1.78                   64.5                    53.2
30,000,001 - 40,000,000                116                    1.30                   76.4                    64.6
50,000,001 - 60,000,000                119                    2.16                   61.7                    50.8
60,000,001 - 70,000,000                117                    2.25                   54.4                    47.4
------------------------------------------------------------------------------------------------------------------
TOTAL:                                 120                    2.82x                  55.9%                   44.7%
==================================================================================================================

Minimum: $123,414
Maximum: $61,000,000
Average: $6,742,310

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


STATES

----------------------------------------------------------------------------------------------------------------------------

                                                                                PERCENT BY                WEIGHTED
                                                          AGGREGATE              AGGREGATE                 AVERAGE
                                  NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
STATE                  MORTGAGED PROPERTIES              BALANCE ($)            BALANCE (%)                RATE (%)
----------------------------------------------------------------------------------------------------------------------------
New York                                 65             310,214,402                   35.9                   5.507
California-Southern                      13             134,413,069                   15.6                   5.429
Pennsylvania                              3              58,691,379                    6.8                   5.713
Florida                                   3              46,033,862                    5.3                   4.985
Texas                                     2              45,028,156                    5.2                   5.720
Georgia                                   4              26,472,065                    3.1                   5.739
Maryland                                  3              24,667,233                    2.9                   6.314
New Jersey                                4              21,841,752                    2.5                   5.289
Nebraska                                  2              20,850,737                    2.4                   5.230
Virginia                                  3              20,077,106                    2.3                   6.263
Delaware                                  2              18,734,977                    2.2                   5.327
Illinois                                  4              17,244,808                    2.0                   5.653
Kentucky                                  2              14,128,427                    1.6                   5.156
Ohio                                      2              13,550,000                    1.6                   5.121
Arizona                                   3              13,339,666                    1.5                   6.247
Idaho                                     1              11,931,893                    1.4                   4.699
Indiana                                   2              11,658,308                    1.4                   5.560
South Carolina                            1              10,000,000                    1.2                   5.380
Washington                                1               8,311,687                    1.0                   5.500
Nevada                                    1               7,541,814                    0.9                   5.550
Minnesota                                 1               6,282,768                    0.7                   5.980
Massachusetts                             1               5,840,998                    0.7                   5.580
Wisconsin                                 1               5,421,909                    0.6                   5.710
Connecticut                               1               3,900,000                    0.5                   5.800
Missouri                                  1               3,153,119                    0.4                   5.060
Alaska                                    1               2,386,203                    0.3                   5.890
Michigan                                  1               1,299,313                    0.2                   5.810
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  128            $863,015,652                  100.0%                  5.521%
============================================================================================================================



-----------------------------------------------------------------------------------------------------------------

                                 WEIGHTED                                       WEIGHTED                WEIGHTED
                                  AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
STATE                          TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-----------------------------------------------------------------------------------------------------------------
New York                              128                    4.87                   38.4                    31.7
California-Southern                   116                    1.88                   59.7                    50.3
Pennsylvania                          125                    1.68                   68.1                    49.1
Florida                                89                    1.46                   74.5                    65.1
Texas                                 116                    1.33                   75.2                    63.1
Georgia                                96                    1.31                   65.3                    54.4
Maryland                              104                    1.62                   60.9                    45.5
New Jersey                            105                    2.23                   55.0                    46.5
Nebraska                              162                    1.52                   71.7                    51.7
Virginia                              126                    1.43                   64.4                    41.9
Delaware                              118                    1.79                   68.7                    57.5
Illinois                              117                    1.42                   71.5                    58.5
Kentucky                              136                    1.97                   59.9                    39.0
Ohio                                  115                    2.09                   70.6                    61.1
Arizona                               115                    1.59                   63.4                    52.1
Idaho                                  74                    1.83                   67.8                    60.5
Indiana                               118                    1.46                   65.6                    40.8
South Carolina                        120                    2.16                   52.5                    39.4
Washington                             73                    1.23                   72.5                    62.2
Nevada                                119                    1.79                   62.8                    52.7
Minnesota                             118                    1.41                   76.6                    59.7
Massachusetts                         119                    1.37                   74.9                    57.4
Wisconsin                             176                    1.29                   59.9                     0.5
Connecticut                           120                    1.41                   78.0                    65.9
Missouri                              234                    1.57                   60.4                     0.4
Alaska                                116                    1.49                   61.2                    47.5
Michigan                              119                    2.39                   32.9                    30.1
-----------------------------------------------------------------------------------------------------------------
TOTAL:                                120                    2.82x                  55.9%                   44.7%
=================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY                WEIGHTED
                                                                         AGGREGATE              AGGREGATE                 AVERAGE
                                                 NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
PROPERTY TYPE                         MORTGAGED PROPERTIES              BALANCE ($)            BALANCE (%)                RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
               Anchored                                 24             327,701,233                   38.0                   5.542
               Free Standing                            10              40,904,304                    4.7                   5.324
               Shadow Anchored                           4              24,327,096                    2.8                   5.529
               Unanchored                                1               6,140,637                    0.7                   5.650
------------------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                              39             399,073,271                   46.2                   5.521
Multifamily
              Cooperative                               57             144,281,152                   16.7                   5.578
              Garden Apartments                          4              38,991,805                    4.5                   5.323
------------------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                              61             183,272,957                   21.2                   5.524
Office
               Urban                                     4              89,713,952                   10.4                   5.321
               Suburban                                  4              49,600,531                    5.7                   5.703
               Medical                                   2              10,441,374                    1.2                   6.310
------------------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                              10             149,755,857                   17.4                   5.517
Mixed-Use
               Multifamily Retail                        4              34,829,957                    4.0                   5.587
               Office Retail                             3              26,312,089                    3.0                   5.004
               Office Warehouse                          1              12,501,030                    1.4                   5.600
------------------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                               8              73,643,076                    8.5                   5.381
Industrial
               Warehouse                                 7              46,939,098                    5.4                   5.702
               Light Industrial                          2               6,831,393                    0.8                   5.827
               Flex Industrial                           1               3,500,000                    0.4                   5.580
------------------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                              10              57,270,491                    6.6                   5.709
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 128            $863,015,652                  100.0%                  5.521%
====================================================================================================================================


--------------------------------------------------------------------------------------------------------------------------

                                          WEIGHTED                                       WEIGHTED                WEIGHTED
                                           AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                         REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
PROPERTY TYPE                           TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
--------------------------------------------------------------------------------------------------------------------------
Retail
               Anchored                        117                    1.75                   65.2                    51.3
               Free Standing                   125                    1.64                   67.2                    47.7
               Shadow Anchored                 119                    1.50                   68.3                    56.2
               Unanchored                      119                    1.44                   72.2                    55.5
--------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                     118                    1.72                   65.7                    51.3
Multifamily
              Cooperative                      141                    8.14                   15.1                    11.7
              Garden Apartments                111                    1.58                   71.4                    60.0
--------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                     134                    6.75                   27.0                    22.0
Office
               Urban                           119                    2.51                   52.9                    45.1
               Suburban                        129                    1.37                   71.2                    54.1
               Medical                         114                    1.65                   64.4                    55.6
--------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                     122                    2.08                   59.8                    48.9
Mixed-Use
               Multifamily Retail              118                    1.76                   50.3                    42.1
               Office Retail                    85                    1.46                   69.4                    61.4
               Office Warehouse                 74                    1.06                   67.6                    58.0
--------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                      99                    1.53                   60.0                    51.7
Industrial
               Warehouse                       114                    1.54                   63.1                    49.6
               Light Industrial                112                    1.61                   71.1                    61.4
               Flex Industrial                 113                    1.68                   71.4                    61.4
--------------------------------------------------------------------------------------------------------------------------
                 SUBTOTAL:                     114                    1.56                   64.6                    51.7
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         120                    2.82x                  55.9%                   44.7%
==========================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------

                                                                          PERCENT BY                WEIGHTED
                                                    AGGREGATE              AGGREGATE                 AVERAGE
                            NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
MORTGAGE RATE (%)      MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
---------------------------------------------------------------------------------------------------------------------
4.501 - 5.000                       8              75,070,594                    8.7                   4.705
5.001 - 5.500                      39             378,134,783                   43.8                   5.332
5.501 - 6.000                      53             332,475,334                   38.5                   5.703
6.001 - 6.500                      17              50,140,879                    5.8                   6.103
6.501 - 7.000                       5              10,442,701                    1.2                   6.744
7.001 - 7.500                       4              12,559,526                    1.5                   7.063
7.501 - 8.000                       1               3,603,930                    0.4                   8.000
8.501 - 9.000                       1                 587,905                    0.1                   8.875
---------------------------------------------------------------------------------------------------------------------
TOTAL:                            128            $863,015,652                  100.0%                  5.521%
=====================================================================================================================



-----------------------------------------------------------------------------------------------------------

                           WEIGHTED                                       WEIGHTED                WEIGHTED
                            AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                          REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
MORTGAGE RATE (%)        TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-----------------------------------------------------------------------------------------------------------
4.501 - 5.000                    95                    1.96                   61.2                    51.3
5.001 - 5.500                   126                    3.29                   54.0                    44.2
5.501 - 6.000                   118                    2.61                   57.0                    45.1
6.001 - 6.500                   129                    2.61                   56.9                    43.6
6.501 - 7.000                   137                    1.72                   64.4                    38.6
7.001 - 7.500                    83                    1.57                   49.9                    35.9
7.501 - 8.000                   138                    1.39                   43.5                     0.3
8.501 - 9.000                    56                    1.15                   31.0                     0.4
-----------------------------------------------------------------------------------------------------------
TOTAL:                          120                    2.82x                  55.9%                   44.7%
===========================================================================================================

Minimum: 4.560%
Maximum: 8.875%
Weighted Average: 5.521%



SEASONING

--------------------------------------------------------------------------------------------------------------------------

                                                                                PERCENT BY                WEIGHTED
                                                          AGGREGATE              AGGREGATE                 AVERAGE
                                  NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
SEASONING (MOS.)             MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
--------------------------------------------------------------------------------------------------------------------------
 = 0                                     14              92,748,292                   10.7                   5.430
1 - 6                                    92             582,440,578                   67.5                   5.480
7 - 12                                   16             165,404,980                   19.2                   5.502
13 - 24                                   2               4,662,735                    0.5                   6.383
25 - 60                                   1               9,907,551                    1.1                   7.050
61 - 72                                   1               3,659,682                    0.4                   7.000
73 >=                                     2               4,191,834                    0.5                   8.123
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  128            $863,015,652                  100.0%                  5.521%
==========================================================================================================================



-------------------------------------------------------------------------------------------------------------------

                                   WEIGHTED                                       WEIGHTED                WEIGHTED
                                    AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                  REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
SEASONING (MOS.)                 TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-------------------------------------------------------------------------------------------------------------------
 = 0                                    116                    3.07                   59.0                    49.7
1 - 6                                   125                    3.18                   53.5                    42.8
7 - 12                                  106                    1.61                   63.2                    51.3
13 - 24                                 130                    1.30                   58.0                    24.1
25 - 60                                  63                    1.41                   52.8                    45.5
61 - 72                                 169                    1.22                   56.9                     0.5
73 >=                                   126                    1.36                   41.7                     0.3
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                  120                    2.82x                  55.9%                   44.7%
===================================================================================================================


Minimum: 0 mos.
Maximum: 304 mos.
Weighted Average: 5 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                PERCENT BY               WEIGHTED
                                                                            AGGREGATE            AGGREGATE                AVERAGE
                                                    NUMBER OF            CUT-OFF DATE         CUT-OFF DATE               MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS              BALANCE ($)          BALANCE (%)               RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                      1              14,175,329                  1.6                  4.560
61 - 120                                                  103             747,235,895                 86.6                  5.518
121 - 180                                                  13              63,649,756                  7.4                  5.569
181 - 240                                                  10              37,366,768                  4.3                  5.815
241 - 360                                                   1                 587,905                  0.1                  8.875
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    128            $863,015,652                100.0%                 5.521%
====================================================================================================================================



--------------------------------------------------------------------------------------------------------------------------------

                                                WEIGHTED                                       WEIGHTED                WEIGHTED
                                                 AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                               REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)       TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                56                    1.30                   73.8                    67.8
61 - 120                                             114                    2.73                   57.4                    47.7
121 - 180                                            152                    2.77                   50.8                    31.1
181 - 240                                            221                    5.40                   28.2                     0.2
241 - 360                                             56                    1.15                   31.0                     0.4
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               120                    2.82x                  55.9%                   44.7%
================================================================================================================================

Minimum: 60 mos.
Maximum: 360 mos.
Weighted Average: 125 mos.



REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  PERCENT BY              WEIGHTED
                                                                            AGGREGATE              AGGREGATE               AVERAGE
                                                    NUMBER OF            CUT-OFF DATE           CUT-OFF DATE              MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS              BALANCE ($)            BALANCE (%)              RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                      2              14,763,234                    1.7                 4.732
61 - 120                                                  105             772,953,709                   89.6                 5.519
121 - 180                                                  13              45,195,553                    5.2                 5.884
181 - 240                                                   8              30,103,156                    3.5                 5.410
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    128            $863,015,652                 100.0%                5.521%
====================================================================================================================================



-----------------------------------------------------------------------------------------------------------------------------------

                                                   WEIGHTED                                       WEIGHTED                WEIGHTED
                                                    AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                                  REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)         TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                   56                    1.29                   72.1                    65.1
61 - 120                                                114                    2.70                   57.1                    47.5
121 - 180                                               170                    3.07                   51.9                    20.8
181 - 240                                               238                    6.39                   22.9                     0.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                  120                   2.82x                  55.9%                   44.7%
===================================================================================================================================

Minimum: 56 mos.
Maximum: 239 mos.
Weighted Average: 120 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY                WEIGHTED
                                                                         AGGREGATE              AGGREGATE                 AVERAGE
                                                 NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)           MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                            4              11,100,000                    1.3                   5.423
181 - 240                                                3               5,517,436                    0.6                   5.860
241 - 300                                               20             197,018,709                   22.8                   5.759
301 - 360                                               56             525,891,449                   60.9                   5.385
399 >=                                                  25              66,488,787                    7.7                   5.614
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                              108             806,016,382                   93.4                   5.499
------------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                                 3               5,797,732                    0.7                   5.940
121 - 180                                                6              13,246,866                    1.5                   5.706
181 - 240                                               10              37,366,768                    4.3                   5.815
301 - 360                                                1                 587,905                    0.1                   8.875
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                               20              56,999,271                    6.6                   5.834
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 128            $863,015,652                  100.0%                  5.521%
====================================================================================================================================



-------------------------------------------------------------------------------------------------------------------------------

                                               WEIGHTED                                       WEIGHTED                WEIGHTED
                                                AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                              REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)            TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                       118                   15.94                    6.4                     6.4
181 - 240                                           114                    1.91                   62.2                    41.1
241 - 300                                           111                    2.10                   61.5                    48.0
301 - 360                                           115                    2.07                   62.0                    52.8
399 >=                                              120                    7.51                   17.5                    16.0
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           115                    2.71                   57.5                    47.9
-------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
61 - 120                                            115                    2.32                   39.4                     0.7
121 - 180                                           171                    2.24                   48.6                     0.4
181 - 240                                           221                    5.40                   28.2                     0.2
301 - 360                                            56                    1.15                   31.0                     0.4
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           197                    4.31                   34.1                     0.3
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              120                    2.82x                  55.9%                   44.7%
===============================================================================================================================

Minimum: 120 mos.
Maximum: 540 mos.
Weighted Average:  344 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY                WEIGHTED
                                                                    AGGREGATE              AGGREGATE                 AVERAGE
                                            NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)     MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                       4              11,100,000                    1.3                   5.423
181 - 240                                           3               5,517,436                    0.6                   5.860
241 - 300                                          20             197,018,709                   22.8                   5.759
301 - 360                                          56             525,891,449                   60.9                   5.385
361 >=                                             25              66,488,787                    7.7                   5.614
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         108             806,016,382                   93.4                   5.499
------------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
1 - 60                                              1                 587,905                    0.1                   8.875
61 - 120                                            3               5,797,732                    0.7                   5.940
121 - 180                                           8              20,510,477                    2.4                   6.340
181 - 240                                           8              30,103,156                    3.5                   5.410
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          20              56,999,271                    6.6                   5.834
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            128            $863,015,652                  100.0%                  5.521%
====================================================================================================================================



-------------------------------------------------------------------------------------------------------------------------------

                                               WEIGHTED                                       WEIGHTED                WEIGHTED
                                                AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                              REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
REMAINING AMORTIZATION TERM (MOS.)           TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                       118                   15.94                    6.4                     6.4
181 - 240                                           114                    1.91                   62.2                    41.1
241 - 300                                           111                    2.10                   61.5                    48.0
301 - 360                                           115                    2.07                   62.0                    52.8
361 >=                                              120                    7.51                   17.5                    16.0
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           115                    2.71                   57.5                    47.9
-------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
1 - 60                                               56                    1.15                   31.0                     0.4
61 - 120                                            115                    2.32                   39.4                     0.7
121 - 180                                           165                    1.91                   49.2                     0.4
181 - 240                                           238                    6.39                   22.9                     0.1
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           197                    4.31                   34.1                     0.3
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              120                    2.82x                  55.9%                   44.7%
===============================================================================================================================

Minimum: 56 mos.
Maximum: 537 mos.
Weighted Average: 340 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY                WEIGHTED
                                                                    AGGREGATE              AGGREGATE                 AVERAGE
                                            NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
DEBT SERVICE COVERAGE RATIO (x)        MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                         2              13,088,935                    1.5                   5.747
1.16 - 1.25                                         6              28,801,107                    3.3                   5.836
1.26 - 1.35                                         6             104,533,512                   12.1                   5.557
1.36 - 1.50                                        21             126,358,766                   14.6                   5.827
1.51 - 1.75                                        17             175,988,463                   20.4                   5.577
1.76 - 2.00                                        10              84,337,812                    9.8                   5.296
2.01 >=                                            66             329,907,058                   38.2                   5.384
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            128            $863,015,652                  100.0%                  5.521%
====================================================================================================================================



----------------------------------------------------------------------------------------------------------------------------

                                            WEIGHTED                                       WEIGHTED                WEIGHTED
                                             AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                           REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
DEBT SERVICE COVERAGE RATIO (x)           TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
----------------------------------------------------------------------------------------------------------------------------
1.00 - 1.15                                       73                    1.06                   66.0                    55.4
1.16 - 1.25                                      124                    1.20                   65.4                    34.4
1.26 - 1.35                                      111                    1.32                   74.3                    59.7
1.36 - 1.50                                      123                    1.42                   69.4                    53.8
1.51 - 1.75                                      117                    1.66                   65.4                    51.4
1.76 - 2.00                                      109                    1.88                   62.3                    53.3
2.01 >=                                          128                    4.90                   37.0                    31.2
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           120                    2.82x                  55.9%                   44.7%
============================================================================================================================

Minimum: 1.06x
Maximum: 63.97x
Weighted Average: 2.82x




LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------

                                                                                    PERCENT BY                WEIGHTED
                                                              AGGREGATE              AGGREGATE                 AVERAGE
                                      NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
-------------------------------------------------------------------------------------------------------------------------------
<= 10.0                                      34              67,882,385                    7.9                   5.523
10.1 - 20.0                                  13              32,989,640                    3.8                   5.495
20.1 - 30.0                                   6              25,105,771                    2.9                   5.651
30.1 - 40.0                                   8              33,482,079                    3.9                   5.769
40.1 - 50.0                                   5              44,375,939                    5.1                   5.352
50.1 - 55.0                                   7             104,903,066                   12.2                   5.441
55.1 - 60.0                                   7              87,466,738                   10.1                   5.624
60.1 - 65.0                                   8              57,784,451                    6.7                   5.553
65.1 - 70.0                                  15             165,922,432                   19.2                   5.563
70.1 - 75.0                                  19             153,910,143                   17.8                   5.425
75.1 - 80.0                                   6              89,193,009                   10.3                   5.545
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      128            $863,015,652                  100.0%                  5.521%
===============================================================================================================================



-------------------------------------------------------------------------------------------------------------------------------

                                        WEIGHTED                                       WEIGHTED                WEIGHTED
                                         AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                       REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
LOAN-TO-VALUE RATIO (%)               TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
<= 10.0                                      157                   12.38                    6.5                     3.6
10.1 - 20.0                                  127                    6.28                   15.2                    11.8
20.1 - 30.0                                  131                    3.30                   24.9                    19.9
30.1 - 40.0                                  114                    2.38                   33.8                    28.0
40.1 - 50.0                                  127                    2.19                   42.6                    26.5
50.1 - 55.0                                  112                    2.02                   53.9                    44.3
55.1 - 60.0                                  125                    2.22                   56.8                    43.6
60.1 - 65.0                                  122                    1.70                   62.5                    47.9
65.1 - 70.0                                  111                    1.63                   68.3                    55.6
70.1 - 75.0                                  115                    1.50                   72.8                    59.1
75.1 - 80.0                                  115                    1.36                   77.4                    65.0
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       120                    2.82x                  55.9%                   44.7%
===============================================================================================================================

Minimum: 0.9%
Maximum: 79.0%
Weighted Average: 55.9%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                            PERCENT BY                WEIGHTED
                                                                      AGGREGATE              AGGREGATE                 AVERAGE
                                              NUMBER OF            CUT-OFF DATE           CUT-OFF DATE                MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS              BALANCE ($)            BALANCE (%)                RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
0.0 - 30.0                                           67             182,657,731                   21.2                   5.657
30.1 - 40.0                                           6              53,462,358                    6.2                   5.217
40.1 - 50.0                                          13             198,759,461                   23.0                   5.512
50.1 - 60.0                                          22             214,078,003                   24.8                   5.598
60.1 - 70.0                                          20             214,058,100                   24.8                   5.413
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              128            $863,015,652                  100.0%                  5.521%
====================================================================================================================================



-------------------------------------------------------------------------------------------------------------------------------

                                               WEIGHTED                                       WEIGHTED                WEIGHTED
                                                AVERAGE                WEIGHTED                AVERAGE                 AVERAGE
                                              REMAINING                 AVERAGE           CUT-OFF DATE                 BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              TERM (MOS.)                DSCR (x)                LTV (%)                 LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
0.0 - 30.0                                          145                    6.79                   22.5                    10.3
30.1 - 40.0                                         118                    2.22                   44.1                    35.2
40.1 - 50.0                                         114                    2.08                   56.3                    47.6
50.1 - 60.0                                         120                    1.60                   68.7                    54.6
60.1 - 70.0                                         105                    1.49                   74.3                    63.8
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              120                    2.82x                  55.9%                   44.7%
===============================================================================================================================

Minimum: 0.0%
Maximum: 67.9%
Weighted Average: 44.7%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

--------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                        MAY-04             MAY-05              MAY-06             MAY-07
--------------------------------------------------------------------------------------------------------------------
Locked Out                                     97.01%             95.07%              92.41%             87.99%
Yield Maintenance Total                         2.92%              4.02%               6.70%             11.14%
            Greater of YM and 1%                2.92%              4.02%               6.70%             11.14%
            Yield Maintenance                   0.00%              0.00%               0.00%              0.00%
Penalty Points:
            5.00%                               0.00%              0.00%               0.00%              0.00%
            4.00%                               0.00%              0.00%               0.00%              0.00%
            3.00%                               0.00%              0.85%               0.84%              0.00%
            2.00%                               0.00%              0.00%               0.00%              0.84%
            1.00%                               0.07%              0.06%               0.04%              0.03%
Penalty Points Total                            0.07%              0.90%               0.89%              0.87%
Open                                            0.00%              0.00%               0.00%              0.00%
--------------------------------------------------------------------------------------------------------------------
TOTALS                                        100.00%            100.00%             100.00%            100.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $863,015,652       $851,566,993        $839,013,034       $823,799,233
% Initial Pool Balance                        100.00%             98.67%              97.22%             95.46%
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                           MAY-08              MAY-09             MAY-10              MAY-11
--------------------------------------------------------------------------------------------------------------------
Locked Out                                        87.85%              87.81%             87.49%              82.93%
Yield Maintenance Total                           11.30%              10.24%              9.30%              16.17%
            Greater of YM and 1%                  11.30%              10.24%              9.30%              11.79%
            Yield Maintenance                      0.00%               0.00%              0.00%               4.38%
Penalty Points:
            5.00%                                  0.00%               0.00%              0.00%               0.00%
            4.00%                                  0.00%               0.00%              0.00%               0.00%
            3.00%                                  0.00%               0.00%              0.00%               0.00%
            2.00%                                  0.84%               0.00%              0.00%               0.00%
            1.00%                                  0.01%               0.85%              0.85%               0.90%
Penalty Points Total                               0.85%               0.85%              0.85%               0.90%
Open                                               0.00%               1.10%              2.37%               0.00%
--------------------------------------------------------------------------------------------------------------------
TOTALS                                           100.00%             100.00%            100.00%             100.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                   $807,790,219        $777,906,393       $752,078,326        $692,217,902
% Initial Pool Balance                            93.60%              90.14%             87.15%              80.21%
--------------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                        MAY-12             MAY-13              MAY-14             MAY-15
---------------------------------------------------------------------------------------------------------------------
Locked Out                                     81.98%             66.41%              49.80%             50.11%
Yield Maintenance Total                        16.08%             16.38%              50.20%             49.89%
            Greater of YM and 1%               11.65%             11.71%              50.20%             49.89%
            Yield Maintenance                   4.43%              4.67%               0.00%              0.00%
Penalty Points:
            5.00%                               0.00%              0.00%               0.00%              0.00%
            4.00%                               0.00%              0.00%               0.00%              0.00%
            3.00%                               0.00%              0.00%               0.00%              0.00%
            2.00%                               1.05%              9.06%               0.00%              0.00%
            1.00%                               0.00%              0.44%               0.00%              0.00%
Penalty Points Total                            1.05%              9.49%               0.00%              0.00%
Open                                            0.89%              7.72%               0.00%              0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                        100.00%            100.00%             100.00%            100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $674,204,811       $629,288,184         $46,185,921        $42,213,531
% Initial Pool Balance                         78.12%             72.92%               5.35%              4.89%
---------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                          MAY-16              MAY-17             MAY-18              MAY-19
-------------------------------------------------------------------------------------------------------------------
Locked Out                                       38.86%              37.87%             36.24%              60.51%
Yield Maintenance Total                          49.83%              50.15%             50.85%              21.08%
            Greater of YM and 1%                 49.83%              50.15%             50.85%              20.44%
            Yield Maintenance                     0.00%               0.00%              0.00%               0.63%
Penalty Points:
            5.00%                                 0.00%               0.00%              0.00%              18.41%
            4.00%                                 0.00%               0.00%              0.00%               0.00%
            3.00%                                11.30%               0.00%              0.00%               0.00%
            2.00%                                 0.00%              11.98%              0.00%               0.00%
            1.00%                                 0.00%               0.00%             12.79%               0.00%
Penalty Points Total                             11.30%              11.98%             12.79%              18.41%
Open                                              0.00%               0.00%              0.11%               0.00%
-------------------------------------------------------------------------------------------------------------------
TOTALS                                          100.00%             100.00%            100.00%             100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                   $38,273,021         $34,367,727        $30,475,676         $10,494,290
% Initial Pool Balance                            4.43%               3.98%              3.53%               1.22%
-------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE         CMSA            CMSA       MORTGAGE                                                                  ORIGINAL
  LOAN NO.       LOAN NO.      PROPERTY NO.   LOAN SELLER(1)   PROPERTY NAME(2)                                          BALANCE
---------------------------------------------------------------------------------------------------------------------------------
      1              1             1-001      MSMC             Beverly Center                                        $61,000,000
      2              2             2-001      MSMC             111 Eighth Avenue                                     $60,000,000
      3              3             3-001      MSMC             Rockvale Square                                       $53,000,000
      4              4             4-001      MSMC             Alamo Quarry Market & Quarry Crossing                 $40,000,000
      5              5             5-001      Nationwide       San Marino Apartments                                 $27,000,000
      6              6             6-001      WaMu             315 Hudson St                                         $22,000,000
      7              7             7-001      MSMC             Long Beach Plaza                                      $21,858,000
      8              8             8-001      MSMC             Saugus Station Industrial Center                      $20,280,000
      9              9             9-001      State Farm       Linden Place Office Building                          $18,125,000
     10             10            10-001      NCCB             Sadore Lane Gardens, Inc                              $16,000,000
     11             11            11-001      NCB,FSB          Dayton Towers Corporation                             $16,000,000
     12             12            12-001      MSMC             One Beacon Center                                     $16,125,000
     13             13            13-001      TIAA             University Centre West III                            $14,250,000
     14             14            14-001      TIAA             Brandywine Commons II                                 $13,800,000
     15             15            15-001      WaMu             94 E 4th Street                                       $13,711,306
     16             16            16-001      State Farm       Heidelberg USA Corporate Headquarters                 $12,700,000
     17             17            17-001      MSMC             Waldbaums Whitestone                                  $12,350,000
     18             18            18-001      WaMu             237-247 East 86th Street                              $12,193,304
     19             19            19-001      MSMC             Boise Towne Plaza                                     $12,080,000
     20             20            20-001      TIAA             Shoppes at Easton                                     $11,100,000
     21             21            21-001      NCB,FSB          Mamaroneck Gardens, Inc.                              $10,000,000
     22             22            22-001      Nationwide       Coligny Plaza                                         $10,000,000
     23             23            23-001      State Farm       The Market Place at South River Colony                $10,800,000
     24             24            24-001      TIAA             Turfway Crossing                                       $9,750,000
                    25                                         CA Industrial Portfolio - Roll up
     25                           25-001      MSMC             CA Industrial Portfolio - Safetran Building (I)        $5,000,000
     26                           25-002      MSMC             CA Industrial Portfolio - Knox Corp Center (I)         $3,500,000
     27             26            26-001      State Farm       Park Tower III                                         $8,460,000
     28             27            27-001      NCB,FSB          Churchland Shopping Center                             $8,000,000
     29             28            28-001      PCF              North by Northeast Shopping Center                     $7,965,000
     30             29            29-001      MSMC             Huffman Koos - Livingston                              $7,900,000
     31             30            30-001      MSMC             Gateway Village Phase I                                $7,800,000
     32             31            31-001      MSMC             Lakeside Center                                        $7,550,000
     33             32            32-001      State Farm       Buehler Retail Center                                  $7,500,000
     34             33            33-001      PCF              Park Summit Office Building                            $7,400,000
     35             34            34-001      State Farm       Hino Motors                                            $7,400,000
     36             35            35-001      NCB,FSB          Fisherman's Wharf at Babylon Owners Corp.              $7,000,000
     37             36            36-001      State Farm       Costco Wholesale Club (Ground Lease)                   $6,850,000
     38             37            37-001      Nationwide       Colerain Shopping Center                               $6,700,000
     39             38            38-001      Nationwide       Park Place Cerritos                                    $6,400,000
     40             39            39-001      Nationwide       Mound Marketplace                                      $6,300,000
     41             40            40-001      MSMC             Foothills Medical Building                             $6,300,000
     42             41            41-001      NCB,FSB          Bon Aire Properties, Inc.                              $6,300,000
     43             42            42-001      PCF              River Road II Shopping Center II                       $6,150,000
     44             43            43-001      PCF              Mesa Tech Center                                       $6,000,000
     45             44            44-001      NCB,FSB          Fountainhead Owners Corp.                              $6,000,000
     46             45            45-001      PCF              Interlochen Village Shopping Center                    $6,000,000
     47             46            46-001      State Farm       Ashburn Town Center (A)                                $4,800,000
     48             47            47-001      State Farm       Ashburn Town Center (A)                                $2,500,000
     49             48            48-001      PCF              151 Merrimac Street                                    $5,850,000
     50             49            49-001      TIAA             Oakland Commons Shopping Center                        $5,587,500
     51             50            50-001      NCB,FSB          10 Park Ave. Tenants' Corp.                            $5,550,000
     52             51            51-001      PCF              Fuller Apartments                                      $5,500,000
     53             52            52-001      Nationwide       North Pointe Centre                                    $5,500,000
     54             53            53-001      WaMu             316 E 63rd St.                                         $5,250,000
     55             54            54-001      PCF              Northtowne Shopping Center                             $5,200,000
     56             55            55-001      PCF              Mokena Corners                                         $5,100,000
     57             56            56-001      WaMu             Driftwood Plaza                                        $5,050,000
     58             57            57-001      NCB,FSB          150 East Tenants Corp.                                 $5,000,000
     59             58            58-001      State Farm       701 Pencader Drive                                     $5,000,000
     60             59            59-001      PCF              2345 West 103rd Street                                 $4,750,000
     61             60            60-001      WaMu             138 Spring Street                                      $4,600,000
     62             61            61-001      State Farm       Tymberwood Shopping Center                             $4,500,000
     63             62            62-001      NCB,FSB          320 Riverside Apartments Corp.                         $4,350,000
     64             63            63-001      WaMu             Stirling Manor Apts                                    $4,300,000
     65             64            64-001      WaMu             Mountain View Medical                                  $4,200,000
     66             65            65-001      NCB,FSB          29-45 Tenants' Corporation                             $4,000,000
     67             66            66-001      Nationwide       Lansdale Avenue                                        $3,900,000
     68             67            67-001      NCB,FSB          Pro's De Soto Place LLC                                $3,825,000
     69             68            68-001      Nationwide       Brookshire Plaza                                       $3,795,000
     70             69            69-001      State Farm       Walther Plaza Shopping Center                          $4,400,000
     71             70            70-001      PCF              5235-5247 Arrow Highway & 8950 Central Avenue          $3,500,000
     72             71            71-001      NCB,FSB          215 West 91st Street Corp.                             $3,500,000
     73             72            72-001      NCB,FSB          Colonial Gardens Owners Corp.                          $3,500,000
     74             73            73-001      State Farm       Walgreens Cheltenham                                   $3,500,000
     75             74            74-001      NCB,FSB          280 Owners Corp.                                       $3,200,000
     76             75            75-001      State Farm       Walgreens Chesterfield                                 $3,200,000
     77             76            76-001      NCB,FSB          C. True Building Corp.                                 $3,000,000
     78             77            77-001      NCB,FSB          419 Apartment Corp.                                    $3,000,000
     79             78            78-001      MSMC             Eckerds-Gilbert, AZ                                    $2,898,292
     80             79            79-001      WaMu             Walgreen's - Scottsbluff                               $2,850,000
     81             80            80-001      NCB,FSB          64-11 Owners Corp.                                     $2,625,000
     82             81            81-001      NCB,FSB          City Hall Tower  Corp.                                 $2,600,000
     83             82            82-001      NCB,FSB          2261 Palmer Avenue Corp.                               $2,600,000
     84             83            83-001      NCB,FSB          Tudor Oaks Owners Corp.                                $2,600,000
     85             84            84-001      PCF              3920 Capitol Avenue                                    $2,500,000
     86             85            85-001      NCB,FSB          Dimond Lore Corporation                                $2,400,000
     87             86            86-001      State Farm       Alexander Court III                                    $2,400,000
     88             87            87-001      NCB,FSB          Hudson Gate II Apartment Corp.                         $2,200,000
     89             88            88-001      Nationwide       Long Beach Sav-On                                      $2,100,000
     90             89            89-001      NCB,FSB          321 East 45th St. Owners, Inc.                         $2,100,000
     91             90            90-001      NCB,FSB          370/CPW Owners Corp.                                   $2,000,000
     92             91            91-001      NCB,FSB          Whitney Manor Cooperative, Inc.                        $2,000,000
     93             92            92-001      WaMu             Wing Ming Properties                                   $2,000,000
     94             93            93-001      MSMC             433 Plaza Drive                                        $1,850,000
     95             94            94-001      NCB,FSB          Crestview Owners, Inc.                                 $1,750,000
     96             95            95-001      NCB,FSB          Brooklyn Tenant Owners Corp.                           $1,750,000
     97             96            96-001      NCB,FSB          The Pavilion Owners Corp.                              $1,700,000
     98             97            97-001      NCB,FSB          Sunnyside Manor, Ltd.                                  $1,600,000
     99             98            98-001      NCB,FSB          5235 Post Road Corporation                             $1,600,000
     100            99            99-001      NCB,FSB          1120 Park Corporation                                  $1,500,000
     101            100           100-001     NCB,FSB          130 East 75th Street Owners Corp.                      $1,500,000
     102            101           101-001     NCB,FSB          102-40 67th Drive Owners Corp.                         $1,500,000
     103            102           102-001     NCB,FSB          2530 Independence Avenue Tenants Corp.                 $1,350,000
     104            103           103-001     NCB,FSB          Parklane Townhouses Cooperative, Inc.                  $1,300,000
     105            104           104-001     NCB,FSB          East 87th St. Owners Corp.                             $1,300,000
     106            105           105-001     NCB,FSB          580 West End Avenue Corp.                              $1,000,000
     107            106           106-001     NCB,FSB          Hanover Court Mutual Housing Cooperative, Inc.         $1,000,000
     108            107           107-001     NCB,FSB          111-117 West 96th Street Owners, Inc.                    $950,000
     109            108           108-001     NCB,FSB          306-100th Street Owners Corp.                            $950,000
     110            109           109-001     NCB,FSB          47-49 King Street Housing Corporation                    $900,000
     111            110           110-001     NCB,FSB          Belvedere Houses Incorporated                            $800,000
     112            111           111-001     NCB,FSB          160 W. 77th St. Owners Corp.                             $800,000
     113            112           112-001     NCB,FSB          61 Eastern Parkway Housing Corp.                         $770,000
     114            113           113-001     NCB,FSB          255 West 98th Street Owners Corp.                        $750,000
     115            114           114-001     NCB,FSB          132 East 19th Street, Inc.                               $700,000
     116            115           115-001     NCB,FSB          93rd Street Owners Corp.                                 $600,000
     117            116           116-001     State Farm       K-Mart Carrollton                                      $1,700,000
     118            117           117-001     NCB,FSB          135 West 17th Street Tenant Corporation                  $500,000
     119            118           118-001     NCB,FSB          383 West Broadway Corp.                                  $500,000
     120            119           119-001     NCB,FSB          16 West 74 St. Owners Corp.                              $450,000
     121            120           120-001     NCB,FSB          Hillpark Columns Housing Corp.                           $340,000
     122            121           121-001     NCB,FSB          231 Park Place Owners Corp.                              $300,000
     123            122           122-001     NCB,FSB          202 West 78th St. Tenants Corp.                          $300,000
     124            123           123-001     NCB,FSB          922 8th Ave. Owners Corp.                                $205,000
     125            124           124-001     NCB,FSB          238 Clinton St. Tenants Corp.                            $190,000
     126            125           125-001     NCB,FSB          417/78 Owners Corp.                                      $175,000
     127            126           126-001     NCB,FSB          315 Third Street Housing Corporation                     $175,000
     128            127           127-001     NCB,FSB          106 Willow Street Tenants Corporation                    $148,000
     129            128           128-001     NCB,FSB          146 Amity St. Tenants Corp.                              $125,000

TOTAL/ WEIGHTED AVERAGE:                                                                                            $870,406,402

---------------------------------------------------------------------------------------------------
          MORTGAGE               CUT-OFF DATE        NOI        NCF      CUT-OFF DATE  BALLOON
          LOAN NO.                  BALANCE(3)    DSCR(4)    DSCR(4)            LTV(4)   LTV(4)
---------------------------------------------------------------------------------------------------
              1                   $61,000,000       2.32       2.25             54.4%    47.4%
              2                   $60,000,000       2.56       2.54             56.3%    49.5%
              3                   $52,920,602       1.83       1.73             67.8%    52.3%
              4                   $39,835,545       1.34       1.30             76.4%    64.6%
              5                   $26,820,819       1.55       1.51             74.5%    63.1%
              6                   $21,947,231       3.15       2.60             41.3%    33.9%
              7                   $21,812,622       1.38       1.35             78.7%    65.9%
              8                   $20,007,129       1.95       1.70             61.0%    47.4%
              9                   $18,000,737       1.73       1.50             72.0%    50.2%
             10                   $15,981,556       6.42       6.42             16.5%    15.0%
             11                   $15,961,234       9.09       9.09              8.5%     0.0%
             12                   $15,895,431       1.49       1.32             69.7%    50.8%
             13                   $14,175,329       1.47       1.30             73.8%    67.8%
             14                   $13,800,000       2.05       1.92             68.0%    58.9%
             15                   $13,612,435       1.71       1.68             54.2%    45.2%
             16                   $12,501,030       1.21       1.06             67.6%    58.0%
             17                   $12,324,361       1.42       1.38             79.0%    66.1%
             18                   $12,105,379       2.04       1.99             42.5%    35.4%
             19                   $11,931,893       1.98       1.83             67.8%    60.5%
             20                   $11,100,000       2.01       1.93             69.4%    60.3%
             21                   $10,000,000       3.52       3.52             26.4%    24.0%
             22                   $10,000,000       2.40       2.16             52.5%    39.4%
             23                    $9,907,551       1.53       1.41             52.8%    45.5%
             24                    $9,750,000       2.13       2.07             65.0%    56.3%

             25                    $5,000,000       1.88       1.68             71.4%    61.4%
             26                    $3,500,000       1.88       1.68             71.4%    61.4%
             27                    $8,311,687       1.45       1.23             72.5%    62.2%
             28                    $7,991,568       1.68       1.46             74.0%    62.3%
             29                    $7,956,050       1.70       1.58             71.0%    59.3%
             30                    $7,900,000       2.08       1.96             70.5%    62.4%
             31                    $7,774,646       1.46       1.41             69.0%    58.1%
             32                    $7,541,814       1.94       1.79             62.8%    52.7%
             33                    $7,452,952       2.60       2.44             39.0%    29.6%
             34                    $7,392,675       1.53       1.34             71.1%    61.8%
             35                    $7,356,702       1.34       1.16             62.9%    48.4%
             36                    $6,989,402       2.59       2.59             30.4%    27.9%
             37                    $6,850,000       2.12       2.06             69.9%    59.8%
             38                    $6,700,000       2.26       2.12             71.3%    62.5%
             39                    $6,370,181       1.37       1.36             67.8%    58.3%
             40                    $6,282,768       1.49       1.41             76.6%    59.7%
             41                    $6,257,886       1.66       1.51             73.6%    64.0%
             42                    $6,254,349       2.23       2.23             30.7%    25.8%
             43                    $6,140,637       1.51       1.44             72.2%    55.5%
             44                    $6,000,000       1.85       1.71             57.1%    48.5%
             45                    $5,992,943       2.80       2.80             25.4%    20.9%
             46                    $5,990,455       1.98       1.80             56.5%    43.0%
             47                    $3,603,930       1.53       1.39             43.5%     0.3%
             48                    $2,340,972       1.53       1.39             43.5%     0.3%
             49                    $5,840,998       1.56       1.37             74.9%    57.4%
             50                    $5,563,415       1.42       1.39             74.7%    62.3%
             51                    $5,513,973      10.99      10.99              5.3%     4.0%
             52                    $5,493,691       1.85       1.77             64.6%    53.7%
             53                    $5,421,909       1.38       1.29             59.9%     0.5%
             54                    $5,212,143       1.78       1.72             37.2%    31.5%
             55                    $5,192,611       1.77       1.56             66.1%    51.6%
             56                    $5,100,000       1.51       1.45             69.9%    53.4%
             57                    $5,037,713       1.72       1.64             76.8%    67.9%
             58                    $5,000,000       9.90       9.90              7.2%     7.2%
             59                    $4,934,977       1.68       1.41             70.5%    53.6%
             60                    $4,750,000       1.43       1.42             69.9%    58.5%
             61                    $4,594,946       1.47       1.40             66.6%    55.8%
             62                    $4,378,427       1.99       1.74             48.6%     0.4%
             63                    $4,337,181      10.50      10.50              5.7%     3.3%
             64                    $4,291,092       1.87       1.82             66.5%    55.7%
             65                    $4,183,488       2.41       1.86             50.7%    43.1%
             66                    $3,995,671       7.78       7.78              4.6%     3.8%
             67                    $3,900,000       1.49       1.41             78.0%    65.9%
             68                    $3,821,192       1.51       1.38             74.9%    63.6%
             69                    $3,702,258       1.30       1.21             53.9%     1.0%
             70                    $3,659,682       1.34       1.22             56.9%     0.5%
             71                    $3,496,401       1.73       1.61             58.3%    49.3%
             72                    $3,494,527      11.14      11.14              6.4%     5.9%
             73                    $3,488,307       2.76       2.76             32.9%    27.5%
             74                    $3,449,015       1.27       1.22             70.4%     0.5%
             75                    $3,200,000       3.06       3.06             23.7%    19.5%
             76                    $3,153,119       1.64       1.57             60.4%     0.4%
             77                    $2,996,543       9.07       9.07              6.4%     5.3%
             78                    $2,992,640       7.54       7.54              6.3%     5.8%
             79                    $2,898,292       1.45       1.39             59.8%    39.4%
             80                    $2,850,000       1.66       1.64             69.5%    61.2%
             81                    $2,618,348       6.56       6.56             13.1%    11.9%
             82                    $2,600,000       8.74       8.74              8.6%     8.6%
             83                    $2,594,248       4.45       4.45             16.7%     0.0%
             84                    $2,572,043       2.96       2.96             21.7%     0.0%
             85                    $2,497,335       1.93       1.74             54.3%    45.1%
             86                    $2,386,203       1.59       1.49             61.2%    47.5%
             87                    $2,321,763       1.30       1.20             72.6%    48.1%
             88                    $2,197,708       3.28       3.28             31.0%    28.3%
             89                    $2,095,792       1.69       1.68             60.7%    51.0%
             90                    $2,095,206       9.15       9.15              8.8%     8.1%
             91                    $2,000,000      18.94      18.94              5.1%     5.1%
             92                    $1,995,848       8.21       8.21              8.7%     0.0%
             93                    $1,925,723       4.43       4.17             14.6%     0.3%
             94                    $1,831,393       1.58       1.43             70.4%    61.4%
             95                    $1,745,692       4.23       4.23             22.1%    20.4%
             96                    $1,744,027       8.01       8.01             13.2%    12.0%
             97                    $1,698,126       6.42       6.42             16.2%    14.7%
             98                    $1,596,647       7.60       7.60             14.0%    11.6%
             99                    $1,595,092       3.81       3.81             24.3%    22.4%
             100                   $1,500,000      63.97      63.97              0.9%     0.8%
             101                   $1,500,000      44.52      44.52              1.8%     1.8%
             102                   $1,498,255       8.17       8.17             12.4%    11.3%
             103                   $1,348,166       5.33       5.33             14.4%    13.5%
             104                   $1,299,313       2.39       2.39             32.9%    30.1%
             105                   $1,298,555       9.88       9.88              6.2%     5.6%
             106                     $999,361      17.29      17.29              4.0%     3.6%
             107                     $999,356       9.59       9.59              8.8%     8.0%
             108                     $949,082      12.05      12.05              7.0%     6.0%
             109                     $945,822      13.70      13.70              5.4%     4.1%
             110                     $897,535       5.54       5.54             10.7%     9.8%
             111                     $799,208       6.26       6.26              8.0%     6.8%
             112                     $794,554      11.72      11.72              4.2%     0.0%
             113                     $766,612       6.64       6.64              5.9%     4.9%
             114                     $747,554      16.42      16.42              3.9%     3.2%
             115                     $699,623      10.43      10.43              5.8%     5.3%
             116                     $598,869      17.66      17.66              4.1%     3.5%
             117                     $587,905       1.34       1.15             31.0%     0.4%
             118                     $499,468      25.82      25.82              3.4%     2.9%
             119                     $498,230      47.32      47.32              1.7%     1.4%
             120                     $449,140       5.36       5.36             10.2%     9.3%
             121                     $338,689       4.93       4.93             13.2%    11.2%
             122                     $299,179       7.98       7.98             11.4%     9.7%
             123                     $297,382      12.44      12.44              3.8%     2.5%
             124                     $202,998       4.44       4.44              8.8%     0.0%
             125                     $187,589       8.19       8.19              5.4%     0.0%
             126                     $174,651       9.46       9.46              5.9%     0.0%
             127                     $169,751       5.52       5.52              5.2%     0.0%
             128                     $147,484       9.86       9.86              5.2%     4.5%
             129                     $123,414       7.91       7.91              4.5%     0.0%

TOTAL/ WEIGHTED AVERAGE:         $863,015,652      2.92X      2.82X             55.9%    44.7%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.            STREET ADDRESS                                                     CITY                       STATE   ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
    1               8500 Beverly Boulevard                                             Los Angeles                  CA     90048
    2               111 Eighth Avenue                                                  New York                     NY     10011
    3               35 South Willowdale Drive at U.S. Route 30                         Lancaster                    PA     17602
    4               NEC of Highway 281 and E. Basse Road                               San Antonio                  TX     78209
    5               9300 Marino Circle                                                 Naples                       FL     34114
    6               315 Hudson Street                                                  New York                     NY     10013
    7               85 East Park Ave                                                   Long Beach                   NY     11561
    8               25655 Spring Brook Avenue                                          Santa Clarita                CA     91350
    9               14301 & 14351 First National Bank Parkway                          Omaha                        NE     68154
   10               1-5 Sadore Lane                                                    Yonkers                      NY     10710
   11               7400, 7600, 7800, 8000, 10200, 10300, 10500 Shore Front Parkway    Rockaway Beach               NY     11692
   12               201 North Service Road                                             Melville                     NY     11747
   13               2700-2788 North University Drive                                   Coral Springs                FL     33065
   14               1000-1500 Rocky Run Parkway                                        Wilmington                   DE     19803
   15               94 East 4th St. & 66 Second Ave.                                   New York                     NY     10003
   16               1000 Gutenburg Drive NW                                            Kennesaw                     GA     30144
   17               153-01 10th Ave                                                    Whitestone                   NY     11357
   18               237-247 East 86th Street                                           New York                     NY     10028
   19               350 North Milwaukee                                                Boise                        ID     83788
   20               8200 Elliott Road                                                  Easton                       MD     21601
   21               100-348 Richbell Road                                              Mamaroneck                   NY     10543
   22               1 North Forest Beach Drive                                         Hilton Head                  SC     29928
   23               3209-3295 Solomons Island Rd / 100-120 Mitchells Chance Rd         Edgewater                    MD     21037
   24               1336 Hansel Drive                                                  Florence                     KY     41042

   25               10655 7th Street                                                   Rancho Cucamonga             CA     91730
   26               960 & 970 Knox St                                                  Torrance                     CA     90502
   27               222 NE Park Plaza Drive                                            Vancouver                    WA     98684
   28               5700 Churchland Boulevard                                          Portsmouth                   VA     23703
   29               7800-7870 East 96th Street                                         Fishers                      IN     46038
   30               442 West Mt. Pleasant Ave.                                         Livingston                   NJ     07039
   31               3610-3670 Grand Avenue                                             Chino Hills                  CA     91709
   32               2620 Regatta Drive                                                 Las Vegas                    NV     89128
   33               60 South State Route 17                                            Paramus                      NJ     07652
   34               2675 Breckenridge Boulevard                                        Duluth                       GA     30096
   35               290 South Milliken Avenue                                          Ontario                      CA     91761
   36               101-244 Millard Avenue                                             West Babylon                 NY     11704
   37               35804 Detroit Road                                                 Avon                         OH     44011
   38               9440-9490 Colerain Avenue                                          Cincinnati                   OH     45251
   39               11548 and 11554 South Street                                       Cerritos                     CA     90703
   40               2125-2195 Commerce Boulevard                                       Mound                        MN     55364
   41               4530 East Ray Road                                                 Phoenix                      AZ     85044
   42               8-22 Bon Aire Circle                                               Suffern                      NY     10901
   43               5001 Huguenot Road                                                 Richmond                     VA     23226
   44               10015 Waples Court                                                 San Diego                    CA     92121
   45               1 & 2 Fountain Lane                                                Scarsdale                    NY     10583
   46               5270 Peachtree Parkway                                             Norcross                     GA     30092
   47               43930 Farmwell Hunt Plaza                                          Ashburn                      VA     20147
   48               43930 Farmwell Hunt Plaza                                          Ashburn                      VA     20147
   49               151 Merrimac Street                                                Boston                       MA     02114
   50               2203-2205 East Oakland Avenue                                      Bloomington                  IL     61701
   51               10 Park Avenue                                                     New York                     NY     10016
   52               1100 Mondavi Way                                                   Bakersfield                  CA     93312
   53               N78 W14501 - N78W14597 Appleton Avenue                             Menomonee Falls              WI     53051
   54               316 E 63rd St.                                                     New York                     NY     10021
   55               6900 San Pedro Avenue                                              San Antonio                  TX     78216
   56               11212-11244 Lincoln Highway                                        Mokena                       IL     60448
   57               3830 South Highway A1A                                             Melbourne Beach              FL     32951
   58               150 East 61st Street                                               New York                     NY     10021
   59               701 Pencader Drive                                                 Newark                       DE     19702
   60               2345 West 103rd Street                                             Chicago                      IL     60643
   61               138 Spring Street                                                  New York                     NY     10012
   62               4235-4251 Outer Loop                                               Louisville                   KY     40219
   63               320 Riverside Drive                                                New York                     NY     10025
   64               324-360 Somerset Street                                            Long Hill Township           NJ     07980
   65               10555 N. Tatum Blvd.                                               Paradise Valley              AZ     85253
   66               29-45 East 9th Street                                              New York                     NY     10003
   67               100-102 Lansdale Avenue                                            Milford                      CT     06460
   68               1700 Desoto Place                                                  Ontario                      CA     91761
   69               4755 East 126th Street                                             Carmel                       IN     46033
   70               Walther Boulevard & Dunfield Road                                  White Marsh (Perry Hall)     MD     21236
   71               5235-5247 Arrow Highway & 8950 Central Avenue                      Montclair                    CA     91763
   72               215 West 91st Street                                               New York                     NY     10024
   73               35-75 Vera Street                                                  Staten Island                NY     10305
   74               2727 Cheltenham Avenue                                             Cheltenham                   PA     19095
   75               280 Ocean Parkway                                                  Brooklyn                     NY     11218
   76               917 Chesterfield Parkway East                                      Chesterfield                 MO     63017
   77               465 Greenwich Street                                               New York                     NY     10013
   78               419 East 57th Street                                               New York                     NY     10022
   79               2428 South Val Vista Drive                                         Gilbert                      AZ     85296
   80               209 West 27th Street                                               Scottsbluff                  NE     69361
   81               64-11 99th Street                                                  Rego Park                    NY     11374
   82               258 Broadway                                                       New York                     NY     10007
   83               2241-2261 Palmer Avenue                                            New Rochelle                 NY     10801
   84               101-526 Tudor Lane                                                 Middle Island                NY     11953
   85               3920 Capitol Avenue                                                City of Industry             CA     90601
   86               1711 Lore Road                                                     Anchorage                    AK     99507
   87               870 Calcon Hook Road                                               Sharon Hill                  PA     19079
   88               6209-6215 (JFK) Boulevard East                                     West New York                NJ     07093
   89               1250 East Pacific Coast Highway                                    Long Beach                   CA     90806
   90               321 East 45th Street                                               New York                     NY     10017
   91               370 Central Park West                                              New York                     NY     10025
   92               2525-2569 West 2nd Street                                          Brooklyn                     NY     11223
   93               2 Mott Street                                                      New York                     NY     10013
   94               433 Plaza Drive                                                    Westmont                     IL     60559
   95               3225 Johnson Avenue                                                Riverdale                    NY     10463
   96               100 Brooklyn Avenue                                                Freeport                     NY     11520
   97               144-63 35th Avenue                                                 Flushing                     NY     11354
   98               2 Sunnyside Drive                                                  Yonkers                      NY     10705
   99               5235 Post Road                                                     Riverdale                    NY     10471
   100              1120 Park Avenue                                                   New York                     NY     10128
   101              130 East 75th Street                                               New York                     NY     10021
   102              102-40 67th Drive                                                  Forest Hills                 NY     11375
   103              2530 Independence Avenue                                           Riverdale                    NY     10463
   104              3674 Middlebelt Road                                               Inkster                      MI     48214
   105              56 East 87th Street                                                New York                     NY     10128
   106              580 West End Avenue                                                New York                     NY     10024
   107              92-31 57th Avenue                                                  Elmhurst                     NY     11373
   108              111-117 West 96th Street                                           New York                     NY     10025
   109              306-310 West 100th Street                                          New York                     NY     10025
   110              47-49 King Street                                                  New York                     NY     10014
   111              50 & 52 West 70th Street                                           New York                     NY     10023
   112              160 West 77th Street                                               New York                     NY     10024
   113              61 Eastern Parkway                                                 Brooklyn                     NY     11238
   114              255 West 98th Street                                               New York                     NY     10025
   115              132 East 19th Street                                               New York                     NY     10003
   116              125 East 93rd Street                                               New York                     NY     10128
   117              620 Bankhead Highway                                               Carrollton                   GA     30117
   118              135 West 17th Street                                               New York                     NY     10012
   119              383 West Broadway                                                  New York                     NY     10012
   120              16 West 74th Street                                                New York                     NY     10023
   121              7 Hillpark Avenue                                                  Great Neck                   NY     11021
   122              231 Park Place                                                     Brooklyn                     NY     11238
   123              202 West 78th Street                                               New York                     NY     10024
   124              922 Eighth Avenue                                                  Brooklyn                     NY     11215
   125              238 Clinton Street                                                 Brooklyn                     NY     11201
   126              417 East 78th Street                                               New York                     NY     10021
   127              315 Third Street                                                   Brooklyn                     NY     11215
   128              106 Willow Street                                                  Brooklyn                     NY     11201
   129              146 Amity Street                                                   Brooklyn                     NY     11201

TOTAL/ WEIGHTED AVERAGE:

----------------------------------------------------------------------------------------------------------------------------------
     MORTGAGE                                                                                                             PERCENT
     LOAN NO.       PROPERTY TYPE   PROPERTY SUB-TYPE               UNITS/SF         YEAR BUILT      YEAR RENOVATED      LEASED(5)
----------------------------------------------------------------------------------------------------------------------------------
         1          Retail          Anchored                         855,015            1982              2003              99.1%
         2          Office          Urban Office                   2,941,646            1932              1998              92.8%
         3          Retail          Anchored                         561,750            1986              1996              83.5%
         4          Retail          Anchored                         583,723         1997/1999            NAP               96.9%
         5          Multifamily     Garden Apartments                    350         2001-2002            NAP               95.1%
         6          Office          Urban Office                     434,438            1904              NAP               96.4%
         7          Retail          Anchored                          93,842            1985              2001             100.0%
         8          Industrial      Warehouse                        973,121          1954-1969           NAP               98.2%
         9          Office          Suburban Office                  145,846         1997/2000            NAP               92.2%
        10          Multifamily     Cooperative                          778            1962              1999                NAP
        11          Multifamily     Cooperative                        1,752            1961              1990                NAP
        12          Office          Suburban Office                  142,573            1990              NAP               89.7%
        13          Mixed Use       Office/Retail                     83,753         2000/2001            NAP               83.0%
        14          Retail          Anchored                         165,805            1993              NAP               96.9%
        15          Mixed Use       Multifamily/Retail                    93         1910/1999           1980's             94.6%
        16          Mixed Use       Office/Warehouse                 175,900         1994/1997            NAP              100.0%
        17          Retail          Anchored                          55,300            1940              1990              97.1%
        18          Mixed Use       Multifamily/Retail                   108            1987              NAP               93.5%
        19          Retail          Anchored                         116,677            1997              NAP              100.0%
        20          Retail          Anchored                         113,330            1995              NAP               95.9%
        21          Multifamily     Cooperative                          267            1949              1998                NAP
        22          Retail          Anchored                         133,488            1968              2002              96.3%
        23          Retail          Anchored                         118,105            1997              NAP               99.0%
        24          Retail          Anchored                          99,578            1992              2002              97.8%

        25          Industrial      Light Industrial                 104,000            1985              NAP              100.0%
        26          Industrial      Flex Industrial                   39,400         1975/1999            NAP              100.0%
        27          Office          Suburban Office                   68,227         2002-2003            NAP               94.7%
        28          Retail          Anchored                         146,885            1974              1991              98.6%
        29          Retail          Shadow Anchored                   56,760            1989              NAP               97.2%
        30          Retail          Free Standing                     56,474            1966              2003             100.0%
        31          Retail          Shadow Anchored                   30,127            2003              NAP              100.0%
        32          Mixed Use       Office/Retail                     62,016            1992              NAP               98.1%
        33          Retail          Anchored                          74,900            1992              NAP              100.0%
        34          Office          Suburban Office                   82,621            1987              2003             100.0%
        35          Industrial      Warehouse                        230,484            2003              NAP              100.0%
        36          Multifamily     Cooperative                          144            1978              1988                NAP
        37          Retail          Free Standing                    130,075            2002              NAP              100.0%
        38          Retail          Anchored                          75,075         1974/2003            2003              97.6%
        39          Retail          Free Standing                     57,632         1998/2003            NAP              100.0%
        40          Retail          Anchored                          61,469            2003              NAP               93.4%
        41          Office          Medical Office                    45,250            1994              2002              97.1%
        42          Multifamily     Cooperative                          152            1966              1998                NAP
        43          Retail          Unanchored                        29,927            2001              NAP              100.0%
        44          Industrial      Warehouse                        106,412            1988              NAP              100.0%
        45          Multifamily     Cooperative                          107            1980              1994                NAP
        46          Retail          Anchored                          88,941            1987              NAP               90.6%
        47          Retail          Anchored                          91,266            1996              NAP              100.0%
        48          Retail          Anchored                          91,266            1996              NAP              100.0%
        49          Office          Urban Office                      43,779            1887              1989             100.0%
        50          Retail          Anchored                          73,951            1990              2002              97.5%
        51          Multifamily     Cooperative                          267            1930              1997                NAP
        52          Multifamily     Garden Apartments                    113         1994-1996            NAP               95.6%
        53          Retail          Anchored                          78,080            1992              NAP              100.0%
        54          Mixed Use       Multifamily/Retail                    41            2000              NAP              100.0%
        55          Retail          Anchored                          86,057         1955/1985            1995              95.3%
        56          Retail          Shadow Anchored                   26,040            2003              NAP               94.5%
        57          Retail          Anchored                          68,455            1994              NAP              100.0%
        58          Multifamily     Cooperative                          132            1961              1993                NAP
        59          Industrial      Warehouse                        151,274            1989              NAP              100.0%
        60          Retail          Free Standing                     13,650            2004              NAP              100.0%
        61          Mixed Use       Office/Retail                     16,400            1920              NAP              100.0%
        62          Retail          Anchored                         104,029            1982              2001             100.0%
        63          Multifamily     Cooperative                          123            1929              1999                NAP
        64          Multifamily     Garden Apartments                     60            1989              NAP               95.0%
        65          Office          Medical Office                    58,967            1982              NAP               93.0%
        66          Multifamily     Cooperative                           91            1922              2003                NAP
        67          Mixed Use       Multifamily/Retail                42,165            1991           2001/2002            98.1%
        68          Industrial      Warehouse                         81,700            1981              2003             100.0%
        69          Retail          Anchored                          68,639            1981              1998             100.0%
        70          Retail          Anchored                          54,864            1998              NAP              100.0%
        71          Retail          Shadow Anchored                   26,525         1978/1996            NAP              100.0%
        72          Multifamily     Cooperative                           87            1917              2001                NAP
        73          Multifamily     Cooperative                          138            1972              1998                NAP
        74          Retail          Free Standing                     14,490            2003              NAP              100.0%
        75          Multifamily     Cooperative                          112            1940              1999                NAP
        76          Retail          Free Standing                     14,145            2003              NAP              100.0%
        77          Multifamily     Cooperative                           38            1880              1996                NAP
        78          Multifamily     Cooperative                          103            1926              1997                NAP
        79          Retail          Free Standing                     13,813            2003              NAP              100.0%
        80          Retail          Free Standing                     14,490            2003              NAP              100.0%
        81          Multifamily     Cooperative                          118            1950              1998                NAP
        82          Multifamily     Cooperative                           43            1900              1980                NAP
        83          Multifamily     Cooperative                          119            1960              1989                NAP
        84          Multifamily     Cooperative                          105            1972              1998                NAP
        85          Industrial      Warehouse                         81,896            1987              NAP              100.0%
        86          Multifamily     Garden Apartments                     60            1985              NAP               86.7%
        87          Industrial      Warehouse                         53,000            2002              NAP              100.0%
        88          Multifamily     Cooperative                           56            1920              2003                NAP
        89          Retail          Free Standing                     15,073            2004              NAP              100.0%
        90          Multifamily     Cooperative                          110            1960              1998                NAP
        91          Multifamily     Cooperative                           75            1917              1994                NAP
        92          Multifamily     Cooperative                          179            1955              1998                NAP
        93          Office          Urban Office                      50,639            1977              NAP               97.5%
        94          Industrial      Light Industrial                  40,295            1989              NAP              100.0%
        95          Multifamily     Cooperative                           59            1970              2002                NAP
        96          Multifamily     Cooperative                           84            1964              1998                NAP
        97          Multifamily     Cooperative                           72            1965              1998                NAP
        98          Multifamily     Cooperative                          120            1962              1993                NAP
        99          Multifamily     Cooperative                           63            1963              2000                NAP
        100         Multifamily     Cooperative                           73            1929              1993                NAP
        101         Multifamily     Cooperative                           54            1928              1999                NAP
        102         Multifamily     Cooperative                           72            1947              1981                NAP
        103         Multifamily     Cooperative                           68            1960              1998                NAP
        104         Multifamily     Cooperative                           89            1964              NAP                 NAP
        105         Multifamily     Cooperative                           24            1929              1996                NAP
        106         Multifamily     Cooperative                           17            1926              1997                NAP
        107         Multifamily     Cooperative                           78            1961              1998                NAP
        108         Multifamily     Cooperative                           39            1890              2001                NAP
        109         Multifamily     Cooperative                           32            1910              1993                NAP
        110         Multifamily     Cooperative                           13            1827              1972                NAP
        111         Multifamily     Cooperative                           10            1891              2003                NAP
        112         Multifamily     Cooperative                           42            1925              1982                NAP
        113         Multifamily     Cooperative                           39            1923              1993                NAP
        114         Multifamily     Cooperative                           33            1912              1984                NAP
        115         Multifamily     Cooperative                           18            1910              1999                NAP
        116         Multifamily     Cooperative                           25            1923              1998                NAP
        117         Retail          Free Standing                     74,940            1978              NAP              100.0%
        118         Multifamily     Cooperative                           12            1896              1975                NAP
        119         Multifamily     Cooperative                            9            1928              1999                NAP
        120         Multifamily     Cooperative                           11            1902              1986                NAP
        121         Multifamily     Cooperative                            8            1982              NAP                 NAP
        122         Multifamily     Cooperative                           16            1919              1993                NAP
        123         Multifamily     Cooperative                           11            1890              1998                NAP
        124         Multifamily     Cooperative                            7            1888              1993                NAP
        125         Multifamily     Cooperative                            7            1922              1998                NAP
        126         Multifamily     Cooperative                           16            1883              1999                NAP
        127         Multifamily     Cooperative                            8            1880              1988                NAP
        128         Multifamily     Cooperative                            5            1848              1993                NAP
        129         Multifamily     Cooperative                            7            1922              1998                NAP

TOTAL/ WEIGHTED AVERAGE:

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    PERCENT LEASED                                              RELATED            CUT-OFF DATE BALANCE
LOAN NO.     AS OF DATE(5)     SECURITY TYPE(6)      LIEN POSITION      BORROWER LIST            PER UNIT OR SF          NOTE DATE
------------------------------------------------------------------------------------------------------------------------------------
    1         10/20/2003           Leasehold             First          NAP                                $358          02/11/2004
    2         12/01/2003              Fee                First          NAP                                $153          03/04/2004
    3         03/02/2004              Fee                First          NAP                                 $94          03/23/2004
    4         03/31/2004              Fee                First          NAP                                $186          12/31/2003
    5         02/25/2004              Fee                First          NAP                             $76,631          04/25/2003
    6         02/23/2004              Fee                First          NAP                                 $51          02/25/2004
    7         02/18/2004           Leasehold             First          17                                 $232          02/27/2004
    8         04/26/2004              Fee                First          NAP                                 $21          07/10/2003
    9         04/07/2004              Fee                First          NAP                                $123          10/30/2003
   10             NAP                 Fee                First          NAP                             $20,542          02/25/2004
   11             NAP                 Fee                First          NAP                              $9,110          03/16/2004
   12         02/19/2004              Fee                First          NAP                                $111          08/18/2003
   13         12/01/2003              Fee                First          NAP                                $169          12/30/2003
   14         03/11/2004           Leasehold             First          20, 24                              $83          04/14/2004
   15         04/07/2004              Fee                First          18                             $146,370          09/18/2003
   16         03/01/2004              Fee                First          NAP                                 $71          06/18/2003
   17         02/16/2004              Fee                First          7                                  $223          02/27/2004
   18         01/08/2004              Fee                First          15                             $112,087          09/18/2003
   19         03/31/2004              Fee                First          NAP                                $102          07/01/2003
   20         03/11/2004              Fee                First          14, 24                              $98          04/14/2004
   21             NAP                 Fee                First          NAP                             $37,453          04/12/2004
   22         01/01/2004              Fee                First          NAP                                 $75          04/14/2004
   23         01/31/2004              Fee                First          NAP                                 $84          07/26/1999
   24         03/11/2004              Fee                First          14, 20                              $98          04/14/2004

   25         01/27/2004              Fee                First          NAP                                 $59          09/05/2003
   26         03/11/2004              Fee                First          NAP                                 $59          09/05/2003
   27         02/16/2004              Fee                First          NAP                                $122          05/14/2003
   28         03/04/2004              Fee                First          NAP                                 $54          03/30/2004
   29         03/24/2004              Fee                First          NAP                                $140          03/24/2004
   30         04/23/2004              Fee                First          NAP                                $139          04/26/2004
   31         01/13/2004              Fee                First          NAP                                $258          01/29/2004
   32         03/01/2004              Fee                First          NAP                                $122          03/12/2004
   33         12/15/2003              Fee                First          NAP                                $100          12/17/2003
   34         03/19/2004              Fee                First          NAP                                 $89          03/18/2004
   35         03/01/2004              Fee                First          NAP                                 $32          12/05/2003
   36             NAP                 Fee                First          NAP                             $48,538          01/29/2004
   37         03/01/2004          Leased Fee             First          NAP                                 $53          08/28/2003
   38         02/23/2004              Fee                First          NAP                                 $89          03/09/2004
   39         01/31/2004              Fee                First          NAP                                $111          11/12/2003
   40         01/28/2004              Fee                First          NAP                                $102          02/17/2004
   41         05/01/2004              Fee                First          NAP                                $138          08/13/2003
   42             NAP                 Fee                First          NAP                             $41,147          10/01/2003
   43         03/16/2004           Leasehold             First          NAP                                $205          03/25/2004
   44         04/06/2004              Fee                First          NAP                                 $56          04/06/2004
   45             NAP                 Fee                First          NAP                             $56,009          03/11/2004
   46         03/09/2004              Fee                First          NAP                                 $67          03/12/2004
   47         02/05/2004              Fee                First          48                                  $65          01/31/1997
   48         02/05/2004              Fee                First          47                                  $65          10/07/2002
   49         03/10/2004              Fee                First          NAP                                $133          03/10/2004
   50         12/23/2003              Fee                First          NAP                                 $75          12/30/2003
   51             NAP                 Fee                First          NAP                             $20,652          12/30/2003
   52         03/18/2004              Fee                First          NAP                             $48,617          03/24/2004
   53         01/30/2004              Fee                First          NAP                                 $69          12/22/2003
   54         01/13/2004              Fee                First          NAP                            $127,125          09/18/2003
   55         03/16/2004              Fee                First          NAP                                 $60          03/11/2004
   56         04/06/2004              Fee                First          NAP                                $196          04/06/2004
   57         12/29/2003              Fee                First          NAP                                 $74          02/23/2004
   58             NAP              Leasehold             First          NAP                             $37,879          02/19/2004
   59         08/04/2003              Fee                First          NAP                                 $33          08/13/2003
   60         04/09/2004              Fee                First          NAP                                $348          04/09/2004
   61         02/19/2004              Fee                First          NAP                                $280          03/31/2004
   62         01/01/2004              Fee                First          NAP                                 $42          09/08/2003
   63             NAP                 Fee                First          NAP                             $35,262          02/26/2004
   64         02/02/2004              Fee                First          NAP                             $71,518          02/03/2004
   65         03/31/2004              Fee                First          NAP                                 $71          12/18/2003
   66             NAP                 Fee                First          NAP                             $43,908          03/30/2004
   67         03/17/2004              Fee                First          NAP                                 $92          04/08/2004
   68         03/04/2004              Fee                First          NAP                                 $47          04/01/2004
   69         02/06/2004              Fee                First          NAP                                 $54          12/18/2003
   70         04/28/2003              Fee                First          NAP                                 $67          05/18/1998
   71         03/15/2004              Fee                First          NAP                                $132          03/15/2004
   72             NAP                 Fee                First          NAP                             $40,167          01/07/2004
   73             NAP                 Fee                First          NAP                             $25,278          01/29/2004
   74         09/16/2003              Fee                First          NAP                                $238          10/10/2003
   75             NAP                 Fee                First          NAP                             $28,571          04/23/2004
   76         03/01/2004              Fee                First          NAP                                $223          10/31/2003
   77             NAP                 Fee                First          NAP                             $78,856          03/05/2004
   78             NAP                 Fee                First          NAP                             $29,055          12/17/2003
   79         04/06/2004              Fee                First          NAP                                $210          04/08/2004
   80         04/01/2004              Fee                First          NAP                                $197          04/02/2004
   81             NAP                 Fee                First          NAP                             $22,189          12/03/2003
   82             NAP                 Fee                First          NAP                             $60,465          02/26/2004
   83             NAP                 Fee                First          NAP                             $21,800          03/04/2004
   84             NAP                 Fee                First          NAP                             $24,496          11/26/2003
   85         03/12/2004              Fee                First          NAP                                 $30          03/12/2004
   86         12/01/2003              Fee                First          NAP                             $39,770          12/31/2003
   87         03/01/2004              Fee                First          NAP                                 $44          02/26/2003
   88             NAP                 Fee                First          NAP                             $39,245          02/05/2004
   89         02/10/2004          Leased Fee             First          NAP                                $139          02/17/2004
   90             NAP                 Fee                First          NAP                             $19,047          12/18/2003
   91             NAP                 Fee                First          NAP                             $26,667          03/30/2004
   92             NAP                 Fee                First          NAP                             $11,150          03/29/2004
   93         04/01/2004              Fee                First          NAP                                 $38          10/24/2003
   94         02/20/2004              Fee                First          NAP                                 $45          04/28/2003
   95             NAP                 Fee                First          NAP                             $29,588          11/13/2003
   96             NAP                 Fee                First          NAP                             $20,762          10/08/2003
   97             NAP                 Fee                First          NAP                             $23,585          02/05/2004
   98             NAP                 Fee                First          NAP                             $13,305          02/18/2004
   99             NAP                 Fee                First          NAP                             $25,319          10/23/2003
   100            NAP                 Fee                First          NAP                             $20,548          04/13/2004
   101            NAP                 Fee                First          NAP                             $27,778          03/03/2004
   102            NAP                 Fee                First          NAP                             $20,809          02/04/2004
   103            NAP                 Fee                First          NAP                             $19,826          01/29/2004
   104            NAP                 Fee                First          NAP                             $14,599          03/29/2004
   105            NAP                 Fee                First          NAP                             $54,106          02/10/2004
   106            NAP                 Fee                First          NAP                             $58,786          03/30/2004
   107            NAP                 Fee                First          NAP                             $12,812          03/29/2004
   108            NAP                 Fee                First          NAP                             $24,335          02/23/2004
   109            NAP                 Fee                First          NAP                             $29,557          01/07/2004
   110            NAP                 Fee                First          NAP                             $69,041          11/07/2003
   111            NAP                 Fee                First          NAP                             $79,921          02/05/2004
   112            NAP                 Fee                First          NAP                             $18,918          02/25/2004
   113            NAP                 Fee                First          NAP                             $19,657          12/10/2003
   114            NAP                 Fee                First          NAP                             $22,653          01/08/2004
   115            NAP                 Fee                First          NAP                             $38,868          03/10/2004
   116            NAP                 Fee                First          NAP                             $23,955          12/23/2003
   117        02/09/2004              Fee                First          NAP                                  $8          03/16/1978
   118            NAP                 Fee                First          NAP                             $41,622          03/22/2004
   119            NAP                 Fee                First          NAP                             $55,359          01/22/2004
   120            NAP                 Fee                First          NAP                             $40,831          01/29/2004
   121            NAP                 Fee                First          NAP                             $42,336          12/10/2003
   122            NAP                 Fee                First          NAP                             $18,699          01/12/2004
   123            NAP                 Fee                First          NAP                             $27,035          12/30/2003
   124            NAP                 Fee                First          NAP                             $29,000          11/25/2003
   125            NAP                 Fee                First          NAP                             $26,798          12/18/2003
   126            NAP                 Fee                First          NAP                             $10,916          03/03/2004
   127            NAP                 Fee                First          NAP                             $21,219          11/25/2003
   128            NAP                 Fee                First          NAP                             $29,497          12/30/2003
   129            NAP                 Fee                First          NAP                             $17,631          12/18/2003

TOTAL/ WEIGHTED AVERAGE:

-----------------------------------------------------------------------------------------------------------------------------------
     MORTGAGE              FIRST PAYMENT               FIRST PAYMENT                                                         GRACE
     LOAN NO.               DATE (P&I)                   DATE (IO)                  MATURITY DATE            DUE DATE     PERIOD(7)
-----------------------------------------------------------------------------------------------------------------------------------
         1                  03/11/2006                   03/11/2004                  02/11/2014                    11            0
         2                  05/01/2006                   05/01/2004                  04/01/2014                     1            0
         3                  05/01/2004                      NAP                      04/01/2014                     1            0
         4                  02/08/2004                      NAP                      01/08/2014                     8            0
         5                  12/01/2003                   06/01/2003                  05/01/2013                     1            0
         6                  04/01/2004                      NAP                      03/01/2014                     1            5
         7                  04/01/2004                      NAP                      03/01/2014                     1            5
         8                  09/01/2003                      NAP                      08/01/2013                     1            0
         9                  12/01/2003                      NAP                      11/01/2018                     1            0
        10                  04/01/2004                      NAP                      03/01/2014                     1            9
        11                  05/01/2004                      NAP                      04/01/2024                     1            9
        12                  10/01/2003                      NAP                      08/01/2013                     1            5
        13                  02/10/2004                      NAP                      01/10/2009                    10            0
        14                  06/10/2006                   06/10/2004                  05/10/2014                    10            0
        15                  11/01/2003                      NAP                      04/01/2014                     1           10
        16                  08/01/2003                      NAP                      07/01/2010                     1            0
        17                  04/01/2004                      NAP                      03/01/2014                     1            5
        18                  11/01/2003                      NAP                      04/01/2014                     1           10
        19                  08/09/2003                      NAP                      07/09/2010                     9            0
        20                  06/10/2006                   06/10/2004                  05/10/2014                    10            0
        21                  06/01/2004                      NAP                      05/01/2014                     1            9
        22                  06/05/2004                      NAP                      05/05/2014                     5            0
        23                  09/01/1999                      NAP                      08/01/2009                     1            0
        24                  06/10/2006                   06/10/2004                  05/10/2014                    10            0

        25                  11/01/2005                   11/01/2003                  10/01/2013                     1            5
        26                  11/01/2005                   11/01/2003                  10/01/2013                     1            5
        27                  07/01/2003                      NAP                      06/01/2010                     1            0
        28                  05/01/2004                      NAP                      04/01/2014                     1           10
        29                  05/01/2004                      NAP                      04/01/2014                     1            0
        30                  06/01/2004                      NAP                      05/01/2011                     1            5
        31                  03/01/2004                      NAP                      02/01/2014                     1            5
        32                  05/01/2004                      NAP                      04/01/2014                     1            5
        33                  02/01/2004                      NAP                      01/01/2014                     1            0
        34                  05/02/2004                   05/02/2013                  04/02/2014                     2            0
        35                  02/01/2004                      NAP                      01/01/2014                     1           10
        36                  03/01/2004                      NAP                      02/01/2014                     1            9
        37                  10/01/2005                   10/01/2003                  09/01/2013                     1            0
        38                  05/01/2006                   05/01/2004                  04/01/2014                     1            0
        39                  01/01/2004                      NAP                      09/01/2013                     1            0
        40                  04/01/2004                      NAP                      03/01/2014                     1            0
        41                  10/01/2003                      NAP                      09/01/2013                     1            5
        42                  11/01/2003                      NAP                      10/01/2013                     1            9
        43                  05/01/2004                      NAP                      04/01/2014                     1            0
        44                  06/01/2004                      NAP                      05/01/2014                     1            0
        45                  05/01/2004                      NAP                      04/01/2014                     1            9
        46                  05/01/2004                      NAP                      04/01/2014                     1            0
        47                  04/01/1997                      NAP                      11/01/2015                     1            0
        48                  12/01/2002                      NAP                      03/01/2017                     1            0
        49                  05/01/2004                      NAP                      04/01/2014                     1            0
        50                  02/10/2004                      NAP                      01/10/2014                    10            0
        51                  02/01/2004                      NAP                      01/01/2014                     1            9
        52                  05/01/2004                      NAP                      04/01/2014                     1            0
        53                  02/05/2004                      NAP                      01/05/2019                     5            0
        54                  11/01/2003                      NAP                      10/01/2013                     1           10
        55                  05/01/2004                      NAP                      04/01/2014                     1            0
        56                  06/01/2004                      NAP                      05/01/2014                     1            0
        57                  04/01/2004                      NAP                      02/01/2011                     1            5
        58                      NAP                      04/01/2004                  03/01/2014                     1            9
        59                  10/01/2003                      NAP                      09/01/2013                     1            0
        60                  06/01/2004                      NAP                      05/01/2014                     1            0
        61                  05/01/2004                      NAP                      04/01/2014                     1            5
        62                  11/01/2003                      NAP                      10/01/2018                     1            0
        63                  04/01/2004                      NAP                      03/01/2019                     1            9
        64                  04/01/2004                      NAP                      03/01/2014                     1            5
        65                  02/01/2004                      NAP                      01/01/2014                     1            5
        66                  05/01/2004                      NAP                      04/01/2014                     1            9
        67                  06/01/2004                      NAP                      05/01/2014                     1            0
        68                  05/01/2004                      NAP                      04/01/2014                     1            0
        69                  02/01/2004                      NAP                      01/01/2014                     1            0
        70                  07/01/1998                      NAP                      06/01/2018                     1            0
        71                  05/05/2004                      NAP                      04/05/2014                     5            0
        72                  03/01/2004                      NAP                      02/01/2014                     1            9
        73                  03/01/2004                      NAP                      02/01/2014                     1            9
        74                  12/01/2003                      NAP                      11/01/2023                     1            0
        75                  06/01/2004                      NAP                      05/01/2014                     1            9
        76                  12/01/2003                      NAP                      11/01/2023                     1            0
        77                  05/01/2004                      NAP                      04/01/2014                     1            9
        78                  02/01/2004                      NAP                      01/01/2014                     1            9
        79                  06/01/2004                      NAP                      05/01/2014                     1            5
        80                  06/01/2004                      NAP                      04/01/2011                     1            5
        81                  02/01/2004                      NAP                      01/01/2014                     1            9
        82                      NAP                      04/01/2004                  03/01/2014                     1            9
        83                  05/01/2004                      NAP                      04/01/2024                     1            9
        84                  01/01/2004                      NAP                      12/01/2023                     1            9
        85                  05/01/2004                      NAP                      04/01/2014                     1            0
        86                  02/01/2004                      NAP                      01/01/2014                     1            0
        87                  04/01/2003                      NAP                      03/01/2013                     1            0
        88                  04/01/2004                      NAP                      03/01/2014                     1            9
        89                  04/05/2004                      NAP                      03/05/2014                     5            0
        90                  02/01/2004                      NAP                      01/01/2014                     1            9
        91                      NAP                      05/01/2004                  04/01/2014                     1            9
        92                  05/01/2004                      NAP                      04/01/2024                     1            9
        93                  12/01/2003                      NAP                      11/01/2013                     1            5
        94                  06/01/2003                      NAP                      05/01/2013                     1            5
        95                  01/01/2004                      NAP                      12/01/2013                     1            9
        96                  12/01/2003                      NAP                      11/01/2013                     1            9
        97                  04/01/2004                      NAP                      03/01/2014                     1            9
        98                  04/01/2004                      NAP                      03/01/2014                     1            9
        99                  12/01/2003                      NAP                      11/01/2013                     1            9
        100                 06/01/2004                      NAP                      05/01/2014                     1            9
        101                     NAP                      05/01/2004                  04/01/2014                     1            9
        102                 04/01/2004                      NAP                      03/01/2014                     1            9
        103                 03/01/2004                      NAP                      02/01/2014                     1            9
        104                 05/01/2004                      NAP                      04/01/2014                     1            9
        105                 04/01/2004                      NAP                      03/01/2014                     1            9
        106                 05/01/2004                      NAP                      04/01/2014                     1            9
        107                 05/01/2004                      NAP                      04/01/2014                     1            9
        108                 04/01/2004                      NAP                      03/01/2019                     1            9
        109                 03/01/2004                      NAP                      02/01/2014                     1            9
        110                 01/01/2004                      NAP                      12/01/2013                     1            9
        111                 04/01/2004                      NAP                      03/01/2019                     1            9
        112                 04/01/2004                      NAP                      03/01/2019                     1            9
        113                 02/01/2004                      NAP                      01/01/2014                     1            9
        114                 03/01/2004                      NAP                      02/01/2014                     1            9
        115                 05/01/2004                      NAP                      04/01/2014                     1            9
        116                 02/01/2004                      NAP                      01/01/2019                     1            9
        117                 02/01/1979                      NAP                      01/01/2009                     1            0
        118                 05/01/2004                      NAP                      04/01/2014                     1            9
        119                 03/01/2004                      NAP                      02/01/2014                     1            9
        120                 03/01/2004                      NAP                      02/01/2014                     1            9
        121                 02/01/2004                      NAP                      01/01/2014                     1            9
        122                 03/01/2004                      NAP                      02/01/2014                     1            9
        123                 02/01/2004                      NAP                      01/01/2014                     1            9
        124                 01/01/2004                      NAP                      12/01/2023                     1            9
        125                 02/01/2004                      NAP                      01/01/2019                     1            9
        126                 05/01/2004                      NAP                      04/01/2024                     1            9
        127                 01/01/2004                      NAP                      12/01/2013                     1            9
        128                 02/01/2004                      NAP                      01/01/2014                     1            9
        129                 02/01/2004                      NAP                      01/01/2019                     1            9

TOTAL/ WEIGHTED AVERAGE:

----------------------------------------------------------------------------------------------------------------------------
     MORTGAGE                       LOCKBOX          LOCKBOX       ORIGINAL TERM       REMAINING TERM              ORIGINAL
     LOAN NO.          ARD LOAN     STATUS           TYPE            TO MATURITY          TO MATURITY         AMORT. TERM(8)
----------------------------------------------------------------------------------------------------------------------------
         1                No        Springing        Hard                    120                  117                   360
         2                No        In Place         Hard                    120                  119                   360
         3                No        In Place         Hard                    120                  119                   300
         4                Yes       In Place         Soft                    120                  116                   360
         5                No        None             NAP                     120                  108                   360
         6                No        None             NAP                     120                  118                   360
         7                No        In Place         Hard                    120                  118                   360
         8                No        In Place         Hard                    120                  111                   300
         9                No        None             NAP                     180                  174                   360
        10                No        None             NAP                     120                  118                   480
        11                No        None             NAP                     240                  239                   240
        12                No        Springing        Hard                    119                  111                   264
        13                No        Springing        Hard                     60                   56                   360
        14                No        Springing        Hard                    120                  120                   360
        15                No        None             NAP                     126                  119                   360
        16                No        None             NAP                      84                   74                   300
        17                No        In Place         Hard                    120                  118                   360
        18                No        None             NAP                     126                  119                   360
        19                No        In Place         Hard                     84                   74                   360
        20                No        Springing        Hard                    120                  120                   360
        21                No        None             NAP                     120                  120                   480
        22                No        None             NAP                     120                  120                   300
        23                No        None             NAP                     120                   63                   300
        24                No        Springing        Hard                    120                  120                   360

        25                No        Springing        Hard                    120                  113                   336
        26                No        Springing        Hard                    120                  113                   336
        27                No        None             NAP                      84                   73                   300
        28                No        None             NAP                     120                  119                   360
        29                No        None             NAP                     120                  119                   360
        30                No        None             NAP                      84                   84                   360
        31                No        None             NAP                     120                  117                   360
        32                No        None             NAP                     120                  119                   360
        33                No        None             NAP                     120                  116                   300
        34                No        None             NAP                     120                  119                   360
        35                No        None             NAP                     120                  116                   300
        36                No        None             NAP                     120                  117                   480
        37                No        None             NAP                     120                  112                   360
        38                No        None             NAP                     120                  119                   360
        39                No        None             NAP                     117                  112                   360
        40                No        None             NAP                     120                  118                   300
        41                No        None             NAP                     120                  112                   360
        42                No        None             NAP                     120                  113                   360
        43                No        None             NAP                     120                  119                   300
        44                No        None             NAP                     120                  120                   360
        45                No        None             NAP                     120                  119                   360
        46                Yes       None             NAP                     120                  119                   300
        47                No        None             NAP                     224                  138                   240
        48                No        None             NAP                     172                  154                   172
        49                No        None             NAP                     120                  119                   300
        50                No        Springing        Hard                    120                  116                   360
        51                No        None             NAP                     120                  116                   300
        52                No        None             NAP                     120                  119                   360
        53                No        None             NAP                     180                  176                   180
        54                No        None             NAP                     120                  113                   360
        55                No        None             NAP                     120                  119                   300
        56                No        None             NAP                     120                  120                   300
        57                No        None             NAP                      83                   81                   360
        58                No        None             NAP                     120                  118                    IO
        59                No        None             NAP                     120                  112                   300
        60                No        None             NAP                     120                  120                   360
        61                No        None             NAP                     120                  119                   360
        62                No        None             NAP                     180                  173                   180
        63                No        None             NAP                     180                  178                   300
        64                No        None             NAP                     120                  118                   360
        65                No        None             NAP                     120                  116                   360
        66                No        None             NAP                     120                  119                   360
        67                No        None             NAP                     120                  120                   360
        68                No        None             NAP                     120                  119                   360
        69                No        None             NAP                     120                  116                   120
        70                No        None             NAP                     240                  169                   240
        71                No        None             NAP                     120                  119                   360
        72                No        None             NAP                     120                  117                   480
        73                No        None             NAP                     120                  117                   360
        74                No        None             NAP                     240                  234                   240
        75                No        None             NAP                     120                  120                   360
        76                No        None             NAP                     240                  234                   240
        77                No        None             NAP                     120                  119                   360
        78                No        None             NAP                     120                  116                   480
        79                No        None             NAP                     120                  120                   240
        80                No        None             NAP                      83                   83                   360
        81                No        None             NAP                     120                  116                   480
        82                No        None             NAP                     120                  118                    IO
        83                No        None             NAP                     240                  239                   240
        84                No        None             NAP                     240                  235                   240
        85                No        None             NAP                     120                  119                   360
        86                No        None             NAP                     120                  116                   300
        87                No        None             NAP                     120                  106                   240
        88                No        None             NAP                     120                  118                   480
        89                Yes       Springing        Hard                    120                  118                   360
        90                No        None             NAP                     120                  116                   480
        91                No        None             NAP                     120                  119                    IO
        92                No        None             NAP                     240                  239                   240
        93                No        None             NAP                     120                  114                   120
        94                No        Springing        Hard                    120                  108                   360
        95                No        None             NAP                     120                  115                   480
        96                No        None             NAP                     120                  114                   480
        97                No        None             NAP                     120                  118                   480
        98                No        None             NAP                     120                  118                   360
        99                No        None             NAP                     120                  114                   480
        100               No        None             NAP                     120                  120                   480
        101               No        None             NAP                     120                  119                    IO
        102               No        None             NAP                     120                  118                   480
        103               No        None             NAP                     120                  117                   540
        104               No        None             NAP                     120                  119                   480
        105               No        None             NAP                     120                  118                   480
        106               No        None             NAP                     120                  119                   480
        107               No        None             NAP                     120                  119                   480
        108               No        None             NAP                     180                  178                   480
        109               No        None             NAP                     120                  117                   300
        110               No        None             NAP                     120                  115                   480
        111               No        None             NAP                     180                  178                   480
        112               No        None             NAP                     180                  178                   180
        113               No        None             NAP                     120                  116                   360
        114               No        None             NAP                     120                  117                   360
        115               No        None             NAP                     120                  119                   480
        116               No        None             NAP                     180                  176                   480
        117               No        None             NAP                     360                   56                   360
        118               No        None             NAP                     120                  119                   360
        119               No        None             NAP                     120                  117                   360
        120               No        None             NAP                     120                  117                   480
        121               No        None             NAP                     120                  116                   360
        122               No        None             NAP                     120                  117                   360
        123               No        None             NAP                     120                  116                   240
        124               No        None             NAP                     240                  235                   240
        125               No        None             NAP                     180                  176                   180
        126               No        None             NAP                     240                  239                   240
        127               No        None             NAP                     120                  115                   120
        128               No        None             NAP                     120                  116                   360
        129               No        None             NAP                     180                  176                   180

TOTAL/ WEIGHTED AVERAGE:                                                     125                  120                   344

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE             REMAINING              MORTGAGE                   MONTHLY                   MONTHLY             UNDERWRITABLE
LOAN NO.           AMORT. TERM                  RATE              PAYMENT (P&I)(9)           PAYMENT (IO)(9)                   NOI
-----------------------------------------------------------------------------------------------------------------------------------
    1                      360                5.090%                  $328,275                  $262,343               $36,876,868
    2                      360                5.497%                  $339,098                  $278,654               $64,178,227
    3                      299                5.756%                  $333,609                       NAP                $7,341,321
    4                      356                5.670%                  $231,400                       NAP               $10,136,531
    5                      354                5.270%                  $149,430                  $118,575                $2,774,749
    6                      358                4.730%                  $114,497                       NAP                $4,327,015
    7                      358                5.420%                  $123,012                       NAP                $2,031,287
    8                      291                5.590%                  $125,629                       NAP                $2,946,880
    9                      354                5.330%                  $100,987                       NAP                $2,102,464
   10                      478                5.340%                   $81,591                       NAP                $6,289,154
   11                      239                5.180%                  $107,832                       NAP               $11,765,468
   12                      256                6.080%                  $110,909                       NAP                $1,981,733
   13                      356                4.560%                   $72,712                       NAP                $1,283,580
   14                      360                5.330%                   $76,889                   $61,295                $1,507,329
   15                      353                5.560%                   $78,368                       NAP                $1,608,088
   16                      290                5.600%                   $78,749                       NAP                $1,142,922
   17                      358                5.420%                   $69,503                       NAP                $1,182,211
   18                      353                5.560%                   $69,692                       NAP                $1,706,815
   19                      350                4.699%                   $62,644                       NAP                $1,490,502
   20                      360                5.430%                   $62,538                   $50,228                $1,209,026
   21                      480                5.660%                   $52,670                       NAP                $2,225,183
   22                      300                5.380%                   $60,694                       NAP                $1,747,830
   23                      243                7.050%                   $76,677                       NAP                $1,407,640
   24                      360                5.330%                   $54,324                   $43,306                $1,105,519

   25                      336                5.580%                   $29,445                   $23,573                  $527,512
   26                      336                5.580%                   $20,612                   $16,501                  $374,589
   27                      289                5.500%                   $51,952                       NAP                  $905,295
   28                      359                5.700%                   $46,432                       NAP                  $937,438
   29                      359                5.360%                   $44,527                       NAP                  $907,031
   30                      360                4.900%                   $41,927                       NAP                $1,044,236
   31                      357                5.580%                   $44,680                       NAP                  $781,451
   32                      359                5.550%                   $43,105                       NAP                $1,003,151
   33                      296                5.500%                   $46,057                       NAP                $1,437,115
   34                      359                6.030%                   $44,510                   $32,683                  $816,362
   35                      296                5.960%                   $47,498                       NAP                  $764,936
   36                      477                6.000%                   $38,515                       NAP                $1,197,285
   37                      360                4.750%                   $35,733                   $27,115                  $690,067
   38                      360                5.500%                   $38,042                   $31,135                  $845,029
   39                      355                6.030%                   $38,495                       NAP                  $633,876
   40                      298                5.980%                   $40,514                       NAP                  $722,641
   41                      352                6.590%                   $40,194                       NAP                  $798,795
   42                      353                5.780%                   $37,208                       NAP                  $997,671
   43                      299                5.650%                   $38,319                       NAP                  $694,399
   44                      360                5.930%                   $35,703                       NAP                  $792,245
   45                      359                5.330%                   $33,707                       NAP                $1,132,470
   46                      299                5.360%                   $36,345                       NAP                  $862,141
   47                      138                8.000%                   $40,149                       NAP                $1,161,798
   48                      154                7.120%                   $23,231                       NAP                $1,161,798
   49                      299                5.580%                   $36,204                       NAP                  $675,691
   50                      356                5.620%                   $32,147                       NAP                  $549,266
   51                      296                5.300%                   $33,664                       NAP                $4,441,563
   52                      359                5.250%                   $30,371                       NAP                  $672,620
   53                      176                5.710%                   $45,555                       NAP                  $753,775
   54                      353                5.560%                   $30,007                       NAP                  $641,924
   55                      299                6.100%                   $33,822                       NAP                  $718,538
   56                      300                5.510%                   $31,349                       NAP                  $568,972
   57                      358                4.660%                   $26,070                       NAP                  $537,357
   58                       IO                5.370%                       NAP                   $22,686                $2,694,930
   59                      292                5.320%                   $30,169                       NAP                  $607,924
   60                      360                5.520%                   $27,030                       NAP                  $462,963
   61                      359                5.480%                   $26,061                       NAP                  $458,167
   62                      173                4.770%                   $35,049                       NAP                  $836,598
   63                      298                5.880%                   $27,709                       NAP                $3,491,564
   64                      358                5.430%                   $24,226                       NAP                  $545,052
   65                      356                5.890%                   $24,885                       NAP                  $718,639
   66                      359                5.560%                   $22,862                       NAP                $2,133,176
   67                      360                5.800%                   $22,883                       NAP                  $407,894
   68                      359                6.000%                   $22,933                       NAP                  $414,369
   69                      116                5.990%                   $42,113                       NAP                  $658,705
   70                      169                7.000%                   $34,113                       NAP                  $546,521
   71                      359                5.830%                   $20,603                       NAP                  $427,616
   72                      477                5.880%                   $18,966                       NAP                $2,536,139
   73                      357                5.680%                   $20,445                       NAP                  $675,922
   74                      234                5.110%                   $23,312                       NAP                  $356,606
   75                      360                5.420%                   $18,009                       NAP                  $660,231
   76                      234                5.060%                   $21,225                       NAP                  $416,812
   77                      359                5.450%                   $17,082                       NAP                $1,859,890
   78                      476                5.360%                   $15,340                       NAP                $1,387,594
   79                      240                6.020%                   $20,798                       NAP                  $362,712
   80                      360                4.600%                   $14,610                       NAP                  $290,311
   81                      476                5.230%                   $13,188                       NAP                $1,038,407
   82                       IO                5.700%                       NAP                   $12,350                $1,295,415
   83                      239                6.000%                   $18,752                       NAP                $1,001,097
   84                      235                6.140%                   $18,838                       NAP                  $669,160
   85                      359                5.640%                   $14,415                       NAP                  $333,089
   86                      296                5.890%                   $15,302                       NAP                  $292,548
   87                      226                5.640%                   $16,700                       NAP                  $260,801
   88                      478                5.700%                   $11,768                       NAP                  $462,615
   89                      358                5.980%                   $12,564                       NAP                  $255,110
   90                      476                5.550%                   $10,903                       NAP                $1,197,318
   91                       IO                5.320%                       NAP                    $8,867                $2,015,643
   92                      239                6.350%                   $14,735                       NAP                $1,452,098
   93                      114                5.800%                   $22,004                       NAP                $1,168,624
   94                      348                6.500%                   $11,693                       NAP                  $221,485
   95                      475                6.110%                    $9,763                       NAP                  $495,914
   96                      474                5.580%                    $9,121                       NAP                  $877,247
   97                      478                5.500%                    $8,857                       NAP                  $682,280
   98                      358                5.600%                    $9,264                       NAP                  $844,328
   99                      474                5.980%                    $8,781                       NAP                  $401,361
   100                     480                5.560%                    $7,877                       NAP                $6,046,921
   101                      IO                5.260%                       NAP                    $6,575                $3,512,530
   102                     478                5.460%                    $7,696                       NAP                  $754,158
   103                     537                5.740%                    $7,065                       NAP                  $451,910
   104                     479                5.810%                    $6,981                       NAP                  $200,390
   105                     478                5.470%                    $6,746                       NAP                  $799,891
   106                     479                5.410%                    $5,148                       NAP                $1,067,882
   107                     479                5.380%                    $5,127                       NAP                  $589,970
   108                     478                6.150%                    $5,327                       NAP                  $770,119
   109                     297                5.930%                    $6,080                       NAP                  $999,861
   110                     475                5.650%                    $4,783                       NAP                  $318,050
   111                     478                6.060%                    $4,435                       NAP                  $333,235
   112                     178                6.150%                    $6,816                       NAP                  $958,626
   113                     356                5.560%                    $4,439                       NAP                  $353,893
   114                     357                5.560%                    $4,287                       NAP                  $844,791
   115                     479                5.740%                    $3,725                       NAP                  $466,416
   116                     476                6.260%                    $3,411                       NAP                  $722,642
   117                      56                8.875%                   $12,932                       NAP                  $208,662
   118                     359                5.920%                    $2,998                       NAP                  $929,093
   119                     357                5.340%                    $2,812                       NAP                $1,596,826
   120                     477                5.450%                    $2,329                       NAP                  $149,897
   121                     356                6.210%                    $2,085                       NAP                  $123,322
   122                     357                6.480%                    $1,892                       NAP                  $181,177
   123                     236                6.020%                    $2,167                       NAP                  $323,640
   124                     235                6.870%                    $1,585                       NAP                   $84,439
   125                     176                7.040%                    $1,712                       NAP                  $168,317
   126                     239                6.680%                    $1,323                       NAP                  $150,246
   127                     115                6.430%                    $1,989                       NAP                  $131,720
   128                     356                6.820%                      $976                       NAP                  $115,500
   129                     176                7.040%                    $1,126                       NAP                  $106,944

TOTAL/ WEIGHTED AVERAGE:   340                5.521%

---------------------------------------------------------------------------------------------------------------------------
     MORTGAGE                   UNDERWRITABLE                  BALLOON                   CURRENT         SOURCE OF
     LOAN NO.                       CASH FLOW                  BALANCE                  VALUE(10)        VALUE(10)
---------------------------------------------------------------------------------------------------------------------------
         1                        $35,712,917              $53,141,132              $563,000,000         Appraisal
         2                        $63,589,877              $52,792,186              $800,000,000         Appraisal
         3                         $6,907,101              $40,831,343               $78,000,000         Appraisal
         4                         $9,812,027              $33,657,656              $142,000,000         Appraisal
         5                         $2,704,749              $22,731,915               $36,000,000         Appraisal
         6                         $3,578,167              $17,975,060               $53,100,000         Appraisal
         7                         $1,992,812              $18,260,259               $27,700,000         Appraisal
         8                         $2,564,152              $15,539,236               $32,800,000         Appraisal
         9                         $1,820,352              $12,542,233               $25,000,000         Appraisal
        10                         $6,289,154              $14,514,835               $96,700,000         Appraisal
        11                        $11,765,468                  $13,582              $188,000,000         Appraisal
        12                         $1,757,893              $11,592,680               $22,800,000         Appraisal
        13                         $1,130,807              $13,024,987               $19,200,000         Appraisal
        14                         $1,414,377              $11,961,960               $20,300,000         Appraisal
        15                         $1,578,988              $11,351,522               $25,100,000         Appraisal
        16                         $1,006,295              $10,730,630               $18,500,000         Appraisal
        17                         $1,151,243              $10,317,240               $15,600,000         Appraisal
        18                         $1,662,094              $10,094,776               $28,500,000          Appraisal
        19                         $1,374,078              $10,644,651               $17,600,000         Appraisal
        20                         $1,162,088               $9,642,945               $16,000,000         Appraisal
        21                         $2,225,183               $9,114,552               $37,930,000         Appraisal
        22                         $1,575,292               $7,513,375               $19,050,000         Appraisal
        23                         $1,300,376               $8,530,855               $18,768,533       Market Study
        24                         $1,077,250               $8,451,385               $15,000,000         Appraisal

        25                           $458,435               $4,300,358                $7,000,000         Appraisal
        26                           $350,949               $3,010,250                $4,900,000         Appraisal
        27                           $765,548               $7,132,862               $11,470,000         Appraisal
        28                           $814,054               $6,723,562               $10,800,000         Appraisal
        29                           $843,531               $6,638,019               $11,200,000         Appraisal
        30                           $985,742               $6,991,002               $11,200,000         Appraisal
        31                           $753,838               $6,544,740               $11,260,000         Appraisal
        32                           $924,391               $6,329,141               $12,000,000         Appraisal
        33                         $1,345,834               $5,656,832               $19,100,000         Appraisal
        34                           $717,377               $6,426,109               $10,400,000         Appraisal
        35                           $661,084               $5,662,439               $11,700,000         Appraisal
        36                         $1,197,285               $6,423,972               $23,000,000         Appraisal
        37                           $669,052               $5,858,406                $9,800,000         Appraisal
        38                           $792,378               $5,879,699                $9,400,000         Appraisal
        39                           $628,113               $5,475,691                $9,400,000         Appraisal
        40                           $686,727               $4,893,427                $8,200,000         Appraisal
        41                           $726,395               $5,443,475                $8,500,000         Appraisal
        42                           $997,671               $5,256,394               $20,400,000         Appraisal
        43                           $663,973               $4,720,889                $8,500,000         Appraisal
        44                           $734,037               $5,088,584               $10,500,000         Appraisal
        45                         $1,132,470               $4,941,284               $23,600,000         Appraisal
        46                           $783,013               $4,559,632               $10,600,000         Appraisal
        47                         $1,055,682                  $12,397               $13,668,212       Market Study
        48                         $1,055,682                  $23,156               $13,668,212       Market Study
        49                           $596,889               $4,479,802                $7,800,000         Appraisal
        50                           $536,253               $4,638,031                $7,450,000         Appraisal
        51                         $4,441,563               $4,156,571              $103,450,000         Appraisal
        52                           $644,370               $4,567,923                $8,500,000         Appraisal
        53                           $702,906                  $45,338                $9,050,000         Appraisal
        54                           $621,003               $4,404,025               $14,000,000         Appraisal
        55                           $634,596               $4,052,652                $7,850,000         Appraisal
        56                           $546,905               $3,896,949                $7,300,000         Appraisal
        57                           $514,569               $4,454,682                $6,560,000         Appraisal
        58                         $2,694,930               $5,000,000               $69,170,000         Appraisal
        59                           $511,090               $3,749,383                $7,000,000         Appraisal
        60                           $460,916               $3,979,153                $6,800,000         Appraisal
        61                           $437,096               $3,847,901                $6,900,000         Appraisal
        62                           $733,639                  $34,883                $9,000,000         Appraisal
        63                         $3,491,564               $2,509,436               $75,850,000         Appraisal
        64                           $530,052               $3,593,353                $6,450,000         Appraisal
        65                           $554,580               $3,557,318                $8,250,000         Appraisal
        66                         $2,133,176               $3,307,249               $86,500,000         Appraisal
        67                           $387,834               $3,294,876                $5,000,000         Appraisal
        68                           $380,872               $3,243,677                $5,100,000         Appraisal
        69                           $612,994                  $68,860                $6,875,000         Appraisal
        70                           $500,958                  $33,994                $6,429,659       Market Study
        71                           $398,593               $2,958,869                $6,000,000         Appraisal
        72                         $2,536,139               $3,204,405               $54,300,000         Appraisal
        73                           $675,922               $2,911,440               $10,600,000         Appraisal
        74                           $341,713                  $23,214                $4,900,000         Appraisal
        75                           $660,231               $2,635,289               $13,500,000         Appraisal
        76                           $400,302                  $21,137                $5,220,000         Appraisal
        77                         $1,859,890               $2,479,263               $47,070,000         Appraisal
        78                         $1,387,594               $2,722,826               $47,260,000         Appraisal
        79                           $347,518               $1,912,980                $4,850,000         Appraisal
        80                           $288,138               $2,510,018                $4,100,000         Appraisal
        81                         $1,038,407               $2,375,551               $19,970,000         Appraisal
        82                         $1,295,415               $2,600,000               $30,270,000         Appraisal
        83                         $1,001,097                   $2,922               $15,500,000         Appraisal
        84                           $669,160                       $0               $11,870,000         Appraisal
        85                           $301,152               $2,076,330                $4,600,000         Appraisal
        86                           $273,048               $1,851,680                $3,900,000         Appraisal
        87                           $240,864               $1,538,442                $3,200,000         Appraisal
        88                           $462,615               $2,011,270                $7,100,000         Appraisal
        89                           $252,849               $1,760,252                $3,450,000         Appraisal
        90                         $1,197,318               $1,909,640               $23,700,000         Appraisal
        91                         $2,015,643               $2,000,000               $39,000,000         Appraisal
        92                         $1,452,098                       $0               $22,950,000         Appraisal
        93                         $1,100,169                  $35,512               $13,200,000         Appraisal
        94                           $201,209               $1,595,246                $2,600,000         Appraisal
        95                           $495,914               $1,609,398                $7,900,000         Appraisal
        96                           $877,247               $1,592,377               $13,250,000         Appraisal
        97                           $682,280               $1,547,608               $10,500,000         Appraisal
        98                           $844,328               $1,328,080               $11,400,000         Appraisal
        99                           $401,361               $1,467,764                $6,560,000         Appraisal
        100                        $6,046,921               $1,367,267              $166,400,000         Appraisal
        101                        $3,512,530               $1,500,000               $83,000,000         Appraisal
        102                          $754,158               $1,361,404               $12,100,000         Appraisal
        103                          $451,910               $1,266,554                $9,350,000         Appraisal
        104                          $200,390               $1,188,539                $3,950,000         Appraisal
        105                          $799,891               $1,182,698               $21,050,000         Appraisal
        106                        $1,067,882                 $908,509               $24,900,000         Appraisal
        107                          $589,970                 $907,912               $11,300,000         Appraisal
        108                          $770,119                 $815,100               $13,500,000         Appraisal
        109                          $999,861                 $723,774               $17,490,000         Appraisal
        110                          $318,050                 $822,026                $8,360,000         Appraisal
        111                          $333,235                 $684,473               $10,000,000         Appraisal
        112                          $958,626                       $0               $19,080,000         Appraisal
        113                          $353,893                 $638,416               $12,950,000         Appraisal
        114                          $844,791                 $620,110               $19,100,000         Appraisal
        115                          $466,416                 $639,072               $12,100,000         Appraisal
        116                          $722,642                 $516,542               $14,700,000         Appraisal
        117                          $179,084                   $7,914                $1,896,927       Market Study
        118                          $929,093                 $418,683               $14,500,000         Appraisal
        119                        $1,596,826                 $411,897               $28,700,000         Appraisal
        120                          $149,897                 $409,198                $4,400,000         Appraisal
        121                          $123,322                 $286,111                $2,560,000         Appraisal
        122                          $181,177                 $254,201                $2,620,000         Appraisal
        123                          $323,640                 $194,449                $7,900,000         Appraisal
        124                           $84,439                     $344                $2,305,000         Appraisal
        125                          $168,317                       $0                $3,490,000         Appraisal
        126                          $150,246                       $2                $2,975,000         Appraisal
        127                          $131,720                      $84                $3,275,000         Appraisal
        128                          $115,500                 $126,844                $2,838,000         Appraisal
        129                          $106,944                       $1                $2,725,000         Appraisal

TOTAL/ WEIGHTED AVERAGE:

------------------------------------------------------------
     MORTGAGE          CAPITALIZATION            VALUATION
     LOAN NO.                 RATE(10)             DATE
------------------------------------------------------------
         1                        NAP           10/23/2003
         2                        NAP           02/01/2004
         3                        NAP           01/13/2004
         4                        NAP           11/10/2003
         5                        NAP           03/05/2003
         6                        NAP           01/23/2004
         7                        NAP           12/29/2003
         8                        NAP           03/24/2003
         9                        NAP           08/01/2003
        10                        NAP           01/06/2004
        11                        NAP           10/08/2003
        12                        NAP           07/14/2003
        13                        NAP           12/01/2003
        14                        NAP           01/18/2004
        15                        NAP           08/01/2003
        16                        NAP           03/17/2003
        17                        NAP           01/08/2004
        18                        NAP           07/31/2003
        19                        NAP           06/02/2003
        20                        NAP           01/14/2004
        21                        NAP           10/01/2003
        22                        NAP           03/08/2004
        23                     7.500%           01/26/2004
        24                        NAP           01/18/2004

        25                        NAP           08/08/2003
        26                        NAP           08/13/2003
        27                        NAP           03/03/2003
        28                        NAP           12/16/2003
        29                        NAP           03/01/2004
        30                        NAP           03/31/2004
        31                        NAP           11/01/2003
        32                        NAP           01/16/2004
        33                        NAP           12/01/2003
        34                        NAP           01/30/2004
        35                        NAP           11/11/2003
        36                        NAP           06/25/2003
        37                        NAP           06/22/2003
        38                        NAP           01/01/2004
        39                        NAP           01/06/2004
        40                        NAP           05/01/2004
        41                        NAP           01/01/2004
        42                        NAP           09/05/2003
        43                        NAP           02/16/2004
        44                        NAP           01/30/2004
        45                        NAP           01/20/2004
        46                        NAP           02/05/2004
        47                     8.500%           01/22/2004
        48                     8.500%           01/22/2004
        49                        NAP           02/17/2004
        50                        NAP           09/01/2004
        51                        NAP           11/19/2003
        52                        NAP           02/27/2004
        53                        NAP           12/01/2003
        54                        NAP           08/04/2003
        55                        NAP           02/04/2004
        56                        NAP           03/05/2004
        57                        NAP           12/19/2003
        58                        NAP           11/12/2003
        59                        NAP           06/05/2003
        60                        NAP           01/24/2004
        61                        NAP           02/24/2004
        62                        NAP           06/24/2003
        63                        NAP           01/21/2004
        64                        NAP           01/07/2004
        65                        NAP           10/28/2003
        66                        NAP           12/23/2003
        67                        NAP           02/11/2004
        68                        NAP           02/17/2004
        69                        NAP           11/12/2003
        70                     8.500%           01/26/2004
        71                        NAP           02/12/2004
        72                        NAP           07/10/2003
        73                        NAP           10/27/2003
        74                        NAP           08/16/2003
        75                        NAP           01/20/2004
        76                        NAP           08/01/2003
        77                        NAP           06/16/2003
        78                        NAP           11/21/2003
        79                        NAP           02/13/2004
        80                        NAP           03/09/2004
        81                        NAP           09/16/2003
        82                        NAP           09/24/2003
        83                        NAP           12/23/2003
        84                        NAP           10/14/2003
        85                        NAP           02/03/2004
        86                        NAP           11/19/2003
        87                        NAP           01/09/2003
        88                        NAP           12/03/2003
        89                        NAP           02/13/2004
        90                        NAP           11/17/2003
        91                        NAP           01/28/2004
        92                        NAP           11/17/2003
        93                        NAP           09/09/2003
        94                        NAP           03/21/2003
        95                        NAP           09/22/2003
        96                        NAP           09/09/2003
        97                        NAP           09/12/2003
        98                        NAP           12/03/2003
        99                        NAP           08/01/2003
        100                       NAP           10/29/2003
        101                       NAP           01/20/2004
        102                       NAP           12/22/2003
        103                       NAP           07/30/2003
        104                       NAP           04/28/2003
        105                       NAP           12/10/2003
        106                       NAP           11/06/2003
        107                       NAP           12/10/2003
        108                       NAP           07/22/2003
        109                       NAP           10/27/2003
        110                       NAP           08/12/2003
        111                       NAP           12/23/2003
        112                       NAP           09/24/2003
        113                       NAP           11/06/2003
        114                       NAP           11/12/2003
        115                       NAP           01/06/2004
        116                       NAP           10/24/2003
        117                   11.000%           02/11/2004
        118                       NAP           01/28/2004
        119                       NAP           12/16/2003
        120                       NAP           12/20/2003
        121                       NAP           11/04/2003
        122                       NAP           11/19/2003
        123                       NAP           11/17/2003
        124                       NAP           11/06/2003
        125                       NAP           11/14/2003
        126                       NAP           01/16/2004
        127                       NAP           10/30/2003
        128                       NAP           12/08/2003
        129                       NAP           11/14/2003

TOTAL/ WEIGHTED AVERAGE:

------------------------------------------------------------------------------------------------------------------------------------
                                                               COOPERATIVE LOANS(11)
         ---------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                              COMMITTED
LOAN NO.  RENTAL VALUE  LTV AS RENTAL  UNSOLD PERCENT  SPONSOR UNITS  INVESTOR UNITS  COOP UNITS  SPONSOR CARRY     SECONDARY DEBT
------------------------------------------------------------------------------------------------------------------------------------
    1              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    2              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    3              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    4              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    5              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    6              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    7              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    8              NAP            NAP             NAP            NAP             NAP         NAP            NAP
    9              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   10      $71,900,000          22.2%           33.2%            258               0           0       $386,398        $3,500,000
   11     $130,730,000          12.2%            0.0%              0               0           0            NAP       $14,497,557
   12              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   13              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   14              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   15              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   16              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   17              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   18              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   19              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   20              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   21      $25,430,000          39.3%           24.3%             65               0           0       ($86,786)       $1,000,000
   22              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   23              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   24              NAP            NAP             NAP            NAP             NAP         NAP            NAP

   25              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   26              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   27              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   28              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   29              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   30              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   31              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   32              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   33              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   34              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   35              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   36      $14,100,000          49.6%            0.7%              1               0           0        ($2,822)         $500,000
   37              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   38              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   39              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   40              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   41              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   42      $11,400,000          54.9%            0.0%              0               0           0            NAP
   43              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   44              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   45      $13,300,000          45.1%            0.0%              0               0           0            NAP          $500,000
   46              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   47              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   48              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   49              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   50              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   51      $52,300,000          10.5%            0.0%              0               0           0            NAP        $1,000,000
   52              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   53              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   54              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   55              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   56              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   57              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   58      $30,800,000          16.2%            0.0%              0               0           0            NAP        $5,000,000
   59              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   60              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   61              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   62              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   63      $41,100,000          10.6%           13.8%             17               0           0       ($40,282)       $1,000,000
   64              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   65              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   66      $24,400,000          16.4%            0.0%              0               0           0            NAP          $500,000
   67              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   68              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   69              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   70              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   71              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   72      $29,800,000          11.7%           24.1%              4              17           0      ($209,045)       $1,000,000
   73       $7,700,000          45.3%           52.9%             73               0           0       $207,204
   74              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   75       $7,550,000          42.4%           61.6%             66               3           0       $206,014
   76              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   77      $21,880,000          13.7%            0.0%              0               0           0            NAP        $1,750,000
   78      $15,860,000          18.9%           43.7%             45               0           0      ($159,212)       $1,000,000
   79              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   80              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   81      $12,220,000          21.4%           48.3%             57               0           0       $245,295          $500,000
   82      $14,800,000          17.6%            0.0%              0               0           0            NAP          $500,000
   83      $11,450,000          22.7%            0.0%              0               0           0            NAP          $500,000
   84       $7,440,000          34.6%           59.0%             62               0           0       $197,720          $300,000
   85              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   86              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   87              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   88       $5,300,000          41.5%           80.4%             45               0           0       $139,851
   89              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   90      $13,700,000          15.3%           17.3%             19               0           0       $142,010          $500,000
   91      $23,100,000           8.7%           21.3%             16               0           0       $354,425        $1,500,000
   92      $17,260,000          11.6%            0.0%              0               0           0            NAP          $300,000
   93              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   94              NAP            NAP             NAP            NAP             NAP         NAP            NAP
   95       $5,500,000          31.7%           79.7%             47               0           0       $401,107
   96      $10,300,000          16.9%           16.7%             14               0           0        $23,886          $250,000
   97       $7,800,000          21.8%            4.2%              0               3           0            NAP
   98       $9,650,000          16.5%            0.0%              0               0           0            NAP
   99       $4,720,000          33.8%           47.6%             29               0           1        $90,826
   100     $71,100,000           2.1%            0.0%              0               0           0            NAP        $1,000,000
   101     $41,000,000           3.7%           14.8%              8               0           0       ($34,590)
   102      $8,870,000          16.9%           29.2%             16               5           0       $134,660
   103      $5,200,000          25.9%           30.9%             21               0           0        $84,560          $300,000
   104      $2,225,000          58.4%            0.0%              0               0           0            NAP
   105      $9,170,000          14.2%           20.8%              5               0           0       ($47,067)         $250,000
   106     $12,200,000           8.2%            0.0%              0               0           0            NAP          $500,000
   107      $6,700,000          14.9%            0.0%              0               0           0            NAP
   108      $8,800,000          10.8%           33.3%             13               0           0       ($36,455)         $500,000
   109     $11,770,000           8.0%           18.8%              0               6           0            NAP          $400,000
   110      $3,630,000          24.7%            0.0%              0               0           0            NAP
   111      $3,900,000          20.5%            0.0%              0               0           0            NAP          $100,000
   112     $11,280,000           7.0%           38.1%             10               6           0       ($39,027)         $700,000
   113      $4,200,000          18.3%           25.6%              9               0           1         $5,838          $100,000
   114      $9,650,000           7.7%           12.1%              4               0           0       ($15,577)         $300,000
   115      $5,300,000          13.2%            0.0%              0               0           0            NAP          $300,000
   116      $8,300,000           7.2%            0.0%              0               0           0            NAP          $100,000
   117             NAP            NAP             NAP            NAP             NAP         NAP            NAP
   118     $10,900,000           4.6%            8.3%              0               0           1            NAP
   119     $18,800,000           2.7%            0.0%              0               0           0            NAP
   120      $1,800,000          25.0%            0.0%              0               0           0            NAP          $100,000
   121      $1,400,000          24.2%            0.0%              0               0           0            NAP
   122      $2,130,000          14.0%           37.5%              6               0           0        $21,051
   123      $3,700,000           8.0%            0.0%              0               0           0            NAP
   124      $1,000,000          20.3%            0.0%              0               0           0            NAP           $50,000
   125      $1,900,000           9.9%            0.0%              0               0           0            NAP           $50,000
   126      $1,700,000          10.3%            0.0%              0               0           0            NAP           $50,000
   127      $1,550,000          11.0%            0.0%              0               0           0            NAP           $50,000
   128      $1,320,000          11.2%            0.0%              0               0           0            NAP           $50,000
   129      $1,200,000          10.3%            0.0%              0               0           0            NAP           $50,000

TOTAL/ WEIGHTED AVERAGE:

-----------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                        LEASE
  LOAN NO.    LARGEST TENANT(12)                                             EXPIRATION DATE     % NSF
-----------------------------------------------------------------------------------------------------------
      1       Bloomingdales                                                    03/31/2017        18.3%
      2       Sprint Communications                                            12/31/2014         8.5%
      3       VF Factory Outlet                                                03/31/2007         5.1%
      4       Regal Entertainment Group                                        03/01/2018        12.4%
      5       NAP                                                                  NAP             NAP
      6       Federation Employment and Guidance Service, Inc (FEGS)           11/30/2018        45.0%
      7       Waldbaum's                                                       01/31/2024        65.5%
      8       Western Studio Services, Inc.                                    08/31/2010        13.7%
      9       Midland Systems, Inc.                                            07/31/2013        13.4%
     10       NAP                                                                  NAP             NAP
     11       NAP                                                                  NAP             NAP
     12       One Beacon Insurance Company                                     08/31/2009        58.5%
     13       Prudential Florida WCI Realty                                    05/31/2008        18.6%
     14       Shop Rite                                                        01/31/2014        35.1%
     15       NAP                                                                  NAP             NAP
     16       Heidelberg USA, Inc.                                             03/31/2026       100.0%
     17       Waldbaum's                                                       01/31/2024        72.9%
     18       NAP                                                                  NAP             NAP
     19       Circuit City                                                     01/31/2018        33.4%
     20       Giant Food                                                       08/31/2024        57.3%
     21       NAP                                                                  NAP             NAP
     22       Piggly Wiggly                                                    09/01/2006        15.0%
     23       Food Lion                                                        09/30/2017        31.2%
     24       Dick's Sporting Goods                                            01/31/2018        49.7%

     25       Safetran Systems                                                 07/31/2012       100.0%
     26       Verilogix                                                        02/28/2005        36.5%
     27       Boise Cascade                                                    03/31/2013        36.3%
     28       Food Lion                                                         8/29/2016        33.4%
     29       Kinko's, Inc.                                                    05/31/2011        11.3%
     30       Huffman Koos Inc.                                                04/30/2019       100.0%
     31       Chili's                                                          05/31/2013        20.2%
     32       Lakeside Business Suites                                         09/30/2013        41.2%
     33       Book Inventory, Inc (DSW sublease)                               10/31/2008        40.1%
     34       Risk Management Alternatives, Inc.                               02/28/2014       100.0%
     35       Hino Motors Manufacturing USA                                    08/31/2012       100.0%
     36       NAP                                                                  NAP             NAP
     37       Costco Wholesale-Ground Lease                                    09/30/2027       100.0%
     38       Colerain Holdings, LLC (Gold's Gym)                              01/31/2019        40.0%
     39       Babies "R" Us (Ground Lease)                                     01/31/2014        64.6%
     40       Mound Foods dba Jubilee Foods                                    03/25/2023        53.0%
     41       StatClinix, PLC                                                  04/30/2006        18.2%
     42       NAP                                                                  NAP             NAP
     43       Talbots Woman                                                    01/31/2012        24.8%
     44       Sola International                                               11/30/2010       100.0%
     45       NAP                                                                  NAP             NAP
     46       Office Max                                                       01/31/2015        26.4%
     47       Food Lion                                                        10/31/2016        41.6%
     48       Food Lion                                                        10/31/2016        41.6%
     49       Boston Championship Basketball, LLC                              12/31/2005        31.8%
     50       Jewel/Osco                                                       09/30/2014        87.9%
     51       NAP                                                                  NAP             NAP
     52       NAP                                                                  NAP             NAP
     53       Roundy's (under Kohl's lease)                                    03/31/2012        58.9%
     54       Furnished Quarters LLC                                           09/30/2006          NAP
     55       Consolidated Stores Corporation                                  01/31/2011        36.3%
     56       Blockbuster, Inc.                                                12/31/2013        16.3%
     57       Publix                                                           11/30/2014        70.1%
     58       NAP                                                                  NAP             NAP
     59       United Cocoa Processors, Inc.                                    12/31/2014        62.0%
     60       Walgreen Co.                                                     10/31/2077       100.0%
     61       Yabu Pushelberg                                                  04/01/2009        30.5%
     62       Best Buy                                                         02/29/2016        44.3%
     63       NAP                                                                  NAP             NAP
     64       NAP                                                                  NAP             NAP
     65       Clinical Diagnostic Radiology & Nuclear Medicine, Ltd.           12/31/2006        14.7%
     66       NAP                                                                  NAP             NAP
     67       The Video Store                                                  02/28/2007        12.0%
     68       Pro's Ranch Market                                                3/31/2019       100.0%
     69       O'Malia Food Market                                              11/05/2011        48.4%
     70       Food Lion                                                        02/10/2018        69.4%
     71       OCB Realty Co.                                                   12/31/2011        38.8%
     72       NAP                                                                  NAP             NAP
     73       NAP                                                                  NAP             NAP
     74       Walgreens Company                                                10/31/2028       100.0%
     75       NAP                                                                  NAP             NAP
     76       Walgreens Company                                                09/30/2028       100.0%
     77       NAP                                                                  NAP             NAP
     78       NAP                                                                  NAP             NAP
     79       Eckerds                                                          01/04/2024       100.0%
     80       Walgreen's                                                       04/30/2078       100.0%
     81       NAP                                                                  NAP             NAP
     82       NAP                                                                  NAP             NAP
     83       NAP                                                                  NAP             NAP
     84       NAP                                                                  NAP             NAP
     85       Authentic Fitness Corporation                                    10/31/2005       100.0%
     86       NAP                                                                  NAP             NAP
     87       G.E. Supply Company                                              01/31/2013       100.0%
     88       NAP                                                                  NAP             NAP
     89       Albertson's (Sav-on Drugs)- GL                                   02/15/2029       100.0%
     90       NAP                                                                  NAP             NAP
     91       NAP                                                                  NAP             NAP
     92       NAP                                                                  NAP             NAP
     93       Met Life Ins. Co.                                                11/30/2005        17.1%
     94       Westmont Body Werks                                              01/01/2008        68.3%
     95       NAP                                                                  NAP             NAP
     96       NAP                                                                  NAP             NAP
     97       NAP                                                                  NAP             NAP
     98       NAP                                                                  NAP             NAP
     99       NAP                                                                  NAP             NAP
     100      NAP                                                                  NAP             NAP
     101      NAP                                                                  NAP             NAP
     102      NAP                                                                  NAP             NAP
     103      NAP                                                                  NAP             NAP
     104      NAP                                                                  NAP             NAP
     105      NAP                                                                  NAP             NAP
     106      NAP                                                                  NAP             NAP
     107      NAP                                                                  NAP             NAP
     108      NAP                                                                  NAP             NAP
     109      NAP                                                                  NAP             NAP
     110      NAP                                                                  NAP             NAP
     111      NAP                                                                  NAP             NAP
     112      NAP                                                                  NAP             NAP
     113      NAP                                                                  NAP             NAP
     114      NAP                                                                  NAP             NAP
     115      NAP                                                                  NAP             NAP
     116      NAP                                                                  NAP             NAP
     117      K-Mart Store #7154                                               11/30/2008       100.0%
     118      NAP                                                                  NAP             NAP
     119      NAP                                                                  NAP             NAP
     120      NAP                                                                  NAP             NAP
     121      NAP                                                                  NAP             NAP
     122      NAP                                                                  NAP             NAP
     123      NAP                                                                  NAP             NAP
     124      NAP                                                                  NAP             NAP
     125      NAP                                                                  NAP             NAP
     126      NAP                                                                  NAP             NAP
     127      NAP                                                                  NAP             NAP
     128      NAP                                                                  NAP             NAP
     129      NAP                                                                  NAP             NAP

TOTAL/ WEIGHTED AVERAGE:

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                LEASE
  LOAN NO.    SECOND LARGEST TENANT(12)              EXPIRATION DATE      % NSF    THIRD LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------------------
      1       Macy's                                    03/01/2017        17.8%    Macy's Men's Store
      2       Wachovia/Prudential Securities            02/28/2006         6.4%    CCH Legal Information
      3       Reading China                             11/30/2008         4.8%    Carter's
      4       Bed Bath & Beyond                         01/31/2013         6.9%    Whole Foods
      5       NAP                                          NAP              NAP    NAP
      6       United States of America (FBI)            08/31/2004        14.3%    Amsco School Publications
      7       Eckerd Corporation                        04/30/2017         8.7%    US Govt GSA (Social Security)
      8       Western Studio Services, Inc.             08/31/2012        13.3%    Western Studio Services, Inc.
      9       The Mega Corporation                      07/08/2009        12.4%    Swanson Russell & Associates
     10       NAP                                          NAP              NAP    NAP
     11       NAP                                          NAP              NAP    NAP
     12       Bohler Engineering                        01/31/2006         9.8%    Price Waterhouse
     13       Wachovia Securities, LLC                  06/30/2010        15.5%    Symbol Technologies (office)
     14       Sports Authority                          11/30/2008        25.6%    Raymour & Flanigan
     15       NAP                                          NAP              NAP    NAP
     16       NAP                                          NAP              NAP    NAP
     17       Astoria Federal Savings & Loan            03/31/2005         8.2%    JJM Pizza-Cascarino's
     18       NAP                                          NAP              NAP    NAP
     19       Linens N Things                           01/31/2013        32.0%    Old Navy
     20       Fashion Bug                               01/31/2005         8.8%    Dollar Tree
     21       NAP                                          NAP              NAP    NAP
     22       Streamers                                 12/01/2006         6.0%    Skillets
     23       Rite Aid of MD, Inc. #4248                10/31/2018         9.4%    Edgewater Fitness & Aerobics
     24       Linens 'N Things                          01/31/2018        32.3%    McSwain Carpet

     25       NAP                                          NAP              NAP    NAP
     26       Danka Office Imaging Co.                  02/28/2005        27.2%    Ibiden
     27       Hosts Corporation                         04/30/2013        34.9%    Home Loan Source
     28       Eckerds                                   9/30/2008          8.6%    Family Dollar
     29       J.B. Muldoons, Inc.                       04/30/2006         8.7%    New China Buffet
     30       NAP                                          NAP              NAP    NAP
     31       Bank of America                           11/30/2013        18.2%    Chick-Fil-A
     32       Marche Bacchus & Bistro                   06/30/2008         7.8%    Sarjan's Beauty Salon
     33       CompUSA                                   10/31/2008        33.4%    PetsMart
     34       NAP                                          NAP              NAP    NAP
     35       NAP                                          NAP              NAP    NAP
     36       NAP                                          NAP              NAP    NAP
     37       NAP                                          NAP              NAP    NAP
     38       SPM Colesand, LLC (Michael's)             08/31/2005        33.3%    Shoe Carnival
     39       Office Depot                              01/31/2019        35.4%    NAP
     40       Scotty B's                                04/08/2008         5.2%    Lifestyle Dynamics
     41       AZ-Tech Radiology & Open M.R.I.           09/30/2012        11.3%    Family Care Physicians, PLC
     42       NAP                                          NAP              NAP    NAP
     43       Two by Two, LLC                           01/31/2012        14.3%    Richey-Richmond, LLC
     44       NAP                                          NAP              NAP    NAP
     45       NAP                                          NAP              NAP    NAP
     46       The Baby's Room/Childspace                05/31/2010        13.5%    Alphagraphics Printshops
     47       Williams Martial Arts                     08/31/2013        10.0%    CVS #2111 Ashburn
     48       Williams Martial Arts                     08/31/2013        10.0%    CVS #2111 Ashburn
     49       All Star Staffing, LLC                    12/31/2004        13.5%    McCabe & Brown, P.C.
     50       Hanson's Cleaners                         08/31/2005         4.1%    Serious Pizza
     51       NAP                                          NAP              NAP    NAP
     52       NAP                                          NAP              NAP    NAP
     53       Clothes Line & Colors                     01/31/2007         9.5%    Jenny's Hallmark
     54       NAP                                          NAP              NAP    NAP
     55       Eckerd Drug's of Texas, Inc.              09/16/2007        10.0%    Dinette World, Inc.
     56       Nick & Vito's II, Inc.                    12/31/2013        13.4%    AT&T Wireless
     57       Melbourne Beach Fitness                   02/16/2008        10.5%    Hollywood Nights
     58       NAP                                          NAP              NAP    NAP
     59       Prosort, LLC                              02/28/2007        38.0%    NAP
     60       NAP                                          NAP              NAP    NAP
     61       Movado Group, Inc.                        06/30/2010        23.8%    Maharam Fabric Corp
     62       T.J. Maxx                                 01/31/2008        23.6%    CVS
     63       NAP                                          NAP              NAP    NAP
     64       NAP                                          NAP              NAP    NAP
     65       Arizona Arthritis & Rheumatoid            02/28/2008        10.2%    Healthsouth Corporation
     66       NAP                                          NAP              NAP    NAP
     67       Bickram's Yoga                            11/30/2012         9.5%    YIPPICO
     68       NAP                                          NAP              NAP    NAP
     69       CVS Revco                                 11/30/2011        11.7%    Classic Spirits
     70       Cranbrook Video                           03/31/2008         7.7%    A-1 Laundromat
     71       Rod Frasier Enterprises, Inc.             05/31/2009        31.7%    Howroyd-Wright Employment Agency, Inc.
     72       NAP                                          NAP              NAP    NAP
     73       NAP                                          NAP              NAP    NAP
     74       NAP                                          NAP              NAP    NAP
     75       NAP                                          NAP              NAP    NAP
     76       NAP                                          NAP              NAP    NAP
     77       NAP                                          NAP              NAP    NAP
     78       NAP                                          NAP              NAP    NAP
     79       NAP                                          NAP              NAP    NAP
     80       NAP                                          NAP              NAP    NAP
     81       NAP                                          NAP              NAP    NAP
     82       NAP                                          NAP              NAP    NAP
     83       NAP                                          NAP              NAP    NAP
     84       NAP                                          NAP              NAP    NAP
     85       NAP                                          NAP              NAP    NAP
     86       NAP                                          NAP              NAP    NAP
     87       NAP                                          NAP              NAP    NAP
     88       NAP                                          NAP              NAP    NAP
     89       NAP                                          NAP              NAP    NAP
     90       NAP                                          NAP              NAP    NAP
     91       NAP                                          NAP              NAP    NAP
     92       NAP                                          NAP              NAP    NAP
     93       Citibank                                  02/28/2015        10.9%    Chatham Sq. Medical Offices
     94       Continental Motors                        07/01/2006        21.1%    Denbur
     95       NAP                                          NAP              NAP    NAP
     96       NAP                                          NAP              NAP    NAP
     97       NAP                                          NAP              NAP    NAP
     98       NAP                                          NAP              NAP    NAP
     99       NAP                                          NAP              NAP    NAP
     100      NAP                                          NAP              NAP    NAP
     101      NAP                                          NAP              NAP    NAP
     102      NAP                                          NAP              NAP    NAP
     103      NAP                                          NAP              NAP    NAP
     104      NAP                                          NAP              NAP    NAP
     105      NAP                                          NAP              NAP    NAP
     106      NAP                                          NAP              NAP    NAP
     107      NAP                                          NAP              NAP    NAP
     108      NAP                                          NAP              NAP    NAP
     109      NAP                                          NAP              NAP    NAP
     110      NAP                                          NAP              NAP    NAP
     111      NAP                                          NAP              NAP    NAP
     112      NAP                                          NAP              NAP    NAP
     113      NAP                                          NAP              NAP    NAP
     114      NAP                                          NAP              NAP    NAP
     115      NAP                                          NAP              NAP    NAP
     116      NAP                                          NAP              NAP    NAP
     117      NAP                                          NAP              NAP    NAP
     118      NAP                                          NAP              NAP    NAP
     119      NAP                                          NAP              NAP    NAP
     120      NAP                                          NAP              NAP    NAP
     121      NAP                                          NAP              NAP    NAP
     122      NAP                                          NAP              NAP    NAP
     123      NAP                                          NAP              NAP    NAP
     124      NAP                                          NAP              NAP    NAP
     125      NAP                                          NAP              NAP    NAP
     126      NAP                                          NAP              NAP    NAP
     127      NAP                                          NAP              NAP    NAP
     128      NAP                                          NAP              NAP    NAP
     129      NAP                                          NAP              NAP    NAP

TOTAL/ WEIGHTED AVERAGE:

-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE        LEASE                              INSURANCE             TAX           CAPITAL EXPENDITURE         TI/LC
  LOAN NO.   EXPIRATION DATE               % NSF  ESCROW IN PLACE  ESCROW IN PLACE(13)   ESCROW IN PLACE(14)  ESCROW IN PLACE(15)
-----------------------------------------------------------------------------------------------------------------------------------
      1         12/31/2009                  7.8%        No                  No                   No                    No
      2         02/28/2019                  5.6%        Yes                Yes                   Yes                  Yes
      3         10/31/2011                  2.7%        Yes                Yes                   Yes                  Yes
      4         10/31/2012                  6.5%        No                  No                   Yes                   No
      5            NAP                       NAP        Yes                Yes                   Yes                   No
      6         02/28/2014                 11.2%        No                 Yes                   No                    No
      7         08/31/2006                  3.7%        No                  No                   No                    No
      8         08/31/2013                 10.9%        No                  No                   No                   Yes
      9         09/30/2009                  5.8%        No                  No                   No                   Yes
     10            NAP                       NAP        No                  No                   Yes                   No
     11            NAP                       NAP        No                 Yes                   No                    No
     12         07/31/2006                  7.1%        No                 Yes                   Yes                  Yes
     13         07/31/2007                  7.2%        No                 Yes                   No                    No
     14         02/28/2019                 21.7%        No                 Yes                   Yes                   No
     15            NAP                       NAP        No                 Yes                   No                    No
     16            NAP                       NAP        No                  No                   No                    No
     17         07/31/2013                  4.6%        No                  No                   No                    No
     18            NAP                       NAP        No                 Yes                   No                    No
     19         03/31/2008                 13.1%        No                  No                   No                    No
     20         06/30/2009                  4.4%        No                 Yes                   Yes                   No
     21            NAP                       NAP        No                  No                   No                    No
     22         06/01/2014                  4.2%        Yes                Yes                   No                    No
     23         07/31/2010                  8.6%        No                  No                   No                    No
     24         08/25/2012                 10.8%        No                 Yes                   Yes                   No

     25            NAP                       NAP        Yes                Yes                   Yes                  Yes
     26         06/30/2006                 23.6%        Yes                Yes                   Yes                  Yes
     27         12/14/2007                  6.9%        No                  No                   No                    No
     28         12/31/2005                  5.7%        Yes                Yes                   Yes                  Yes
     29         05/31/2005                  8.5%        No                 Yes                   No                   Yes
     30            NAP                       NAP        Yes                Yes                   Yes                  Yes
     31         08/31/2013                 15.1%        Yes                Yes                   Yes                  Yes
     32         12/31/2004                  6.0%        Yes                Yes                   Yes                  Yes
     33         02/28/2011                 26.6%        No                  No                   No                    No
     34            NAP                       NAP        Yes                Yes                   No                   Yes
     35            NAP                       NAP        No                  No                   No                    No
     36            NAP                       NAP        No                 Yes                   No                    No
     37            NAP                       NAP        No                  No                   No                    No
     38         07/31/2008                 16.0%        Yes                Yes                   Yes                   No
     39            NAP                       NAP        No                  No                   No                    No
     40         03/25/2008                  5.0%        Yes                Yes                   Yes                  Yes
     41         05/31/2009                  7.8%        Yes                Yes                   Yes                  Yes
     42            NAP                       NAP        No                  No                   No                    No
     43         08/31/2011                 12.5%        No                 Yes                   No                    No
     44            NAP                       NAP        Yes                Yes                   Yes                   No
     45            NAP                       NAP        No                  No                   No                    No
     46         01/31/2005                  9.5%        Yes                Yes                   Yes                   No
     47         01/31/2007                  9.6%        No                  No                   No                    No
     48         01/31/2007                  9.6%        No                  No                   No                    No
     49         08/31/2008                 11.8%        Yes                Yes                   No                   Yes
     50         04/30/2006                  2.2%        No                  No                   Yes                   No
     51            NAP                       NAP        No                  No                   No                    No
     52            NAP                       NAP        Yes                Yes                   No                    No
     53         08/31/2006                  7.4%        Yes                Yes                   No                    No
     54            NAP                       NAP        No                 Yes                   No                    No
     55         05/31/2005                  6.2%        No                 Yes                   Yes                  Yes
     56         10/31/2008                 11.5%        No                  No                   No                   Yes
     57         03/31/2007                  3.7%        Yes                Yes                   No                    No
     58            NAP                       NAP        No                  No                   No                    No
     59            NAP                       NAP        No                  No                   No                    No
     60            NAP                       NAP        No                  No                   No                    No
     61         07/31/2006                 15.2%        No                 Yes                   Yes                   No
     62         06/01/2007                  9.7%        No                  No                   No                    No
     63            NAP                       NAP        No                  No                   No                    No
     64            NAP                       NAP        No                 Yes                   No                    No
     65         03/31/2005                  6.5%        Yes                Yes                   Yes                  Yes
     66            NAP                       NAP        No                  No                   No                    No
     67         04/30/2006                  5.3%        Yes                Yes                   Yes                  Yes
     68            NAP                       NAP        Yes                Yes                   Yes                  Yes
     69         12/31/2004                  7.0%        No                  No                   No                    No
     70         03/31/2008                  5.1%        No                  No                   No                    No
     71         04/30/2007                  8.7%        No                 Yes                   No                    No
     72            NAP                       NAP        No                  No                   No                    No
     73            NAP                       NAP        No                  No                   No                    No
     74            NAP                       NAP        No                  No                   No                    No
     75            NAP                       NAP        No                 Yes                   No                    No
     76            NAP                       NAP        No                  No                   No                    No
     77            NAP                       NAP        Yes                Yes                   No                    No
     78            NAP                       NAP        No                  No                   No                    No
     79            NAP                       NAP        No                  No                   No                    No
     80            NAP                       NAP        No                  No                   No                    No
     81            NAP                       NAP        No                 Yes                   No                    No
     82            NAP                       NAP        No                  No                   No                    No
     83            NAP                       NAP        No                 Yes                   No                    No
     84            NAP                       NAP        No                 Yes                   No                    No
     85            NAP                       NAP        No                  No                   No                   Yes
     86            NAP                       NAP        Yes                Yes                   Yes                   No
     87            NAP                       NAP        No                 Yes                   No                    No
     88            NAP                       NAP        No                 Yes                   No                    No
     89            NAP                       NAP        No                  No                   No                    No
     90            NAP                       NAP        No                  No                   No                    No
     91            NAP                       NAP        No                  No                   No                    No
     92            NAP                       NAP        No                  No                   No                    No
     93         02/28/2005                  8.4%        Yes                Yes                   No                    No
     94         10/01/2004                 10.6%        Yes                Yes                   Yes                  Yes
     95            NAP                       NAP        No                 Yes                   No                    No
     96            NAP                       NAP        No                 Yes                   No                    No
     97            NAP                       NAP        No                  No                   No                    No
     98            NAP                       NAP        No                  No                   No                    No
     99            NAP                       NAP        No                  No                   No                    No
     100           NAP                       NAP        No                  No                   No                    No
     101           NAP                       NAP        No                  No                   No                    No
     102           NAP                       NAP        No                 Yes                   No                    No
     103           NAP                       NAP        No                  No                   No                    No
     104           NAP                       NAP        Yes                Yes                   Yes                   No
     105           NAP                       NAP        No                  No                   No                    No
     106           NAP                       NAP        No                  No                   No                    No
     107           NAP                       NAP        No                  No                   No                    No
     108           NAP                       NAP        No                  No                   No                    No
     109           NAP                       NAP        No                  No                   No                    No
     110           NAP                       NAP        No                 Yes                   No                    No
     111           NAP                       NAP        No                  No                   No                    No
     112           NAP                       NAP        No                  No                   No                    No
     113           NAP                       NAP        No                 Yes                   No                    No
     114           NAP                       NAP        No                  No                   No                    No
     115           NAP                       NAP        No                 Yes                   No                    No
     116           NAP                       NAP        No                  No                   No                    No
     117           NAP                       NAP        No                  No                   No                    No
     118           NAP                       NAP        No                 Yes                   No                    No
     119           NAP                       NAP        No                 Yes                   No                    No
     120           NAP                       NAP        No                  No                   No                    No
     121           NAP                       NAP        No                 Yes                   No                    No
     122           NAP                       NAP        No                 Yes                   No                    No
     123           NAP                       NAP        No                 Yes                   No                    No
     124           NAP                       NAP        No                 Yes                   No                    No
     125           NAP                       NAP        No                 Yes                   No                    No
     126           NAP                       NAP        No                  No                   No                    No
     127           NAP                       NAP        No                  No                   No                    No
     128           NAP                       NAP        No                 Yes                   No                    No
     129           NAP                       NAP        No                 Yes                   No                    No

TOTAL/ WEIGHTED AVERAGE:

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                     OTHER                      SPRINGING                                      INITIAL CAPITAL EXPENDITURE
  LOAN NO.             ESCROW DESCRIPTION(16)             ESCROW DESCRIPTION(17)                              ESCROW REQUIREMENT(18)
------------------------------------------------------------------------------------------------------------------------------------
      1                         NAP                      Tax, Insurance, Cap Ex, TI/LC, Ground Rent                             NAP
      2                Lease Buy-Out Reserve             Special Rollover Reserve                                               NAP
      3                         NAP                      NAP                                                             $1,250,000
      4                         NAP                      Tax, Insurance, Cap Ex, TI/LC                                      $88,500
      5                         NAP                      NAP                                                                    NAP
      6                         NAP                      Insurance                                                              NAP
      7                         NAP                      Tax, Insurance                                                         NAP
      8                         NAP                      NAP                                                                    NAP
      9                         NAP                      Tax, Insurance                                                         NAP
     10                         NAP                      NAP                                                             $1,000,000
     11                         NAP                      NAP                                                                    NAP
     12                         NAP                      Insurance                                                              NAP
     13                         NAP                      Insurance, Cap Ex                                                      NAP
     14                         NAP                      Insurance, TI/LC                                                    $2,073
     15                         NAP                      Insurance, Cap Ex                                                      NAP
     16                         NAP                      Tax, Insurance                                                         NAP
     17                         NAP                      Tax, Insurance                                                         NAP
     18                         NAP                      Insurance, Cap Ex                                                      NAP
     19                         NAP                      Tax, Insurance, Cap Ex, TI/LC                                          NAP
     20                         NAP                      Insurance, TI/LC                                                    $1,417
     21                         NAP                      NAP                                                                    NAP
     22                         NAP                      NAP                                                                    NAP
     23                         NAP                      Tax, Insurance                                                         NAP
     24                         NAP                      Insurance, TI/LC                                                    $1,245

     25                         NAP                      NAP                                                                    NAP
     26                         NAP                      NAP                                                                    NAP
     27                         NAP                      Tax, Insurance                                                         NAP
     28                         NAP                      NAP                                                                    NAP
     29                         NAP                      NAP                                                                    NAP
     30                 Huffman Koos Reserve             TI/LC, Other                                                           NAP
     31                         NAP                      NAP                                                                    NAP
     32                         NAP                      NAP                                                                    NAP
     33                         NAP                      Tax, Insurance                                                         NAP
     34                         NAP                      NAP                                                                    NAP
     35                         NAP                      Tax, Insurance                                                         NAP
     36                         NAP                      NAP                                                                    NAP
     37                         NAP                      Tax, Insurance                                                         NAP
     38                         NAP                      NAP                                                                    NAP
     39                         NAP                      Tax, Insurance, Cap Ex, TI/LC                                          NAP
     40                         NAP                      NAP                                                                    NAP
     41                         NAP                      NAP                                                                    NAP
     42                         NAP                      NAP                                                                    NAP
     43                         NAP                      TI/LC                                                                  NAP
     44                         NAP                      TI/LC                                                                  NAP
     45                         NAP                      NAP                                                                    NAP
     46                   Tenant Estoppel                TI/LC                                                                  NAP
     47                         NAP                      Tax, Insurance                                                         NAP
     48                         NAP                      Tax, Insurance                                                         NAP
     49                         NAP                      TI/LC                                                                  NAP
     50                 Debt service escrow              Tax, Insurance, TI/LC                                                  NAP
     51                         NAP                      NAP                                                                    NAP
     52                         NAP                      NAP                                                                    NAP
     53                         NAP                      Cap Ex, TI/LC                                                          NAP
     54                         NAP                      Insurance, Cap Ex, LOC                                                 NAP
     55                         NAP                      NAP                                                                    NAP
     56                         NAP                      NAP                                                                    NAP
     57                         NAP                      Cap Ex, TI/LC                                                          NAP
     58                         NAP                      NAP                                                                    NAP
     59                         NAP                      Tax, Insurance                                                         NAP
     60                         NAP                      NAP                                                                    NAP
     61                 Debt service escrow              Insurance, TI/LC, Debt Service Escrow                                  NAP
     62                         NAP                      Tax, Insurance                                                         NAP
     63                         NAP                      NAP                                                                    NAP
     64                         NAP                      Insurance                                                              NAP
     65                         NAP                      NAP                                                                    NAP
     66                         NAP                      NAP                                                                    NAP
     67                         NAP                      NAP                                                                    NAP
     68                         NAP                      NAP                                                                    NAP
     69                         NAP                      Tax, Insurance, Cap Ex, TI/LC                                          NAP
     70                         NAP                      Tax, Insurance                                                         NAP
     71                         NAP                      NAP                                                                    NAP
     72                         NAP                      NAP                                                                    NAP
     73                         NAP                      NAP                                                                    NAP
     74          $210,000 closing condition escrow       Tax, Insurance                                                         NAP
     75                         NAP                      NAP                                                                    NAP
     76                         NAP                      Tax                                                                    NAP
     77                         NAP                      NAP                                                                    NAP
     78                         NAP                      NAP                                                                    NAP
     79                         NAP                      Tax, Insurance                                                         NAP
     80                         NAP                      NAP                                                                    NAP
     81                         NAP                      NAP                                                                    NAP
     82             Collateral Security Reserve          NAP                                                                    NAP
     83                         NAP                      NAP                                                                    NAP
     84                         NAP                      NAP                                                                    NAP
     85                         NAP                      NAP                                                                    NAP
     86                         NAP                      NAP                                                                 $1,625
     87                         NAP                      Insurance                                                              NAP
     88                         NAP                      NAP                                                                    NAP
     89                         NAP                      Tax, Insurance, Cap Ex, TI/LC                                          NAP
     90                         NAP                      NAP                                                                    NAP
     91                         NAP                      NAP                                                                    NAP
     92                         NAP                      NAP                                                                    NAP
     93                         NAP                      NAP                                                                    NAP
     94                         NAP                      NAP                                                                    NAP
     95                         NAP                      NAP                                                                    NAP
     96                         NAP                      NAP                                                                    NAP
     97                         NAP                      NAP                                                                    NAP
     98                         NAP                      NAP                                                                    NAP
     99                         NAP                      NAP                                                                    NAP
     100                        NAP                      NAP                                                                    NAP
     101                        NAP                      NAP                                                                    NAP
     102                        NAP                      NAP                                                                    NAP
     103                        NAP                      NAP                                                                    NAP
     104                        NAP                      NAP                                                               $581,069
     105    Negative Carry Collateral Security Agreement NAP                                                                    NAP
     106                        NAP                      NAP                                                                    NAP
     107                        NAP                      NAP                                                                    NAP
     108                        NAP                      NAP                                                                    NAP
     109                        NAP                      NAP                                                                    NAP
     110                        NAP                      NAP                                                                    NAP
     111                        NAP                      NAP                                                                    NAP
     112                        NAP                      NAP                                                                    NAP
     113                        NAP                      NAP                                                                    NAP
     114                        NAP                      NAP                                                                    NAP
     115                        NAP                      NAP                                                                    NAP
     116                        NAP                      NAP                                                                    NAP
     117                        NAP                      Tax, Insurance                                                         NAP
     118                        NAP                      NAP                                                                    NAP
     119                        NAP                      NAP                                                                    NAP
     120                        NAP                      NAP                                                                    NAP
     121                        NAP                      NAP                                                                    NAP
     122                        NAP                      NAP                                                                    NAP
     123                        NAP                      NAP                                                                    NAP
     124                        NAP                      NAP                                                                    NAP
     125                        NAP                      NAP                                                                    NAP
     126                        NAP                      NAP                                                                    NAP
     127                        NAP                      NAP                                                                    NAP
     128                        NAP                      NAP                                                                    NAP
     129                        NAP                      NAP                                                                    NAP

TOTAL/ WEIGHTED AVERAGE:

-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE        MONTHLY CAPITAL EXPENDITURE     CURRENT CAPITAL EXPENDITURE              INITIAL TI/LC             MONTHLY TI/LC
  LOAN NO.              ESCROW REQUIREMENT(19)              ESCROW BALANCE(20)     ESCROW REQUIREMENT(21)    ESCROW REQUIREMENT(22)
-----------------------------------------------------------------------------------------------------------------------------------
      1                                   NAP                             NAP                        NAP                       NAP
      2                               $49,029                             NAP                $29,596,526                       NAP
      3                               $11,703                      $1,250,000                 $1,500,000                   $46,812
      4                                   NAP                         $88,500                        NAP                       NAP
      5                                $4,375                          $8,750                        NAP                       NAP
      6                                   NAP                             NAP                        NAP                       NAP
      7                                   NAP                             NAP                        NAP                       NAP
      8                                   NAP                             NAP                   $280,000                   $10,000
      9                                   NAP                             NAP                   $827,963                       NAP
     10                                   NAP                      $1,001,676                        NAP                       NAP
     11                                   NAP                             NAP                        NAP                       NAP
     12                                $2,380                         $16,693                        NAP                   $12,500
     13                                   NAP                             NAP                        NAP                       NAP
     14                                $2,073                          $2,073                        NAP                       NAP
     15                                   NAP                             NAP                        NAP                       NAP
     16                                   NAP                             NAP                        NAP                       NAP
     17                                   NAP                             NAP                        NAP                       NAP
     18                                   NAP                             NAP                        NAP                       NAP
     19                                   NAP                             NAP                        NAP                       NAP
     20                                $1,417                          $1,417                        NAP                       NAP
     21                                   NAP                             NAP                        NAP                       NAP
     22                                   NAP                             NAP                        NAP                       NAP
     23                                   NAP                             NAP                        NAP                       NAP
     24                                $1,245                          $1,245                        NAP                       NAP

     25                                $1,614                          $9,686                        NAP                    $1,225
     26                                  $612                          $3,669                        NAP                      $858
     27                                   NAP                             NAP                        NAP                       NAP
     28                                $1,836                             NAP                   $100,000                    $8,483
     29                                   NAP                             NAP                   $125,000                       NAP
     30                                  $800                             NAP                   $120,000                       NAP
     31                                  $378                            $755                        NAP                    $2,500
     32                                $1,189                             NAP                   $100,000                    $5,168
     33                                   NAP                             NAP                        NAP                       NAP
     34                                   NAP                             NAP                   $210,000                       NAP
     35                                   NAP                             NAP                        NAP                       NAP
     36                                   NAP                             NAP                        NAP                       NAP
     37                                   NAP                             NAP                        NAP                       NAP
     38                                  $626                            $626                        NAP                       NAP
     39                                   NAP                             NAP                        NAP                       NAP
     40                                  $769                            $769                        NAP                      $710
     41                                  $756                          $4,542                        NAP                    $2,083
     42                                   NAP                             NAP                        NAP                       NAP
     43                                   NAP                             NAP                        NAP                       NAP
     44                                $1,774                             NAP                        NAP                       NAP
     45                                   NAP                             NAP                        NAP                       NAP
     46                                $1,111                             NAP                        NAP                       NAP
     47                                   NAP                             NAP                        NAP                       NAP
     48                                   NAP                             NAP                        NAP                       NAP
     49                                   NAP                             NAP                   $250,000                       NAP
     50                                  $924                            $924                        NAP                       NAP
     51                                   NAP                             NAP                        NAP                       NAP
     52                                   NAP                             NAP                        NAP                       NAP
     53                                   NAP                             NAP                        NAP                       NAP
     54                                   NAP                             NAP                        NAP                       NAP
     55                                  $724                             NAP                        NAP                    $2,200
     56                                   NAP                             NAP                        NAP                      $868
     57                                   NAP                             NAP                        NAP                       NAP
     58                                   NAP                             NAP                        NAP                       NAP
     59                                   NAP                             NAP                        NAP                       NAP
     60                                   NAP                             NAP                        NAP                       NAP
     61                                  $205                             NAP                        NAP                       NAP
     62                                   NAP                             NAP                        NAP                       NAP
     63                                   NAP                             NAP                        NAP                       NAP
     64                                   NAP                             NAP                        NAP                       NAP
     65                                $2,138                          $6,415                        NAP                    $6,250
     66                                   NAP                             NAP                        NAP                       NAP
     67                                  $750                            $750                        NAP                      $917
     68                                $1,430                             NAP                        NAP                    $1,362
     69                                   NAP                             NAP                        NAP                       NAP
     70                                   NAP                             NAP                        NAP                       NAP
     71                                   NAP                             NAP                        NAP                       NAP
     72                                   NAP                             NAP                        NAP                       NAP
     73                                   NAP                             NAP                        NAP                       NAP
     74                                   NAP                             NAP                        NAP                       NAP
     75                                   NAP                             NAP                        NAP                       NAP
     76                                   NAP                             NAP                        NAP                       NAP
     77                                   NAP                             NAP                        NAP                       NAP
     78                                   NAP                             NAP                        NAP                       NAP
     79                                   NAP                             NAP                        NAP                       NAP
     80                                   NAP                             NAP                        NAP                       NAP
     81                                   NAP                             NAP                        NAP                       NAP
     82                                   NAP                             NAP                        NAP                       NAP
     83                                   NAP                             NAP                        NAP                       NAP
     84                                   NAP                             NAP                        NAP                       NAP
     85                                   NAP                             NAP                   $261,461                       NAP
     86                                $1,625                          $4,885                        NAP                       NAP
     87                                   NAP                             NAP                        NAP                       NAP
     88                                   NAP                             NAP                        NAP                       NAP
     89                                   NAP                             NAP                        NAP                       NAP
     90                                   NAP                             NAP                        NAP                       NAP
     91                                   NAP                             NAP                        NAP                       NAP
     92                                   NAP                             NAP                        NAP                       NAP
     93                                   NAP                             NAP                        NAP                       NAP
     94                                  $284                          $2,837                        NAP                    $1,135
     95                                   NAP                             NAP                        NAP                       NAP
     96                                   NAP                             NAP                        NAP                       NAP
     97                                   NAP                             NAP                        NAP                       NAP
     98                                   NAP                             NAP                        NAP                       NAP
     99                                   NAP                             NAP                        NAP                       NAP
     100                                  NAP                             NAP                        NAP                       NAP
     101                                  NAP                             NAP                        NAP                       NAP
     102                                  NAP                             NAP                        NAP                       NAP
     103                                  NAP                             NAP                        NAP                       NAP
     104                                  NAP                             NAP                        NAP                       NAP
     105                                  NAP                             NAP                        NAP                       NAP
     106                                  NAP                             NAP                        NAP                       NAP
     107                                  NAP                             NAP                        NAP                       NAP
     108                                  NAP                             NAP                        NAP                       NAP
     109                                  NAP                             NAP                        NAP                       NAP
     110                                  NAP                             NAP                        NAP                       NAP
     111                                  NAP                             NAP                        NAP                       NAP
     112                                  NAP                             NAP                        NAP                       NAP
     113                                  NAP                             NAP                        NAP                       NAP
     114                                  NAP                             NAP                        NAP                       NAP
     115                                  NAP                             NAP                        NAP                       NAP
     116                                  NAP                             NAP                        NAP                       NAP
     117                                  NAP                             NAP                        NAP                       NAP
     118                                  NAP                             NAP                        NAP                       NAP
     119                                  NAP                             NAP                        NAP                       NAP
     120                                  NAP                             NAP                        NAP                       NAP
     121                                  NAP                             NAP                        NAP                       NAP
     122                                  NAP                             NAP                        NAP                       NAP
     123                                  NAP                             NAP                        NAP                       NAP
     124                                  NAP                             NAP                        NAP                       NAP
     125                                  NAP                             NAP                        NAP                       NAP
     126                                  NAP                             NAP                        NAP                       NAP
     127                                  NAP                             NAP                        NAP                       NAP
     128                                  NAP                             NAP                        NAP                       NAP
     129                                  NAP                             NAP                        NAP                       NAP

TOTAL/ WEIGHTED AVERAGE:

---------------------------------------------------------------------------------------------
  MORTGAGE            CURRENT TI/LC  ENVIRONMENTAL  INTEREST
  LOAN NO.        ESCROW BALANCE(23)   INSURANCE    ACCRUAL METHOD           SEASONING(24)
---------------------------------------------------------------------------------------------
      1                         NAP       No        Actual/360                          3
      2                 $29,596,526       No        Actual/360                          1
      3                  $1,500,188       No        Actual/360                          1
      4                         NAP       No        Actual/360                          4
      5                         NAP       No        Actual/360                         12
      6                         NAP       No        Actual/360                          2
      7                         NAP       No        Actual/360                          2
      8                    $351,672       No        Actual/360                          9
      9                    $511,950       No        30/360                              6
     10                         NAP       No        Actual/360                          2
     11                         NAP       No        Actual/360                          1
     12                     $87,687       No        Actual/360                          8
     13                         NAP       No        30/360                              4
     14                         NAP       No        30/360                              0
     15                         NAP       No        Actual/360                          7
     16                         NAP       No        30/360                             10
     17                         NAP       No        Actual/360                          2
     18                         NAP       No        Actual/360                          7
     19                         NAP       No        Actual/360                         10
     20                         NAP       No        30/360                              0
     21                         NAP       No        30/360                              0
     22                         NAP       No        30/360                              0
     23                         NAP       No        30/360                             57
     24                         NAP       No        30/360                              0

     25                      $7,364       No        Actual/360                          7
     26                      $5,151       No        Actual/360                          7
     27                         NAP       No        30/360                             11
     28                    $100,009       No        Actual/360                          1
     29                    $125,000       No        Actual/360                          1
     30                    $120,000       No        Actual/360                          0
     31                      $5,001       No        Actual/360                          3
     32                    $100,008       No        Actual/360                          1
     33                         NAP       No        30/360                              4
     34                    $210,000       No        Actual/360                          1
     35                         NAP       No        30/360                              4
     36                         NAP       No        30/360                              3
     37                         NAP       No        30/360                              8
     38                         NAP       No        Actual/360                          1
     39                         NAP       No        Actual/360                          5
     40                        $710       No        Actual/360                          2
     41                     $12,491       No        Actual/360                          8
     42                         NAP       No        Actual/360                          7
     43                         NAP       No        Actual/360                          1
     44                         NAP       No        Actual/360                          0
     45                         NAP       No        Actual/360                          1
     46                         NAP       No        Actual/360                          1
     47                         NAP       No        30/360                             86
     48                         NAP       No        30/360                             18
     49                    $250,144       No        Actual/360                          1
     50                         NAP       No        30/360                              4
     51                         NAP       No        Actual/360                          4
     52                         NAP       No        Actual/360                          1
     53                         NAP       No        30/360                              4
     54                         NAP       No        Actual/360                          7
     55                         NAP       Yes       Actual/360                          1
     56                         NAP       No        Actual/360                          0
     57                         NAP       No        Actual/360                          2
     58                         NAP       No        Actual/360                          2
     59                         NAP       No        30/360                              8
     60                         NAP       No        Actual/360                          0
     61                         NAP       No        Actual/360                          1
     62                         NAP       No        30/360                              7
     63                         NAP       No        30/360                              2
     64                         NAP       No        Actual/360                          2
     65                     $18,752       No        Actual/360                          4
     66                         NAP       No        30/360                              1
     67                        $917       No        Actual/360                          0
     68                         NAP       No        Actual/360                          1
     69                         NAP       No        Actual/360                          4
     70                         NAP       No        30/360                             71
     71                         NAP       No        Actual/360                          1
     72                         NAP       No        30/360                              3
     73                         NAP       No        Actual/360                          3
     74                         NAP       No        30/360                              6
     75                         NAP       No        30/360                              0
     76                         NAP       No        30/360                              6
     77                         NAP       No        Actual/360                          1
     78                         NAP       No        Actual/360                          4
     79                         NAP       No        Actual/360                          0
     80                         NAP       No        Actual/360                          0
     81                         NAP       No        Actual/360                          4
     82                         NAP       No        30/360                              2
     83                         NAP       No        Actual/360                          1
     84                         NAP       No        30/360                              5
     85                    $261,461       No        30/360                              1
     86                         NAP       No        Actual/360                          4
     87                         NAP       No        30/360                             14
     88                         NAP       No        Actual/360                          2
     89                         NAP       No        30/360                              2
     90                         NAP       No        30/360                              4
     91                         NAP       No        30/360                              1
     92                         NAP       No        30/360                              1
     93                         NAP       No        Actual/360                          6
     94                     $11,348       No        Actual/360                         12
     95                         NAP       No        30/360                              5
     96                         NAP       No        30/360                              6
     97                         NAP       No        Actual/360                          2
     98                         NAP       No        Actual/360                          2
     99                         NAP       No        30/360                              6
     100                        NAP       No        Actual/360                          0
     101                        NAP       No        30/360                              1
     102                        NAP       No        30/360                              2
     103                        NAP       No        Actual/360                          3
     104                        NAP       No        30/360                              1
     105                        NAP       No        Actual/360                          2
     106                        NAP       No        Actual/360                          1
     107                        NAP       No        Actual/360                          1
     108                        NAP       No        30/360                              2
     109                        NAP       No        30/360                              3
     110                        NAP       No        Actual/360                          5
     111                        NAP       No        30/360                              2
     112                        NAP       No        30/360                              2
     113                        NAP       No        Actual/360                          4
     114                        NAP       No        30/360                              3
     115                        NAP       No        30/360                              1
     116                        NAP       No        30/360                              4
     117                        NAP       No        30/360                            304
     118                        NAP       No        Actual/360                          1
     119                        NAP       No        Actual/360                          3
     120                        NAP       No        Actual/360                          3
     121                        NAP       No        30/360                              4
     122                        NAP       No        30/360                              3
     123                        NAP       No        Actual/360                          4
     124                        NAP       No        Actual/360                          5
     125                        NAP       No        30/360                              4
     126                        NAP       No        30/360                              1
     127                        NAP       No        Actual/360                          5
     128                        NAP       No        Actual/360                          4
     129                        NAP       No        30/360                              4

TOTAL/ WEIGHTED AVERAGE:

------------------------------------------------------------------------------------------------------------------------------
                                                           PREPAYMENT CODE(25)
  MORTGAGE    ----------------------------------------------------------------------------------------------------------------
  LOAN NO.      LO   DEF    DEF/YM1     YM1     YM    5.0%   4.5%    4.0%   3.5%    3.0%   2.5%    2.0%   1.5%    1.0%   OPEN
------------------------------------------------------------------------------------------------------------------------------
      1         27    89                                                                                                    4
      2         25    91                                                                                                    4
      3         25    91                                                                                                    4
      4         28    88                                                                                                    4
      5         36    80                                                                                                    4
      6         26    90                                                                                                    4
      7         26    90                                                                                                    4
      8         33    83                                                                                                    4
      9         90                       89                                                                                 1
     10         84                              32                                                                          4
     11         48   188                                                                                                    4
     12         32    83                                                                                                    4
     13         35                       21                                                                                 4
     14         35    81                                                                                                    4
     15         31    88                                                                                                    7
     16         42                       41                                                                                 1
     17         26    90                                                                                                    4
     18         31    88                                                                                                    7
     19         34    46                                                                                                    4
     20         35    81                                                                                                    4
     21        102                                                                                   14                     4
     22          0                      116                                                                                 4
     23         60                       56                                                                                 4
     24         35    81                                                                                                    4

     25         31    85                                                                                                    4
     26         31    85                                                                                                    4
     27         42                       39                                                                                 3
     28         25    91                                                                                                    4
     29          0                      116                                                                                 4
     30         24    56                                                                                                    4
     31         27    86                                                                                                    7
     32         25    91                                                                                                    4
     33         58    61                                                                                                    1
     34         25    91                                                                                                    4
     35         12                                                                    24             24             36     24
     36         84                              32                                                                          4
     37         84                       33                                                                                 3
     38         25    91                                                                                                    4
     39         29    84                                                                                                    4
     40         26    90                                                                                                    4
     41         32    84                                                                                                    4
     42        102                                                                                   14                     4
     43         60                       56                                                                                 4
     44         24                       92                                                                                 4
     45        102                                                                                   14                     4
     46         25    91                                                                                                    4
     47         42                      181                                                                                 1
     48         60                      108                                                                                 4
     49         25    91                                                                                                    4
     50         59    57                                                                                                    4
     51         84                              32                                                                          4
     52         25                       91                                                                                 4
     53         28   148                                                                                                    4
     54         31    82                                                                                                    7
     55         25    88                                                                                                    7
     56         24               92                                                                                         4
     57         35    44                                                                                                    4
     58        102                                                                                   13                     5
     59         60                       57                                                                                 3
     60         24                       92                                                                                 4
     61         35    81                                                                                                    4
     62         90                       89                                                                                 1
     63        144                                                                    12             12              8      4
     64         35               81                                                                                         4
     65         35    81                                                                                                    4
     66        102                                                                                   14                     4
     67         24    92                                                                                                    4
     68         25    91                                                                                                    4
     69         28    88                                                                                                    4
     70         60                      177                                                                                 3
     71         25    91                                                                                                    4
     72         48    68                                                                                                    4
     73        102                                                                                   14                     4
     74        120                      117                                                                                 3
     75        102                                                                                   14                     4
     76         60                      179                                                                                 1
     77         48    68                                                                                                    4
     78        102                                                                                                  14      4
     79         24    92                                                                                                    4
     80         35    44                                                                                                    4
     81        102                                                                                   14                     4
     82         48    68                                                                                                    4
     83        180                                      12             12             12             12              8      4
     84        180                                      12             12             12             12              8      4
     85         25    91                                                                                                    4
     86         28    88                                                                                                    4
     87         36                       81                                                                                 3
     88        102                                                                                   14                     4
     89         26    90                                                                                                    4
     90        102                                                                                   14                     4
     91        102                                                                                   14                     4
     92         48   188                                                                                                    4
     93         35    81                                                                                                    4
     94         36    80                                                                                                    4
     95         48    68                                                                                                    4
     96        102                                                                                   14                     4
     97        102                                                                                   14                     4
     98        102                                                                                   14                     4
     99         48    68                                                                                                    4
     100       102                                                                                   14                     4
     101       102                                                                                   14                     4
     102       102                                                                                   14                     4
     103       102                                                                                   14                     4
     104        84                              32                                                                          4
     105        84                              32                                                                          4
     106        84                              32                                                                          4
     107       102                                                                                   14                     4
     108        48   128                                                                                                    4
     109        48    68                                                                                                    4
     110       102                                                                                   15                     3
     111       144                                                                    12             12              8      4
     112        48   128                                                                                                    4
     113        84                              32                                                                          4
     114       102                                                                                   14                     4
     115       102                                                                                   14                     4
     116       144                                                                    12             12              8      4
     117       120                                      12     12      12     12      12     12      12     12     143      1
     118       102                                                                                   14                     4
     119       102                                                                                   14                     4
     120       102                                                                                   14                     4
     121       102                                                                                   14                     4
     122        48    68                                                                                                    4
     123       102                                                                                   14                     4
     124       180                                      12             12             12             12              8      4
     125       144                                                                    12             12              8      4
     126       180                              56                                                                          4
     127       102                                                                                   14                     4
     128       102                                                                                   14                     4
     129       144                                                                    12             12              8      4

TOTAL/ WEIGHTED AVERAGE:

-------------------------------------------------------------
  MORTGAGE         YM          ADMINISTRATIVE
  LOAN NO.     FORMULA(26)      COST RATE(27)     X-Y CLASS
-------------------------------------------------------------
      1                                 3.25
      2                                 3.25
      3                                 3.25
      4                                 3.25
      5                                 9.75
      6                                 9.25
      7                                 3.25
      8                                 3.25
      9             A                   8.35
     10             B                   8.25
     11                                 8.25
     12                                 3.25
     13             C                  10.25
     14                                10.25
     15                                 9.25
     16             A                  10.25
     17                                 3.25
     18                                 9.25
     19                                 3.25
     20                                10.25
     21                                 8.25
     22             D                  11.75
     23             A                  11.05
     24                                10.25

     25                                 3.25
     26                                 3.25
     27             A                  11.45
     28                                 8.25
     29             E                   4.25
     30                                 3.25
     31                                 3.25
     32                                 3.25
     33                                11.75
     34                                 4.25
     35                                11.75
     36             B                   8.25
     37             A                  11.95
     38                                 9.75
     39                                11.75
     40                                11.75
     41                                 8.25
     42                                 8.25
     43             E                   4.25
     44             E                   4.25
     45                                 8.25
     46                                 4.25
     47             A                  13.25
     48             A                  14.25
     49                                 4.25
     50                                10.25
     51             B                   8.25
     52             E                   4.25
     53                                11.75
     54                                 9.25
     55                                 4.25
     56             E                   4.25
     57                                 9.25
     58                                 8.25
     59             A                  12.85
     60             E                   4.25
     61                                 9.25
     62             A                  13.25
     63                                 8.25
     64             F                   9.25
     65                                 9.25
     66                                 8.25
     67                                11.75
     68                                 8.25
     69                                11.75
     70             G                  13.25
     71                                 4.25
     72                                 8.25
     73                                 8.25
     74             A                  13.95
     75                                 8.25
     76             A                  14.25
     77                                 8.25
     78                                 8.25
     79                                 3.25
     80                                 9.25
     81                                 8.25
     82                                 8.25
     83                                 8.25
     84                                 8.25
     85                                 4.25
     86                                 8.25
     87             A                  15.05
     88                                 8.25
     89                                11.75
     90                                 8.25
     91                                 8.25
     92                                 8.25
     93                                 9.25
     94                                 3.25
     95                                 8.25
     96                                 8.25
     97                                 8.25
     98                                 8.25
     99                                 8.25
     100                                8.25
     101                                8.25
     102                                8.25
     103                                8.25
     104            B                   8.25
     105            B                   8.25
     106            B                   8.25
     107                                8.25
     108                                8.25
     109                                8.25
     110                                8.25
     111                                8.25
     112                                8.25
     113            B                   8.25
     114                                8.25
     115                                8.25
     116                                8.25
     117                               15.75
     118                                8.25
     119                                8.25
     120                                8.25
     121                                8.25
     122                                8.25
     123                                8.25
     124                                8.25
     125                                8.25
     126            B                   8.25
     127                                8.25
     128                                8.25
     129                                8.25

TOTAL/ WEIGHTED AVERAGE:

FOOTNOTES TO APPENDIX II

1 "MSMC", "NCCB", "NCB, FSB", "State Farm", "Nationwide", "WaMu", "PCF" and "TIAA" denote Morgan Stanley Mortgage Capital Inc., National Consumer Cooperative Bank, NCB, FSB, State Farm Life Insurance Company, Nationwide Life Insurance Company, Washington Mutual Bank, FA, Principal Commercial Funding, LLC and Teachers Insurance and Annuity Association of America respectively, as Sellers.

2 The following loan pool represents multiple properties securing a single mortgage loan, and is designated by identical Roman Numeral codings:
     Mortgage Loan Nos. 25-26 (CA Industrial Portfolio). For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritten Cash Flows. The following loan pool represents a cross-defaulted property securing multiple mortgage loans and is designated by identical alphabetical coding: Mortgage Loan Nos. 47-48 (Ashburn Town Center). For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan Nos. 47-48, Ashburn Town Center, the loans are cross-defaulted with each other, but are secured by the same property with one mortgage, which mortgage constitutes a first lien on the property, and two notes. The loan documents do not establish a payment priority between the notes.

     With respect to Mortgage Loan No. 7, Long Beach Plaza, upon the occurrence of certain casualty events, the tenant under the master lease on the mortgaged property has the right to make an offer to purchase the mortgaged property, in which event the borrower is required to either (i) pay to the lender an amount equal to the then outstanding principal and interest on the mortgage loan or (ii) accept the purchase offer from such tenant in which case the proceeds of the sale by the borrower shall be used to pay to the lender an amount not less than the then outstanding principal and interest on the mortgage loan, in each case without prepayment premium or defeasance charges.

     With respect to Mortgage Loan No. 16, Heidelberg USA Corporate Headquarters, the lease on the subject property gives the tenant thereunder an option to purchase the mortgaged property following a casualty or condemnation in accordance with terms set forth in the lease. The purchase option has been subordinated to the mortgage loan. Furthermore, the rights of such tenant to purchase the mortgaged property are exercisable only in those situations where the loan documents allow the borrower to repay the mortgage loan in full.

     With respect to Mortgage Loan No. 17, Waldbaums Whitestone, upon the occurrence of certain casualty events, the tenant under the master lease on the mortgaged property has the right to make an offer to purchase the mortgaged property, in which event the borrower is required to either (i) pay to the lender an amount equal to the then outstanding principal and interest on the mortgage loan or (ii) accept the purchase offer from such tenant in which case the proceeds of the sale by the borrower shall be used to pay to the lender an amount not less than the then outstanding principal and interest on the mortgage loan, in each case without prepayment premium or defeasance charges.

     With respect to Mortgage Loan No. 19, Boise Towne Plaza, the loan allows the release of vacant, non-incoming producing portions of the mortgaged property and unimproved portions of the subject property, provided that, among other things, (i) no event of default has occurred or is continuing,
     (ii) the portion of the subject property to be released is not necessary to the continued operation or use of the mortgaged property and will not cause a material diminution in the value of the mortgaged property and (iii) the lender receives rating agency confirmation of no downgrade, withdrawal or qualification of the ratings of the certificates.

     With respect to Mortgage Loan No. 22, Coligny Plaza, the loan allows the release of a portion of the collateral upon payment equal to 110% of the principal amount of the mortgage loan attributed to such released collateral, together with the applicable prepayment premiums and certain other related expenses and satisfaction of other conditions, including, but not limited to: (i) the LTV of the remaining collateral shall not exceed 75% and (ii) the DSCR of the remaining collateral is at least 1.25x.

     With respect to Mortgage Loan Nos. 25-26, CA Industrial Portfolio, the loan permits the release of the Safetran property from the mortgage lien in connection with a partial defeasance, provided that, among other things,
     (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the DSCR of the remaining property is no less than 1.34x, (iii) the LTV of the remaining mortgaged property is no greater than 71.4%, and (iv) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings of the certificates.

     With respect to Mortgage Loan No. 44, Mesa Tech Center, provided that the borrower completes several conditions including the delivery of satisfactory evidence of the reparcelization of the building known as 10019 Waples Court and an approximately 2.23 acre portion on the north end of the premises, the lender agrees to execute and deliver to the borrower a partial release, releasing from the lien of the mortgage. This release is of collateral which was not included in the underwritten net cash flow or appraised value for the loan.

3 The Cut-off Date is May 1, 2004 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in May 2004 were due on May 1, 2004, not the actual day on which such scheduled payments were due.

     With respect to Mortgage Loan No. 1, Beverly Center, the mortgage on the property secures a whole mortgage loan with a total original principal amount of $347,500,000. The subject mortgage loan represents a pari passu interest in the senior portion of a whole mortgage loan evidenced by multiple separate notes: (i) seven pari passu A Notes with an aggregate original principal balance of $306,500,000, (ii) a subordinate B Note with an original principal balance of $20,000,000 and (iii) a subordinate C Note with an original principal balance of $21,000,000, which C Note is subordinate to the B Note. The A-4 Note in the original principal amount of $31,000,000 and the A-6 Note in the original principal amount of $30,000,000 will be assets of the trust. The A-1 Note in the original principal balance of $100,000,000 was transferred to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2004-C1 Trust ("CSFB Series 2004-C1 Trust"). The borrower is required to make monthly payments to the servicer of the CSFB Series 2004-C1 Trust. The servicer, in turn, pays the respective holders of the seven A Notes on a pari passu basis and the holders of the B Note and the C Note on a subordinate basis, which C Note is subordinate to the B Note. All required escrows are maintained by the servicer of the CSFB Series 2004-C1 Trust. The holder of the C Note has the right to control any workout or other remedies until certain events occur pursuant to an intercreditor agreement. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-Off Date LTV, Balloon LTV and Cut-Off Date Balance per Unit or SF are based on the $306,500,000 senior portion of the total loan. Please see "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan," "Servicing of the Mortgage Loans--Rights of the Holders of the Beverly Center Subordinate Notes," and Appendix IV for more details.

     With respect to Mortgage Loan No. 2, 111 Eighth Avenue, the mortgage on the property secures a whole mortgage loan with a total original principal amount of $500,000,000. The subject mortgage loan represents a pari passu interest in the senior portion of a whole mortgage loan evidenced by multiple separate notes: (i) seven pari passu A Notes with an aggregate original principal balance of $450,000,000, (ii) a subordinate B-1 Note and B-2 Note, each in the original principal balance of $25,000,000. The B-1
     Note is pari passu with the B-2 Note. The A2-B Note in the original principal balance of $60,000,000 will be an asset of the trust. The A1-A
     Note in the original principal balance of $149,500,000 and the B-1 Note were transferred to the Greenwich Capital Commercial Funding Corp. 2004-GG1 Trust ("Series 2004-GG1 Trust"). The borrower is required to make monthly payments to the servicer of the Series 2004-GG1 Trust. The servicer, in turn, pays the respective holders of the seven A Notes on a pari passu basis and the holders of the two B Notes on a subordinate basis. All required escrows are maintained by the servicer of the Series 2004-GG1 Trust. The holders of the B-1 Note and B-2 Note have the right to control any workout or other remedies until certain events occur pursuant to an intercreditor agreement. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-Off Date LTV, Balloon LTV and Cut-Off Date Balance per Unit or SF are based on the $450,000,000 senior portion of the total loan. Please see "Description of the Mortgage Pool--The 111 Eighth Avenue Pari Passu Loan," "Servicing of the Mortgage Loans--Rights of the Holders of the 111 Eighth Avenue B Notes," and Appendix IV for more details.

     With respect to Mortgage Loan No. 4, Alamo Quarry Market & Quarry Crossing, the mortgage on the property secures a loan in the total original principal amount of $109,000,000. The loan is evidenced by an A-1 Note with an original principal balance of $49,380,000, an A-2 Note with an original principal balance of $20,380,000, an A-3 Note with an original principal balance of $19,620,000 and an A-4 Note with an original principal balance of $19,620,000. The A-2 Note and A-4 Note will be assets of the trust. The A-1 Note and A-3 Note are pari passu with the subject A-2 Note and A-4 Note. The A-1 Note and A-3 Note were transferred to the Morgan Stanley Capital I 2004-HQ3 Trust ("2004-HQ3 Trust"). The borrower is required to make monthly payments to the servicer of the Series 2004-HQ3 Trust. The servicer, in turn, pays the respective holders of the four A Notes on a pari passu basis. All required escrows are maintained by the servicer of the Series 2004-HQ3 Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu by the A-1 Note, A-2 Note, A-3 Note and A-4 Note pursuant to an intercreditor agreement. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-Off Date LTV, Balloon LTV and Cut-Off Date Balance per Unit or SF are based on the entire $109,000,000 financing (the A-1 Note, A-2 Note, A-3 Note and A-4 Note combined). Please see "Description of the Mortgage Pool--The Alamo Quarry Market & Quarry Crossing Pari Passu Loan" and Appendix IV for more details.

     With respect to Mortgage Loan No. 47, Ashburn Town Center, the loan was modified on September 28, 1999 when the lender released a 2.1436 acre vacant parcel of land in exchange for $175,000, which was applied to the principal of the loan. Since the loan is fully amortizing and the payment was not adjusted, this paydown also effectively changed the maturity date from March 1, 2017 to November 1, 2015 when the loan would fully amortize. The mortgage was also modified on October 7, 2002 to secure additional funds advanced under an additional note, Mortgage Loan No 48, Ashburn Town Center, in the amount of $2,500,000.

     With respect to Mortgage Loan No. 3, Rockvale Square, the borrower has additional secured, subordinate financing in the initial aggregate amount of $5,000,000 as evidenced by a B Note which is not included in the trust. The lien of the mortgage that secures the B Note is subordinate to the lien of the mortgage which will be an asset of the trust. The borrower will make monthly payments to the servicer of the trust who, in turn, will pay the holder of the B Note on a subordinated basis. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the $53,000,000 senior portion of the financing. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 11, Dayton Towers Corporation, the property is encumbered by a subordinate mortgage held by The New York City Housing Development Corporation ("HDC"). HDC has entered into a subordination agreement with the lender, which confirms that its mortgage is subordinate to the first mortgage. During the term of the first mortgage loan, payments on the subordinate mortgage are deferred, and are payable only out of surplus cash.

     With respect to Mortgage Loan No. 22, Coligny Plaza, the mortgage encumbering the mortgaged property also secures a subordinated promissory note, or B Note, which is not included in the trust and which has an original principal balance of $2,500,000. In addition, the borrower has a floating rate line of credit secured by a second mortgage encumbering the mortgaged property which can not exceed $2,000,000. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-Off Date LTV, Balloon LTV and Cut-Off Date Balance per Unit or SF are based on the $10,000,000 senior portion of the total loan.

     With respect to Mortgage Loan No. 17, Waldbaums Whitestone, an unaffiliated third party, Fortress Credit Corp., made a mezzanine loan in the aggregate original principal amount not to exceed $23,000,000 to the beneficial owner of 100% of the equity interests of the Waldbaums Whitestone mortgage loan borrower and certain other affiliated borrowers under other mortgage loans that are not included in the trust. A portion of the mezzanine loan up to an aggregate amount of $16,000,000 is referred to as the "A-Mezzanine Loan" and a portion of the mezzanine loan up to an aggregate amount of $2,000,000 is referred to as the "B-Mezzanine Loan" (which B-Mezzanine Loan may be increased by an additional $5,000,000, subject to the terms of and satisfaction of certain requirements set forth in the mezzanine loan documents). The portion of the A-Mezzanine Loan allocated to the Waldbaums Whitestone mortgaged property is $1,647,000 and the portion of the B-Mezzanine Loan allocated to the Waldbaums Whitestone mortgaged property is $164,450.

     With respect to Mortgage Loan No. 34, Park Summit Office Building, an unaffiliated third party, Merrill Lynch, made a mezzanine loan in the amount of $2,295,000 to the owners, in the aggregate, of 100% of the equity interests of the borrower. The mezzanine debt has a March 31, 2006 maturity date but allows for a 12 month extension.

     With respect to Mortgage Loan No. 5, San Marino Apartments, the borrower has the right in the future to obtain secondary secured financing on the property after the end of the second loan year upon the satisfaction of certain conditions, including, but not limited to: (i) the NOI is 1.3 times the combined debt service on both the first and second mortgages, (ii) the aggregate LTV does not exceed 75%. Such secured, secondary financing must provide for a fixed rate of interest, must fully amortize on a straight line basis no later than the maturity date of the original mortgage loan and must be non-recourse against the borrower to the same extent as the original mortgage loan.

     With respect to Mortgage Loan No. 76, Walgreens Chesterfield, the borrower has the right in the future to obtain secondary secured financing on the property upon borrower's satisfaction of the following: (i) no event of default shall be continuing; (ii) lender shall receive an endorsement insuring its continued first priority lien on the property; (iii) all costs and expenses incurred by lender in connection with the secondary financing shall be paid by borrower; (iv) an event of default on the secondary financing shall constitute a default under the loan documents; (v) the principal amount of the secondary financing, when added to the principal balance of the note, shall be no more than 75% of the value of the premises; (vi) the combined debt service of the loan plus the secondary financing shall not be less than 1.30x to 1.00x using the then current rents and an amortization schedule not greater than 20 years; (vii) the interest rate on the secondary financing shall not be less than the then-current market rate and shall be without accruals; and (viii) the lender for the secondary financing shall be subject to the approval and shall sign a subordination agreement acknowledging the lender's priority lien over the debt.

     With respect to Mortgage Loan Nos. 25-26, CA Industrial Portfolio, the borrower has the right in the future to obtain secondary unsecured financing in aggregate principal amount not to exceed $2,447,000, provided that, among other things, (i) the proceeds of such subordinate financing are used exclusively for the benefit of the mortgaged property and (ii) the indebtedness arising in connection with such subordinate financing is owing only to one or more partners of the borrower.

4 The indicated NOI DSCR, NCF DSCR Cut-Off Date LTV and Balloon LTV reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     DSCR and LTV calculations with respect to Mortgage Loans secured by underlying cooperative properties are calculated based upon the Underwritable Cash Flow (as such definition pertains to residential cooperative properties) and Value Co-Op Basis (See Glossary of Terms).

5 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

6 With respect to Mortgage Loan No. 1, Beverly Center, the related mortgage loan is secured by the borrower's leasehold interest in the subject property. The borrower's leasehold interest is granted pursuant to a ground lease with an expiration date, including extensions, of March 31, 2054. The borrower must give notice to the ground lessor prior to assigning the ground lease. The ground lessor's consent to assignment of the ground lease is not required if (i) the ground lease is assigned to entities controlled by certain parties set forth in the loan documents or to experienced commercial property managers meeting certain criteria set forth in the loan documents or (ii) in the event of a foreclosure by the lender. Under certain casualty or condemnation scenarios, both the ground lessor and the borrower are permitted to terminate the ground lease. In addition, the ground lease does not specifically require that the ground lessor enter into a new ground lease upon rejection of the original ground lease in a bankruptcy proceeding. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 3, Rockvale Square, although the interest is listed as fee, the mortgage loan is secured by both a fee simple interest in the subject property held by an affiliate of the borrower and the borrower's leasehold interest in the subject property granted pursuant to a ground lease entered into with an affiliate of the borrower. The ground lease provides for an expiration date of February 28, 2034, but grants the borrower two, twenty-year renewal options. Please see Appendix IV for more details.

7 The "Grace Period" shown is the grace period to charge late interest (as opposed to a default interest rate) or a late fee.

8 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9 With respect to Mortgage Loan No. 1, Beverly Center, monthly payments are interest only until March 11, 2006 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and monthly payments will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.80x.

     With respect to Mortgage Loan No. 2, 111 Eighth Avenue, monthly payments are interest only until May 1, 2006 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and monthly payments will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 2.08x.

     With respect to Mortgage Loan No. 5, San Marino Apartments, monthly payments were interest only until December 1, 2003 when they were required to be principal and interest. When the principal and interest payments began, interest continued to be calculated on an actual/360 basis and monthly payments were based a 30-year amortization schedule. The DSCR after the interest only period is 1.51x.

     With respect to Mortgage Loan No. 14, Brandywine Commons II, monthly payments are interest only until June 10, 2006 when they are required to be principal and interest. When the principal and interest payments begin, such payments will be calculated at a fixed interest rate of 5.33% per annum. The DSCR after the interest only period will be 1.53x.

     With respect to Mortgage Loan No. 20, Shoppes at Easton, monthly payments are interest only until June 10, 2006 when they are required to be principal and interest. When the principal and interest payments begin, such payments will be calculated at a fixed interest rate of 5.43% per annum. The DSCR after the interest only period will be 1.55x.

     With respect to Mortgage Loan No. 24, Turfway Crossing, monthly payments are interest only until June 10, 2006 when they are required to be principal and interest. When the principal and interest payments begin, such payments will be calculated at a fixed interest rate of 5.33% per annum. The DSCR after the interest only period will be 1.65x.

     With respect to Mortgage Loan Nos. 25-26, CA Industrial Portfolio, monthly payments are interest only until November 1, 2005 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and monthly payments will be based on a 28-year amortization schedule. The DSCR after the interest only period will be 1.35x.

     With respect to Mortgage Loan No. 34, Park Summit Office Building, monthly payments are principal and interest until May 1, 2013 when they will be interest only. While monthly payments are principal and interest, interest will be calculated on an actual/360 basis and monthly payments will be based on a 30-year amortization schedule. When interest only payments begin, interest will continue to be calculated on an actual/360 basis. The DSCR during the interest only period will be 1.83x.

     With respect to Mortgage Loan No. 37, Costco Wholesale Club (Ground Lease), monthly payments are interest only until October 1, 2005 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on a 30/360 basis and monthly payments will be based a 30-year amortization schedule. The DSCR after the interest only period will be 1.56x.

     With respect to Mortgage Loan No. 38, Colerain Shopping Center, monthly payments are interest only until May 1, 2006 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and monthly payments will be based a 30-year amortization schedule. The DSCR after the interest only period will be 1.74x.

     With respect to Mortgage Loan No. 117, K-Mart Carrollton, monthly payments were $13,555 until January 1, 2004 when they changed to $12,932. When monthly payments changed to $12,932, interest continued to be calculated on a 30/360 basis and the interest rate remained the same. The DSCR after the payment adjustment is 1.15x.

10 The "Current Value" for the Mortgage Loans is derived either from an appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

11 The "Rental Value" of a residential cooperative property is based on the appraised value assuming that the subject property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. "Sponsor Units" refers to the number of units owned by the original sponsor responsible for the property's conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or in whole). "Investor Units" refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. "Coop Units" refers to the number of units owned by the cooperative corporation, the borrower. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Sponsor carry is the sponsor or investor's net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents collected on such units. "Committed Secondary Debt" indicates the current amount of the subordinate lien encumbering the respective cooperative property.

12 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 1, Beverly Center, each of the second largest tenant, Macy's, and the third largest tenant, Macy's Men's Store, are controlled by Federated Department Stores, Inc.

     With respect to Mortgage Loan No. 32, Lakeside Center, the largest tenant, Lakeside Business Suites, which accounts for 41.2% of NRA and 46.8% of the contract rent, is an affiliate of the borrower and sponsor.

     With respect to Mortgage Loan No. 60, 2345 West 103rd Street, Walgreen Co. has a 75 year lease, but has the option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 9 months notice.

     With respect to Mortgage Loan No. 74, Walgreens Cheltenham, Walgreen Eastern Co., Inc. has a 75 year lease, but has the option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 9 months notice.

     With respect to Mortgage Loan No. 76, Walgreens Chesterfield, Walgreen Co. has a 75 year lease, but has the option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 12 months notice.

13 For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

16 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

     With respect to Mortgage Loan No. 3, Rockvale Square, initial escrows were collected to address $52,520 of identified property repairs, as well as general property improvements planned by the borrower.

     With respect to Mortgage Loan No. 7, Long Beach Plaza, and Mortgage Loan No. 17, Waldbaums Whitestone, initial escrows were deposited by the property seller to the property purchaser for immediate repairs and environmental remediation. These escrows are held by a title company until the related required work is completed by the property seller.

19 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20 "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of April 2004.

21 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

     With respect to Mortgage Loan No. 8, Saugus Station Industrial Center, the TI/LC Escrow represents a combined escrow for tenant improvements, leasing commissions, and capital expenditures.

22 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23 "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of April 2004.

24 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

25 The ""Prepayment Code"" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM1" represents the greater of yield maintenance and 1.0%. "YM" represents yield maintenance. "5.0%", "4.5%", "4.0%", "3.5%", "3.0%", "2.5%", "2.0%", "1.5%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies.

     With respect to Mortgage Loan Nos. 1, 2 and 4 (Beverly Center, 111 Eighth Avenue and Alamo Quarry Market & Quarry Crossing), for the purpose of calculating the initial lockout period, these pari passu loans have an assumed last securitization date in May 2004.

26 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are seven different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F" and "G". Exceptions to formulas are shown below. Descriptions of these yield maintenance formulas are listed beginning on page II-7. Numerical references and sections refer back to the original loan documents.

27 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 - 2, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                                            Escrowed
                                                             Escrow or LOC            Holdback or                     Prepayment
    Mtg.                                                        Release          Letter of Credit  Outside Date        Premium
  Loan No.    Property Name                                   Conditions           Initial Amount   for Release       Provisions
------------- --------------------------------------------- ----------------- ------------------- -------------- -------------------
     40       Mound Marketplace                                    1                    $150,000   02/17/2006            NAP
     55       Northtowne Shopping Center                           2                     $50,000   03/01/2005     Yield Maintenance
     71       5235-5247 Arrow Highway & 8950 Central Avenue        2                     $45,390   10/31/2004     Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.


RELEASE CONDITIONS

1. The borrower will qualify for a release of the LOC when the property is 93% occupied (based upon an average rental rate of $23 per square foot NNN for a minimum of at least 1,900 square feet of vacant space). All tenant(s) shall be open for business and paying rent as evidenced by a 'clean' estoppel. If the LOC release provisions are not satisfied within 24 months of the closing date (i.e. February 17, 2006), Nationwide may redeem the LOC and apply the cash proceeds to the reduction of the then outstanding loan amount.

2. Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work as defined in the loan documents has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

YIELD MAINTENANCE FORMULAS

A.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (i) an amount equal to one percent (1%) of the entire Principal amount to be prepaid, or (ii) if at the time of prepayment, the "Reinvestment Yield" is less than the Note Rate, said Prepayment fee shall be calculated by: (a) using the Reinvestment Yield corresponding to the payment frequency of the Note, combine the present values of: (A) the scheduled principal and interest payments remaining until the Maturity Date of the Note, and (B) the final Principal and accrued interest payment due on the Maturity Date of the Note; (b) from the amount so obtained, subtracting the par value of the then outstanding Principal balance of the Note as of the Prepayment Date. The remainder shall be the Prepayment Fee.

     For purposes hereof, the term "Reinvestment Yield" shall mean the yield on United States Treasury Securities having the closest maturity (month and year) to the Maturity Date of the Note. Should more than one United States Treasury Security be quoted as maturing on the Maturity Date of the Note, then the yield of the Security quoted closest to par will be used in the calculation of the Prepayment Fee.


B.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The sum of (x) the product obtained by multiplying (A) the excess of interest rate stated in the related promissory note over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the promissory note, as such yield rate is reported in the Wall Street Journal or similar business publication of general circulation on the fifth business day preceding the noticed prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee by (B) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date of the promissory note by (C) the outstanding principal amount of the promissory note, plus (y) the amount of out-of-pocket costs and expenses which would be required to reinvest the amount so prepaid including, but not limited to, estimated transaction and processing fees and costs, estimated legal fees and disbursements and estimated brokerage fees and costs, all as reasonably determined by the payee.


C.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (i) an amount equal to the product of the Prepayment Percentage times the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate
     (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

     The following definitions apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by the holder of the loan, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the maturity date of the Note, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the fixed interest rate provided in the Note.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

     NP/(1+R/12)n = Discounted Value, where:

     NP = Amount of Note Payment

     R = Discount Rate or Default Discount Rate as the case may be.

     n = The number of months between the date of prepayment and the scheduled date of Note Prepayment being discounted rounded to the nearest integer.

     "Note Payments" means (i) the scheduled monthly installments of principal and interest due under the Note for the period from the date of prepayment through and including the maturity date of the Note and (ii) the scheduled repayment of principal, if any, on the maturity date of the Note.

     "Prepayment Date Principal" means the principal on the date of prepayment.

     "Prepayment Percentage" means one percent (1.0%).


D.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of either (i) 1.0% of the outstanding principal balance of the Note at the time of prepayment; or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under the Note from the date of prepayment to the maturity date of the Note, and

     (b) the present value of the amount of principal and interest due under the Note on the maturity date of the Note (assuming all scheduled monthly payments due prior to the maturity date of the Note were made when due), minus (c) the outstanding principal balance of the Note as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the maturity Date of the Note as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by the holder of the loan) on the fifth (5th) business day preceding the date of prepayment.

E.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

          (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

               *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

          (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

          (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

F.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of the following two amounts (the "Basic Charge"): (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under the Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (A) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (B) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

G.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (i) an amount equal to one percent (1%) of the entire Principal amount to be prepaid, or (ii) if at the time of prepayment, the "Reinvestment Yield" is less than the Note Rate, said Prepayment fee shall be calculated by: (a) using the Reinvestment Yield corresponding to the payment frequency of the Note, combine the present values of: (A) the scheduled principal and interest payments remaining until the Maturity Date of the Note, and (B) the final Principal and accrued interest payment due on the Maturity Date of the Note; (b) from the amount so obtained, subtracting the par value of the then outstanding Principal balance of the Note as of the Prepayment Date. The remainder shall be the Prepayment Fee.

     For purposes hereof, the term "Reinvestment Yield" shall mean the yield on United States Treasury Securities having the closest maturity (month and year) to the Maturity Date of the Note as quoted in the Wall Street Journal. Should more than one United States Treasury Security be quoted as maturing on the Maturity Date of the Note, then the yield of the Security quoted closest to par will be used in the calculation of the Prepayment Fee.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - BEVERLY CENTER
--------------------------------------------------------------------------------


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                                     III-1

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                      MORTGAGE LOAN NO. 1 - BEVERLY CENTER
--------------------------------------------------------------------------------





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                                     III-2

------------------------------------------------------------------------------------------------------------------------------------
                                            MORTGAGE LOAN NO. 1 - BEVERLY CENTER
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE(1):        $61,000,000                             SINGLE ASSET/PORTFOLIO:    Single Asset

CUT-OFF DATE BALANCE:       $61,000,000                             PROPERTY TYPE:             Retail

SHADOW RATING (S&P/FITCH):  BBB/BBB                                 PROPERTY SUB-TYPE:         Anchored

FIRST PAYMENT DATE:         03/11/2004                              LOCATION:                  Los Angeles, CA

INTEREST RATE:              5.090%                                  YEAR BUILT/RENOVATED:      1982/2003

AMORTIZATION(2):            IO/360 months                           OCCUPANCY(4):              99.1%

ARD:                        NAP                                     SQUARE FOOTAGE:            855,015

HYPERAMORTIZATION:          NAP                                     THE COLLATERAL:            Three-level anchored super regional
                                                                                               mall

MATURITY DATE:              02/11/2014                              OWNERSHIP INTEREST:        Leasehold

EXPECTED MATURITY BALANCE:  $53,141,132                                                                   BASE RENT       LEASE
                                                                    MAJOR TENANTS              % NRSF        PSF        EXPIRATION
                                                                    -------------              ------     ---------     ----------
SPONSOR:                    The Taubman Realty Group                Bloomingdales               18.3%        $8.55      03/31/2017

INTEREST CALCULATION:       Actual/360                              Macy's                      17.8%        $0.00      03/01/2017

                                                                    Macy's Men's Store           7.8%       $20.23      12/31/2009
CALL PROTECTION:            Lockout until the earlier of
                            02/11/2007 and 24 months after
                            the start-up date of the last
                            REMIC that holds a Beverly Center
                            Companion Loan, with U.S. Treasury
                            defeasance thereafter. Prepayable
                            without premium from and after
                            11/11/2013.

LOAN PER SF(1):             $358.47                                 PROPERTY MANAGEMENT:       The Taubman Company LLC

UP-FRONT RESERVES:          NAP                                     U/W NET OP. INCOME:        $36,876,868

ONGOING RESERVES(3):        Tax/Insurance:       Springing          U/W NET CASH FLOW:         $35,712,917

                            CapEx:               Springing          APPRAISED VALUE:           $563,000,000

                            TI/LC:               Springing          CUT-OFF DATE LTV(1):       54.4%

                            Ground Rent:         Springing          MATURITY DATE OR ARD       47.4%
                                                                    LTV(1):

LOCKBOX:                    Hard                                    DSCR(1)(5):                2.25x
----------------------------------------------------------------  ------------------------------------------------------------------

(1) The subject $61,000,000 loan represents an approximately 19.9% pari passu interest in the senior $306,500,000 portion of a $347,500,000 total mortgage loan (the "Beverly Center Whole Loan") secured by the Beverly Center Property. The Loan per SF, LTV, and DSCR numbers in this table are based on the total $306,500,000 senior financing. The reserves described in the footnotes below apply to the Beverly Center Whole Loan.

(2) The loan is interest only for the first 24 months of the loan term, with principal and interest payments commencing 03/11/2006. The total $347,500,000 loan amortizes on a 30-year schedule after the initial 24 month interest only period.

(3) Upon the occurrence and during the continuance of certain specified "trigger" events under the loan documents, including an event of default or the DSCR for the Beverly Center Whole Loan is below 1.30x at the end of any calendar quarter, the Beverly Center Borrower shall make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual taxes and insurance premiums; (ii) $10,688 for capital expenditures (capped at $256,512); (iii) $82,746 tenant improvements, tenant allowances and leasing commissions (capped at $992,952) and (iv) an amount equal to the ground rent payable under the ground lease for the applicable month. In addition to or in lieu of making the payments to the capital expenditures reserve account or the tenant improvements, tenant allowances and leasing commission reserve account, the Beverly Center Borrower may deliver to the lender a letter of credit issued by a bank or other financial institution with a long-term unsecured rating of at least "A+" by S&P or "Aa3" by Moody's or by a bank or other financial institution which the rating agencies have provided written confirmation pursuant to the related loan documents.

(4)  Based on a rent roll dated 10/20/2003.

(5) The DSCR is based on the interest payments during the interest only period. The DSCR after the interest only period will be 1.80x and will be based on the principal and interest payments commencing 03/11/2006. The DSCR for the Beverly Center Whole Loan is 1.92x during the interest only period and 1.55x after the interest only period.

THE BEVERLY CENTER LOAN

     THE LOAN. The largest loan (the "Beverly Center Loan") as evidenced by the Amended and Restated Promissory Notes A-4 and A-6 (collectively, the "Beverly Center Note") is secured by a first priority Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Beverly Center Mortgage") encumbering a super-regional shopping center containing approximately 855,015 SF known as Beverly Center, located in Los Angeles, California (the "Beverly Center Property"). The Beverly Center Loan was originated on 02/11/2004 by Column Financial, Inc. and subsequently acquired by Morgan Stanley Mortgage Capital Inc.



                                     III-3

     The Beverly Center Loan represents an approximately 19.9% pari passu interest in the senior $306,500,000 portion of a $347,500,000 total mortgage loan. The Beverly Center Loan is secured by the Beverly Center Property, on a pari passu basis, with $245,500,000 of other A Note mortgage loans, each having the same interest rate, maturity date and amortization term as the Beverly Center Loan. Such other A Note mortgage loans are collectively referred to in this prospectus supplement as the "Beverly Center Companion Loans". The Beverly Center Property also secures, on a subordinate basis, a $20,000,000 B Note mortgage loan and a $21,000,000 C Note mortgage loan, which C Note mortgage loan is subordinate to the B Note mortgage loan. Such B Note mortgage loan and C Note mortgage loan are collectively referred to in this prospectus supplement as the "Beverly Center Subordinate Notes". Only the Beverly Center Loan is included in the trust. The Beverly Center Loan, the Beverly Center Companion Loans and the Beverly Center Subordinate Notes are serviced pursuant to the CSFB 2004-C1 Pooling and Servicing Agreement (as defined in this prospectus supplement) and, therefore, the master servicer thereunder will remit collections and establish and maintain reserves, if any, on the Beverly Center Loan.

     THE BORROWER. The borrower under the Beverly Center Loan, La Cienega Partners Limited Partnership, is a Delaware limited partnership (the "Beverly Center Borrower") that is a special purpose, bankruptcy remote entity controlled by The Taubman Realty Group Limited Partnership. The Taubman Realty Group Limited Partnership is a fully integrated REIT and a leading developer, owner and manager of high-end regional malls. The Taubman Realty Group operates approximately 32 regional malls totaling over 34.5 million SF.

     THE PROPERTY. The Beverly Center Property consists of a 855,015 SF, three-level, super-regional enclosed mall that is anchored by Macy's, Bloomingdale's, and Macy's Men's Store and includes over 130 in-line stores. The anchor tenant stores are included in the collateral. Originally built in 1982, the Beverly Center Property is located on 7.86 acres at the southwest corner of La Cienega Boulevard and Beverly Boulevard in Los Angeles, California. La Cienega Boulevard is a major commercial corridor though the west Los Angeles area containing a significant concentration of retail commercial development.

     GROUND LEASE. The Beverly Center Borrower's interest in the Beverly Center Property consists of a leasehold interest created under a ground lease (the "Beverly Center Ground Lease") with Dorothy L. Hay and Beverly Hay (formerly known as Beverly Hay Laverty), two third parties unaffiliated with the Beverly Center Borrower. The Beverly Center Ground Lease expires on 03/31/2054. Currently, the annual rent under the Beverly Center Ground Lease is $1,716,936 and is subject to periodic increases beginning 01/01/2007 based on increases in certain mall rents or in the cost of living, as more particularly described in the Beverly Center Ground Lease. The Beverly Center Ground Lease does not specifically provide that the lessors are required to enter into a new ground lease upon rejection of the ground lease in a bankruptcy proceeding, but does require the lessor to enter into a new ground lease with the mortgagee upon a termination of the ground lease due to a default by the lessee under the ground lease.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the Beverly Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:




------------------------------------------------------------------------------------------------------------------------------------
                                                          LEASE ROLLOVER SCHEDULE

                                                                                                                   CUMULATIVE % OF
                        # OF LEASES    AVERAGE TOTAL RENT  % OF TOTAL SF   CUMULATIVE % OF SF   % OF TOTAL RENTAL   TOTAL RENTAL
        YEAR              ROLLING       PER SF ROLLING(1)    ROLLING            ROLLING          REVENUES ROLLING  REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
       Vacant                0               $0.00              1%                1%                     0%               0%
------------------------------------------------------------------------------------------------------------------------------------
        2004                 9              $58.83              7%                8%                     8%               8%
------------------------------------------------------------------------------------------------------------------------------------
        2005                12              $99.26              3%               11%                     5%              14%
------------------------------------------------------------------------------------------------------------------------------------
        2006                 9             $143.14              1%               13%                     4%              17%
------------------------------------------------------------------------------------------------------------------------------------
        2007                16             $122.69              3%               16%                     7%              25%
------------------------------------------------------------------------------------------------------------------------------------
        2008                14              $57.57             12%               27%                    13%              38%
------------------------------------------------------------------------------------------------------------------------------------
        2009                12              $45.61              9%               37%                     8%              46%
------------------------------------------------------------------------------------------------------------------------------------
        2010                12             $115.59              3%               40%                     6%              52%
------------------------------------------------------------------------------------------------------------------------------------
        2011                16             $106.48              6%               45%                    12%              64%
------------------------------------------------------------------------------------------------------------------------------------
        2012                10              $84.31              5%               51%                     9%              72%
------------------------------------------------------------------------------------------------------------------------------------
        2013                20             $100.03              8%               59%                    16%              88%
------------------------------------------------------------------------------------------------------------------------------------
   2014 & Beyond            16             $238.34             41%               100%                   12%              100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Beverly Center Property is managed by The Taubman Company, LLC, which is an affiliate of the Beverly Center Borrower.


                                     III-4

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. The Beverly Center Property also secures, on a subordinate basis, a $20,000,000 B Note mortgage loan and a $21,000,000 C Note mortgage loan, which C Note mortgage loan is subordinate to the B Note mortgage loan. Various matters regarding the respective rights and obligations of the trust, as the holder of the Beverly Center Loan, the holders of the Beverly Center Companion Loans and the holders of the Beverly Center Subordinate Notes are governed by two intercreditor agreements. The intercreditor agreements are described in this prospectus supplement under "Description of the Mortgage Pool-The Beverly Center Pari Passu Loan" and under "Servicing of the Mortgage Loans-Servicing of Certain Mortgage Loans with Other Financing-Rights of the Holders of the Beverly Center Subordinate Notes". Additional indebtedness is not allowed, except amounts for the unsecured trade payables and operational debt and financing of equipment, fixtures or personal property used at the Beverly Center Property so long as such indebtedness is incurred in the ordinary course of business and (i) in the aggregate does not exceed $5,000,000, (ii) in the case of unsecured trade payables and operational debt, is paid not more than 60 days from the date incurred and (iii) in the case of debt incurred in the financing of equipment, fixtures and personal property that is evidenced by a note, is paid on the date payment is due under such note.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Beverly Center Loan and the Beverly Center Property is set forth on Appendix II hereto.


                                      III-5

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------




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                                      III-6

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------






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                                     III-7

----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE(1):        $60,000,000                             SINGLE ASSET/PORTFOLIO:    Single Asset

CUT-OFF DATE BALANCE:       $60,000,000                             PROPERTY TYPE:             Office

SHADOW RATING (S&P/FITCH):  A+/A                                    PROPERTY SUB-TYPE:         Urban

FIRST PAYMENT DATE:         05/01/2004                              LOCATION:                  New York, NY

INTEREST RATE:              5.497%                                  YEAR BUILT/RENOVATED:      1932/1998

AMORTIZATION(2):            IO/360 months                           OCCUPANCY(6):              92.8%

ARD:                        NAP                                     SQUARE FOOTAGE:            2,941,646

HYPERAMORTIZATION:          NAP                                     THE COLLATERAL:            17-story office building

MATURITY DATE:              04/01/2014                              OWNERSHIP INTEREST:        Fee

EXPECTED MATURITY BALANCE:  $52,792,186

SPONSORS:                   Jamestown, Taconic Investment
                            Partners and New York State                                                                    LEASE
                            Common Retirement Fund                  MAJOR TENANTS              %NRSF    BASE RENT PSF    EXPIRATION
                                                                    -------------              -----    -------------    ----------
INTEREST CALCULATION:       Actual/360                              Sprint Communications        0.8%       $17.32       01/01/2005
                                                                                                 7.7%       $39.92       12/31/2014
                                                                                               ------   -------------
                                                                                                 8.5%       $37.81
CALL PROTECTION:            Lockout until the earlier of
                            03/04/2007 and 24 months after          Wachovia/Prudential          6.4%       $12.75       02/28/2006
                            the start-up date of the last
                            Securities REMIC that holds an          CCH Legal Information        0.2%       $30.86       08/31/2004
                            111 Eighth Avenue Companion Loan,                                    5.5%       $27.40       02/28/2019
                            with U.S. Treasury defeasance                                      ------   -------------
                            thereafter. Prepayable without                                       5.6%       $27.49
                            premium from and after 01/01/2014.


LOAN PER SF(1):             $152.98                                 PROPERTY MANAGEMENT:       Taconic Management Company LLC

UP-FRONT RESERVES:          RE Taxes:           $3,417,102

                            Insurance:          $1,512,634

                            TI/LC(3):           $29,596,526         U/W NET OP. INCOME:        $64,178,227

                            Lease Buy-Out(4)    $3,333,333          U/W NET CASH FLOW:         $63,589,877

                            Required Repairs:   $500,000            APPRAISED VALUE:           $800,000,000

ONGOING RESERVES:           RE Taxes:           $909,561/month      CUT-OFF DATE LTV(1):       56.3%

                            Insurance:          $140,525/month      MATURITY DATE OR ARD
                                                                    LTV(1):                    49.5%

                            CapEx:              $49,029/month       DSCR(1)(7):                2.54x

                            Other(5):           Springing

LOCKBOX:                    Hard
----------------------------------------------------------------  ------------------------------------------------------------------

(1) The subject $60,000,000 loan represents an approximately 13.3% pari passu interest in the senior $450,000,000 portion of a $500,000,000 total mortgage loan (the "111 Eighth Avenue Whole Loan") secured by the 111 Eighth Avenue Property. The Loan per SF, LTV and DSCR numbers in this table are based on the $450,000,000 senior financing. The reserves described in the footnotes below apply to the 111 Eighth Avenue Whole Loan.

(2) The loan is interest only through for the first 24 months of the loan term with principal and interest payments commencing 05/01/2006. The total $500,000 loan amortizes on a 30-year amortization schedule after the initial 24 month interest only period.

(3) The 111 Eighth Avenue Borrower also is required to deposit into the TI/LC Reserve Account all lease termination payments received after the closing date.

(4) Funds in the Lease Buy-Out Reserve Account will be used to pay a former tenant the remaining two annual payments relating to the lease buy-out obligations of the 111 Eighth Avenue Borrower.

(5) If the DSCR falls below 1.00x and the amount on deposit in the TI/LC Reserve Account is less than $8,000,000, the 111 Eighth Avenue Borrower will be required to make monthly deposits into the TI/LC Reserve Account the lesser of (i) the excess cash, if any, after application of amounts set forth in the loan documents (including payment of debt service, required reserves and approved operating expenses) and (ii) an amount, as determined in the lender's reasonable discretion, necessary to accumulate sufficient funds in the TI/LC Reserve Account to address the anticipated tenant improvement costs, leasing commissions and other costs relating to any vacant space at the mortgaged property which give rise to the failure of the mortgaged property to have a DSCR of at least 1.00x (the "Special Rollover Approved Leasing Expenses"). The 111 Eighth Avenue Borrower may cease making deposits into the TI/LC Reserve Account upon the earliest to occur (and the lender having given notice thereof to the third-party clearing bank) of (a) the lender having reasonably determined that sufficient funds have been deposited into the TI/LC Reserve Account to address the Special Rollover Approved Leasing Expenses, (b) the amount on deposit in the TI/LC Reserve Account is at least $8,000,000 or (c) the mortgaged property has achieved a DSCR of at least 1.00x for two consecutive quarters.

(6)  Based on a rent roll dated 12/01/2003.

(7) The DSCR is based on the interest payments during the interest only period. The DSCR after the interest only period will be 2.08x and will be based on the principal and interest payments commencing 05/01/2006. The DSCR for the 111 Eighth Avenue Whole Loan is 2.24x during the interest only period and 1.84x after the interest only period.


                                     III-8

THE 111 EIGHTH AVENUE LOAN

     THE LOAN. The second largest loan (the "111 Eighth Avenue Loan") as evidenced by that Promissory Note A2-B secured by, among other things, an Amended, Restated and Consolidated Mortgage, Assignment of Leases and Rents and Security Agreement encumbering an office building located in New York, New York (the "111 Eighth Avenue Property"). The 111 Eighth Avenue Loan was originated on 03/04/2004, by Greenwich Capital Financial Products, Inc., and the promissory note evidencing such loan was assigned immediately after closing to Morgan Stanley Mortgage Capital Inc.

     The 111 Eighth Avenue Loan represents an approximately 13.3% pari passu interest in the senior $450,000,000 portion of a $500,000,000 total mortgage loan. The 111 Eighth Avenue Loan is secured by the 111 Eighth Avenue Property, on a pari passu basis, with $390,000,000 of other A Note mortgage loans, each having the same interest rate, maturity date and amortization term as the 111 Eighth Avenue Loan, and also secures, on a subordinate basis, two subordinate B Note mortgage loans with an aggregate initial principal amount of $50,000,000. Such other A Note mortgage loans are collectively referred to in this prospectus supplement as the "111 Eighth Avenue Companion Loans" and the B Note mortgage loans are collectively referred to in this prospectus supplement as the "111 Eighth Avenue B Notes". Only the 111 Eighth Avenue Loan is included in the trust. The 111 Eighth Avenue Loan and the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes are serviced pursuant to the 2004-GG1 Pooling and Servicing Agreement (as defined in this prospectus supplement) and, therefore, the master servicer thereunder will remit collections and establish and maintain reserves, if any, on the 111 Eighth Avenue Loan.

     THE BORROWER. The borrower under the 111 Eighth Avenue Loan, 111 Chelsea Commerce LP, is a Delaware limited partnership (the "111 Eighth Avenue Borrower") that is a special purpose, bankruptcy remote entity controlled by Taconic Investment Partners, Jamestown and New York State Common Retirement Fund.

     THE PROPERTY. The 111 Eighth Avenue Property, occupying the full city block from West 15th to West 16th Streets and Eighth to Ninth Avenues in New York, New York, consists of a 17-story office building containing approximately 2,941,646 SF of space, of which approximately 981,316SF (or 33.4% of total SF) is leased to tenants in the telecommunications industry. The 111 Eighth Avenue Property was originally constructed in 1932 and underwent an approximately $50,000,000 renovation in 1998.

     LEASE EXPIRATION SUMMARY. The following tables show scheduled lease expirations at the 111 Eighth Avenue Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------------------------

                                                     LEASE ROLLOVER SCHEDULE

                                    AVERAGE TOTAL                                                               CUMULATIVE % OF
                   # OF LEASES       RENT PER SF     % OF TOTAL SF    CUMULATIVE % OF     % OF TOTAL RENTAL      TOTAL RENTAL
      YEAR           ROLLING           ROLLING          ROLLING          SF ROLLING       REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
     Vacant            0                $0.00               7%                7%                  0%                   0%
------------------------------------------------------------------------------------------------------------------------------------
   Management         13                $0.00               3%               10%                  0%                   0%
------------------------------------------------------------------------------------------------------------------------------------
      MTM              1                $0.00               0%               10%                  0%                   0%
------------------------------------------------------------------------------------------------------------------------------------
      2004            12               $25.30               9%               19%                  8%                   8%
------------------------------------------------------------------------------------------------------------------------------------
      2005             8               $27.93               2%               21%                  2%                  10%
------------------------------------------------------------------------------------------------------------------------------------
      2006             5               $16.96               6%               27%                  3%                  13%
------------------------------------------------------------------------------------------------------------------------------------
      2007             2               $17.99               1%               28%                  0%                  14%
------------------------------------------------------------------------------------------------------------------------------------
      2008             8               $30.35               3%               31%                  3%                  17%
------------------------------------------------------------------------------------------------------------------------------------
      2009            21               $33.35               7%               38%                  8%                  25%
------------------------------------------------------------------------------------------------------------------------------------
      2010             1               $54.10               0%               38%                  0%                  25%
------------------------------------------------------------------------------------------------------------------------------------
      2011             8               $21.81               4%               42%                  3%                  28%
------------------------------------------------------------------------------------------------------------------------------------
      2012             2               $41.38               0%               42%                  1%                  29%
------------------------------------------------------------------------------------------------------------------------------------
      2013             7               $33.95               9%               51%                 11%                  40%
------------------------------------------------------------------------------------------------------------------------------------
 2014 & Beyond        60               $31.38              49%              100%                 60%                 100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 111 Eighth Avenue Property is managed by Taconic Management Company LLC, which is an affiliate of the 111 Eighth Avenue Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.



                                     III-9

     ADDITIONAL INDEBTEDNESS. The 111 Eighth Avenue Property also secures, on a subordinate basis, two subordinate B Note mortgage loans each with an initial principal balance of $25,000,000. Various matters regarding the respective rights and obligations of the trust, as the holder of the 111 Eighth Avenue Loan, the holders of the 111 Eighth Avenue Companion Loans and the holders of the 111 Eighth Avenue B Notes are governed by an intercreditor agreement. The intercreditor agreement is described in this prospectus supplement under "Description of the Mortgage Pool-The 111 Eighth Avenue Pari Passu Loan" and under "Servicing of the Mortgage Loans-Servicing of Certain Mortgage Loans with Other Financing-Rights of the Holders of the 111 Eighth Avenue B Notes". Additional indebtedness is not allowed, except amounts for the unsecured trade payables and financing of equipment used at the 111 Eighth Avenue Property so long as such indebtedness is incurred in the ordinary course of business and (i) in the aggregate does not exceed $10,000, (ii) in the case of unsecured trade payables, is paid within 60 days from the date incurred and (iii) in the case of debt incurred in the financing of equipment, is not evidenced by a note.

     OTHER ENCUMBRANCES. In connection with the syndication of limited partnership interests and non-managing member interests in upper-tier Jamestown entities, and as security for certain bridge loans made to those upper-tier Jamestown entities, the loan documents permit liens to be placed upon the right to receive subscription payments, capital contributions and other distributions of such limited partnership interests and non-managing member interests. The loan documents, however, prohibit the creation of any lien that would affect the control or management of the 111 Eighth Avenue Borrower or its managing member and the foreclosure of such liens and do not grant the lien holder any intercreditor rights against the holders of the 111 Eighth Avenue Companion Loans.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 111 Eighth Avenue Loan and the 111 Eighth Avenue Property is set forth on Appendix II hereto.




                                     III-10

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - ROCKVALE SQUARE
--------------------------------------------------------------------------------







                            [INSERT GRAPHIC TO COME]







                            [INSERT GRAPHIC TO COME]





                                     III-11

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - ROCKVALE SQUARE
--------------------------------------------------------------------------------






                            [INSERT GRAPHIC TO COME]










                                     III-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - ROCKVALE SQUARE
--------------------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE(1):         $53,000,000                            SINGLE ASSET/PORTFOLIO:       Single Asset

CUT-OFF DATE BALANCE:        $52,920,602                            PROPERTY TYPE:                Retail

SHADOW RATING (S&P/ FITCH):  NAP                                    PROPERTY SUB-TYPE:            Anchored

FIRST PAYMENT DATE:          05/01/2004                             LOCATION:                     Lancaster, PA

INTEREST RATE:               5.756%                                 YEAR BUILT/RENOVATED:         1986/1996

AMORTIZATION:                300 months                             OCCUPANCY(4):                 83.5%

HYPERAMORTIZATION:           NAP                                    SQUARE FOOTAGE:               561,750

ARD:                         NAP                                    THE COLLATERAL:               17-building anchored outlet center

MATURITY DATE:               04/01/2014                             OWNERSHIP INTEREST(5):        Fee

EXPECTED MATURITY BALANCE:   $40,831,343

SPONSOR:                     Kenneth A. Cohen, Louis B.
                             Rappaport, Jonathan Gelman             MAJOR TENANTS               % NRSF   BASE RENT PSF   EXPIRATION
                                                                    -------------               ------   -------------   ----------
INTEREST CALCULATION:        Actual/360                             VF Factory Outlet             5.1%       $7.00       03/31/2007
                                                                    Reading China                 4.8%      $14.24       11/30/2008
                                                                    Carter's                      2.7%      $11.25       10/31/2011

CALL PROTECTION:             Lockout until the earlier of
                             03/23/2009 and 24 months after
                             the REMIC start-up date, with
                             U.S. Treasury defeasance
                             thereafter. Prepayable without
                             premium from and after
                             01/01/2014.

LOAN PER SF(1):              $94.21

UP-FRONT RESERVES(2):        TI/LC:             $1,500,000

                             Required Repairs:  $1,250,000           PROPERTY MANAGEMENT:         PA Outlet Management Company

                             RE Taxes:          $249,271             U/W NET OP. INCOME:          $7,341,321

ONGOING RESERVES(3):         RE Taxes:          $119,579/month       U/W NET CASH FLOW:           $6,907,101

                             Insurance:         $20,685/month        APPRAISED VALUE:             $78,000,000

                             TI/LC:             $46,812/month        CUT-OFF DATE LTV(1):         67.8%

                             CapEx:             $11,703/month        MATURITY DATE OR ARD LTV(1): 52.3%

LOCKBOX:                     Hard                                    DSCR(1)(6):                  1.73x
----------------------------------------------------------------  ------------------------------------------------------------------

(1) The subject $53,000,000 loan represents the entire senior portion of a $58,000,000 total mortgage debt secured by the Rockvale Square Property. The Loan per SF, LTV and DSCR numbers in this table are based on the $53,000,000 senior financing.

(2) The Up-front Immediate Repairs Reserve was collected to address $52,520 of identified property repairs, as well as general property improvements planned by the Rockvale Square Borrower.

(3) The loan documents require the Rockvale Square Borrower to make monthly deposits for insurance premiums to the related reserve account unless the Rockvale Square Property is insured pursuant to a blanket or umbrella insurance policy acceptable to the lender. The amounts shown represent current collections.

(4)  Based on a rent roll dated 03/02/2004.

(5) The Rockvale Square Loan is secured by the Rockvale Square Borrower's leasehold interest and an affiliate of the Rockvale Square Borrower's fee interest in the Rockvale Square Property.

(6)  The DSCR for the entire loan including the subordinate B Note is 1.51x.


THE ROCKVALE SQUARE LOAN

     THE LOAN. The third largest loan (the "Rockvale Square Loan") as evidenced by the Replacement Note A, is secured by a Mortgage and Security Agreement and Assignment of Leases and Rents encumbering (i) the borrower's leasehold interest in an outlet retail center consisting of seventeen buildings and containing approximately 561,750 SF of space known as Rockvale Square, located in Lancaster, Pennsylvania (the "Rockvale Square Property") and (ii) the fee interest in the Rockvale Square Property held by Rockvale Group, L.P., a Pennsylvania limited partnership and affiliate of the borrower. The mortgage on the subject property also secures a subordinate B Note in the original principal amount of $5,000,000, which will be serviced under the pooling and servicing agreement but is not an asset of the trust. Rockvale Group, L.P. is not a debtor under the Rockvale Square Loan, but granted the lender an accommodation mortgage on its fee interest in the Rockvale Square Property. In addition, the Rockvale



                                     III-13

Square Borrower lent the net proceeds of the Rockvale Square Loan to the Rockvale Group, L.P. in exchange for a promissory note that Rockvale Outlet Center, L.P. (the "Rockvale Square Borrower") subsequently assigned to the lender. The Rockvale Square Loan was originated on 03/23/2004 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The Rockvale Square Borrower, a Pennsylvania limited partnership, is a special purpose, bankruptcy remote entity sponsored by Kenneth
A. Cohen, Louis B. Rappaport, and Jonathan Gelman (collectively, the "Rockvale Square Sponsors"). The Rockvale Square Sponsors are, with others, principals in Gelcor Realty, a brokerage firm specializing in buyer and tenant representation.

     THE PROPERTY. The Rockvale Square Property is an outlet retail center encompassing seventeen buildings, totaling approximately 561,750 SF, which were constructed on a sixty-four acre parcel of land in the city of Lancaster, county of Lancaster, Pennsylvania. The buildings were constructed over a period beginning in 1986 and ending in 1996. The largest tenants of the Rockvale Square Property include: VF Factory Outlet (5.1% of SF); Reading China (4.8% of SF); Carter's (2.7% of SF); Lenox (1.9% of SF); QVC (1.8% of SF); and Nike (1.8% of
SF). There is a dark Levi's space constituting 2.1% of square footage. Included in the collateral securing the Rockvale Square Property is a food court, bank, information center and two automated teller machines. Also located on the Rockvale Square Property, but excluded from the collateral securing the Rockvale Square Loan, are a 112 room Park Inn hotel and 6 restaurants.

     LEASE EXPIRATION SUMMARY. The following tables show scheduled lease expirations at the Rockvale Square Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

                                                                                                                    CUMULATIVE % OF
                                        AVERAGE TOTAL RENT   % OF TOTAL SF   CUMULATIVE % OF   % OF TOTAL RENTAL      TOTAL RENTAL
       YEAR       # OF LEASES ROLLING    PER SF ROLLING(1)      ROLLING        SF ROLLING       REVENUES ROLLING    REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
      Vacant             19                   $0.00               16%             16%                  0%                   0%
------------------------------------------------------------------------------------------------------------------------------------
        MTM               1                   $8.61                0%             17%                  0%                   0%
------------------------------------------------------------------------------------------------------------------------------------
       2004              18                  $14.76               13%             29%                 14%                  15%
------------------------------------------------------------------------------------------------------------------------------------
       2005              23                  $15.36               15%             44%                 18%                  32%
------------------------------------------------------------------------------------------------------------------------------------
       2006              21                  $15.90               14%             58%                 19%                  51%
------------------------------------------------------------------------------------------------------------------------------------
       2007              22                  $14.01               22%             80%                 24%                  75%
------------------------------------------------------------------------------------------------------------------------------------
       2008              12                  $16.19               12%             92%                 15%                  90%
------------------------------------------------------------------------------------------------------------------------------------
       2009               3                  $15.60                2%             94%                  2%                  92%
------------------------------------------------------------------------------------------------------------------------------------
       2010               1                    N/A                 0%             94%                  1%                  93%
------------------------------------------------------------------------------------------------------------------------------------
       2011               4                  $12.49                5%             99%                  5%                  97%
------------------------------------------------------------------------------------------------------------------------------------
       2012               0                   $0.00                0%             99%                  0%                  97%
------------------------------------------------------------------------------------------------------------------------------------
       2013               0                   $0.00                0%             99%                  0%                  97%
------------------------------------------------------------------------------------------------------------------------------------
   2014 & Beyond          2                  $17.00                1%            100%                  3%                 100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Rockvale Square Property is managed by PA Outlet Management Company, an affiliate of the Rockvale Square Borrower.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. There exists a B Note in the original principal amount of $5,000,000 in connection with the Rockvale Square Loan that is secured by the same mortgage. Various matters regarding the respective rights and obligations of the trust, as the holder of the Rockvale Square Loan, and the holder of the related subordinate B Note are governed by an intercreditor agreement. The intercreditor agreement is described in this prospectus supplement under "Description of the Mortgage Pool--The Rockvale Square Mortgage Loan" and under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the Rockvale Square B Note". Additional indebtedness (other than trade payables not to exceed 3.0% of the then outstanding principal balance of the Rockvale Square Loan) is not allowed.

     RELEASE OF PARCELS. Not allowed.

     ENVIRONMENTAL INDEMNITY. A gasoline service station owned by Amerada Hess Corporation ("Hess") is located on adjoining east property to the Rockvale Square Property. According to a Phase I Environmental Site Assessment Report dated January 26, 2004, the gasoline service station is listed as a leaking underground storage tank site, with soil and groundwater contamination documented above the Pennsylvania Department of Environmental Protection ("PADEP") standards. No soil was



                                     III-14
detected on the Rockvale Square Property, however, groundwater impact was noted. Hess is the confirmed responsible party and is actively addressing the contamination under the supervision of the PADEP. In connection with the origination of the Rockvale Square Loan, Hess executed an indemnity agreement in favor of the Rockvale Square Borrower and any successor owner of the Rockvale Square Property (the "Hess Indemnity") which, among other things, (i) indemnified such parties against loss or damage such parties may incur due to an environmental condition at the Rockvale Square Property caused by a pre-existing environmental condition at a Hess gas station neighboring the Rockvale Square Property and (ii) placed an affirmative obligation upon Hess to perform and pay for the monitoring and, if applicable, remediation of the pre-existing environmental condition. The Hess Indemnity was collaterally assigned to the lender at closing. In addition, the Rockvale Square Borrower made certain representations, warranties and covenants related to the Hess Indemnity. The Rockvale Square Sponsors and the Rockvale Square Borrower also executed an environmental indemnity in favor of the lender which, among other things, expressly covers any losses or damages incurred by the lender as a result of the pre-existing environmental condition.

     Certain additional information regarding the Rockvale Square Loan and the Rockvale Square Property is set forth on Appendix II hereto.


                                     III-15

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 4 - ALAMO QUARRY MARKET & QUARRY CROSSING
--------------------------------------------------------------------------------







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                                            [INSERT GRAPHIC TO COME]





                                     III-16

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 4 - ALAMO QUARRY MARKET & QUARRY CROSSING
--------------------------------------------------------------------------------








                            [INSERT GRAPHIC TO COME]



                                     III-17

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 4 - ALAMO QUARRY MARKET & QUARRY CROSSING
--------------------------------------------------------------------------------


----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE(1):         $40,000,000                            SINGLE ASSET/PORTFOLIO:       Single Asset

CUT-OFF DATE BALANCE:        $39,835,545                            PROPERTY TYPE:                Retail

SHADOW RATING (S&P/FITCH):   NAP                                    PROPERTY SUB-TYPE:            Anchored

FIRST PAYMENT DATE:          02/08/2004                             LOCATION:                     San Antonio, TX

INTEREST RATE:               5.670%                                 YEARS BUILT:                  1997, 1999

AMORTIZATION:                360 months                             OCCUPANCY(5):                 96.9%

ARD:                         01/08/2014                             SQUARE FOOTAGE:               583,723

HYPERAMORITZATION:           Yes                                    THE COLLATERAL:               16-building, one story shopping
                                                                                                  center
MATURITY DATE:               01/08/2034
                                                                    OWNERSHIP INTEREST:           Fee
EXPECTED ARD BALANCE:        $33,657,656

SPONSOR:                     American Assets, Inc.                                                                           LEASE
                                                                    MAJOR TENANTS                  % NRSF  BASE RENT PSF  EXPIRATION
INTEREST CALCULATION:        Actual/360                             -------------                  ------  -------------  ----------
                                                                    Regal Entertainment Group       12.4%     $12.50      03/01/2018
CALL PROTECTION:             Lockout until the earlier of           (Regal Cinemas)
                             01/08/2007 and 24 months after         Bed, Bath & Beyond               6.9%     $12.00      01/31/2013
                             the start-up date of the REMIC         Whole Foods                      6.5%     $10.45      10/31/2012
                             that holds the Alamo Quarry
                             Market & Quarry Crossing
                             Companion Loan, with U.S.
                             Treasury defeasance thereafter.
                             Prepayable without premium from
                             and after 10/08/2013.

LOAN PER SF(1):              $185.96                                PROPERTY MANAGEMENT:          American Assets, Inc.

UP-FRONT RESERVES(2):        CapEx.:          $88,500               U/W NET OP. INCOME:           $10,136,531

ONGOING RESERVES(2)(3):      RE Tax:          Springing             U/W NET CASH FLOW:            $9,812,027

                             Insurance:       Springing             APPRAISED VALUE:              $142,000,000

                             TI/LC:           Springing             CUT-OFF DATE LTV(1):          76.4%

                             CapEx:           $7,375/month          MATURITY DATE OR ARD LTV(1):  64.6%

LOCKBOX(4):                  Soft                                   DSCR(1):                      1.30x
----------------------------------------------------------------  ------------------------------------------------------------------


(1) The subject $40,000,000 loan represents a 36.7% pari passu interest in a $109,000,000 mortgage loan. The Loan per SF, LTV and DSCR numbers in this table are based on the total $108,551,861 (current balance) financing. The reserves described in the footnotes below apply to the entire $109,000,000 financing.

(2) At closing, the Alamo Quarry Market & Quarry Crossing Borrower deposited $88,500 into the CapEx Reserve Account. If funds are withdrawn from the account, the Borrower must replace the funds by making monthly payments of $7,375 until the balance equals $88,500.

(3) The Alamo Quarry Market & Quarry Crossing Borrower will be required to make a monthly deposit into the RE Tax Reserve Account and Insurance Reserve Account in the amount of 1/12 of the annual real estate taxes and insurance premiums, respectively, so long as (i) an event of default under the loan documents has occurred and is continuing, (ii) the Alamo Quarry Market & Quarry Crossing Borrower does not pay all taxes and insurance premiums and
     (iii) the Borrower fails to provide satisfactory evidence of payment of taxes and insurance premiums. Upon the occurrence and continuance of a cash management period, the Alamo Quarry Market & Quarry Crossing Borrower will be required to make a monthly deposit into the TI/LC Reserve Account in the amount of $295,000. A cash management period is defined in the loan documents as (i) a period of time during the occurrence and continuance of an event of default, (ii) the DSCR is less than 1.10x (calculated on a quarterly basis), (iii) a period of time occurring and continuing after the Alamo Quarry Market & Quarry Crossing Borrower becomes insolvent or bankrupt or (iv) a period of time beginning on the ARD (if the loan is not repaid in full on that date) and continuing until the loan is repaid in full. If funds are withdrawn from this account, the Alamo Quarry Market & Quarry Crossing Borrower will be required to make monthly deposits into the TI/LC Reserve Account in the amount of the lesser of $24,583.34 or a sum that, when added to TI/LC Reserves already on deposit with lender, equals $295,000. After the event of default is cured or if the DSCR calculated for the preceding 12 months is greater than 1.10x for six consecutive months, the funds in the TI/LC Reserve Account will be disbursed to the Alamo Quarry Market & Quarry Crossing Borrower and the foregoing obligations to make monthly deposits into the TI/LC Reserve Account will cease.

(4) All rents received by the Alamo Quarry Market & Quarry Crossing Borrower must be deposited directly into the lockbox account. The Borrower may withdraw funds from the lockbox except during a cash management period (defined in footnote 3 above) in which case a hard lockbox will be in place. The hard lockbox will become soft again if the DSCR is greater than 1.10x for 12 consecutive months.

(5)  Based on a rent roll dated 03/31/2004.


THE ALAMO QUARRY MARKET & QUARRY CROSSING LOAN

     THE LOAN. The fourth largest loan (the "Alamo Quarry Market & Quarry Crossing Loan"), as evidenced by that Promissory Note A-2 ($20,380,000) and Promissory Note A-4 ($19,620,000), is secured by a first priority Deed of Trust and Security Agreement and Assignment of Leases and Rents (the "Alamo Quarry Market & Quarry Crossing Mortgage") encumbering a shopping center containing approximately 583,723 SF known as Alamo Quarry Market & Quarry Crossing, located in San



                                     III-18

Antonio, Texas (the "Alamo Quarry Market & Quarry Crossing Property"). The Alamo Quarry Market & Quarry Crossing Loan was originated on 12/31/2003 by Morgan Stanley Mortgage Capital Inc.

     The Alamo Quarry Market & Quarry Crossing Loan represents an approximately 36.7% pari passu interest in a $109,000,000 (original balance) loan. The other mortgage loans secured by the Alamo Quarry Market & Quarry Crossing Property are each pari passu in right of payment to the Alamo Quarry Market & Quarry Crossing Loan (collectively, the "Alamo Quarry Market & Quarry Crossing Companion Loans"). The Alamo Quarry Market & Quarry Crossing Companion Loans have original principal balances of $49,380,000 and $19,620,000 and the same interest rate, maturity date and amortization term as the Alamo Quarry Market & Quarry Crossing Loan. Only the Alamo Quarry Market & Quarry Crossing Loan is included in the trust. The Alamo Quarry Market & Quarry Crossing Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans are serviced pursuant to the 2004-HQ3 Pooling and Servicing Agreement (as defined in this prospectus supplement) and, therefore, the master servicer thereunder will remit collections and establish and maintain reserves, if any, on the Alamo Quarry Market & Quarry Crossing Loan. Various matters regarding the respective rights and obligations of the trust, as the holder of the Alamo Quarry Market & Quarry Crossing Loan, and the holders of the Alamo Quarry Market & Quarry Crossing Companion Loans are governed by an intercreditor agreement. The intercreditor agreement is described in this prospectus supplement under "Description of the Mortgage Pool--The Alamo Quarry Market & Quarry Crossing Pari Passu Loan".

     THE BORROWER. The tenants-in-common borrowers are Alamo Stonecrest Holdings, LLC, a Delaware limited liability company ("Stonecrest"), and Alamo Vista Holdings, LLC, a Delaware limited liability company ("Vista" and together with Stonecrest, the "Alamo Quarry Market & Quarry Crossing Borrowers") that are each a special purpose, bankruptcy remote entity. Pacific Stonecrest Holdings, L.P., a California limited partnership, whose general partner is Pacific Stonecrest Assets, Inc., a California corporation, is the sole member of Stonecrest. Vista Hacienda, L.P., a California limited partnership, is the sole member of Vista. American Assets, Inc. (the "Sponsor") owns at least a 51.0% direct or indirect interest in Vista Hacienda, L.P.

     THE PROPERTY. The Alamo Quarry Market & Quarry Crossing Property, located in San Antonio, Texas, is situated along Highway 281, just south of Loop 410. The Alamo Quarry Market & Quarry Crossing Property was built in 1997 and 1999 and consists of a 583,723 SF, primarily one story shopping center comprised of 16 buildings. Its anchors and major tenants include Regal Entertainment Group, Bed Bath & Beyond, Whole Foods, and Borders Books. The Alamo Quarry Market & Quarry Crossing Property is situated on an approximately 59 acre parcel of land and contains 3,282 parking spaces.

     LEASE EXPIRATION SUMMARY. The following tables show scheduled lease expirations at the Alamo Quarry Market & Quarry Crossing Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                                                                   CUMULATIVE % OF
                    # OF LEASES    AVERAGE BASE RENT    % OF TOTAL    CUMULATIVE % OF SF     % OF TOTAL RENTAL      TOTAL RENTAL
      YEAR            ROLLING       PER SF ROLLING      SF ROLLING          ROLLING          REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
     Vacant              6                $0.00              3%                3%                    0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
      2004               1               $23.00              1%                4%                    1%                  1%
------------------------------------------------------------------------------------------------------------------------------------
      2005               6               $27.10              2%                6%                    3%                  4%
------------------------------------------------------------------------------------------------------------------------------------
      2006               3               $24.05              1%                7%                    2%                  6%
------------------------------------------------------------------------------------------------------------------------------------
      2007              20               $20.77             15%               22%                   18%                 24%
------------------------------------------------------------------------------------------------------------------------------------
      2008              15               $20.08             14%               36%                   16%                 41%
------------------------------------------------------------------------------------------------------------------------------------
      2009               1               $22.00              1%               37%                    1%                 42%
------------------------------------------------------------------------------------------------------------------------------------
      2010               7               $24.40              8%               45%                   12%                 53%
------------------------------------------------------------------------------------------------------------------------------------
      2011               2               $25.30              1%               47%                    2%                 55%
------------------------------------------------------------------------------------------------------------------------------------
      2012               6               $14.31             20%               67%                   17%                 72%
------------------------------------------------------------------------------------------------------------------------------------
      2013               9               $15.89             17%               83%                   15%                 88%
------------------------------------------------------------------------------------------------------------------------------------
  2014 & Beyond          5               $12.70             17%              100%                   12%                100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Alamo Quarry Market & Quarry Crossing Property is managed by the American Assets, Inc., an affiliate of the Alamo Quarry Market & Quarry Crossing Borrower.



                                     III-19

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Subordinate indebtedness and other encumbrances are generally prohibited by the Alamo Quarry Market & Quarry Crossing Loan Financing documents, except amounts deriving from leases of the Alamo Quarry Market & Quarry Crossing Property.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Alamo Quarry Market & Quarry Crossing Loan and the Alamo Quarry Market & Quarry Crossing Property is set forth on Appendix II hereto.


                                     III-20

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                   MORTGAGE LOAN NO. 5 - SAN MARINO APARTMENTS
--------------------------------------------------------------------------------


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                                     III-21

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 5 - SAN MARINO APARTMENTS
--------------------------------------------------------------------------------



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                                     III-22

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 5 - SAN MARINO APARTMENTS
--------------------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE:              $27,000,000                          SINGLE ASSET/PORTFOLIO:       Single Asset

CUT-OFF DATE BALANCE:          $26,820,819                          PROPERTY TYPE:                Multifamily

SHADOW RATING (S&P/FITCH):     NAP                                  PROPERTY SUBTYPE:             Garden Apartments

FIRST PAYMENT DATE:            06/01/2003                           LOCATION:                     Naples, Florida

INTEREST RATE:                 5.270%                               YEARS BUILT:                  2001-2002

AMORTIZATION(1):               IO/360 months                        OCCUPANCY(2):                 95.1%

ARD:                           NAP                                  UNITS:                        350

HYPERAMORTIZATION:             NAP                                  THE COLLATERAL:               17-building, two and three-story
                                                                                                  garden-style apartment complex
MATURITY DATE:                 05/01/2013
                                                                    OWNERSHIP INTEREST:           Fee
EXPECTED MATURITY BALANCE:     $22,731,915

SPONSORS:                      J. David Taylor
                               N. Berry Taylor
                               Thomas H. Taylor, Jr.

INTEREST CALCULATION:          Actual/360                           PROPERTY MANAGEMENT:          San Marino Naples, LLC

CALL PROTECTION:               Lockout until the earlier of         U/W NET OP. INCOME:           $2,774,749
                               06/01/2007 or 24 months after
                               the REMIC start-up date, with        U/W NET CASH FLOW:            $2,704,749
                               U.S. Treasury defeasance
                               thereafter. Prepayable without       APPRAISED VALUE:              $36,000,000
                               premium from and after
                               02/01/2013.                          CUT-OFF DATE LTV:             74.5%

LOAN PER UNIT:                 $76,631                              MATURITY DATE LTV:            63.1%

UP-FRONT RESERVES:             RE Tax:            $44,323           DSCR(3):                      1.51x

                               Insurance:         $99,398

ONGOING RESERVES:              RE Tax:            $5,540/month

                               Insurance:         $24,849/month

                               CapEx:             $4,375/month

LOCKBOX:                       None
----------------------------------------------------------------  ------------------------------------------------------------------

(1) The loan was interest only for the first 6 months of the loan term, with principal and interest payments commencing on 12/01/2003. The total $27,000,000 loan amortizes on a 30-year schedule after the initial 6 month interest only period.

(2)  Based on a rent roll dated 02/25/2004.

(3) The DSCR is based on the principal and interest payments which commenced on 12/01/2003.


THE SAN MARINO APARTMENTS LOAN

     THE LOAN. The fifth largest loan (the "San Marino Apartments Loan") as evidenced by a promissory note (the "San Marino Apartments Note") is secured by a Mortgage and Security Agreement (the "San Marino Apartments Mortgage") encumbering a 350-unit multifamily residential complex located in Naples, Florida (the "San Marino Apartments Property"). The San Marino Apartments Loan was originated by Nationwide Life Insurance Company on 04/25/2003.

     THE BORROWER. The borrower is San Marino Naples, LLC, a Delaware limited liability company (the "San Marino Borrower"). The San Marino Borrower is a special purpose entity. The sole member of the San Marino Borrower is SMN Management, LLC ("SMN"), a Delaware limited liability company. SMN's sole member is Taylor Ranch, Ltd., a Florida limited partnership, whose general partner is Taylor Ranch, Inc., a Florida corporation (1% partnership interest) and whose limited partners are the J. David Taylor Trust, the N. Berry Taylor Trust and the Thomas H. Taylor Trust (each with a 33.3% partnership interest). The shareholders of Taylor Ranch, Inc. are the J. David Taylor Trust, the N. Berry Taylor Trust and Thomas H. Taylor Trust, Jr. Trust (each with a 33.3% interest).

     THE PROPERTY. The San Marino Apartments Property is a 350-unit garden style apartment complex situated on 36.96 acres in Naples, Florida. The complex consists of 17 two- and three-story concrete "tunnel form" frame with painted stucco exterior


                                     III-23
buildings. The unit mix consists of 77 one-bedroom units, 181 two-bedroom units and 92 three-bedroom/two-bath units. The units have an average size of approximately 1,115 SF. The complex, which was completed in 2002, includes a gated entrance, leasing office/clubhouse with business center, swimming pool, tennis court, billiards room, racquetball/basketball court, exercise facility, two lakes, playground, walking trails, car wash and a total of 602 parking spaces. The subject is located in an unincorporated portion of Naples, Collier County, Florida approximately five miles east of the Naples CBD.

     PROPERTY MANAGEMENT. The San Marino Apartments Property is managed by San Marino Naples, LLC, the borrower.

     ADDITIONAL INDEBTEDNESS/SECONDARY FINANCING. The San Marino Borrower is generally prohibited from incurring any other secured debt. The San Marino Borrower is, however, permitted to obtain a subordinate loan secured by the San Marino Apartments Property under certain conditions. Two years following the closing date, the San Marino Borrower may obtain fixed rate subordinate financing from an institutional lender approved by the lender. In order to obtain such subordinate financing, there must be no default under the San Marino Apartments Loan, a DSCR and LTV test must be met, the subordinate loan must be fully amortizing with a maturity date on or before the San Marino Apartments Loan's maturity date and the subordinate lender must enter into a subordinate agreement acceptable to the lender. A default under the subordinate loan shall be a default under the San Marino Apartments Loan.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the San Marino Apartments Loan and the San Marino Apartments Property is set forth on Appendix II hereto.


                                     III-24

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - 315 HUDSON STREET
--------------------------------------------------------------------------------




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                                     III-25

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - 315 HUDSON STREET
--------------------------------------------------------------------------------





                            [INSERT GRAPHIC TO COME]





                                     III-26

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - 315 HUDSON STREET
--------------------------------------------------------------------------------


----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE:              $22,000,000                          SINGLE ASSET/PORTFOLIO:    Single Asset

CUT-OFF DATE BALANCE:          $21,947,231                          PROPERTY TYPE:             Office

SHADOW RATING (S&P/FITCH):     AAA/AAA                              PROPERTY SUB-TYPE:         Urban

FIRST PAYMENT DATE:            04/01/2004                           LOCATION:                  New York, NY

INTEREST RATE:                 4.730%                               YEAR BUILT:                1904

AMORTIZATION:                  360 months                           OCCUPANCY(2):              96.4%

ARD:                           NAP                                  SQUARE FOOTAGE:            434,438

HYPERAMORTIZATION:             NAP                                  THE COLLATERAL:            9-story office building

MATURITY DATE:                 03/01/2014                           OWNERSHIP INTEREST:        Fee

EXPECTED MATURITY BALANCE:     $17,975,060

SPONSOR:                       Burton P. Resnick                                                                             LEASE
                                                                    MAJOR TENANTS               % NRSF   BASE RENT PSF    EXPIRATION
INTEREST CALCULATION:          Actual/360                           -------------               ------   -------------   -----------
                                                                    Federation Employment        45.0%       $19.50       11/30/2018
CALL PROTECTION:               Lockout until the earlier of         and Guidance Service,
                               02/25/2008 and 24 months after       Inc.
                               the REMIC start-up date, with        United States of America     14.3%        $7.76       08/31/2004
                               U.S. Treasury defeasance             (FBI)
                               thereafter. Prepayable without       Amsco School Publications    11.2%       $20.52       02/28/2014
                               premium from and after
                               12/01/2013.

LOAN PER SF:                   $50.52                               PROPERTY MANAGEMENT:       Jack Resnick & Sons, Inc.

UP-FRONT RESERVES:             RE Tax:          $350,289            U/W NET OP. INCOME:        $4,327,015

ONGOING RESERVES(1):           RE Tax:          $87,572/month       U/W NET CASH FLOW:         $3,578,167

                               Insurance:       Springing           APPRAISED VALUE:           $53,100,000

LOCKBOX:                       NAP                                  CUT-OFF DATE LTV:          41.3%

                                                                    MATURITY DATE LTV:         33.9%

                                                                    DSCR:                      2.60x
----------------------------------------------------------------  ------------------------------------------------------------------

(1) Insurance reserve not required unless the 315 Hudson Street Borrower ceases to be in compliance with the insurance requirements set forth in the 315 Hudson Street Loan Agreement.

(2)  Based on rent roll dated 02/23/2004.


THE 315 HUDSON STREET LOAN

     THE LOAN. The sixth largest loan (the "315 Hudson Street Loan") as evidenced by a promissory note (the "315 Hudson Street Note") is secured by a Mortgage and Security Agreement (the "315 Hudson Street Mortgage") encumbering a 434,438 SF nine story office building located in New York, New York (the "315 Hudson Street Property") and is governed by, and subject to the terms and provisions of, a loan agreement between the lender and the borrower (the "315 Hudson Street Loan Agreement"). The 315 Hudson Street Loan was originated by Washington Mutual Bank, FA on 02/25/2004.

     THE BORROWER. The borrower is 315 Hudson LLC, a Delaware limited liability company (the "315 Hudson Street Borrower"). The 315 Hudson Street Borrower is a special purpose entity. The sole member of the 315 Hudson Street Borrower is Van-Hud Realty Co., a New York limited partnership.

     THE PROPERTY. The 315 Hudson Street Property is a 434,438 SF nine story office building with ground floor retail. The building was originally constructed in 1904, has undergone several updates throughout the history of the property, and contains exterior ornamentation and stone work. The exterior facade was most recently renovated in 2003 and the exterior windows were replaced in 1987. The property is located on the western block of Hudson Street between Spring Street and Vandam Street within the Hudson Square submarket of downtown Manhattan.

Federation Employment and Guidance Services (FEGS) is the largest tenant and occupies 45.0% of the property's net rentable square footage. FEGS has been in occupancy for six years and its current lease expires in 2018. FEGS, which is a private, not-for-



                                     III-27
profit health related and human services organization, was established in 1934 to find employment for unemployed men and women.

     LEASE EXPIRATION SUMMARY. The following tables show scheduled lease expirations at the 315 Hudson Street Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                                                                   CUMULATIVE % OF
                    # OF LEASES    AVERAGE BASE RENT    % OF TOTAL    CUMULATIVE % OF SF     % OF TOTAL RENTAL      TOTAL RENTAL
      YEAR            ROLLING       PER SF ROLLING      SF ROLLING         ROLLING           REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
     Vacant               0             $0.00               4%                4%                     0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
       MTM                0             $0.00               0%                4%                     0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
      2004                4             $8.18              25%               28%                     13%                 13%
------------------------------------------------------------------------------------------------------------------------------------
      2005                2             $8.15               4%               32%                     2%                  15%
------------------------------------------------------------------------------------------------------------------------------------
      2006                0             $0.00               0%               32%                     0%                  15%
------------------------------------------------------------------------------------------------------------------------------------
      2007                2            $11.46               3%               36%                     2%                  18%
------------------------------------------------------------------------------------------------------------------------------------
      2008                1             $6.00               1%               37%                     0%                  18%
------------------------------------------------------------------------------------------------------------------------------------
      2009                0             $0.00               0%               37%                     0%                  18%
------------------------------------------------------------------------------------------------------------------------------------
      2010                0             $0.00               0%               37%                     0%                  18%
------------------------------------------------------------------------------------------------------------------------------------
      2011                0             $0.00               0%               37%                     0%                  18%
------------------------------------------------------------------------------------------------------------------------------------
      2012                0             $0.00               0%               37%                     0%                  18%
------------------------------------------------------------------------------------------------------------------------------------
      2013                0             $0.00               0%               37%                     0%                  18%
------------------------------------------------------------------------------------------------------------------------------------
  2014 & Beyond           3            $20.13              63%              100%                    82%                 100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 315 Hudson Street Property is managed by Jack Resnick & Sons, Inc., a New York corporation, which is affiliated with 315 Hudson LLC.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 315 Hudson Street Loan and the 315 Hudson Street Property is set forth on Appendix II hereto.


                                     III-28

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - LONG BEACH PLAZA
--------------------------------------------------------------------------------




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                                     III-29

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - LONG BEACH PLAZA
--------------------------------------------------------------------------------






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                                     III-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - LONG BEACH PLAZA
--------------------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE:           $21,858,000                             SINGLE ASSET/PORTFOLIO:   Single Asset

CUT-OFF DATE BALANCE:       $21,812,622                             PROPERTY TYPE:            Retail

SHADOW RATING (S&P/FITCH):  NAP                                     PROPERTY SUB-TYPE:        Anchored

FIRST PAYMENT DATE:         04/01/2004                              LOCATION:                 Long Beach, NY

INTEREST RATE:              5.420%                                  YEAR BUILT/RENOVATED:     1985/2001

AMORTIZATION:               360 months                              OCCUPANCY(3):             100.0%

ARD:                        NAP                                     SQUARE FOOTAGE:           93,842

HYPERAMORTIZATION:          NAP                                     THE COLLATERAL:           Two-building anchored retail center

MATURITY DATE:              03/01/2014                              OWNERSHIP INTEREST:       Leasehold

EXPECTED MATURITY BALANCE:  $18,260,259

SPONSORS:                   Gary Gumowitz and Morris Levy                                                 BASE RENT       LEASE
                                                                    MAJOR TENANTS               % NRSF       PSF        EXPIRATION
INTEREST CALCULATION:       Actual/360                              -------------               ------    ---------     ----------
                                                                    Waldbaum's                   65.5%     $23.00       01/31/2024
CALL PROTECTION:            Lockout until the earlier of            Eckerd Corporation            8.7%     $16.00       04/30/2017
                            03/01/2008 and 24 months after          U.S. Government, General      3.7%     $32.69       08/31/2006
                            the REMIC start-up date, with           Services Administration
                            U.S. Treasury defeasance
                            thereafter. Prepayable without
                            premium from and after                  PROPERTY MANAGEMENT:      Waldbaum's
                            12/01/2013.
                                                                    U/W NET OP. INCOME:       $2,031,287
LOAN PER SF:                $232.44
                                                                    U/W NET CASH FLOW:        $1,992,812
UP-FRONT RESERVES(1):       Environmental:       $106,250
                                                                    APPRAISED VALUE:          $27,700,000
                            Required Repairs:    $18,500
                                                                    CUT-OFF DATE LTV:         78.7%
ONGOING RESERVES(2):        RE Taxes:            Springing
                                                                    MATURITY DATE OR ARD
                            Insurance:           Springing          LTV:                      65.9%

                                                                    DSCR:                     1.35x
LOCKBOX:                    Hard
----------------------------------------------------------------  ------------------------------------------------------------------

(1) The Long Beach Plaza Borrower deposited $106,250 into the Environmental Reserve Account to cover the estimated costs of further investigation and remediation of subsurface/groundwater contamination on the Long Beach Plaza Property. This reserve is held in escrow by Lawyer's Title Insurance Corporation. According to a review by environmental consultants, the estimated liability for such condition is the cost of the remediation and no exposure is anticipated to arise from off site migration.

(2) The loan documents do not require the Long Beach Plaza Borrower to make monthly deposits for real estate taxes and insurance premiums to the reserve accounts so long as (i) the Waldbaum's Master Lease is in full force and effect, (ii) Waldbaum's is not in default under its master lease,
     (iii) Waldbaum's is required to pay and has paid all real estate taxes (other than those taxes aggregating $75,000 or less being contested by Waldbaum's if such enforcement would preclude enforcement of a tax lien against the related mortgaged property) under its master lease and (iv) Waldbaum's is required to pay, and has paid, all insurance premiums under its master lease.

(3)  Based on a rent roll dated 02/18/2004.


THE LONG BEACH PLAZA LOAN

     THE LOAN. The seventh largest loan (the "Long Beach Plaza Loan") as evidenced by a single promissory note is secured by a Mortgage and Security Agreement and Assignment of Leases and Rents encumbering the borrowers' leasehold interest in a retail center consisting of two buildings and containing approximately 93,842 SF of space known as Long Beach Plaza, located in Long Beach, New York (the "Long Beach Plaza Property"). The Long Beach Plaza Loan was originated on 02/27/2004 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWERS. The tenants-in-common borrowers are Long Beach Grocery Owners, LLC and Long Beach Market Owners, LLC, each a Delaware limited liability company (collectively, the "Long Beach Plaza Borrowers"). The Long Beach Plaza Borrowers are each a special purpose, bankruptcy remote entity sponsored by Gary Gumowitz and Morris Levy.

     THE PROPERTY. The Long Beach Plaza Property is a retail center encompassing two buildings, totaling approximately 93,842 SF, which were constructed on a seven acre parcel of land on Long Island in the city of Long Beach, County of Nassau, New York. The buildings originally were constructed in 1985 and renovated in 2001. One of the buildings at the Long Beach Plaza Property contains 91,038 SF, of which 65.5% is occupied by Waldbaum's and 34.5% is occupied by 15 in-line tenants. The second building contains 2,804 SF and is 100.0% occupied by Wendy's Old Fashioned Hamburger, a quick-service restaurant.



                                     III-31

     MASTER LEASE. The Long Beach Plaza Property is 100.0% leased to Waldbaum's, Inc. (the "Master Tenant") through 01/31/2024, pursuant to a triple net lease between the Master Tenant and the Long Beach Plaza Borrower (the "Waldbaum's Master Lease"). The Waldbaum's Master Lease is guaranteed by the parent company of the Master Tenant, Great Atlantic & Pacific Tea Company, Inc. ("A&P", NYSE:
GAP) whose Senior Unsecured Debt is rated B3 (negative outlook) by Moody's, and Issuer Credit is rated B (negative outlook) by S&P, as of 04/19/2004.

     GROUND LEASE. The Long Beach Plaza Borrowers' interest in the Long Beach Plaza Property consists of a leasehold created under an assignment by Long Beach Plaza Corporation (an affiliate of the Master Tenant) to the Long Beach Plaza Borrowers of a ground lease originally entered into between Long Beach Plaza Corporation and The City of Long Beach (the "Long Beach Plaza Lease"). The Long Beach Plaza Lease expires in 05/2082.

     LEASE EXPIRATION SUMMARY. The following tables show scheduled lease expirations at the Long Beach Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date. The table presented is based on the terms of the direct leases at the Long Beach Plaza Property:


------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                                                                   CUMULATIVE % OF
                    # OF LEASES    AVERAGE BASE RENT    % OF TOTAL    CUMULATIVE % OF SF     % OF TOTAL RENTAL      TOTAL RENTAL
      YEAR            ROLLING       PER SF ROLLING      SF ROLLING         ROLLING           REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
     Vacant              0               $0.00              0%                 0%                    0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
      2004               1              $23.36              1%                 1%                    1%                  1%
------------------------------------------------------------------------------------------------------------------------------------
      2005               3              $22.98              6%                 7%                    6%                  7%
------------------------------------------------------------------------------------------------------------------------------------
      2006               6              $29.25             12%                19%                   15%                 22%
------------------------------------------------------------------------------------------------------------------------------------
      2007               3              $18.21              5%                24%                    4%                 26%
------------------------------------------------------------------------------------------------------------------------------------
      2008               2              $23.65              3%                27%                    3%                 29%
------------------------------------------------------------------------------------------------------------------------------------
      2009               0               $0.00              0%                27%                    0%                 29%
------------------------------------------------------------------------------------------------------------------------------------
      2010               0               $0.00              0%                27%                    0%                 29%
------------------------------------------------------------------------------------------------------------------------------------
      2011               0               $0.00              0%                27%                    0%                 29%
------------------------------------------------------------------------------------------------------------------------------------
      2012               0               $0.00              0%                27%                    0%                 29%
------------------------------------------------------------------------------------------------------------------------------------
      2013               0               $0.00              0%                27%                    0%                 29%
------------------------------------------------------------------------------------------------------------------------------------
 2014 & Beyond           2              $22.18             74%               100%                   71%                100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Long Beach Plaza Property is managed by Waldbaum's, the property's Master Tenant.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. With respect to the Master Lease and an offer from the Master Tenant to purchase the Long Beach Plaza Property pursuant to the terms of the Master Lease, the related Long Beach Plaza Borrower is required to either pay to the lender an amount sufficient to pay Long Beach Plaza Loan in full or accept such purchase offer from the Master Tenant.

Certain additional information regarding the Long Beach Plaza Loan and the Long Beach Plaza Property is set forth on Appendix II hereto.


                                     III-32

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 8 - SAUGUS STATION INDUSTRIAL CENTER
--------------------------------------------------------------------------------





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                                     III-33

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 8 - SAUGUS STATION INDUSTRIAL CENTER
--------------------------------------------------------------------------------





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                                     III-34

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 8 - SAUGUS STATION INDUSTRIAL CENTER
--------------------------------------------------------------------------------


----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE:            $20,280,000                           SINGLE ASSET/PORTFOLIO:   Single Asset

CUT-OFF DATE BALANCE:        $20,007,129                           PROPERTY TYPE:            Industrial

SHADOW RATING (S&P/FITCH):   NAP                                   PROPERTY SUB-TYPE:        Warehouse

FIRST PAYMENT DATE:          09/01/2003                            LOCATION:                 Santa Clarita, CA

INTEREST RATE:               5.590%                                YEARS BUILT:              1954-1969

AMORTIZATION:                300 months                            OCCUPANCY(2):             98.2%

ARD:                         NAP                                   SQUARE FOOTAGE:           973,121

HYPERAMORTIZATION:           NAP                                   THE COLLATERAL:           12 one-story industrial warehouse
                                                                                             buildings divided into 19 units

MATURITY DATE:               08/01/2013                            OWNERSHIP INTEREST:       Fee

EXPECTED MATURITY BALANCE:   $15,539,236

SPONSOR:                     TMC Properties, LLC                                                       BASE RENT        LEASE
                                                                   MAJOR TENANTS             % NRSF       PSF         EXPIRATION
                                                                   -------------             ------    ---------      ----------
INTEREST CALCULATION:        Actual/360                            Western Studio Services,
                                                                   Inc. (six leases)          13.7%      $3.36        08/31/2010
CALL PROTECTION:             Lockout until the earlier of                                     13.3%      $3.24        08/31/2012
                             07/10/2008 and 24 months after                                   10.9%      $2.88        08/31/2013
                             the REMIC start-up date, with                                     7.7%      $3.36        08/31/2011
                             U.S. Treasury defeasance                                          6.7%      $3.48        03/31/2008
                             thereafter. Prepayable without                                    6.4%      $3.65        12/31/2009
                             premium from and after                                          ------    ---------
                             05/01/2013.                                                      58.7%      $3.29
                                                                   Triscenic                   8.2%      $4.18        01/31/2007
LOAN PER SF:                 $20.56

UP-FRONT RESERVES(1):        TI/LC/CapEx:       $280,000           PROPERTY MANAGEMENT:      TMC Properties, LLC

ONGOING RESERVES(1):         TI/LC/CapEx:       $10,000/month      U/W NET OP. INCOME:       $2,946,880

                                                                   U/W NET CASH FLOW:        $2,564,152

                                                                   APPRAISED VALUE:          $32,800,000

                                                                   CUT-OFF DATE LTV:         61.0%

LOCKBOX:                     Hard                                  MATURITY DATE OR ARD LTV: 47.4%

                                                                   DSCR:                     1.70x
----------------------------------------------------------------  ------------------------------------------------------------------


(1) At closing, the Saugus Station Industrial Center Borrower deposited $280,000 into a combined tenant improvements, leasing commissions and capital expenditures reserve account, and the lender will collect reserves for the account at a rate of $10,000 per month. The reserve is capped at $450,000 and will be replenished if drawn upon.

(2)  Based on a rent roll dated 04/26/2004.


THE SAUGUS STATION INDUSTRIAL CENTER LOAN

     THE LOAN. The eighth largest loan (the "Saugus Station Industrial Center Loan") as evidenced by a single promissory note is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing encumbering 12 one-story buildings containing approximately 973,121 SF of space in an industrial warehouse and distribution complex located in Santa Clarita, California (the "Saugus Station Industrial Center Property"). The Saugus Station Industrial Center Loan was originated on 07/10/2003 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Saugus Station LLC, a Delaware limited liability company (the "Saugus Station Industrial Center Borrower") that is a special purpose, bankruptcy-remote entity controlled by TMC Properties, LLC ("TMC"). TMC is an owner, redeveloper and manager of industrial and commercial real estate and holds a portfolio of approximately 2.3 million SF of space located in New Jersey, California and Connecticut. TMC's executive offices are located in New York City, with additional office locations in Morris County, New Jersey and Los Angeles County, California.

     THE PROPERTY. The Saugus Station Industrial Center Property is located in Santa Clarita, California, approximately 35 miles northwest of the central business district in Los Angeles, California. The Saugus Station Industrial Center Property is an industrial warehouse and distribution complex consisting of 12 one-story buildings divided into 19 units containing approximately 973,121 SF of space, which were constructed in stages between 1954 and 1969 on a 38.3 acre parcel of land. Approximately 3,800 SF of the complex is office space and the remainder of the complex is the warehouse and distribution space. Western Studio



                                     III-35

Services, Inc. ("Western") leases approximately 570,681 SF of warehouse and distribution space, or 58.7% of the total NRSF, under various lease terms. Western is a leading trucking and storage company serving television and film production companies in the Los Angeles area.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Saugus Station Industrial Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:


------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                                                                     CUMULATIVE %
                                                                                                                       OF TOTAL
                                         AVERAGE BASE                                             % OF TOTAL BASE       RENTAL
                        # OF LEASES       RENT PER SF       % OF TOTAL SF     CUMULATIVE % OF     RENTAL REVENUES      REVENUES
        YEAR              ROLLING           ROLLING            ROLLING           SF ROLLING           ROLLING          ROLLING
------------------------------------------------------------------------------------------------------------------------------------
       Vacant                 1              $0.00                2%                 2%                  0%               0%
------------------------------------------------------------------------------------------------------------------------------------
     2004 & MTM               3              $4.33                6%                 8%                  8%               8%
------------------------------------------------------------------------------------------------------------------------------------
        2005                  8              $3.86               14%                22%                 15%              22%
------------------------------------------------------------------------------------------------------------------------------------
        2006                  0              $0.00                0%                22%                  0%              22%
------------------------------------------------------------------------------------------------------------------------------------
        2007                  2              $4.23               10%                31%                 11%              34%
------------------------------------------------------------------------------------------------------------------------------------
        2008                  3              $3.72               11%                43%                 12%              46%
------------------------------------------------------------------------------------------------------------------------------------
        2009                  3              $3.78               12%                54%                 13%              59%
------------------------------------------------------------------------------------------------------------------------------------
        2010                  1              $3.36               14%                68%                 13%              72%
------------------------------------------------------------------------------------------------------------------------------------
        2011                  1              $3.36                8%                76%                  7%              79%
------------------------------------------------------------------------------------------------------------------------------------
        2012                  1              $3.24               13%                89%                 12%              91%
------------------------------------------------------------------------------------------------------------------------------------
        2013                  1              $2.88               11%               100%                  9%             100%
------------------------------------------------------------------------------------------------------------------------------------
    2014 & Beyond             0              $0.00                0%               100%                  0%             100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENt. The Saugus Station Industrial Center Property is managed by TMC Properties, LLC.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables and operational debt incurred in the financing of equipment and other personal property used at the Saugus Station Industrial Center Property, provided in either case that the indebtedness is not more than 60 days past due, incurred in the ordinary course of business and does not exceed $100,000 in the aggregate at any one time.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Saugus Station Industrial Center Loan and the Saugus Station Industrial Center Property is set forth on Appendix II hereto.

                                     III-36

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - LINDEN PLACE OFFICE BUILDING
--------------------------------------------------------------------------------



               [INSERT GRAPHIC TO COME]



                                         [INSERT GRAPHIC TO COME]






                                     III-37

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - LINDEN PLACE OFFICE BUILDING
--------------------------------------------------------------------------------



                            [INSERT GRAPHIC TO COME]







                                     III-38

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - LINDEN PLACE OFFICE BUILDING
--------------------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE:              $18,125,000                          SINGLE ASSET/PORTFOLIO:     Single Asset

CUT-OFF DATE BALANCE:          $18,000,737                          PROPERTY TYPE:              Office

SHADOW RATING (S&P/FITCH):     NAP                                  PROPERTY SUB-TYPE:          Suburban

FIRST PAYMENT DATE:            12/01/2003                           LOCATION:                   Omaha, NE

INTEREST RATE:                 5.330%                               YEARS BUILT:                1997, 2000

AMORTIZATION:                  360 months                           OCCUPANCY(3):               92.2%

ARD:                           NAP                                  SQUARE FOOTAGE:             145,846

HYPERAMORTIZATION:             NAP                                  THE COLLATERAL:             Two Class A office buildings

MATURITY DATE:                 11/01/2018                           OWNERSHIP INTEREST:         Fee

EXPECTED MATURITY BALANCE:     $12,542,233

SPONSOR:                       Ronald J. Cizek                                                                              LEASE
                                                                    MAJOR TENANTS                % NRSF   BASE RENT PSF   EXPIRATION
INTEREST CALCULATION:          30/360                               -------------                -------  -------------   ----------
                                                                    Midland Systems, Inc.         13.4%      $17.23       07/31/2013
CALL PROTECTION:               Locked out until the later of        The Mega Corporation          12.4%      $16.32       07/08/2009
                               05/01/2010 or the date on which      Swanson Russell & Associates   5.8%      $17.24       09/30/2009
                               ninety (90) monthly payments
                               have been made, after which
                               prepayment is allowed with a fee
                               equal to the greater of 1% of
                               the amount prepaid, or a
                               discounted yield maintenance
                               based on U.S. Treasury
                               Securities having the closest
                               maturity date to the Note.
                               Prepayable without premium from
                               and after 11/01/2018.

                                                                    PROPERTY MANAGEMENT:        The MEGA Corporation

LOAN PER SF:                   $123.42                              U/W NET OP. INCOME:         $2,102,464

UP-FRONT RESERVES(1):          TI/LC:            $827,963           U/W NET CASH FLOW:          $1,820,352

                                                                    APPRAISED VALUE:            $25,000,000

ONGOING RESERVES(2):           RE Tax:           Springing          CUT-OFF DATE LTV:           72.0%

                               Insurance:        Springing          MATURITY DATE OR ARD LTV:   50.2%

LOCKBOX:                       NAP                                  DSCR:                       1.50x
----------------------------------------------------------------  ------------------------------------------------------------------

(1)  The current TI/LC reserve balance is $511,950.

(2) Per waiver letter, the Borrower shall not be required to escrow funds for taxes and insurance premiums so long as the taxes and insurance premiums are promptly paid when due and there is no default under any loan document. This waiver shall be applicable only so long as Linden Place Limited Partnership is the sole fee simple owner of the Premises.

(3)  Based on a Rent Roll dated 04/07/2004.


THE LINDEN PLACE OFFICE BUILDING LOAN

     THE LOAN. The ninth largest loan (the "Linden Loan") as evidenced by the Promissory Note (the "Linden Place Note") is secured by a Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Linden Place Mortgage") encumbering two interconnected four-story, Class A office buildings in Omaha, Nebraska (the "Linden Place Property"). The Linden Place Loan was originated on 10/30/2003 by State Farm Life Insurance Company.

     THE BORROWER. The borrower is Linden Place Limited Partnership, a Nebraska limited partnership (the "Linden Place Borrower") which was formed for the sole purpose of owning the Linden Place Property and related interests. The Linden Place Borrower is sponsored by Ronald J. Cizek, a holder of real estate investments in Omaha, NE.

     THE PROPERTY. The Linden Place Property consists of two 4-story multi-tenant Class A office buildings. The two buildings contain approximately 145,846 SF plus 50,590 gross SF in basement level parking garages. The south building was constructed in 1997 with 72,348 net rentable SF, while the north building was constructed in 2000 with 73,498 net rentable SF. The property is located in Omaha, Nebraska, 12 miles west of the Omaha CBD in the 80-acre First National Office Park which has a 97.0% occupancy rate as of 04/07/2004. The property is 92.2% leased as of 04/07/2004 with staggered lease terms through 2014 to 24 tenants including Eli Lilly, Cisco Systems, Kelly Services, Piper Jaffray, Principal Life Insurance Company, Prudential Insurance, 21st Century Financial, ING, etc. The site has extensive landscaping including trees, shrubs, and lawn areas. The



                                     III-39
property is further improved with a parking lot for a total of 565 vehicles or
3.87 spaces per 1,000 net rentable SF. Parking consists of 115 underground spaces and 450 surface spaces.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Linden Place Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                           AVERAGE TOTAL                                         % OF TOTAL       CUMULATIVE % OF
                           # OF LEASES      RENT PER SF     % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
          YEAR               ROLLING          ROLLING          ROLLING        SF ROLLING          ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
         Vacant                 0              $0.00              8%              8%                  0%                0%
------------------------------------------------------------------------------------------------------------------------------------
          2004                  1             $17.44              1%              9%                  2%                2%
------------------------------------------------------------------------------------------------------------------------------------
          2005                  0              $0.00              0%              9%                  0%                2%
------------------------------------------------------------------------------------------------------------------------------------
          2006                  6             $17.81             17%             26%                  19%              21%
------------------------------------------------------------------------------------------------------------------------------------
          2007                  2             $16.99              5%             30%                  5%               26%
------------------------------------------------------------------------------------------------------------------------------------
          2008                  4             $16.41              9%             39%                  9%               35%
------------------------------------------------------------------------------------------------------------------------------------
          2009                  8             $16.88             33%             72%                 36%               71%
------------------------------------------------------------------------------------------------------------------------------------
          2010                  0              $0.00              0%             72%                  0%               71%
------------------------------------------------------------------------------------------------------------------------------------
          2011                  0              $0.00              0%             72%                  0%               71%
------------------------------------------------------------------------------------------------------------------------------------
          2012                  0              $0.00              0%             72%                  0%               71%
------------------------------------------------------------------------------------------------------------------------------------
          2013                  3             $16.79             23%             95%                  25%              96%
------------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond              1             $11.55              5%            100%                  4%              100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Linden Place Property is managed by The MEGA Corporation, which is the second largest tenant on the Linden Place Property.

     MEZZANINE DEBT. Mezzanine debt is not allowed to the general partner. The loan documents are silent as to the limited partners' ability to have mezzanine debt.

     ADDITIONAL INDEBTEDNESS. The borrower is prohibited from incurring any other secured debt.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Linden Place Loan and the Linden Place Property is set forth on Appendix II hereto.



                                     III-40

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - SADORE LANE GARDENS, INC.
--------------------------------------------------------------------------------




                [INSERT GRAPHIC TO COME]




                                        [INSERT GRAPHIC TO COME]





                                     III-41

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - SADORE LANE GARDENS, INC.
--------------------------------------------------------------------------------






                            [INSERT GRAPHIC TO COME]






                                     III-42

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - SADORE LANE GARDENS, INC.
--------------------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------  ------------------------------------------------------------------
ORIGINAL BALANCE:              $16,000,000                          SINGLE ASSET/PORTFOLIO:     Single Asset

CUT-OFF DATE BALANCE:          $15,981,556                          PROPERTY TYPE:              Multifamily

HADOW RATING (S&P/FITCH):      AAA/AAA                              PROPERTY SUB-TYPE:          Cooperative

FIRST PAYMENT DATE:            04/01/2004                           LOCATION:                   Yonkers, NY

INTEREST RATE:                 5.340%                               YEAR BUILT/RENOVATED:       1962/1999

AMORTIZATION:                  480 months                           OCCUPANCY(4):               NAP

ARD:                           NAP                                  UNITS:                      778

HYPERAMORTIZATION:             NAP                                  THE COLLATERAL:             Five seven-story apartment buildings
                                                                                                and all common elements, including
                                                                                                pools, playgrounds and stand-alone
                                                                                                parking garage

MATURITY DATE:                 03/01/2014                           OWNERSHIP INTEREST:         Fee

EXPECTED MATURITY BALANCE:     $14,514,835                          PROPERTY MANAGEMENT:        Prime Locations, Inc.

SPONSOR(1):                    Garden Towers, Inc.                  U/W NET OP. INCOME(5):      $6,289,154

INTEREST CALCULATION:          Actual/360                           U/W NET CASH FLOW(5):       $6,289,154

CALL PROTECTION:               Lockout until 03/31/2011; Yield      APPRAISED VALUE(6):         $96,700,000
                               maintenance from 4/01/2011
                               through 11/30/2013; Prepayable
                               without premium from and after
                               12/01/2013

                                                                    CUT-OFF DATE LTV:           16.5%

LOAN PER UNIT:                 $20,542                              MATURITY DATE LTV:          15.0%

UP-FRONT RESERVES(2):          Cap Ex:          $1,000,000          DSCR(5):                    6.42x

ONGOING RESERVES(3):           NAP

LOCKBOX:                       NAP
----------------------------------------------------------------  ------------------------------------------------------------------

(1) Sadore Lane Gardens, Inc. is a cooperative housing corporation that was incorporated in 1984 under section 402 of the New York State business corporation law. This is a full recourse loan to the cooperative housing corporation, which is owned by the cooperative shareholders.

(2) A capital improvements escrow of $1,000,000 is set up at NCB, FSB. Planned capital improvements work includes replacing the swimming pool, waterproofing, electrical upgrade and replacing the roofs for three buildings. No immediate needs are recommended by the engineering report conducted in connection with the origination of the loan.

(3) The borrower is required to maintain a general operating and replacement reserve account in a safe depository in an amount equal to 10.0% of the aggregate maintenance charges for the previous year. The borrower does not have to maintain this amount at NCB, FSB, but the mortgagor reserves the right to monitor that the borrower is in compliance with this requirement. Any reduction in this reserve account shall be replaced within 180 days.

(4) The 778 units in the cooperative property are 100% owned by to either tenant shareholders or the sponsor. Of the 258 sponsor units, there are six vacant units (as of 02/2004), on which the sponsor continues to make maintenance payments.

(5) Based on the projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan. Assumes that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

(6)  Based on the value as a cooperative property.


THE SADORE LANE GARDENS LOAN

     THE LOAN. The tenth largest loan (the "Sadore Lane Gardens Loan") as evidenced by a promissory note (the "Sadore Lane Gardens Note") is secured by a Mortgage (the "Sadore Lane Gardens Mortgage") encumbering a 778-unit multifamily cooperative residential complex located in Yonkers, New York (the "Sadore Lane Gardens Property"). The Sadore Lane Gardens Loan was originated by National Consumer Cooperative Bank ("NCCB") on 02/25/2004.

     THE BORROWER. Sadore Lane Gardens, Inc. is a cooperative housing corporation that was incorporated in the State of New York in 1984 under section 402 of the New York State business corporation law. Although the borrower is not structured as an SPE, its sole business is to own and operate the subject for the benefit of its shareholders.



                                     III-43

     THE PROPERTY. Sadore Lane Gardens is a cooperative apartment building in the City of Yonkers, Westchester County, New York. The subject is located on both sides of Sadore Lane, an east-west residential road. Major highways within three miles of the subject include the New York State Thruway (U.S. 87), the Sprain Parkway, and the Bronx River Parkway. These major highways connect the subject with surrounding communities in Westchester and New York City. Express busses to Manhattan, as well as Westchester county local buses leave at the corner of the Central Avenue and Sadore Lane. In addition, Tuckahoe Station of Metro's North Harlem line is approximately 1/2 mile east of the subject.

The subject is improved with five brick, seven-story, elevator apartment buildings, a free-standing garage building, several playgrounds and a swimming pool. It was constructed in 1962 as a rental building and was converted to cooperative ownership in 1984. The building has a gross building area of 851,762 SF and a net rentable area of 672,320 SF. It contains 772 residential units, six professional offices with shares, a management office, and five superintendent's offices (one in each building) without shares. The subject residential apartments are composed of 61 studios, 250 one-bedroom units, 407 two-bedroom units, and 54 three-bedroom units. All buildings with the exception of Building 5 have a full basement. There is a total of 800 parking spaces. The subject property employs five full-time superintendents and nine porters.

The cooperative is 67.0% sold to tenant shareholders. The unsold units generate an annual positive cash flow of $386,398 for the sponsor. The sponsor, Garden Towers, Inc. (Phil Rosen) holds all of the unsold units.

     PROPERTY MANAGEMENT. The property is professionally managed by Prime Locations.

     MEZZANINE DEBT. Not allowed, except for collateral pledges of stock of the borrower in connection with the financing of an apartment unit or units by one or more shareholder of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower has access to a $3,500,000 revolving line of credit. The existing secondary debt is held by National Consumer Cooperative Bank and is subordinate to the saleable first mortgage in all aspects. This facility was originated at the same time with the first mortgage and is coterminous with the first mortgage. The secondary debt proceeds will be used to pay for any extraordinary nonrecurring expenses with respect to the subject and to fund reserves. The proceeds from the secondary debt will not be used to fund ordinary operating expenses or operating deficits with respect to the normal day-to-day operations of the property. The line of credit creates an additional alternative to special assessing or using reserves to address any unforeseen capital expenditures.

Including the line of credit, the subject has a combined loan to value ratio as a cooperative of 20.1% and a loan to value ratio as a rental property of 27.1%.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Sadore Lane Gardens Loan and the Sadore Lane Gardens Property is set forth on Appendix II hereto.


                                     III-44

--------------------------------------------------------------------------------
Securitized Products
       Group                      MORGAN STANLEY                 May 11, 2004
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                        PRELIMINARY COLLATERAL TERM SHEET
                ------------------------------------------------

                                  $818,786,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                       NATIONAL CONSUMER COOPERATIVE BANK
                                    NCB, FSB
                        STATE FARM LIFE INSURANCE COMPANY
                           WASHINGTON MUTUAL BANK, FA
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ7

                   ------------------------------------------

                                 MORGAN STANLEY
                          SOLE LEAD BOOKRUNNING MANAGER


    GOLDMAN, SACHS & CO.      RBS GREENWICH CAPITAL        WAMU CAPITAL CORP.
         CO-MANAGER                CO-MANAGER                 CO-MANAGER


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


TRANSACTION FEATURES

o    Sellers:

----------------------------------------------------------------------------------------------------------
                                                         NO. OF     NO. OF     CUT-OFF DATE         % OF
SELLERS                                                   LOANS     PROPS.     BALANCE ($)          POOL
----------------------------------------------------------------------------------------------------------
 Morgan Stanley Mortgage Capital Inc.                       16         17     338,431,613           39.2
 National Consumer Cooperative Bank and NCB, FSB            60         60     158,480,115           18.4
 State Farm Life Insurance Company                          16         15      98,810,449           11.4
 Washington Mutual Bank, FA                                 10         10      75,760,150            8.8
 Nationwide Life Insurance Company                           9          9      71,293,727            8.3
 Principal Commercial Funding, LLC                          12         12      65,850,853            7.6
 Teachers Insurance and Annuity Association of America       5          5      54,388,745            6.3
----------------------------------------------------------------------------------------------------------
 TOTAL:                                                    128        128    $863,015,652          100.0%
----------------------------------------------------------------------------------------------------------

o    Loan Pool:
     o    Average Cut-off Date Balance: $6,742,310
     o    Largest Mortgage Loan by Cut-off Date Balance: $61,000,000
     o Five largest and ten largest loans: 27.9% and 39.2% of pool, respectively

o    Credit Statistics:
     o    Weighted average debt service coverage ratio of 2.82 x
     o Weighted average current loan-to-value ratio of 55.9%; weighted average balloon loan-to-value ratio of 44.7%

o    Property Types:


                          Retail               46.2%
                          Mixed-Use             8.5%
                          Office               17.4%
                          Industrial            6.6%
                          Multifamily          21.2%

o Call Protection: Please refer to the prepayment tables on page T-21 and Appendix II of the Prospectus Supplement

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CERTIFICATE
               INITIAL                                                                EXPECTED FINAL       INITIAL       PRINCIPAL
            CERTIFICATE    SUBORDINATION     RATINGS       AVERAGE      PRINCIPAL      DISTRIBUTION     PASS-THROUGH      TO VALUE
  CLASS      BALANCE(1)       LEVELS       (S&P/FITCH)    LIFE(2)(3)   WINDOW(2)(4)       DATE(2)          RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
   A-1      $86,000,000       12.000%        AAA/AAA         3.03          1-61          6/15/2009           TBD           49.19%
------------------------------------------------------------------------------------------------------------------------------------
   A-2      $70,000,000       12.000%        AAA/AAA         5.95         61-81          2/15/2011           TBD           49.19%
------------------------------------------------------------------------------------------------------------------------------------
   A-3      $53,000,000       12.000%        AAA/AAA         7.73         81-108         5/15/2013           TBD           49.19%
------------------------------------------------------------------------------------------------------------------------------------
   A-4     $550,453,000       12.000%        AAA/AAA         9.69        108-120         5/15/2014           TBD           49.19%
------------------------------------------------------------------------------------------------------------------------------------
    B       $29,127,000       8.625%          AA/AA          9.97        120-120         5/15/2014           TBD           51.08%
------------------------------------------------------------------------------------------------------------------------------------
    C       $22,654,000       6.000%           A/A           9.97        120-120         5/15/2014           TBD           52.55%
------------------------------------------------------------------------------------------------------------------------------------
    D        $7,552,000       5.125%          A-/A-         10.04        120-127        12/15/2014           TBD           53.04%
------------------------------------------------------------------------------------------------------------------------------------


PRIVATE CERTIFICATES (7)


------------------------------------------------------------------------------------------------------------------------------------
                 INITIAL                                                                  EXPECTED                       CERTIFICATE
               CERTIFICATE                                                                  FINAL          INITIAL        PRINCIPAL
                BALANCE OR      SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL   DISTRIBUTION     PASS-THROUGH      TO VALUE
   CLASS    NOTIONAL AMOUNT(1)      LEVELS      (S&P/FITCH)   LIFE(2)(3)  WINDOW(2)(4)     DATE(2)         RATE(5)         RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
     E          $8,630,000          4.125%       BBB+/BBB+      11.59        127-153      2/15/2017          TBD            53.59%
------------------------------------------------------------------------------------------------------------------------------------
     F          $5,394,000          3.500%        BBB/BBB       13.39        153-169      6/15/2018          TBD            53.94%
------------------------------------------------------------------------------------------------------------------------------------
     G          $4,315,000          3.000%       BBB-/BBB-      14.40        169-174     11/15/2018          TBD            54.22%
------------------------------------------------------------------------------------------------------------------------------------
   H - O      $25,890,652            ----          ----          ----          ----         ----             TBD             ----
------------------------------------------------------------------------------------------------------------------------------------
   X-1(8)     $863,015,652           ----         AAA/AAA        ----          ----         ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------
   X-2(8)                            ----         AAA/AAA        ----          ----         ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------
   X-Y(8)                            ----         AAA/AAA        ----          ----         ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  As of May 2004. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
          (2)  Based on the Structuring Assumptions, assuming 0% CPR as described in the Prospectus Supplement.
          (3)  Average life is expressed in terms of years.
          (4)  Principal window is the period (expressed in terms of months and commencing with the month of June 2004) during which distributions of principal are expected to be made to the holders of each designated Class.
          (5)  The Class A-1, Class A-2 and Class A-3 Certificates will accrue interest at a fixed rate. The Class A-4, Class B, Class C, Class
               D, Class E , Class F and Class G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero. The Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will accrue interest at a fixed rate subject to a cap at the Weighted
               Average Net Mortgage Rate. The Class X-1, Class X-2 and Class X-Y
               Certificates will accrue interest at a variable rate. The Class
               A-1, Class A-2, Class A-3 and Class A-4 will be collectively known as the "Class A Certificates" and the Class X-1, Class X-2, and Class X-Y Certificates will be collectively known as the "Class X Certificates."
          (6)  Certificate Principal to Value Ratio is calculated by dividing the Certificate Balance of each Class and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio.
               The Class A-1, Class A-2, Class A-3 and Class A-4 Certificate
               Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate
               Balances.
          (7)  Certificates to be offered privately pursuant to Rule 144A.
          (8)  The Class X-1, Class X-2 and Class X-Y Notional Amounts are
               defined herein and in the Prospectus Supplement.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7



I. ISSUE CHARACTERISTICS

ISSUE TYPE:                     Public: Classes A-1, A-2, A-3, A-4, B, C and D
                                (the "Offered Certificates")

                                Private (Rule 144A): Classes X-1, X-2, X-Y, E, F, G, H, J, K, L, M, N and O

SECURITIES OFFERED:             $818,786,000 monthly pay, multi-class,
                                sequential pay commercial mortgage REMIC
                                Pass-Through Certificates, including seven principal and interest classes (Classes A-1, A-2, A-3, A-4, B, C and D)

MORTGAGE POOL:                  The mortgage pool consists of 128 mortgage loans
                                with an aggregate principal balance of all mortgage loans as of the Cut-Off Date of approximately $863,015,652, which may vary by up to 5%.

SELLERS: Morgan Stanley Mortgage Capital Inc.; National Consumer Cooperative Bank; NCB, FSB; State Farm Life Insurance Company; Nationwide Life Insurance Company; Washington Mutual Bank, FA; Principal Commercial Funding, LLC; and Teachers Insurance and Annuity Association of America.

LEAD BOOKRUNNING MANAGER:       Morgan Stanley & Co. Incorporated

CO-MANAGERS:                    Goldman, Sachs & Co., Greenwich Capital Markets,
                                Inc. and WaMu Capital Corp.

MASTER SERVICERS:               Wells Fargo Bank, National Association will act
                                as general master servicer with respect to all of the mortgage loans in the trust, other than the Non-Trust Serviced Pari Passu Loans and other than the mortgage loans sold to the trust by National Consumer Cooperative Bank and NCB,
                                FSB. NCB, FSB will act as master servicer with respect to the mortgage loans sold by National
                                Consumer Cooperative Bank and NCB, FSB.

PRIMARY SERVICERS:              Washington Mutual Bank, FA with respect to those
                                mortgage loans sold to the trust by Washington
                                Mutual Bank, FA, Nationwide Life Insurance
                                Company with respect to those mortgage loans sold to the trust by Nationwide Life Insurance
                                Company and Principal Global Investors, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC.

SPECIAL SERVICERS:              Midland Loan Services, Inc. will act as general
                                special servicer with respect to all of the mortgage loans in the trust, other than the residential cooperative mortgage loans contributed by National Consumer Cooperative
                                Bank and NCB, FSB and the Non-Trust Serviced
                                Pari Passu Loans. National Consumer Cooperative
                                Bank will act as special servicer with respect to residential cooperative loans contributed by National Consumer Cooperative Bank and NCB, FSB.

TRUSTEE:                        LaSalle Bank National Association

FISCAL AGENT:                   ABN AMRO Bank N.V.

PAYING AGENT AND REGISTRAR:     LaSalle Bank National Association


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


CUT-OFF DATE:                   May 1, 2004

PRICING DATE:                   On or about May 19, 2004

CLOSING DATE:                   On or about May 27, 2004

DISTRIBUTION DATES:             The 15th of each month, commencing in June 2004
                                (or if the 15th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:          $25,000 for the Class A Certificates and
                                $100,000 for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:               DTC, Euroclear and Clearstream, same day funds,
                                with accrued interest

LEGAL/REGULATORY STATUS:        Classes A-1, A-2, A-3, A-4, B, C and D are
                                expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible

RISK FACTORS:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                                FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT
                                AND THE "RISK FACTORS" SECTION OF THE PROSPECTUS


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


II. STRUCTURE CHARACTERISTICS

Pass-Through Rates:             The Class A-1, Class A-2 and Class A-3
                                Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through
                                Certificates. The Class A-4, Class B, Class C,
                                Class D, Class E, Class F and Class G
                                Certificates will each accrue interest at either
                                (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate or
                                (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero. The Class H, Class J,
                                Class K, Class L, Class M, Class N and Class O
                                Certificates will each accrue interest at a fixed rate subject to a cap at the Weighted
                                Average Net Mortgage Rate. The Class X-1, Class
                                X-2 and Class X-Y Certificates will accrue interest at a variable rate. For certain information concerning the distribution of principal and interest to the Class A and Class
                                X Certificates, see "Offered Certificates" and
                                "Private Certificates" herein and "Description of the Offered Certificates - Distributions" in the Prospectus Supplement.

Class X-1, X-2 and X-Y          The Notional Amount of the Class X-1
Notional Balances:              Certificates will be equal to the aggregate of
                                the certificate balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class
                                X-2 Certificates at any time on or before the Distribution Date occurring in May 2011 will be an amount equal to the aggregate Component
                                Notional Amount of the Class A-1, Class A-2,
                                Class A-3, Class A-4, Class B, Class C, Class D,
                                Class E, Class F, Class G, Class H, Class J and
                                Class K Components. After the May 2011
                                Distribution Date, the Notional Amount of the
                                Class X-2 Certificates will be equal to zero. As of any Distribution Date, the Component Notional
                                Amount of the Class A-1, Class A-2, Class A-3,
                                Class A-4, Class B, Class C, Class D, Class E,
                                Class F, Class G, Class H, Class J and Class K
                                Components will generally be equal to the lesser of (i) the Certificate Balance of the corresponding Class of Principal Balance
                                Certificates as of such date (taking into account any distributions of principal made on, and any Realized Losses and Expense Losses allocated to, such Classes of Principal Balance
                                Certificates) and (ii) the amount specified for such Component and such Distribution Date on
                                Schedule I.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                                Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above to the extent that such distribution or allocation of Realized Losses and Expense Losses reduces the principal balance of the related Class of certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in May 2011.

                                The notional amount of the Class X-Y
                                Certificates will be equal to the total
                                principal balance of certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement. The notional amount of the Class X-Y Certificates will be reduced on each distribution date by collections and advances of principal on the certain residential cooperative mortgage loans identified on Appendix II to this prospectus supplement and losses on those residential cooperative mortgage loans previously allocated to the certificateholders.

                                Accordingly, upon initial issuance, the
                                aggregate Notional Amount of the Class X-1
                                Certificates, Class X-2 Certificates and Class
                                X-Y Certificates will be $863,015,652, $[     ],
                                and $[      ] respectively, subject in each case
                                to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                                The Residual Certificates will not have
                                Certificate Balances or Notional Amounts.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


SCHEDULE I(1)

COMPONENT NOTIONAL BALANCE

------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)          CLASS A1       CLASS A2         CLASS A3       CLASS A4       CLASS B        CLASS C
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------


COMPONENT NOTIONAL BALANCE (CONT'D)

------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)          CLASS D       CLASS E       CLASS F       CLASS G       CLASS H        CLASS J       CLASS K
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------

NOTE:
(1) To be determined prior to pricing

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


Class X-1, X-2 and X-Y Pass-    The Pass-Through Rate applicable to the Class
Through Rates:                  X-1 Certificates for the initial Distribution
                                Date will equal approximately [ ]% per annum.
                                The Pass-Through Rate applicable to the Class
                                X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
                                Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution
                                Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).
                                Each of those components will be comprised of all or a designated portion of the Certificate
                                Balance of one of the classes of the Principal
                                Balance Certificates. In general, the
                                Certificate Balance of each class of Principal
                                Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance
                                Certificates is identified in Schedule I as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total
                                Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
                                Balance will represent one or more other separate components of the Class X-1
                                Certificates for purposes of calculating the accrual of interest for the related Distribution
                                Date. For any Distribution Date occurring on or before May 2011, on any particular component of the total Notional Amount of the Class X-1
                                Certificates immediately prior to the related
                                Distribution Date, the applicable Class X-1
                                Strip Rate will be calculated as follows:

                                o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and
                                   (ii) the Pass-Through Rate for such
                                   Distribution Date for such class of Principal Balance Certificates;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                                o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

                                o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                                o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                For any Distribution Date occurring after May 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                Under no circumstances will the Class X-1 Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                                The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution
                                Date will equal approximately [       ]%
                                per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in May 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified in Schedule I as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before May 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                o  the lesser of (a) the rate per annum
                                   corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

                                o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                                Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                The Pass-Through Rate applicable to the Class X-Y Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The pass-through rate for the Class X-Y Certificates will be a variable rate equal to the weighted average from time to time of the various Class X-Y Strip Rates attributable to each of the residential cooperative mortgage loans that set forth in Appendix II that contribute to the X-Y notional balance in the trust fund as described below.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7

                                For each Distribution Date after the initial
                                Distribution Date, the Class X-Y Strip Rate for each of those residential cooperative mortgage loans will equal the excess, if any, of:

                                o the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee and the trustee fee are calculated, over

                                o  [       ]% per annum;

                                provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential, will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

                                Under no circumstances will the Class X-Y Strip Rate be less than zero.

Yield Maintenance/Prepayment    On any Distribution Date prior to and including
Premium allocation:             the Distribution Date on which the Certificate
                                Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield
                                Maintenance Charges collected in respect of each mortgage loan during the related Collection
                                Period will be distributed to the holders of each of the Class A-1, Class A-2, Class A-3,
                                Class A-4, Class B, Class C, Class D, Class E,
                                Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date. Such holders will receive an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal on that Distribution Date, (b) a fraction not greater than one and not less than zero, whose numerator is the difference between
                                (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate (as defined in the Prospectus Supplement) used in calculating the Prepayment Premium or Yield
                                Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment
                                Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current
                                Discount Rate if not used in such calculation) and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related
                                Collection Period.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                                On any Distribution Date following the
                                Distribution Date on which the Certificate
                                Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period will be distributed to the holders of each of the Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date. Such holders will receive, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) a fraction not greater than one and not less than zero, whose numerator is the difference between
                                (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation) and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

                                The portion, if any, of the Prepayment
                                Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class
                                X-2 Certificates based on a [    ] ratio through
                                and including the Distribution Date in [    ].
                                After the Distribution Date in [    ] all
                                Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates.

                                Notwithstanding the previous two paragraphs, regarding the prepayment of loans contributing to the notional balance of the Class X-Y Certificates, the Class X-Y Certificates will receive the portion of Yield Maintenance attributable to the specific Class X-Y Strip Rate applicable to the prepaid loan. In addition, the Class X-Y Certificates will receive 50% of all Prepayment Premiums (i.e. Penalty Points) collected with respect to the aforementioned loans.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                               The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                               Two Classes of Certificates: Class A-2 and X

                               The characteristics of the Mortgage Loan being prepaid are as follows:

                               o  Loan Balance: $10,000,000

                               o  Mortgage Rate: 5.50%

                               o  Maturity Date: 5 years (May 1, 2009)

                               The Discount Rate is equal to 3.70%

                               The Class A-2 Pass-Through Rate is equal to 4.80%


                              CLASS A CERTIFICATES
--------------------------------------------------------------------------------
                                                                        YIELD
                                                                     MAINTENANCE
                    METHOD                          FRACTION         ALLOCATION
--------------------------------------------- ---------------------- -----------

                                                    CLASS A-1         CLASS A-2
--------------------------------------------- ---------------------- -----------
(Class A-2 Pass Through Rate - Discount Rate)     (4.80%-3.70%)         61.1%
--------------------------------------------- ----------------------
      (Mortgage Rate - Discount Rate)             (5.50%-3.70%)


                              CLASS X CERTIFICATES
                                                                        YIELD
                                                                     MAINTENANCE
                    METHOD                           FRACTION        ALLOCATION
--------------------------------------------- ---------------------- -----------
         (1- Class A-2 YM Allocation)               (1-61.1% )          38.9%



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


III. SELLERS

                                Morgan Stanley Mortgage Capital Inc. ("MSMC")

                                The Mortgage Pool includes 16 Mortgage Loans, representing 39.2% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                                MSMC, a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036.


                                National Consumer Cooperative Bank ("NCCB")

                                The Mortgage Pool includes 1 Mortgage Loan, representing 1.9% of the Initial Pool Balance, that is being contributed by NCCB.

                                NCCB was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, NCCB was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers.

                                NCCB and its affiliates have originated over $4.0 billion in commercial and multifamily loans and securitized over $3.2 billion of such originations in 29 public securitization transactions.


                                NCB, FSB

                                The Mortgage Pool includes 59 Mortgage Loans, representing 16.5% of the Initial Pool Balance, that are being contributed by NCB, FSB.

                                NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and a mortgage loan seller. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                NCB, FSB together with its affiliates and parent, NCCB, have originated over $4.0 billion in commercial and multifamily loans and securitized over $3.2 billion of such originations in 29 public securitization transactions.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                                State Farm Life Insurance Company ("State Farm")

                                The Mortgage Pool includes 16 Mortgage Loans, representing 11.4 % of the Initial Pool Balance, that are being contributed by State Farm.

                                State Farm is a wholly owned subsidiary of State Farm Mutual Automobile Insurance Company ("State Farm Mutual"), with its corporate headquarters at One State Farm Plaza, Bloomington, Illinois 61710. State Farm Mutual was founded in 1922 and State Farm was formed in 1929.

                                State Farm Mutual offers a broad range of insurance and financial service products through its subsidiaries, including auto, health, life and homeowner's insurance, as well as variable annuities, mutual funds, and banking products. State Farm Mutual and its affiliates collectively have invested assets under management in excess of $135.0 billion, with State Farm contributing approximately $31.0 billion of the total.

                                The Mortgage and Real Estate Division of State Farm Mutual's Investment Department underwrote the commercial mortgage loans being sold by State Farm in this transaction. The Mortgage and Real Estate Division is responsible for the origination and servicing of State Farm's $4.3 billion commercial mortgage loan portfolio. State Farm has averaged approximately $600 million in mortgage originations per year over the past five years. State Farm's financial strength is rated "AA" by S&P, "AA+" by Fitch and "A++" by A.M. Best Company.


                                Washington Mutual Bank, FA ("WaMu")

                                The Mortgage Pool includes 10 Mortgage Loans, representing 8.8% of the Initial Pool Balance, that are being contributed by WaMu.

                                With a history dating back to 1889, WaMu is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At December 31, 2003, Washington Mutual, Inc. and its subsidiaries, including WaMu and Washington Mutual Capital Corp., one of the underwriters, had consolidated assets of $275.18 billion. Washington Mutual, Inc. currently operates more than 2,400 consumer banking, mortgage lending, commercial banking and financial services offices throughout the nation. The Commercial Real Estate division of WaMu provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties.

                                WaMu originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the Primary Servicer with respect to those mortgage loans.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                                Nationwide Life Insurance Company ("Nationwide Life")

                                The Mortgage Pool includes 9 Mortgage Loans, representing 8.3% of the Initial Pool Balance, that are being contributed by Nationwide Life.

                                Nationwide Life is a leading provider of life insurance and retirement savings products in the United States and is a wholly owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide"). Nationwide Life develops and sells a diverse range of products including individual annuities, private and public sector pension plans other investment products sold to institutions, life insurance and an advisory services program. Nationwide Life markets its products through a diverse distribution network, including independent broker/dealers, wirehouse and regional firms, financial institutions, pension plan administrators, life insurance specialists, certified public accounting firms and the following affiliated producers:
                                Nationwide Retirement Solutions, TBG Financial, Nationwide Provident agents and Nationwide agents.

                                Nationwide, as a whole, is one of the largest diversified financial and insurance services providers in the United States. Nationwide is a Fortune 500 organization with assets of approximately $147.9 billion (unaudited) as of December 31, 2003.

                                Nationwide's Real Estate Investment Department originated $2.7 billion in commercial mortgage loans in 2003 and has averaged over $1.8 billion in originations per year over the past five years. The Real Estate Investment Department originated all of the Nationwide Life mortgage loans in this transaction and currently manages over $10.5 billion of mortgage loans for Nationwide Life, its affiliates, and third party participants. Nationwide Life also is the Primary Servicer with respect to the Nationwide Life mortgage loans.

                                Nationwide Life's headquarters are in Columbus, Ohio, where the company was founded in 1929. Nationwide Life has financial strength ratings from A.M. Best "A+," Moody's "Aa3," and S&P "AA-."


                                Principal Commercial Funding, LLC

                                The Mortgage Pool includes 12 Mortgage Loans, representing 7.6% of the Initial Pool Balance, that are being contributed by Principal Commercial Funding, LLC.

                                Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Commercial Funding, LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801 Grand Avenue, Des Moines, Iowa 50392.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-IQ7


                                Teachers Insurance and Annuity Association of America ("TIAA")

                                The Mortgage Pool includes 5 Mortgage Loans, representing 6.3% of the Initial Pool Balance, that are being contributed by TIAA.

                                TIAA is a non-profit legal reserve life
                                insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA was established in 1918 by the Carnegie Foundation for the U.S. Advancement of Teaching. TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA currently holds top ratings from all four leading insurance company ratings agencies: A.M. Best Co., Fitch, Moody's, and S&P (these ratings of TIAA as an insurance company do not apply to the TIAA Real Estate Account).

                                The TIAA mortgage loans in this transaction were acquired by TIAA from GMAC Commercial Mortgage Corporation ("GMAC") pursuant to a program under which GMAC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, GMAC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by GMAC under loan documents prepared by counsel retained by GMAC and simultaneously assigned to and purchased by TIAA.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ7


IV.  COLLATERAL DESCRIPTION

TEN LARGEST LOANS


-------------------------------------------------------------------------------------------------------------------------------


        MORTGAGE                                                                                      CUT-OFF DATE
  NO.   LOAN SELLER   PROPERTY NAME                           CITY           STATE  PROPERTY TYPE          BALANCE  % OF POOL
-------------------------------------------------------------------------------------------------------------------------------
  1     MSMC          Beverly Center                          Los Angeles    CA     Retail             $61,000,000       7.1%
-------------------------------------------------------------------------------------------------------------------------------
  2     MSMC          111 Eighth Avenue                       New York       NY     Office             $60,000,000       7.0%
-------------------------------------------------------------------------------------------------------------------------------
  3     MSMC          Rockvale Square                         Lancaster      PA     Retail             $52,920,602       6.1%
-------------------------------------------------------------------------------------------------------------------------------
  4     MSMC          Alamo Quarry Market & Quarry Crossing   San Antonio    TX     Retail             $39,835,545       4.6%
-------------------------------------------------------------------------------------------------------------------------------
  5     Nationwide    San Marino Apartments                   Naples         FL     Multifamily        $26,820,819       3.1%
-------------------------------------------------------------------------------------------------------------------------------
  6     WaMu          315 Hudson St                           New York       NY     Office             $21,947,231       2.5%
-------------------------------------------------------------------------------------------------------------------------------
  7     MSMC          Long Beach Plaza                        Long Beach     NY     Retail             $21,812,622       2.5%
-------------------------------------------------------------------------------------------------------------------------------
  8     MSMC          Saugus Station Industrial Center        Santa Clarita  CA     Industrial         $20,007,129       2.3%
-------------------------------------------------------------------------------------------------------------------------------
  9     State Farm    Linden Place Office Building            Omaha          NE     Office             $18,000,737       2.1%
-------------------------------------------------------------------------------------------------------------------------------
  10    NCCB          Sadore Lane Gardens, Inc.               Yonkers        NY     Multifamily        $15,981,556       1.9%
-------------------------------------------------------------------------------------------------------------------------------
                      TOTALS/WEIGHTED AVERAGES                                                        $338,326,240      39.2%
-------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------

                                          CUT-OFF
          UNITS/   LOAN PER                  DATE  BALLOON
  NO.         SF    UNIT/SF        DSCR       LTV     LTV
-----------------------------------------------------------
  1      855,015       $358       2.25x     54.4%   47.4%
-----------------------------------------------------------
  2    2,941,646       $153       2.54x     56.3%   49.5%
-----------------------------------------------------------
  3      561,750        $94       1.73x     67.8%   52.3%
-----------------------------------------------------------
  4      583,723       $186       1.30x     76.4%   64.6%
-----------------------------------------------------------
  5          350    $76,631       1.51x     74.5%   63.1%
-----------------------------------------------------------
  6      434,438        $51       2.60x     41.3%   33.9%
-----------------------------------------------------------
  7       93,842       $232       1.35x     78.7%   65.9%
-----------------------------------------------------------
  8      973,121        $21       1.70x     61.0%   47.4%
-----------------------------------------------------------
  9      145,846       $123       1.50x     72.0%   50.2%
-----------------------------------------------------------
  10         778    $20,542       6.42x     16.5%   15.0%
-----------------------------------------------------------
                                  2.14X     61.3%   50.7%
-----------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ7


I. TOTAL POOL CHARACTERISTICS


CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
<= 2,500,000                   46          53,685,273       6.2
2,500,001 - 5,000,000          28         101,556,327      11.8
5,000,001 - 7,500,000          23         140,407,403      16.3
7,500,001 - 10,000,000         11          95,633,315      11.1
10,000,001 - 12,500,000         4          47,461,633       5.5
12,500,001 - 15,000,000         4          54,088,795       6.3
15,000,001 - 17,500,000         3          47,838,221       5.5
17,500,001 - 20,000,000         1          18,000,737       2.1
20,000,001 - 30,000,000         4          90,587,801      10.5
30,000,001 - 50,000,000         1          39,835,545       4.6
50,000,001 - 60,000,000         2         112,920,602      13.1
60,000,001 - 70,000,000         1          61,000,000       7.1
----------------------------------------------------------------

TOTAL:                        128        $863,015,652     100.0%
----------------------------------------------------------------
Min: $123,414       Max: $61,000,000       Average: $6,742,310
----------------------------------------------------------------


STATE
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGED    CUT-OFF DATE      % OF
                           PROPERTIES     BALANCE ($)      POOL
----------------------------------------------------------------
New York                       65         310,214,402      35.9
California-Southern            13         134,413,069      15.6
Pennsylvania                    3          58,691,379       6.8
Florida                         3          46,033,862       5.3
Texas                           2          45,028,156       5.2
Georgia                         4          26,472,065       3.1
Maryland                        3          24,667,233       2.9
New Jersey                      4          21,841,752       2.5
Nebraska                        2          20,850,737       2.4
Virginia                        3          20,077,106       2.3
Delaware                        2          18,734,977       2.2
Other                          24         135,990,914      15.8
-----------------------------------------------------------------

TOTAL:                        128        $863,015,652    100.0%
-----------------------------------------------------------------


PROPERTY TYPE
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGED    CUT-OFF DATE      % OF
                           PROPERTIES     BALANCE ($)      POOL
----------------------------------------------------------------
Retail                         39         399,073,271      46.2
Multifamily                    61         183,272,957      21.2
Office                         10         149,755,857      17.4
Mixed-Use                       8          73,643,076       8.5
Industrial                     10          57,270,491       6.6
----------------------------------------------------------------
TOTAL:                        128        $863,015,652     100.0%
----------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
4.501 - 5.000                   8          75,070,594       8.7
5.001 - 5.500                  39         378,134,783      43.8
5.501 - 6.000                  53         332,475,334      38.5
6.001 - 6.500                  17          50,140,879       5.8
6.501 - 7.000                   5          10,442,701       1.2
7.001 - 7.500                   4          12,559,526       1.5
7.501 - 8.000                   1           3,603,930       0.4
8.501 - 9.000                   1             587,905       0.1
----------------------------------------------------------------
TOTAL:                         128       $863,015,652     100.0%
----------------------------------------------------------------
Min: 4.560%              Max: 8.875%            Wtd Avg: 5.521%
----------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
1- 60                           1          14,175,329       1.6
61 - 120                      103         747,235,895      86.6
121 - 180                      13          63,649,756       7.4
181 - 240                      10          37,366,768       4.3
241 - 360                       1             587,905       0.1
----------------------------------------------------------------
TOTAL:                        128        $863,015,652     100.0%
----------------------------------------------------------------
Min: 60 mos.              Max: 360 mos.       Wtd Avg: 125 mos.
----------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
1 - 60                          2          14,763,243       1.7
61 - 120                      105         772,953,709      89.6
121 - 180                      13          45,195,553       5.2
181 - 240                       8          30,103,156       3.5
----------------------------------------------------------------
TOTAL:                        128        $863,015,652     100.0%
----------------------------------------------------------------
Min: 56 mos.            Max: 239 mos.        Wtd Avg: 120 mos.
----------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
IO                              4          11,100,000       1.3
1-120                           4           6,385,637       0.7
121 - 180                       8          20,510,477       2.4
181 - 240                      11          35,620,593       4.1
241 - 360                      76         722,910,158      83.8
361 >=                         25          66,488,787       7.7
----------------------------------------------------------------
TOTAL:                        128        $863,015,652     100.0%
----------------------------------------------------------------
Non Zero Min: 56 mos.  Max: 537 mos.  Non Zero Wtd Avg: 340 mos.
----------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
<= 10.0                        34          67,882,385       7.9
10.1 - 20.0                    13          32,989,640       3.8
20.1 - 30.0                     6          25,105,771       2.9
30.1 - 40.0                     8          33,482,079       3.9
40.1 - 50.0                     5          44,375,939       5.1
50.1 - 55.0                     7         104,903,066      12.2
55.1 - 60.0                     7          87,466,738      10.1
60.1 - 65.0                     8          57,784,451       6.7
65.1 - 70.0                    15         165,922,432      19.2
70.1 - 75.0                    19         153,910,143      17.8
75.1 - 80.0                     6          89,193,009      10.3
----------------------------------------------------------------
TOTAL:                        128        $863,015,652    100.0%
----------------------------------------------------------------
 Min: 0.9%                Max: 79.0%           Wtd Avg: 55.9%
----------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
 0.0 - 30.0                    67         182,657,731      21.2
 30.1 - 40.0                    6          53,462,358       6.2
 40.1 - 50.0                   13         198,759,461      23.0
 50.1 - 60.0                   22         214,078,003      24.8
 60.1 - 70.0                   20         214,058,100      24.8
----------------------------------------------------------------
TOTAL:                        128        $863,015,652     100.0%
----------------------------------------------------------------
Min: 0.0%                Max: 67.9%             Wtd Avg: 44.7%
----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------------
                             NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                             LOANS        BALANCE ($)      POOL
----------------------------------------------------------------
1.01 - 1.15                     2          13,088,935       1.5
1.16 - 1.25                     6          28,801,107       3.3
1.26 - 1.35                     6         104,533,512      12.1
1.36 - 1.50                    21         126,358,766      14.6
1.51 - 1.75                    17         175,988,463      20.4
1.76 - 2.00                    10          84,337,812       9.8
2.01 >=                        66         329,907,058      38.2
----------------------------------------------------------------
 TOTAL:                        128       $863,015,652     100.0%
----------------------------------------------------------------
Min: 1.06x                Max: 63.97x            Wtd Avg: 2.82x
----------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $818,786,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ7


PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)


--------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-04             MAY-05             MAY-06             MAY-07
--------------------------------------------------------------------------------------------------------
Locked Out                              97.01%             95.07%             92.41%             87.99%
Yield Maintenance Total                  2.92%              4.02%              6.70%             11.14%
Greater of YM and 1%                     2.92%              4.02%              6.70%             11.14%
Yield Maintenance                        0.00%              0.00%              0.00%              0.00%
Penalty Points:
                    5.00%                0.00%              0.00%              0.00%              0.00%
                    4.00%                0.00%              0.00%              0.00%              0.00%
                    3.00%                0.00%              0.85%              0.84%              0.00%
                    2.00%                0.00%              0.00%              0.00%              0.84%
                    1.00%                0.07%              0.06%              0.04%              0.03%
Penalty Points Total                     0.07%              0.90%              0.89%              0.87%
Open                                     0.00%              0.00%              0.00%              0.00%
--------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%            100.00%
--------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $863,015,652       $851,566,993       $839,013,034       $823,799,233
% Initial Pool Balance                 100.00%             98.67%             97.22%             95.46%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-08             MAY-09             MAY-10             MAY-11
--------------------------------------------------------------------------------------------------------
Locked Out                              87.85%             87.81%             87.49%             82.93%
Yield Maintenance Total                 11.30%             10.24%              9.30%             16.17%
Greater of YM and 1%                    11.30%             10.24%              9.30%             11.79%
Yield Maintenance                        0.00%              0.00%              0.00%              4.38%
Penalty Points:
                    5.00%                0.00%              0.00%              0.00%              0.00%
                    4.00%                0.00%              0.00%              0.00%              0.00%
                    3.00%                0.00%              0.00%              0.00%              0.00%
                    2.00%                0.84%              0.00%              0.00%              0.00%
                    1.00%                0.01%              0.85%              0.85%              0.90%
Penalty Points Total                     0.85%              0.85%              0.85%              0.90%
Open                                     0.00%              1.10%              2.37%              0.00%
--------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%            100.00%
--------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $807,790,219       $777,906,393       $752,078,326       $692,217,902
% Initial Pool Balance                  93.60%             90.14%             87.15%             80.21%
--------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)
(%)  (1) (2)


-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 MAY-12             MAY-13             MAY-14           MAY-15
-------------------------------------------------------------------------------------------------------
Locked Out                              81.98%             66.41%            49.80%            50.11%
Yield Maintenance Total                 16.08%             16.38%            50.20%            49.89%
Greater of YM and 1%                    11.65%             11.71%            50.20%            49.89%
Yield Maintenance                        4.43%              4.67%             0.00%             0.00%
Penalty Points:
                    5.00%                0.00%              0.00%             0.00%             0.00%
                    4.00%                0.00%              0.00%             0.00%             0.00%
                    3.00%                0.00%              0.00%             0.00%             0.00%
                    2.00%                1.05%              9.06%             0.00%             0.00%
                    1.00%                0.00%              0.44%             0.00%             0.00%
Penalty Points Total                     1.05%              9.49%             0.00%             0.00%
Open                                     0.89%              7.72%             0.00%             0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $674,204,811       $629,288,184       $46,185,921       $42,213,531
% Initial Pool Balance                  78.12%             72.92%             5.35%             4.89%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               MAY-16               MAY-17            MAY-18            MAY-19
-------------------------------------------------------------------------------------------------------
Locked Out                            38.86%               37.87%            36.24%            60.51%
Yield Maintenance Total               49.83%               50.15%            50.85%            21.08%
Greater of YM and 1%                  49.83%               50.15%            50.85%            20.44%
Yield Maintenance                      0.00%                0.00%             0.00%             0.63%
Penalty Points:
                    5.00%              0.00%                0.00%             0.00%            18.41%
                    4.00%              0.00%                0.00%             0.00%             0.00%
                    3.00%             11.30%                0.00%             0.00%             0.00%
                    2.00%              0.00%               11.98%             0.00%             0.00%
                    1.00%              0.00%                0.00%            12.79%             0.00%
Penalty Points Total                  11.30%               11.98%            12.79%            18.41%
Open                                   0.00%                0.00%             0.11%             0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                               100.00%              100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $38,273,021          $34,367,727       $30,475,676       $10,494,290
% Initial Pool Balance                 4.43%                3.98%             3.53%             1.22%
-------------------------------------------------------------------------------------------------------

Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANk.]

ABN AMRO                                             MORGAN STANLEY CAPITAL I TRUST                   Statement Date:   06/15/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     06/15/2004
135 S. LaSalle Street  Suite 1625                        SERIES 2004-IQ7                              Prior Payment:    N/A
Chicago, IL      60603                                                                                Next Payment:     07/15/2004
                                                                                                      Record Date:      05/31/2004
                                                    ABN AMRO ACCT: XXXXXX
Administrator:                                                                                        Analyst:
                                               REPORTING PACKAGE TABLE OF CONTENTS

------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------- -------------------------------------------------- ---------------------------------------
                                                                                    Page(s)
Issue Id:                     MOR04IQ7    REMIC Certificate Report                           Closing Date:               05/27/2004
Monthly Data File Name:                   Bond Interest Reconciliation                       First Payment Date:         06/15/2004
                  MOR04IQ7_YYYYMM_3.zip   Cash Reconciliation Summary                        Assumed Final Payment Date: 06/15/2034
----------------------------------------  15 Month Historical Loan Status Summary            ---------------------------------------
                                          15 Month Historical Payoff/Loss Summary
                                          Historical Collateral Level Prepayment Report
                                          Delinquent Loan Detail
                                          Mortgage Loan Characteristics
                                          Loan Level Detail
                                          Specially Serviced Report
                                          Modified Loan Detail
                                          Realized Loss Detail
                                          Appraisal Reduction Detail

                                          -------------------------------------------------

                --------------------------------------------------------------------------------------------------------
                                                         PARTIES TO THE TRANSACTION
                --------------------------------------------------------------------------------------------------------
                                                  DEPOSITOR: Morgan Stanley Capital I Inc.
                                               UNDERWRITER: Morgan Stanley & Co. Incorporated
                                             MASTER SERVICER: Wells Fargo Bank, N.A. / NCB, FSB
                               SPECIAL SERVICER: Midland Loan Services, Inc./National Consumer Cooperative Bank
                                        RATING AGENCY: Standard & Poor's Ratings Services/Fitch, Inc.

                 NCB, FSB will act as Master Servicer with respect to the NCB, FSB Morgtage Loans and NCCB Mortgage Loan.

          National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative loans.
                --------------------------------------------------------------------------------------------------------


                                     ------------------------------------------------------------------------
                                       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                     ------------------------------------------------------------------------
                                            LaSalle Web Site                          www.etrustee.net
                                            Servicer Website
                                            LaSalle Factor Line                       (800) 246-5761
                                     ------------------------------------------------------------------------

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.


ABN AMRO                                      MORGAN STANLEY CAPITAL I TRUST                          Statement Date:   06/15/2004
LaSalle Bank N.A.                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:     06/15/2004
                                                       SERIES 2004-IQ7                                Prior Payment:    N/A
WAC:                                                                                                  Next Payment:     07/15/2004
WA Life Term:                                                                                         Record Date:      05/31/2004
WA Amort Term:                                     ABN AMRO ACCT: XXXXXX
Current Index:
Next Index:                                       REMIC CERTIFICATE REPORT
-----------------------------------------------------------------------------------------------------------------------------------
          ORIGINAL        OPENING     PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE     PAYMENT(2)  ADJUSTMENT       RATE
CUSIP     Per 1,000       Per 1,000   Per 1,000     Per 1,000      Per 1,000     Per 1,000   Per 1,000    Per 1,000    Next Rate(3)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
          0.00            0.00        0.00          0.00           0.00          0.00         0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Total P&I            0.00
                                                                        -----------------------------

Notes: (1) N denotes notional balance      (2) Accrued Interest plus/minus Interest Adjustment minus Deferred       (3) Estimated
           not included in total               Interest equals Interest Payment

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                     BOND INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                                            Deductions                                 Additions
                                                 -------------------------------  ------------------------------------------------
             Accrual                  Accrued               Deferred &               Prior     Int Accrual     Prepay-      Other
        ---------------  Pass Thru  Certificate  Allocable  Accretion   Interest  Int. Short-   on prior        ment      Interest
Class    Method   Days     Rate       Interest     PPIS      Interest   Loss/Exp   falls Due   Shortfall(3)   Penalties  Proceeds(1)
------------------------------------------------------------------------------------------------------------------------------------























                          ----------------------------------------------------------------------------------------------------------
                              0.00      0.00      0.00      0.00      0.00                 0.00        0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                  Remaining
            Distributable      Interest      Current Period      Outstanding               Credit Support
             Certificate        Payment       (Shortfall)/         Interest         ---------------------------
Class        Interest(2)        Amount          Recovery          Shortfalls          Original      Current(4)
---------------------------------------------------------------------------------------------------------------























                                 -----------------------------------------------
                                 0.00                                   0.00
---------------------------------------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
     Distributable Interest of the bonds.
(2)  Accrued - Deductions + Additional Interest.
(3)  Where applicable.
(4)  Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
     (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                    CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------  -------------------------------------------  -------------------------------------------
          INTEREST SUMMARY                               PRINCIPAL SUMMARY                        SERVICING FEE SUMMARY
------------------------------------------  -------------------------------------------  -------------------------------------------
Current Scheduled Interest                  SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                      Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int            Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                 -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction            Scheduled Principal                          -------------------------------------------
Less Other Interest Not Advanced            -------------------------------------------  Total Servicing Fees
Less Other Adjustment                       UNSCHEDULED PRINCIPAL:                       -------------------------------------------
------------------------------------------  Curtailments
Total                                       Advanced Scheduled Principal
------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                       Repurchase Proceeds
------------------------------------------  Other Principal Proceeds
Prepayment Penalties                        -------------------------------------------
Yield Maintenance Penalties                 Total Unscheduled Principal
Other Interest Proceeds                     -------------------------------------------
------------------------------------------  Remittance Principal
Total                                       -------------------------------------------  -------------------------------------------
------------------------------------------  Remittance P&I Due Trust                                    PPIS SUMMARY
Less Fees Paid to Servicer                  -------------------------------------------  -------------------------------------------
Less Fee Strips Paid by Servicer            Remittance P&I Due Certs                     Gross PPIS
------------------------------------------  -------------------------------------------  Reduced by PPIE
LESS FEES & EXPENSES PAID BY/TO SERVICER                                                 Reduced by Shortfalls in Fees
------------------------------------------                                               Reduced by Other Amounts
Special Servicing Fees                                                                   -------------------------------------------
Workout Fees                                -------------------------------------------  PPIS Reducing Scheduled Interest
Liquidation Fees                                        POOL BALANCE SUMMARY             -------------------------------------------
Interest Due Serv on Advances               -------------------------------------------  PPIS Reducing Servicing Fee
Non Recoverable Advances                                              Balance    Count   -------------------------------------------
Misc. Fees & Expenses                       -------------------------------------------  PPIS Due Certificate
------------------------------------------  Beginning Pool                               -------------------------------------------
Plus Trustee Fees Paid by Servicer          Scheduled Principal
------------------------------------------  Unscheduled Principal
Total Unscheduled Fees & Expenses           Deferred Interest
------------------------------------------  Liquidations                                 -------------------------------------------
Total Interest Due Trust                    Repurchases                                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------  -------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST       Ending Pool                                                          Principal  Interest
------------------------------------------  -------------------------------------------  -------------------------------------------
Trustee Fee                                                                              Prior Outstanding
Fee Strips                                                                               Plus Current Period
Misc. Fees                                                                               Less Recovered
Interest Reserve Withholding                                                             Less Non Recovered
Plus Interest Reserve Deposit                                                            -------------------------------------------
------------------------------------------                                               Ending Outstanding
Total                                                                                    -------------------------------------------
------------------------------------------
Total Interest Due Certs
------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                    ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                    Delinquency Aging Categories                              Special Event Categories (1)
              -----------------------------------------------------------------------  ---------------------------------------------
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
              -----------------------------------------------------------------------  ---------------------------------------------
    Date         # Balance        # Balance         # Balance    # Balance  # Balance  #  Balance          # Balance      #  Balance
------------------------------------------------------------------------------------------------------------------------------------
  06/15/04

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(1)  Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                    ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

---------------------------------------------------------------------------------------------------------------------------
Distribution        Ending Pool (1)        Payoffs (2)        Penalties        Appraisal Reduct.(2)        Liquidations (2)
                  ---------------------------------------------------------------------------------------------------------
   Date               # Balance            # Balance          # Amount             # Balance                  # Balance
---------------------------------------------------------------------------------------------------------------------------
06/15/04
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distribution     Realized Losses (2)     Remaining Term      Curr Weighted Avg.
               -----------------------------------------------------------------
   Date               # Amount           Life     Amort.      Coupon    Remit
--------------------------------------------------------------------------------
06/15/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Percentage based on pool as of cutoff.
(2)  Percentage based on pool as of beginning of period.

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000   LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

------------------------------------------------------------------------------------------------------------------------------------
Disclosure    Payoff     Initial                     Payoff       Penalty      Prepayment      Maturity     Property      Geographic
Control #     Period     Balance         Type        Amount       Amount       Date            Date         Type          Location
------------------------------------------------------------------------------------------------------------------------------------


































------------------------------------------------------------------------------------------------------------------------------------
                         CURRENT                        0           0
                         CUMULATIVE
                                                 ---------------------------

05/05/2004 - 20:02 (MXXX-MXXX)    (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                       Paid               Outstanding  Out. Property                      Special
Disclosure             Thru  Current P&I      P&I        Protection        Advance        Servicer    Foreclosure  Bankruptcy   REO
Control #              Date  Advance      Advances**      Advances     Description (1) Transfer Date      Date         Date     Date
------------------------------------------------------------------------------------------------------------------------------------
































------------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period  1. P&I Advance - Loan delinquent 1  3. P&I Advance - Loan delinquent     7. P&I Advance
                                          month                               3 months or More                     (Foreclosure)
B. P&I Advance - Late Payment but      2. P&I Advance - Loan delinquent 2  4. Matured Balloon/Assumed           9. P&I Advance (REO)
   < 1 month delinq                       months                              Scheduled Payment
------------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advance

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000   LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                   MORTGAGE LOAN CHARACTERISTICS

                                         DISTRIBUTION OF PRINCIPAL BALANCES
---------------------------------------------------------------------------------------------------------------
Current Scheduled              # of          Scheduled         % of                  Weighted Average
                                                                          -------------------------------------
     Balances                 Loans           Balance         Balance         Term        Coupon        DSCR
---------------------------------------------------------------------------------------------------------------
















---------------------------------------------------------------------------------------------------------------
                                0                0             0.00%
---------------------------------------------------------------------------------------------------------------

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance


                              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
---------------------------------------------------------------------------------------------------------------
Fully Amortizing               # of          Scheduled         % of                   Weighted Average
                                                                            -----------------------------------
Mortgage Loans                 Loans          Balance         Balance            Term       Coupon       DSCR
---------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------
                                0                 0             0.00%
---------------------------------------------------------------------------------------------------------------

                                                          Minimum Remaining Term
                                                          Maximum Remaining Term


                                   DISTRIBUTION OF MORTGAGE INTEREST RATES
---------------------------------------------------------------------------------------------------------------
Current Mortgage          # of          Scheduled            % of                       Weighted Average
                                                                            -----------------------------------
 Interest Rate           Loans           Balance            Balance             Term        Coupon        DSCR
---------------------------------------------------------------------------------------------------------------









---------------------------------------------------------------------------------------------------------------
                          0                 0                 0.00%
---------------------------------------------------------------------------------------------------------------

 Minimum Mortgage Interest Rate          10.0000%
 Maximum Mortgage Interest Rate          10.0000%


                                  DISTRIBUTION OF REMAINING TERM (BALLOON)
---------------------------------------------------------------------------------------------------------------
          Balloon                  # of          Scheduled          % of               Weighted Average
                                                                                -------------------------------
      Mortgage Loans               Loans          Balance          Balance      Term       Coupon        DSCR
---------------------------------------------------------------------------------------------------------------
  0         to            60
  61        to            120
 121        to            180
 181        to            240
 241        to            360



---------------------------------------------------------------------------------------------------------------
                                 0                 0  0.00%
---------------------------------------------------------------------------------------------------------------

 Minimum Remaining Term          0
 Maximum Remaining Term          0

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                   MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF DSCR (CURRENT)                                        GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------    ----------------------------------------------------------------
 Debt Service     # of   Scheduled    % of                                                # of   Scheduled   % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR    Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

















                   0          0        0.00%
----------------------------------------------------------------
Maximum DSCR     0.000
Minimum DSCR     0.000


                    DISTRIBUTION OF DSCR (CUTOFF)
----------------------------------------------------------------
 Debt Service    # of     Scheduled    % of
Coverage Ratio   Loans     Balance    Balance  WAMM   WAC   DSCR
----------------------------------------------------------------









----------------------------------------------------------------    ----------------------------------------------------------------
                 0           0        0.00%                                                  0               0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

Maximum DSCR     0.00
Minimum DSCR     0.00

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                  MORTGAGE LOAN CHARACTERISTICS


                 DISTRIBUTION OF PROPERTY TYPES                                        DISTRIBUTION OF LOAN SEASONING
-------------------------------------------------------------------   --------------------------------------------------------------
                   # of    Scheduled     % of                                            # of   Scheduled    % of
Property Types     Loans    Balance     Balance  WAMM   WAC   DSCR     Number of Years   Loans   Balance   Balance   WAMM  WAC  DSCR
-------------------------------------------------------------------   --------------------------------------------------------------















-------------------------------------------------------------------   --------------------------------------------------------------
                     0           0        0.00%                                            0        0       0.00%
-------------------------------------------------------------------   --------------------------------------------------------------

                 DISTRIBUTION OF AMORTIZATION TYPE                                     DISTRIBUTION OF YEAR LOANS MATURING
-------------------------------------------------------------------   --------------------------------------------------------------
                   # of    Scheduled     % of                                           # of   Scheduled    % of
Amortization Type  Loans    Balance     Balance  WAMM   WAC   DSCR          Year        Loans   Balance    Balance   WAMM  WAC  DSCR
-------------------------------------------------------------------   --------------------------------------------------------------
                                                                            2003
                                                                            2004
                                                                            2005
                                                                            2006
                                                                            2007
                                                                            2008
                                                                            2009
                                                                            2010
                                                                            2011
                                                                            2012
                                                                            2013
                                                                       2014 & Longer
-------------------------------------------------------------------   --------------------------------------------------------------
                                                                                          0        0        0.00%
-------------------------------------------------------------------   --------------------------------------------------------------

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                         LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Operating                      Ending
Disclosure                 Property                                       Statement      Maturity       Principal       Note
Control #        Grp         Type         State       DSCR       NOI        Date           Date          Balance        Rate
------------------------------------------------------------------------------------------------------------------------------------











































------------------------------------------------------------------------------------------------------------------------------------
                                          W/Avg       0.00                0                                0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              Spec.                   Loan                       Prepayment
Disclosure        Scheduled        Mod.       Serv        ASER        Status         ---------------------------------
Control #            P&I           Flag       Flag        Flag        Code(1)        Amount        Penalty        Date
------------------------------------------------------------------------------------------------------------------------------------











































------------------------------------------------------------------------------------------------------------------------------------
                      0                                        0                     0
------------------------------------------------------------------------------------------------------------------------------------
*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv in Grace 1. P&I Adv -           3. P&I Adv - delinquent 5. Prepaid   7. Foreclosure  9. REO  11. Modification
               - Period            delinquent 1 month     3+ months               in Full
            B. P&I Adv - < one  2. P&I Adv -           4. Mat. Balloon/Assumed 6. Specially 8. Bankruptcy   10. DPO
               month delinq        delinquent 2 months    P&I                     Serviced
------------------------------------------------------------------------------------------------------------------------------------

05/05/2004 - 20:02 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

05/05/2004 - 20:02 (MXXX-MXXX)    (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

05/05/2004 - 20:02 (MXXX-MXXX)    (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

05/05/2004 - 20:02 (MXXX-MXXX)    (C) 2000 LaSalle Bank N.A.


ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

05/05/2004 - 20:02 (MXXX-MXXX)    (C) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                      Statement Date:   06/15/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     06/15/2004
                                                            SERIES 2004-IQ7                             Prior Payment:    N/A
                                                                                                        Next Payment:     07/15/2004
                                                                                                        Record Date:      05/31/2004
                                                       ABN AMRO ACCT: XXXXXX

                                                     APPRAISAL REDUCTION DETAIL

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                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

05/05/2004 - 20:02 (MXXX-MXXX)    (C) 2000 LaSalle Bank N.A.


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

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)  multifamily or commercial mortgage loans;

     2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3)  direct obligations of the United States or other governmental agencies;
         or

     4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o provide for the accrual of interest based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes in respect of distributions;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o   provide for sequential distributions of principal;

     o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-31 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                   The date of this Prospectus is May 11, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o   the timing of interest and principal payments;

     o   applicable interest rates;

     o   information about the trust fund's assets;

     o   information about any credit support or cash flow agreement;

     o   the rating for each class of certificates;

     o   information regarding the nature of any subordination;

     o any circumstance in which the trust fund may be subject to early termination;

     o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o   the aggregate principal amount of each class of certificates;

     o information regarding any master servicer, sub-servicer or special servicer; and

     o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Important Notice About Information Presented In This Prospectus And The
      Accompanying Prospectus Supplement.....................................II
Summary Of Prospectus.........................................................1
Risk Factors..................................................................9
Description Of The Trust Funds...............................................23
      Assets.................................................................23
      Mortgage Loans.........................................................23
      Mortgage Backed Securities.............................................28
      Government Securities..................................................29
      Accounts...............................................................29
      Credit Support.........................................................29
      Cash Flow Agreements...................................................30
Use Of Proceeds..............................................................30
Yield Considerations.........................................................30
      General................................................................30
      Pass-Through Rate......................................................30
      Timing of Payment of Interest..........................................31
      Payments of Principal; Prepayments.....................................31
      Prepayments--Maturity and Weighted Average Life........................32
      Other Factors Affecting Weighted Average Life..........................33
The Depositor................................................................33
Description Of The Certificates..............................................34
      General................................................................34
      Distributions..........................................................34
      Available Distribution Amount..........................................35
      Distributions of Interest on the Certificates..........................35
      Distributions of Principal of the Certificates.........................36
      Components.............................................................36
      Distributions on the Certificates of Prepayment Premiums or in
            Respect of Equity Participations.................................37
      Allocation of Losses and Shortfalls....................................37
      Advances in Respect of Delinquencies...................................37
      Reports to Certificateholders..........................................38
      Termination............................................................40
      Book-Entry Registration and Definitive Certificates....................41
Description Of The Agreements................................................42
      Assignment of Assets; Repurchases......................................42
      Representations and Warranties; Repurchases............................44
      Certificate Account and Other Collection Accounts......................45
      Collection and Other Servicing Procedures..............................48
      Subservicers...........................................................49
      Special Servicers......................................................50
      Realization Upon Defaulted Whole Loans.................................50
      Hazard Insurance Policies..............................................52
      Rental Interruption Insurance Policy...................................53
      Fidelity Bonds and Errors and Omissions Insurance......................54
      Due-on-Sale and Due-on-Encumbrance Provisions..........................54
      Retained Interest; Servicing Compensation and Payment of Expenses......54
      Evidence as to Compliance..............................................55
      Matters Regarding a Master Servicer and the Depositor..................55
      Events of Default......................................................56
      Rights Upon Event of Default...........................................57

      Amendment..............................................................57
      The Trustee............................................................58
      Duties of the Trustee..................................................58
      Matters Regarding the Trustee..........................................58
      Resignation and Removal of the Trustee.................................59
Description Of Credit Support................................................59
      General................................................................59
      Subordinate Certificates...............................................60
      Cross-Support Provisions...............................................60
      Insurance or Guarantees for the Whole Loans............................60
      Letter of Credit.......................................................61
      Insurance Policies and Surety Bonds....................................61
      Reserve Funds..........................................................61
      Credit Support for MBS.................................................62
Legal Aspects Of The Mortgage Loans And The Leases...........................62
      General................................................................62
      Types of Mortgage Instruments..........................................62
      Interest in Real Property..............................................63
      Leases and Rents.......................................................63
      Personalty.............................................................64
      Foreclosure............................................................64
      Bankruptcy Laws........................................................68
      Junior Mortgages; Rights of Senior Lenders or Beneficiaries............71
      Environmental Legislation..............................................72
      Due-on-Sale and Due-on-Encumbrance.....................................74
      Subordinate Financing..................................................75
      Default Interest, Prepayment Premiums and Prepayments..................75
      Acceleration on Default................................................75
      Applicability of Usury Laws............................................75
      Laws and Regulations; Types of Mortgaged Properties....................76
      Americans With Disabilities Act........................................76
      Soldiers' and Sailors' Civil Relief Act of 1940........................77
      Forfeitures in Drug and RICO Proceedings...............................77
Federal Income Tax Consequences..............................................77
      General................................................................77
      Grantor Trust Funds....................................................78
      REMICs.................................................................86
      Prohibited Transactions and Other Taxes...............................100
      Liquidation and Termination...........................................100
      Administrative Matters................................................101
      Tax-Exempt Investors..................................................101
      Residual Certificate Payments--Non-U.S. Persons.......................101
      Tax Related Restrictions on Transfers of REMIC Residual
            Certificates....................................................102
State Tax Considerations....................................................104
ERISA Considerations........................................................104
      General...............................................................104
      Prohibited Transactions...............................................105
      Review by Plan Fiduciaries............................................107
Legal Investment............................................................107
Plan Of Distribution........................................................109
Legal Matters...............................................................110
Financial Information.......................................................110
Rating......................................................................110
Incorporation Of Information By Reference...................................111
Glossary Of Terms...........................................................112

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN


TITLE OF CERTIFICATES...........   Mortgage Pass-Through Certificates, issuable
                                   in series.

MORTGAGE POOL...................   Each trust fund will consist primarily of one
                                   or more segregated pools of:

                                   (1)  multifamily or commercial mortgage
                                        loans;

                                   (2)  mortgage participations, mortgage
                                        pass-through certificates or
                                        mortgage-backed securities;

                                   (3)  direct obligations of the United States
                                        or other governmental agencies; or

                                   (4) any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                   as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                   Each trust fund for a series of certificates may also include:

                                   o    letters of credit, insurance policies,
                                        guarantees, reserve funds or other types of credit support; and

                                   o    currency or interest rate exchange
                                        agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER..........................   Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR.......................   Morgan Stanley Capital I Inc., a wholly-owned
                                   subsidiary of Morgan Stanley.

MASTER SERVICER.................   The master servicer, if any, for each series
                                   of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Capital
                                   I Inc.

SPECIAL SERVICER................   The special servicer, if any, for each series
                                   of certificates will be named, or the
                                   circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.........................   The trustee for each series of certificates
                                   will be named in the related prospectus
                                   supplement.

ORIGINATOR......................   The originator or originators of the mortgage
                                   loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan Stanley Capital I Inc. Morgan
                                   Stanley Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...........   Each series of certificates will represent in
                                   the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

     (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                   securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                   o multifamily or commercial mortgage loans or both;

                                   o    mortgage participations, mortgage
                                        pass-through certificates or other
                                        mortgage-backed securities evidencing
                                        interests in or secured by mortgage
                                        loans; or

                                   o    a combination of mortgage loans and
                                        mortgage backed securities.

                                   The mortgage loans will not be guaranteed or
                                   insured by:

                                   o    Morgan Stanley Capital I Inc. or any of
                                        its affiliates; or

                                   o    unless the prospectus supplement so
                                        provides, any governmental agency or
                                        instrumentality or other person.

                                   The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                   o    residential properties consisting of
                                        five or more rental or
                                        cooperatively-owned dwelling units; or

                                   o    office buildings, shopping centers,
                                        retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                                   Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                   o will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                                   o    will have individual principal balances
                                        at origination of at least $25,000;

                                   o    will have original terms to maturity of
                                        not more than 40 years; and

                                   o will be originated by persons other than Morgan Stanley Capital I Inc.

                                   Each mortgage loan may provide for the
                                   following payment terms:

                                   o    Each mortgage loan may provide for no
                                        accrual of interest or for accrual of
                                        interest at a fixed or adjustable rate
                                        or at a rate that may be converted from
                                        adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                   o    Each mortgage loan may provide for
                                        scheduled payments to maturity or
                                        payments that adjust from time to time
                                        to accommodate changes in the interest
                                        rate or to reflect the occurrence of
                                        certain events.

                                   o    Each mortgage loan may provide for
                                        negative amortization or accelerated
                                        amortization.

                                   o    Each mortgage loan may be fully
                                        amortizing or require a balloon payment
                                        due on the loan's stated maturity date.

                                   o    Each mortgage loan may contain
                                        prohibitions on prepayment or require
                                        payment of a premium or a yield
                                        maintenance penalty in connection with a prepayment.

                                   o    Each mortgage loan may provide for
                                        payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

     (B) GOVERNMENT SECURITIES..   If the related prospectus supplement so
                                   specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

     (C) COLLECTION ACCOUNTS....   Each trust fund will include one or more
                                   accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

     (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                   specifies, one or more classes of
                                   certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                   This protection may be provided by one or more of the following means:

                                   o    subordination of one or more other
                                        classes of certificates,

                                   o    letter of credit,

                                   o    insurance policy,

                                   o    guarantee,

                                   o    reserve fund or

                                   o    another type of credit support, or a
                                        combination thereof.

                                   The related prospectus supplement will
                                   describe the amount and types of credit
                                   support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

     (E) CASH FLOW AGREEMENTS...   If the related prospectus supplement so
                                   provides, the trust fund may include
                                   guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                   Agreements of this sort may include:

                                   o    interest rate exchange agreements,

                                   o    interest rate cap or floor agreements,

                                   o    currency exchange agreements or similar
                                        agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                   The related prospectus supplement will
                                   describe the principal terms of any
                                   guaranteed investment contract or other
                                   agreement and provide information with
                                   respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES...   Each series of certificates will have the
                                   following characteristics:

                                   o if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                   o if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                   o each series of certificates will include one or more classes of certificates;

                                   o    each series of certificates, including
                                        any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                   o each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                   o each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                   The related prospectus supplement will
                                   specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                   The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

     (A) INTEREST...............   Each class of certificates offered to you,
                                   other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement.
                                   Interest will be distributed to you as
                                   provided in the related prospectus
                                   supplement.

                                   Interest distributions:

                                   o on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                   o    may be reduced to the extent of certain
                                        delinquencies, losses, prepayment
                                        interest shortfalls, and other
                                        contingencies described in this
                                        prospectus and the related prospectus
                                        supplement.

     (B) PRINCIPAL...............  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                   Unless the prospectus supplement provides otherwise, distributions of principal:

                                   o    will be made on each distribution date
                                        to the holders of the class or classes
                                        of certificates entitled to principal
                                        distributions, until the principal
                                        balances of those certificates have been reduced to zero; and

                                   o    will be made on a pro rata basis among
                                        all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                   Stripped interest or interest-only
                                   certificates will not have a principal
                                   balance and will not receive distributions of principal.

ADVANCES........................   Unless the related prospectus supplement
                                   otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I
                                   Inc. nor any of its affiliates will have any responsibility to make those advances.

                                   The master servicer:

                                   o    will be reimbursed for advances from
                                        subsequent recoveries from the
                                        delinquent mortgage loan or from other
                                        sources, as described in this prospectus and the related prospectus supplement; and

                                   o    will be entitled to interest on
                                        advances, if specified in the related
                                        prospectus supplement.

                                   If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.....................   The related prospectus supplement may provide
                                   for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                   The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                   o optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                   o    termination through the solicitation of
                                        bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES....   If the related prospectus supplement so
                                   provides, one or more classes of the
                                   certificates being offered to you will
                                   initially be represented by one or more
                                   certificates registered in the name of Cede &
                                   Co., as the nominee of Depository Trust
                                   Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES..   The certificates of each series will
                                   constitute either:

                                   o regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under Sections 860A through 860G of the Internal Revenue Code; or

                                   o    interests in a trust treated as a
                                        grantor trust under applicable
                                        provisions of the Internal Revenue Code.

     (A) REMIC..................   The regular certificates of the REMIC
                                   generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                   A portion or, in certain cases, all of the income from REMIC residual certificates:

                                   o    may not be offset by any losses from
                                        other activities of the holder of those
                                        certificates;

                                   o    may be treated as unrelated business
                                        taxable income for holders of the
                                        residual certificates of the REMIC that
                                        are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

                                   o    may be subject to U.S. withholding tax.

                                   To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                   o    assets described in section
                                        7701(a)(19)(C) of the Internal Revenue
                                        Code; and

                                   o    "real estate assets" within the meaning
                                        of section 856(c)(5)(B) of the Internal
                                        Revenue Code.

     (B) GRANTOR TRUST..........   If no election is made to treat the trust
                                   fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                   Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS............   If you are subject to Title I of the Employee
                                   Retirement Income Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                   In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                   o    the transfer will not result in a
                                        violation of the prohibited transaction
                                        provisions of ERISA or the Internal
                                        Revenue Code;

                                   o    the transfer will not cause the assets
                                        of the trust fund to be deemed "plan
                                        assets" for purposes of ERISA or the
                                        Internal Revenue Code; and

                                   o the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT................   The related prospectus supplement will
                                   specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                   1984, as amended. If your investment
                                   activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

RATING..........................   At the date of issuance, each class of
                                   certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT FOR
YOU TO RESELL
YOUR CERTIFICATES

                                   Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                   o    there may not be a secondary market for
                                        the certificates;

                                   o    if a secondary market develops, we
                                        cannot assure you that it will continue
                                        or will provide you with the liquidity
                                        of investment you may have anticipated.
                                        Lack of liquidity could result in a
                                        substantial decrease in the market value of your certificates;

                                   o    the market value of your certificates
                                        will fluctuate with changes in interest
                                        rates;

                                   o    the secondary market for certificates
                                        backed by residential mortgages may be
                                        more liquid than the secondary market
                                        for certificates backed by multifamily
                                        and commercial mortgages so if your
                                        liquidity assumptions were based on the
                                        secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                   o    certificateholders have no redemption
                                        rights; and

                                   o    secondary market purchasers are limited
                                        to this prospectus, the related
                                        prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                   Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                       Unless the related prospectus supplement so
                                   specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                   Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                   Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source.
                                   Exceptions include:

                                   o    loan repurchase obligations in
                                        connection with a breach of certain of
                                        the representations and warranties; and

                                   o    advances on delinquent loans, to the
                                        extent the master servicer deems the
                                        advance will be recoverable.

                                   Because some of the representations and
                                   warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                   There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                   If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                       The yield on your certificates may be reduced
                                   by prepayments on the mortgage loans or
                                   mortgage backed securities because
                                   prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                   Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                   Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                   In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                   o    the terms of the mortgage loans;

                                   o    the length of any prepayment lockout
                                        period;

                                   o    the prevailing interest rates;

                                   o    the availability of mortgage credit;

                                   o the applicable yield maintenance charges or prepayment premiums;

                                   o    the servicer's ability to enforce those
                                        yield maintenance charges or prepayment
                                        premiums;

                                   o    the occurrence of casualties or natural
                                        disasters; and

                                   o    economic, demographic, tax, legal or
                                        other factors.

                                   There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                   Some of the certificates may be more
                                   sensitive to prepayments than other
                                   certificates and in certain cases, the
                                   certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE
NOT ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED          The yield on your certificates may be less
                                   than anticipated because the prepayment
                                   premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                   o    Some courts may consider the prepayment
                                        premium to be usurious.

                                   o    Even if the prepayment premium is
                                        enforceable, we cannot assure you that
                                        foreclosure proceeds will be sufficient
                                        to pay the prepayment premium.

                                   o    Although the collateral substitution
                                        provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                       As principal payments or prepayments are made
                                   on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                   o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                   o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                   o The ratings do not assess the likelihood of early optional termination of the certificates.

                                   Each rating agency rating classes of a
                                   particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                   o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                   o    We cannot assure you that the appraised
                                        value of any property securing a
                                        mortgage loan in a particular series
                                        will remain stable throughout the life
                                        of your certificate.

                                   o    We cannot assure you that the real
                                        estate market will not experience an
                                        overall decline in property values nor
                                        can we assure you that the outstanding
                                        balance of any mortgage loan in a
                                        particular series will always be less
                                        than the market value of the property
                                        securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE      If one or more rating agencies downgrade
                                   certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                  Repayment of a commercial or multifamily
                                   mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                   o    economic conditions causing plant
                                        closings or industry slowdowns;

                                   o an oversupply of available retail space, office space or multifamily housing; o changes in consumer tastes and preferences;

                                   o    decrease in consumer confidence;

                                   o    retroactive changes in building codes;

                                   o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                   o    the age, design, construction quality
                                        and proximity of competing properties;

                                   o    increases in operating expenses due to
                                        external factors such as increases in
                                        heating or electricity costs;

                                   o    increases in operating expenses due to
                                        maintenance or improvements required at
                                        the property;

                                   o    a decline in the financial condition of
                                        a major tenant;

                                   o    a decline in rental rates as leases are
                                        renewed or entered into with new
                                        tenants;

                                   o    the concentration of a particular
                                        business type in a building;

                                   o    the length of tenant leases;

                                   o    the creditworthiness of tenants; and

                                   o    the property's "operating leverage."

                                   Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                   If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                   It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                   Various factors may adversely affect the
                                   value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                   o    changes in governmental regulations,
                                        fiscal policy, zoning or tax laws;

                                   o    potential environmental legislation or
                                        liabilities or other legal liabilities;

                                   o    the availability of refinancing; and

                                   o    changes in interest rate levels or
                                        yields required by investors in income
                                        producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT              The successful operation of a real estate
                                   project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   o    responding to changes in the local
                                        market;

                                   o    planning and implementing the rental
                                        structure;

                                   o    operating the property and providing
                                        building services;

                                   o    managing operating expenses; and

                                   o    assuring that maintenance and capital
                                        improvements are carried out in a timely fashion.

                                   A good property manager, by controlling
                                   costs, providing appropriate service to
                                   tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                   Morgan Stanley Capital I Inc. makes no
                                   representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                  Assuming pools of equal aggregate unpaid
                                   principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED          Payments under the mortgage loans are
                                   generally not insured or guaranteed by any person or entity.

                                   In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES       Some of the mortgage loans may not be fully
                                   amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                   o    interest rates;

                                   o    the borrower's equity in the property;

                                   o    the financial condition and operating
                                        history of the borrower and the
                                        property;

                                   o    tax laws;

                                   o    renewability of operating licenses;

                                   o    prevailing economic conditions and the
                                        availability of credit for commercial
                                        and multifamily properties;

                                   o    with respect to certain multifamily
                                        properties and mobile home parks, rent
                                        control laws; and

                                   o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                     If the prospectus supplement so specifies,
                                   some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks
                                   Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                       If the related prospectus supplement so
                                   specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               The bankruptcy or insolvency of a major
                                   tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy
                                   Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                   The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               Under the Bankruptcy Code, the filing of a
                                   petition in bankruptcy by or against a
                                   borrower will stay the sale of the real
                                   property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property.
                                   Such an action would make the lender a
                                   general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                   o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                   o    reduce monthly payments due under a
                                        mortgage loan;

                                   o    change the rate of interest due on a
                                        mortgage loan; or

                                   o    otherwise alter the mortgage loan's
                                        repayment schedule.

                                   Moreover, the filing of a petition in
                                   bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                   Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                   As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               In general, the mortgage loans will be made
                                   to partnerships, corporations or other
                                   entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                  Although the prospectus supplement for a
                                   series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                   A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                   The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                   Regardless of the form of any credit
                                   enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                        To the extent described in this prospectus,
                                   the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                   The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                       The mortgage loans may contain due-on-sale
                                   clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                   If the related prospectus supplement so
                                   specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                  Real property pledged as security for a
                                   mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                   Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                   o    the mortgaged property is in compliance
                                        with applicable environmental laws, and
                                        there are no circumstances present at
                                        the mortgaged property for which
                                        investigation, testing, monitoring,
                                        containment, clean-up or remediation
                                        could be required under any federal,
                                        state or local law or regulation; or

                                   o    if the mortgaged property is not in
                                        compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                   See "Legal Aspects of the Mortgage Loans and
                                   Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES              Generally, ERISA applies to investments made
                                   by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                        Except as provided in the prospectus
                                   supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                   Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES      Under certain circumstances, the consent or
                                   approval of the holders of a specified
                                   percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series.
                                   See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               There may be pending or threatened legal
                                   proceedings against the borrowers and
                                   managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES               Under the Americans with Disabilities Act of
                                   1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE   If the prospectus supplement so provides, one
                                   or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                   o    your certificate will not be registered
                                        in your name or the name of your
                                        nominee;

                                   o    you will not be recognized by the
                                        trustee as a certificateholder; and

                                   o    you will be able to exercise your right
                                        as a certificateholder only through the
                                        Depository Trust Company and its
                                        participating organizations.

                                   You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates--Book-Entry Registration and
                                   Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o   multifamily mortgage loans, commercial mortgage loans or both;

     o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

     o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

     GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

     LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o   non-cash items such as depreciation and amortization;

     o   capital expenditures; and

     o   debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

     o the recent resale value of comparable properties at the date of the appraisal;

     o   the cost of replacing the property;

     o a projection of value based upon the property's projected net cash flow; or

     o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value;

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o more than one of the appraisal methods may be used and each may produce significantly different results; and

     o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

     LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o   the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the mortgaged properties are located;

     o information with respect to the prepayment provisions, if any, of the mortgage loans;

     o   the weighted average Retained Interest, if any;

     o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o have individual principal balances at origination of not less than $25,000;

     o   have original terms to maturity of not more than 40 years; and

     o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

     o the original and remaining term to stated maturity of the MBS, if applicable;

     o whether the MBS is entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

     o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

     o   the MBS issuer, MBS servicer and MBS trustee, as applicable;

     o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

     o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

     o   the servicing fees payable under the MBS Agreement;

     o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

     o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o   the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.


     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o   do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

         o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

         o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

         o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)    the amount of the distribution allocable to

            o  prepayment premiums and

            o  payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

            o  one scheduled payment is delinquent,

            o  two scheduled payments are delinquent,

            o  three or more scheduled payments are delinquent and

            o  foreclosure proceedings have been commenced;

     (8) with respect to each Whole Loan that is delinquent two or more months:

            o  the loan number thereof,

            o  the unpaid balance thereof,

            o  whether the delinquency is in respect of any balloon payment,

            o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

            o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

            o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

            o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

            o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

            o  the loan number thereof,

            o  the manner in which it was liquidated and

            o  the aggregate amount of liquidation proceeds received;

     (10)   with respect to any Whole Loan liquidated during the related Due
            Period,

            o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

            o  the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

            o  the loan number of the related mortgage loan and

            o  the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

            o  the book value,

            o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

            o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

            o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13)   with respect to any REO Property sold during the related Due Period

            o  the loan number of the related mortgage loan,

            o  the aggregate amount of sale proceeds,

            o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

            o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22)   the aggregate amount of payments by the borrowers of:

            o  default interest,

            o  late charges and

            o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

     o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

     o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

     o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

     o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

     o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

     o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

     o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

     o the existence of title insurance insuring the lien priority of the Whole Loan;

     o   the authority of the Warrantying Party to sell the Whole Loan;

     o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

     o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

     o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

      Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

     o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

     o   the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

     o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

     o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     DEPOSITS

     A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (5)    any amounts representing prepayment premiums;

     (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each Distribution Date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)    to reimburse a master servicer for any advances described in clause
            (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
            (3) above while these amounts remain outstanding and unreimbursed;

     (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

     (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

     o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

     o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

     o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

     o   supervising foreclosures;

     o inspecting and managing mortgaged properties under certain circumstances; and

     o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

     o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

     o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

     o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

     o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

     o   monitor any Whole Loan which is in default,

     o   contact the borrower concerning the default,

     o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

     o initiate corrective action in cooperation with the borrower if cure is likely,

     o   inspect the mortgaged property, and

     o   take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

     o   institute foreclosure proceedings,

     o   exercise any power of sale contained in any mortgage,

     o   obtain a deed in lieu of foreclosure, or

     o   otherwise acquire title to a mortgaged property securing the Whole
         Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

     o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

     o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

     o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

     o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

     o   the replacement cost of the improvements less physical depreciation and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

     o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

     o incurred in connection with any violation of any state or federal securities law; or

     o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

     o   exercise any of the powers vested in it by any Agreement;

     o   make any investigation of matters arising under any Agreement; or

     o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1) to cure any ambiguity;

     (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4) to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
         (1), without the consent of the holders of all certificates of that class; or

     (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

     o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

     o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

     o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1) the nature and amount of coverage under the Credit Support;

     (2) any conditions to payment thereunder not otherwise described in this prospectus;

     (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4) the material provisions relating to the Credit Support; and

     (5) information regarding the obligor under any instrument of Credit Support, including:

         o     a brief description of its principal business activities;

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

     o   purport to be complete;

     o   purport to reflect the laws of any particular state; or

     o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

     o a borrower--the borrower and usually the owner of the subject property, and

     o   a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

     o   a trustor--the equivalent of a mortgagor or borrower,

     o   a trustee to whom the mortgaged property is conveyed, and

     o   a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

     o   a tenant's interest in a lease of land or improvements, or both, and

     o   the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

     o   the Internal Revenue Service grants an REO Extension, or

     o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

     ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

     (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2) the right to cure those defaults, with adequate cure periods;

     (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

     BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

     o   assume the lease and retain it or assign it to a third party or

     o   reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

     o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

     o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame-- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

           JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

     o   to receive rents, hazard insurance and condemnation proceeds, and

     o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

     o   a diminution in value of property securing any mortgage loan;

     o   limitation on the ability to foreclose against the property; or

     o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

     o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

     o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

     o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

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SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

     o   the borrower may have difficulty servicing and repaying multiple loans;

     o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

     o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

     o for the interest rate, discount points and charges as are permitted in that state, or

     o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

     o 3% of the excess of adjusted gross income over the applicable amount and

     o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

     o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

     o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

     o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).


     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

     o   the total remaining market discount and

     o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     o   the total remaining market discount and

     o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

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     o   the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

     o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o   the grantor trust certificate is part of a straddle;

     o the grantor trust certificate is marketed or sold as producing capital gain; or

     o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

D. NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

     o   an owner that is not a U.S. Person or

     o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, there regulating will become final.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

     o   the broker determines that the seller is an exempt recipient or

     o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

     o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

     o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B); and

     o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

     o   "real estate assets" within the meaning of Code Section 856(c)(5)(B);

     o "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and

     o   whether the income on the certificates is interest described in Code
         Section 856(c)(3)(B).

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

     o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption-- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

     o   the interest is unconditionally payable at least annually;

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1) the total remaining market discount and

     (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

     For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1) the total remaining market discount and

     (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

     o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

         Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

     o   the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

     o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

     o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o   the broker determines that the seller is an exempt recipient, or

     o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

     o the income from the mortgage loans or MBS and the REMIC's other assets and

     o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o   all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

     o 3% of the excess of the individual's adjusted gross income over the applicable amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o   the disposition of a mortgage loan or MBS,

     o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

     o   the receipt of compensation for services, or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

     o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

     o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

     (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

     (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

     (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

     o a regulated investment company, real estate investment trust or common trust fund;

     o   a partnership, trust or estate; and

     o   certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

     o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
         (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

         (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

               o the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

               o the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

               o the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

         (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code
               Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

     GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

     o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

     (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

     o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

     o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

     o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

     o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

     o that the certificates constitute "certificates" for purposes of the Exemption and

     o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

     o are rated in one of the two highest rating categories by one or more Rating Agencies and

     o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o   non-cash items such as depreciation and amortization;

     o   capital expenditures; and

     o   debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

     A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     B.  applicable law; and

     C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

     o   Mortgage Loans

     o   MBS

     o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
         (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

     o   a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

     o   the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.



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